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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)






                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 29, 1999

                               $800,049,582.01

                       Mortgage Pass-Through Certificates
                                  Series 1999-9




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                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions....................................................1
Section 1.02  Acts of Holders...............................................52
Section 1.03  Effect of Headings and Table of Contents......................53
Section 1.04  Benefits of Agreement.........................................53


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans...................................1
Section 2.02  Acceptance by Trust Administrator..............................2
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller....................................................3
Section 2.04  Execution and Delivery of Certificates........................11
Section 2.05  Designation of Certificates; Designation of
               Startup Day and Latest Possible Maturity Date................11


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account............................................1
Section 3.02  Permitted Withdrawals from the Certificate Account.............2
Section 3.03  Advances by Master Servicer and Trust Administrator............4
Section 3.04  Trust Administrator to Cooperate;
               Release of Owner Mortgage Loan Files..........................5
Section 3.05  Reports to the Trustee and Trust Administrator;
               Annual Compliance Statements..................................7
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan..........................................................8
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions...........................8
Section 3.08  Oversight of Servicing.........................................9
Section 3.09  Termination and Substitution of Servicing Agreements..........12
Section 3.10  Application of Net Liquidation Proceeds.......................13
Section 3.11  1934 Act Reports..............................................13


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                       PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions..................................................1
Section 4.02  Allocation of Realized Losses.................................11
Section 4.03  Paying Agent..................................................14
Section 4.04  Statements to Certificateholders;
               Report to the Trust Administrator and the Seller.............15
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........19
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................19
Section 4.07  Determination of LIBOR........................................19


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates...............................................1
Section 5.02  Registration of Certificates...................................3
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..............7
Section 5.04  Persons Deemed Owners..........................................7
Section 5.05  Access to List of Certificateholders' Names and Addresses......7
Section 5.06  Maintenance of Office or Agency................................8
Section 5.07  Definitive Certificates........................................8
Section 5.08  Notices to Clearing Agency.....................................9


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer................1
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer......................................................1
Section 6.03  Limitation on Liability of the Seller,
               the Master Servicer and Others................................1
Section 6.04  Resignation of the Master Servicer.............................2
Section 6.05  Compensation to the Master Servicer............................2
Section 6.06  Assignment or Delegation of Duties by Master Servicer..........2
Section 6.07  Indemnification of Trustee, Trust Administrator
               and Seller by Master Servicer.................................3
Section 6.08  Master Servicer Covenants Concerning Year 2000 Compliance......3


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default..............................................1
Section 7.02  Other Remedies of Trustee......................................2
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default.....................3
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default.....................3
Section 7.05  Trust Administrator to Act; Appointment of Successor...........3
Section 7.06  Notification to Certificateholders.............................5


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator..................1
Section 8.02  Certain Matters Affecting the Trustee..........................2
Section 8.03  Neither Trustee nor Trust Administrator Required
               to Make Investigation.........................................3
Section 8.04  Neither Trustee nor Trust Administrator Liable
               for Certificates or Mortgage Loans............................3
Section 8.05  Trustee and Trust Administrator May Own Certificates...........3
Section 8.06  The Master Servicer to Pay Fees and Expenses...................4
Section 8.07  Eligibility Requirements.......................................4
Section 8.08  Resignation and Removal........................................4
Section 8.09  Successor......................................................5
Section 8.10  Merger or Consolidation........................................6
Section 8.11  Authenticating Agent...........................................6
Section 8.12  Separate Trustees and Co-Trustees..............................7
Section 8.13  Appointment of Custodians......................................9
Section 8.14  Tax Matters; Compliance with REMIC Provisions..................9
Section 8.15  Monthly Advances..............................................12
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance.............12
Section 8.17  Trust Administrator Covenants Concerning Year 2000
               Compliance...................................................12


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans...................1
Section 9.02  Additional Termination Requirements............................3


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment......................................................1
Section 10.02 Recordation of Agreement.......................................3
Section 10.03 Limitation on Rights of Certificateholders.....................3
Section 10.04 Governing Law; Jurisdiction....................................4
Section 10.05 Notices........................................................4
Section 10.06 Severability of Provisions.....................................4
Section 10.07 Special Notices to Rating Agencies.............................4
Section 10.08 Covenant of Seller.............................................5
Section 10.09 Recharacterization.............................................5


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate................................1
Section 11.02 Cut-Off Date...................................................1
Section 11.03 Cut-Off Date Aggregate Principal Balance.......................1
Section 11.04 Original Class A Percentage....................................1
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates..................................................1
Section 11.06 Original Class A-8 Notional Amount.............................2
Section 11.07 Original Class A Non-PO Principal Balance......................2
Section 11.08 Original Subordinated Percentage...............................2
Section 11.09 Original Class B-1 Percentage..................................2
Section 11.10 Original Class B-2 Percentage..................................2
Section 11.11 Original Class B-3 Percentage..................................2
Section 11.12 Original Class B-4 Percentage..................................2
Section 11.13 Original Class B-5 Percentage..................................2
Section 11.14 Original Class B-6 Percentage..................................2
Section 11.15 Original Class B Principal Balance.............................2
Section 11.16 Original Principal Balances of the Classes of Class B
               Certificates..................................................3
Section 11.17 Original Class B-1 Fractional Interest.........................3
Section 11.18 Original Class B-2 Fractional Interest.........................3
Section 11.19 Original Class B-3 Fractional Interest.........................3
Section 11.20 Original Class B-4 Fractional Interest.........................3
Section 11.21 Original Class B-5 Fractional Interest.........................3
Section 11.22 Closing Date...................................................3
Section 11.23 Right to Purchase..............................................3
Section 11.24 Wire Transfer Eligibility......................................3
Section 11.25 Single Certificate.............................................4
Section 11.26 Servicing Fee Rate.............................................4
Section 11.27 Master Servicing Fee Rate......................................4

                                    EXHIBITS

EXHIBIT A-1       -     Form of Face of Class A-1 Certificate
EXHIBIT A-2       -     Form of Face of Class A-2 Certificate
EXHIBIT A-3       -     Form of Face of Class A-3 Certificate
EXHIBIT A-4       -     Form of Face of Class A-4 Certificate
EXHIBIT A-5       -     Form of Face of Class A-5 Certificate
EXHIBIT A-6       -     Form of Face of Class A-6 Certificate
EXHIBIT A-7       -     Form of Face of Class A-7 Certificate
EXHIBIT A-8       -     Form of Face of Class A-8 Certificate
EXHIBIT A-9       -     Form of Face of Class A-9 Certificate
EXHIBIT A-10      -     Form of Face of Class A-10 Certificate
EXHIBIT A-11      -     Form of Face of Class A-11 Certificate
EXHIBIT A-12      -     Form of Face of Class A-12 Certificate
EXHIBIT A-13      -     Form of Face of Class A-13 Certificate
EXHIBIT A-14      -     Form of Face of Class A-14 Certificate
EXHIBIT A-15      -     Form of Face of Class A-15 Certificate
EXHIBIT A-16      -     Form of Face of Class A-16 Certificate
EXHIBIT A-17      -     Form of Face of Class A-17 Certificate
EXHIBIT A-18      -     Form of Face of Class A-18 Certificate
EXHIBIT A-19      -     Form of Face of Class A-19 Certificate
EXHIBIT A-20      -     Form of Face of Class A-20 Certificate
EXHIBIT A-21      -     Form of Face of Class A-21 Certificate
EXHIBIT A-22      -     Form of Face of Class A-22 Certificate
EXHIBIT A-23      -     Form of Face of Class A-23 Certificate
EXHIBIT A-24      -     Form of Face of Class A-24 Certificate
EXHIBIT A-25      -     Form of Face of Class A-25 Certificate
EXHIBIT A-26      -     Form of Face of Class A-26 Certificate
EXHIBIT A-27      -     Form of Face of Class A-27 Certificate
EXHIBIT A-28      -     Form of Face of Class A-28 Certificate
EXHIBIT A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT A-R       -     Form of Face of Class A-R Certificate
EXHIBIT A-LR      -     Form of Face of Class A-LR Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 1999-9 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1       -     Schedule  of  Mortgage   Loans   Serviced  by  Norwest
                        Mortgage
EXHIBIT F-2       -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit   Pursuant  to  Section  860E(e)(4)  of  the
                        Internal  Revenue  Code of 1986,  as amended,  and for
                        Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's  Letter  (Class  [A-PO][B-4]  [B-5] [B-6]
                        Certificates)
EXHIBIT K         -     Transferee's   Letter   (Class   [B-1]   [B-2]   [B-3]
                        Certificates)
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement

This Pooling and Servicing Agreement, dated as of March 29, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:


                                   ARTICLE I

     DEFINITIONS

     Section 1.01 DEFINITIONS.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

ADDITIONAL COLLATERAL: As defined in the MLCC Servicing Agreement.

ADDITIONAL  COLLATERAL  MORTGAGE  LOANS:  As  defined  in the  MLCC  Servicing
Agreement.

ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

AGREEMENT:   This  Pooling  and  Servicing  Agreement  and  all  amendments  and supplements hereto.

APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

AUTHENTICATING   AGENT:  Any   authenticating   agent  appointed  by  the  Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

AVAILABLE MASTER SERVICER COMPENSATION:  As to any Distribution Date, the sum of
(a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $194,841.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

BOOK-ENTRY  CERTIFICATE:  Any  one of the  Class  A-1  Certificates,  Class  A-2
Certificates, Class A-3 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-9 Certificates, Class A-10
Certificates,  Class  A-11  Certificates,  Class A-12  Certificates,  Class A-13
Certificates,  Class  A-14  Certificates,  Class A-15  Certificates,  Class A-16
Certificates,  Class  A-17  Certificates,  Class A-18  Certificates,  Class A-19
Certificates,  Class  A-20  Certificates,  Class A-21  Certificates,  Class A-22
Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-27 Certificates and Class A-28 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

CERTIFICATE: Any one of the Class A Certificates or Class B Certificates.

CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to
Section 3.01. The Certificate Account shall be an Eligible Account.

CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

CLASS  A  CERTIFICATE:  Any  one  of  the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates,  Class  A-18  Certificates,  Class A-19  Certificates,  Class A-20
Certificates,  Class  A-21  Certificates,  Class A-22  Certificates,  Class A-23
Certificates,  Class  A-24  Certificates,  Class A-25  Certificates,  Class A-26
Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

CLASS A CERTIFICATEHOLDER: The registered holder of a Class A Certificate.

CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-4, Class A-8, Class A-26 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-8 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-4 and Class A-26 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of
Section 4.01(a)(i).

CLASS A INTEREST SHORTFALL DISTRIBUTION: As to any Distribution Date and Class of Class A Certificates, the amount distributed in respect of such Class pursuant to Paragraph second of Section 4.01(a)(i).

CLASS A INTEREST SHORTFALL PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Class A Non- PO Principal Balance.

CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

      (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

      (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

CLASS A PASS-THROUGH RATE: As to the Class A-1, Class A-2, Class A-5, Class A-6, Class A-7, Class A-8, Class A-10, Class A-19, Class A-27, Class A-28, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-3 Certificates, 6.250% per annum. As to the Class A-9 Certificates, 6.375% per annum. As to the Class A-11 Certificates, 7.250% per annum. As to the Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17 and Class A-18 Certificates, 6.750% per annum. As to the Class A-20, Class A-21, Class A-22 and Class A-23 Certificates, 7.000% per annum. As to the Class A-24
Certificates, the Class A-24 Pass-Through Rate. As to the Class A-25 Certificates, the Class A-25 Pass-Through Rate. The Class A-4, Class A-26 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in March 2004, 100%. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2004 and March 2005 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2006 and March 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2007 and March 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after April 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-9 Certificates, Class A-10
Certificates,  Class  A-11  Certificates,  Class A-12  Certificates,  Class A-13
Certificates,  Class  A-14  Certificates,  Class A-15  Certificates,  Class A-16
Certificates,  Class  A-17  Certificates,  Class A-18  Certificates,  Class A-19
Certificates,  Class  A-20  Certificates,  Class A-21  Certificates,  Class A-22
Certificates,  Class  A-23  Certificates,  Class A-24  Certificates,  Class A-25
Certificates, Class A-26 Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

CLASS A-1 CERTIFICATEHOLDER: The registered holder of a CLASS A-1 Certificate.

CLASS A-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

CLASS A-2 CERTIFICATEHOLDER: The registered holder of a Class A-2 Certificate.

CLASS A-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

CLASS A-3 CERTIFICATEHOLDER: The registered holder of a Class A-3 Certificate.

CLASS A-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

CLASS A-4 CERTIFICATEHOLDER: The registered holder of a Class A-4 Certificate.

CLASS A-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

CLASS A-5 CERTIFICATEHOLDER: The registered holder of a Class A-5 Certificate.

CLASS A-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

CLASS A-6 CERTIFICATEHOLDER: The registered holder of a Class A-6 Certificate.

CLASS A-7 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

CLASS A-7 CERTIFICATEHOLDER: The registered holder of a Class A-7 Certificate.

CLASS A-8 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

CLASS A-8 CERTIFICATEHOLDER: The registered holder of a Class A-8 Certificate.

CLASS A-8 INTEREST ACCRUAL AMOUNT: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-8 Certificates and (B) the Class A-8 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-8 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

CLASS A-8 NOTIONAL AMOUNT: As to any Distribution Date, an amount equal to 3.8461538462% of the Principal Balance of the Class A-3 Certificates.

CLASS A-9 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

CLASS A-9 CERTIFICATEHOLDER: The registered holder of a Class A-9 Certificate.

CLASS A-10 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

CLASS  A-10   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-10
Certificate.

CLASS A-11 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

CLASS A-11 CERTIFICATEHOLDER: The registered holder of a Class A-11 Certificate.

CLASS A-12 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

CLASS A-12 CERTIFICATEHOLDER: The registered holder of a Class A-12 Certificate.

CLASS A-13 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

CLASS A-13 CERTIFICATEHOLDER: The registered holder of a Class A-13 Certificate.

CLASS A-14 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

CLASS A-14 CERTIFICATEHOLDER: The registered holder of a Class A-14 Certificate.

CLASS A-15 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

CLASS A-15 CERTIFICATEHOLDER: The registered holder of a Class A-15 Certificate.

CLASS A-16 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

CLASS A-16 CERTIFICATEHOLDER: The registered holder of a Class A-16 Certificate.

CLASS A-17 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

CLASS A-17 CERTIFICATEHOLDER: The registered holder of a Class A-17 Certificate.

CLASS A-18 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

CLASS A-18 CERTIFICATEHOLDER: The registered holder of a Class A-18 Certificate.

CLASS A-19 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

CLASS A-19 CERTIFICATEHOLDER: The registered holder of a Class A-19 Certificate.

CLASS A-20 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

CLASS A-20 CERTIFICATEHOLDER: The registered holder of a Class A-20 Certificate.

CLASS A-21 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-21 and Exhibit C hereto.

CLASS A-21 CERTIFICATEHOLDER: The registered holder of a Class A-21 Certificate.

CLASS A-22 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-22 and Exhibit C hereto.

CLASS A-22 CERTIFICATEHOLDER: The registered holder of a Class A-22 Certificate.

CLASS A-23 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-23 and Exhibit C hereto.

CLASS A-23 CERTIFICATEHOLDER: The registered holder of a Class A-23 Certificate.

CLASS A-24 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-24 and Exhibit C hereto.

CLASS A-24 CERTIFICATEHOLDER: The registered holder of a Class A-24 Certificate.

CLASS A-24 PASS-THROUGH RATE: With respect to the Distribution Date occurring in April 1999, 5.835% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate
Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 0.900% plus LIBOR subject to a minimum rate of 0.900% and a maximum rate of 8.500%.

CLASS A-25 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-25 and Exhibit C hereto.

CLASS A-25 CERTIFICATEHOLDER: The registered holder of a Class A-25 Certificate.

CLASS A-25 PASS-THROUGH RATE: With respect to the Distribution Date occurring in April 1999, 10.2792849% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 29.3142804% minus the product of 3.85714194 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 29.3142804%

CLASS A-26 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-26 and Exhibit C hereto.

CLASS A-26 CERTIFICATEHOLDER: The registered holder of a Class A-26 Certificate.

CLASS A-27 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-27 and Exhibit C hereto.

CLASS A-27 CERTIFICATEHOLDER: The registered holder of a Class A-27 Certificate.

CLASS A-28 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-28 and Exhibit C hereto.

CLASS A-28 CERTIFICATEHOLDER: The registered holder of a Class A-28 Certificate.

CLASS A-L1 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L3 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L4 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L9 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L11 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L12 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L20 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L24 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-LPO INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-LR CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

CLASS  A-LR   CERTIFICATEHOLDER:   The  registered  holder  of  the  Class  A-LR
Certificate.

CLASS A-LUR INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

CLASS A-PO CERTIFICATEHOLDER: The registered holder of a Class A-PO Certificate.

CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
      2.02 or 2.03;

      (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A-R CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

CLASS A-R CERTIFICATEHOLDER: The registered holder of the Class A-R Certificate.

CLASS  B  CERTIFICATE:  Any  one  of  the  Class  B-1  Certificates,  Class  B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

CLASS B CERTIFICATEHOLDER: The registered holder of a Class B Certificate.

CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS B  INTEREST  SHORTFALL  AMOUNT:  Any of the Class B-1  Interest  Shortfall
Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS B OPTIMAL PRINCIPAL AMOUNT: Any of the Class B-1, Class B-2 , Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

CLASS B PASS-THROUGH RATE: As to any Distribution Date, 6.500% per annum.

CLASS B PERCENTAGE: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

CLASS  B  UNPAID  INTEREST  SHORTFALL:  Any of the  Class  B-1  Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

CLASS B-1 CERTIFICATEHOLDER: The registered holder of a Class B-1 Certificate.

CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)

CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of
Section 4.01(a)(i).

CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

CLASS B-2 CERTIFICATEHOLDER: The registered holder of a Class B-2 Certificate.

CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of
Section 4.01(a)(i).

CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

CLASS B-3 CERTIFICATEHOLDER: The registered holder of a Class B-3 Certificate.

CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of
Section 4.01(a)(i).

CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

CLASS B-4 CERTIFICATEHOLDER: The registered holder of a Class B-4 Certificate.

CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of
Section 4.01(a)(i).

CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

CLASS B-5 CERTIFICATEHOLDER: The registered holder of a Class B-5 Certificate.

CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of
Section 4.01(a)(i).

CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

CLASS B-6 CERTIFICATEHOLDER: The registered holder of a Class B-6 Certificate.

CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of
Section 4.01(a)(i).

CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

CLASS B-L1 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L2 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L3 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L4 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L5 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L6 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLEARING AGENCY:  An organization  registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

CLEARING AGENCY INDIRECT PARTICIPANT: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

CLOSING DATE: The date of initial issuance of the Certificates,  as set forth in
Section 11.21.

CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

CO-OP SHARES: Shares issued by private non-profit housing corporations.

CORPORATE TRUST OFFICE: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

CORRESPONDING UPPER-TIER CLASS OR CLASSES: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

      UNCERTIFICATED LOWER-TIER
      INTEREST                        CORRESPONDING UPPER-TIER CLASS OR CLASSES
      -------------------------       -----------------------------------------

      Class A-L1 Interest             Class A-1 Certificates, Class A-2
                                      Certificates, Class A-5 Certificates,
                                      Class A-6 Certificates, Class A-7
                                      Certificates Class A-10 Certificates,
                                      Class A-19 Certificates, Class A-27
                                      Certificates and Class A-28 Certificates.

      Class A-L3 Interest,            Class A-3 Certificates and Class A-8
                                      Certificates

      Class A-L4 Interest,            Class A-4 Certificates and Class A-26
                                      Certificates

      Class A-L9 Interest             Class A-9 Certificates

      Class A-L11 Interest            Class A-11 Certificates

      Class A-L12 Interest            Class A-12 Certificates, Class A-13
                                      Certificates, Class A-14 Certificates,
                                      Class A-15 Certificates, Class A-16
                                      Certificates, Class A-17 Certificates and
                                      Class A-18 Certificates

      Class A-L20 Interest            Class A-20 Certificates, Class A-21
                                      Certificates, Class A-22 Certificates and
                                      Class A-23 Certificates

      Class A-L24 Interest            Class A-24 Certificates and Class A-25
                                      Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates


CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of
Section 4.01(a)(i) on such Distribution Date.

CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

CUSTODIAN: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off
Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

DEFINITIVE CERTIFICATES: As defined in Section 5.01(b).

DENOMINATION: The amount, if any, specified on the face of each Certificate (other than the Class A-8 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-8 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-8 Notional Amount.

DETERMINATION DATE: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

      (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

      (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

      (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

      (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

      (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA PROHIBITED HOLDER: As defined in Section 5.02(d).

ERRORS AND OMISSIONS Policy: As defined in each of the Servicing Agreements.

EVENT OF DEFAULT: Any of the events specified in Section 7.01.

EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

FIDELITY BOND: As defined in each of the Servicing Agreements.

FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is April 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

FITCH: Fitch IBCA, Inc., or its successors in interest.

FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

FNMA: Fannie Mae or any successor thereto.

FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $16,000,991.64 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

HOLDER: See "Certificateholder."

INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-4, Class A-8, Class A-26 and Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-8 Certificates, the Class A-8 Interest Accrual Amount. The Class A-4, Class A-26 and Class A-PO Certificates have no Interest Accrual Amount.

As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month Eurodollar deposits, as determined by the Trust Administrator on the related Rate Determination Date in accordance with
Section 4.07.

LIBOR BUSINESS DAY: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

LIBOR CERTIFICATES: Any of the Class A-24 and Class A-25 Certificates.

LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

LOWER-TIER DISTRIBUTION AMOUNT: As defined in Section 4.01(a).

LOWER-TIER REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

MASTER SERVICING FEE RATE: As set forth in Section 11.26.

MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first
Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

MONTH END INTEREST: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

MORTGAGE 100SM PLEDGE AGREEMENT: As defined in the MLCC Servicing Agreement.

MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or
2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

     (i)       the Mortgage Loan identifying number;

     (ii)      the city, state and zip code of the Mortgaged Property;

     (iii)     the type of property;

     (iv)      the Mortgage Interest Rate;

     (v)       the Net Mortgage Interest Rate;

     (vi)      the Monthly Payment;

     (vii)     the original number of months to maturity;

     (viii)    the scheduled maturity date;

     (ix)      the Cut-Off Date Principal Balance;

     (x)       the Loan-to-Value Ratio at origination;

     (xi)      whether such Mortgage Loan is a Subsidy Loan;

     (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

     (xiii)    the Servicing Fee Rate;

     (xiv)     the Master Servicing Fee;

     (xv)      Fixed Retained Yield, if applicable; and

     (xvi) for each Exhibit F-2 Mortgage Loan, the name of the Servicer with respect thereto.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

MORTGAGOR: The obligor on a Mortgage Note.

NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

NET MORTGAGE  INTEREST RATE: With respect to each Mortgage Loan, a rate equal to
(i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

NON-PERMITTED FOREIGN HOLDER: As defined in Section 5.02(d).

NON-PO  FRACTION:  With respect to any Mortgage Loan, the lesser of (i) 1.00 and
(ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

NON-U.S. PERSON: As defined in Section 4.01(g).

NORWEST MORTGAGE: Norwest Mortgage, Inc., or its successor in interest.

NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by Norwest Mortgage.

OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

ORIGINAL CLASS A-8 NOTIONAL AMOUNT: The Original Class A-8 Notional Amount, as set forth in Section 11.05(a).

ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.14.

ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

OTHER SERVICER: Any of the Servicers other than Norwest Mortgage.

OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

OWNER MORTGAGE LOAN FILE: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

PARENT POWER(Registered) GUARANTY AGREEMENT FOR REAL ESTATE: As defined in the MLCC Servicing Agreement.

PARENT  POWER(Registered)  GUARANTY AND SECURITY AGREEMENT FOR SECURITY ACCOUNT:
As defined in the MLCC Servicing Agreement.

PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

PAYING AGENT: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

PAYMENT ACCOUNT: The account maintained pursuant to Section 4.03(b).

PERCENTAGE INTEREST: With respect to a Class A Certificate (other than Class A-8 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-8 Certificate, the undivided percentage interest obtained by dividing the Original Class A-8 Notional Amount evidenced by such Certificate by the Original Class A-8 Notional Amount of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLAN: As defined in Section 5.02(c).

PO FRACTION:  With respect to any Discount Mortgage Loan, the difference between
1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of
(i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing
Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Net Foreclosure Profits;

            (k)   Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

PREMIUM MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of 6.500% or greater.

PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution Date) through the last day of the month prior to the month of such Distribution Date.

PREPAYMENT SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                    Prepayment Shift Percentage
April 1999 through March 2004..................   0%
April 2004 through March 2005..................   30%
April 2005 through March 2006..................   40%
April 2006 through March 2007..................   60%
April 2007 through March 2008..................   80%
April 2008 and thereafter......................   100%

PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-8 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-8 and Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause
(A) of Section 4.01(a)(i) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

PRIOR MONTH RECEIPT PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

PRIORITY AMOUNT: For any Distribution Date, the lesser of (i) the sum of the Principal Balances of the Class A-3 and A-7 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled
Principal Amount.

PRIORITY PERCENTAGE: The (i) sum of the Principal Balances of the Class A-3 and Class A-7 Certificates, divided (ii) the Pool Balance (Non-PO Portion).

PROHIBITED TRANSACTION TAX: Any tax imposed under Section 860F of the Code.

PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

RATE DETERMINATION DATE: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the month preceding the month in which such Distribution Date occurs.

RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The
Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

Relevant Anniversary: See "Bankruptcy Loss Amount."

REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

REMITTANCE DATE: As defined in each of the Servicing Agreements.

REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

RESPONSIBLE  OFFICER:  When  used  with  respect  to the  Trustee  or the  Trust
Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

S&P: Standard & Poor's, or its successor in interest.

SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

SELLER: Norwest Asset Securities Corporation, or its successor in interest.

SENIOR  OPTIMAL  AMOUNT:  As  to  any  Distribution   Date,  the  sum  for  such
Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

SERVICER MORTGAGE LOAN FILE: As defined in each of the Servicing Agreements.

SERVICERS: Each of Norwest Mortgage, Inc., Bank United, First Union Mortgage Corporation, Marine Midland Mortgage Corporation, Countrywide Home Loans, Inc., SunTrust Mortgage, Inc., Merrill Lynch Credit Corporation, National City Mortgage Company, FT Mortgage Companies, Home Savings of America, FSB, NOVUS Financial Corporation, Hibernia National Bank, Farmers State Bank & Trust Company of Superior, The Huntington Mortgage Company, HomeSide Lending, Cascade Bank, GMAC Mortgage Corporation, Bank of Oklahoma, N.A., Star Bank and Columbia Equities, Ltd. as Servicer under the related Servicing Agreement.

SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.25.

SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                           SHIFT PERCENTAGE
------------------------------                           ----------------

April 1999 through March 2004..................                 0%
April 2004 and ................................               100%


SIMILAR LAW: As defined in Section 5.02(c).

SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $11,064,577.21 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

STARTUP DAY: As defined in Section 2.05.

SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

SUBSTITUTE MORTGAGE LOAN: As defined in Section 2.02.

SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

SURETY BOND: As defined in the MLCC Servicing Agreement.

TRUST ADMINISTRATOR: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

TRUSTEE: United States Trust Company of New York, or any successor trustee appointed as herein provided.

UNCERTIFICATED LOWER-TIER INTEREST: Any of the Class A-L1 Interest, the Class A-L3 Interest, the Class A-L4 Interest, the Class A-L9 Interest, the Class A-L11 Interest, the Class A-L12 Interest, the Class A-L20 Interest, the Class A-L24
Interest,  the Class A-LPO Interest,  the Class A-LUR  Interest,  the Class B-LI
Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest
Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

UPPER-TIER CERTIFICATE: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

UPPER-TIER CERTIFICATE ACCOUNT: The trust account established and maintained pursuant to Section 4.01(e).

UPPER-TIER REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

U.S. PERSON: As defined in Section 4.01(f).

VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-8 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

     Section 1.02   ACTS OF HOLDERS.

            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section
                  1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     Section 1.03   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     Section 1.04   BENEFITS OF AGREEMENT.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

     Section 2.01   CONVEYANCE OF MORTGAGE LOANS.

The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

     Section 2.02   ACCEPTANCE BY TRUST ADMINISTRATOR.

The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     Section 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

          The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this
                Agreement:

                The  Master  Servicer  is  a national  banking  association duly chartered and validly existing in good standing under the laws of the United States;

                The  execution  and  delivery  of  this  Agreement by the Master
                        Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master
                        Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                This  Agreement,  assuming  due   authorization,  execution  and
                        delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                The  Master  Servicer  is  not  in default  with  respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                No  litigation  is  pending  or,  to  the  best of  the   Master
                        Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

          The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                The  information  set forth  in  the  Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                Immediately prior to the  transfer and  assignment  contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                The  Mortgage  is  a  valid,  subsisting and  enforceable  first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                Neither the Seller nor any prior  holder of the  Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                All  taxes,  governmental  assessments,  insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                The   Mortgaged   Property  is   undamaged   by   water,   fire,
                        earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                The  Mortgaged  Property  is  free  and clear of all  mechanics'
                        and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                Except for  Mortgage  Loans secured by Co-op Shares and Mortgage
                        Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                The  Mortgage  Loan  meets,  or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                To  the  best  of  the  Seller's  knowledge,   all  inspections,
                        licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                All  payments   required   to   be  made  up  to  the  Due  Date
                        immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                The  Mortgage  Note,  the  related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                Any   and  all  requirements of any federal,  state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                The  proceeds   of   the   Mortgage   Loans   have   been  fully
                        disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                The  Mortgage  Loan  (except  any  Mortgage  Loan  secured  by a
                        Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                The  Mortgaged   Property   securing   each   Mortgage  Loan  is
                        insured  by an  insurer  acceptable  to  FNMA  or  FHLMC
                        against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and
                        (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                To  the  best  of  the  Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

                No  Mortgage   Note  or  Mortgage  is  subject  to  any right of
                        rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                Each  Mortgage  Note  is payable in monthly payments,  resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                Each  Mortgage  contains  customary  and enforceable  provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                To  the  best  of  the  Seller's  knowledge,  no  Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                Each  Mortgaged  Property  is  located in the United  States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

                The  Mortgage  Loan  is  a   "qualified  mortgage"  within   the
                        meaning of Section 860G(a)(3) of the Code;

                With  respect  to  each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                In  the  event  that  the  Mortgagor is an inter vivos  "living"
                        trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                If  the  Mortgage  Loan  is  secured by a long-term  residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

          Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus
                (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in
                Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

     Section 2.04   EXECUTION AND DELIVERY OF CERTIFICATES.

The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

     Section 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L9 Interest, Class A-L11 Interest, Class A-L20 Interest, Class A-L24 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is April 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

     Section 3.01   CERTIFICATE ACCOUNT.

            The  Master  Servicer  shall  establish  and maintain  a Certificate
                  Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            The  Master  Servicer shall deposit into the Certificate  Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                  Periodic  Advances  pursuant  to Section  3.03(a)  made by the
                        Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                  in  the  case  of any Mortgage Loan that is repurchased by the
                        Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section
                        3.08 or  purchased  by the Master  Servicer  pursuant to
                        Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            The  Master  Servicer  shall  cause  the  funds  in the  Certificate
                  Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            For  purposes  of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

     Section 3.02   PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            The  Master  Servicer may, from time to time, make  withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                  to  reimburse  the  Master Servicer,  the Trust  Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause
                        (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  to  reimburse  any  Servicer, the Master Servicer or the Trust
                        Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                  to   reimburse  the   Master  Servicer  or any  Servicer  from
                        Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                  to  reimburse  the  Master Servicer, any Servicer or the Trust
                        Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  to  pay  to  the  Seller or other  purchaser  with  respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section
                        3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                  to  remit  funds  to  the Paying  Agent in the  amounts and in the manner provided for herein;

                  to  pay  to the  Master  Servicer  any  interest  earned on or
                        investment   income   with   respect  to  funds  in  the
                        Certificate Account;

                  to  pay  to  the  Master  Servicer  or  any  Servicer  out  of
                        Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                  to   withdraw   from  the   Certificate   Account  any  amount
                        deposited in the Certificate Account that was not required to be deposited therein;

                  to  clear  and  terminate the Certificate  Account pursuant to
                        Section 9.01; and

                  to  pay  to  Norwest  Mortgage from any  Mortgagor  payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            The  Master  Servicer shall keep and maintain  separate  accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

     Section 3.03   ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

            In  the  event  an   Other  Servicer  fails  to  make  any  required
                  Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date
                  (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            To  the  extent  an  Other  Servicer  fails  to make an  advance  on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            The  Master  Servicer  and  the  Trust Administrator  shall  each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the
                  Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            Except as provided in Section  3.03(a)  and (b),  neither the Master
                  Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

     Section 3.04 TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     Section 3.05 REPORTS TO THE TRUSTEE AND TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

            Not  later  than 15 days after each  Distribution  Date,  the Master
                  Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            The  Master  Servicer  shall  deliver  to the  Trustee and the Trust
                  Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and
                  (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and,
                  (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     Section 3.06   TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

     Section 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            Subject to the prior  written  consent of the  Trustee and the Trust
                  Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
                  (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            The  Trustee  and  the  Trust  Administrator  shall  consent  to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or
                  (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

(c) (1)  Notwithstanding  anything to the  contrary in this  Section  3.07,  the
Master   Servicer   from  time  to  time  may,   without   the  consent  of  any
Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                  The  Master  Servicer  may  direct  Norwest  Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     Section 3.08   OVERSIGHT OF SERVICING.

The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master
Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

The   relationship  of  the  Master  Servicer  to  the  Trustee  and  the  Trust
Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; PROVIDED, HOWEVER, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section 3.09   TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     Section 3.10   APPLICATION OF NET LIQUIDATION PROCEEDS.

For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Section 3.11   ACT REPORTS.

The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV


                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

     Section 4.01   DISTRIBUTIONS.

            (2) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date;

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall;

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section
3.02(ix)   hereof  shall  be  distributed  to  the  Holder  of  the  Class  A-LR
Certificate.

With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-8 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

               Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest equal to the Interest Accrual Amounts and distributions in respect of Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

The pass-through rate with respect to the Class A-L1 Interest, Class A-L3 Interest, Class A-LUR Interest, Class B-L1 Interest, Class BL-2 Interest, Class BL-3 Interest, Class BL-4 Interest, Class BL-5 Interest and Class BL-6 Interest shall be 6.500% per annum. The pass-through rate with respect to the Class A-L9 Interest shall be 6.375% per annum. The pass-through rate for the Class A-L11
Interest shall be 7.250% per annum.  The  pass-through  rate for the Class A-L12
Interest shall be 6.750% per annum.  The  pass-through  rate for the Class A-L20
Interest shall be 7.000% per annum. The pass-through rate for the Class A-L24 Interest shall be 6.750% per annum. The Class A-L4 and Class A-LPO Interests are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            The  Class  A-8 Certificates are interest-only  Certificates and are not entitled to distributions in respect of principal.

On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities:

first, concurrently, to the Class A-3 and Class A-7 Certificates, pro rata, up to the Priority Amount for such Distribution Date; second, concurrently, until the Principal Balance of the Class A-28 Certificates has been reduced to zero, as follows:

      (1) 69.8051803472%, sequentially, as follows:

            (a) concurrently, until the Principal Balances of the Class A-1 and Class A-2 Certificates have each been reduced to zero, as follows:

                 (i) 8.9685379647%, sequentially, to the Class A-6 and Class A-1
            Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                 (ii) 91.0314620353% to the Class A-2 Certificates, until the Principal Balance thereof has been reduced to zero;

            (b) concurrently, until the Principal Balance of the Class A-10 Certificates has been reduced to zero, as follows:

                 (i) 24.3392152483% to the Class A-10 Certificates;

                 (ii) 3.8974244901% to the Class A-4 Certificates;

                 (iii) 42.1936837808%, sequentially, as follows:

                        (A) concurrently, until the Principal Balance of the Class A-12 Certificates has been reduced to zero, as follows:

                             (I) 49.9586329791% to the Class A-12 Certificates; and

                             (II) 50.0413670209%, sequentially, to the Class A-16, Class A-17 and Class A-18 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

                        (B) concurrently, to the Class A-13, Class A-23 and Class A-26 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

                        (C) concurrently, to the Class A-14, Class A-19 and Class A-20 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (D) concurrently, to the Class A-15, Class A-24 and Class A-25 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                 (iv) 29.5696764808%,  sequentially, to the Class A-21 and Class
            A-22 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

            (c) concurrently, after the Principal Balance of the Class A-10 Certificates has been reduced to zero, as follows:

                 (i) 5.1511816893% to the Class A-4 Certificates, until the Principal Balance thereof has been reduced to zero;

                 (ii) 55.7669127002%, sequentially, as follows:

                        (A) concurrently, until the Principal Balance of the Class A-12 Certificates has been reduced to zero, as follows:

                             (I) 49.9586329791% to the Class A-12 Certificates; and

                             (II) 50.0413670209%, sequentially, to the Class A-16, Class A-17 and Class A-18 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

                        (B) concurrently, to the Class A-13, Class A-23 and Class A-26 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

                        (C) concurrently, to the Class A-14, Class A-19 and Class A-20 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (D) concurrently, to the Class A-15, Class A-24 and Class A-25 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                 (iii) 39.0819056105%, sequentially, to the Class A-21 and Class
            A-22 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

      (2) 6.2067919234%, sequentially, as follows:

            (a) concurrently, to the Class A-9 and Class A-11 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            (b) concurrently, until the Principal Balance of the Class A-10 Certificates has been reduced to zero, as follows:

                 (i)  24.3392152483%  to  the  Class  A-10  Certificates;   (ii)
            3.8974244901%   to   the   Class   A-4   Certificates;   and   (iii)
            42.1936837808%, sequentially, as follows:

                        (A) concurrently, until the Principal Balance of the Class A-12 Certificates has been reduced to zero, as follows:

                             (I) 49.9586329791% to the Class A-12 Certificates; and

                             (II) 50.0413670209%, sequentially, to the Class A-16, Class A-17 and Class A-18 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; (B) concurrently, to the Class A-13, Class A-23 and Class A-26 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

                        (C) concurrently, to the Class A-14, Class A-19 and Class A-20 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (D) concurrently, to the Class A-15, Class A-24 and Class A-25 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and (iv) 29.5696764808%, sequentially, to the Class A-21 and Class A-22 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            (c) concurrently, after the Principal Balance of the Class A-10 Certificates has been reduced to zero, as follows:

                 (i) 5.1511816893% to the Class A-4 Certificates, until the Principal Balance thereof has been reduced to zero

                 (ii) 55.7669127002%, sequentially, as follows:

                        (A) concurrently, until the Principal Balance of the Class A-12 Certificates has been reduced to zero, as follows:

                             (I) 49.9586329791% to the Class A-12 Certificates; and

                             (II) 50.0413670209%, sequentially, to the Class A-16, Class A-17 and Class A-18 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

                        (B) concurrently, to the Class A-13, Class A-23 and Class A-26 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

                        (C) concurrently, to the Class A-14, Class A-19 and Class A-20 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (D) concurrently, to the Class A-15, Class A-24 and Class A-25 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                 (iii) 39.0819056105%, sequentially, to the Class A-21 and Class
            A-22 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

      (3) 6.2085117243%, sequentially, to the Class A-R, Class A-LR and Class A-5 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

      (4) 17.7795160051%, sequentially, to the Class A-27 and Class A-28 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

third, concurrently, after the Principal Balance of the Class A-28 Certificates has been reduced to zero and until the Principal Balance of the Class A-10 Certificates has been reduced to zero; as follows:

      (1)  24.3392152483% to the Class A-10  Certificates;

      (2) 3.8974244901% to the Class A-4 Certificates;  and

      (3) 42.1936837808%, sequentially, as follows;

            (a) concurrently, until the Principal Balance of the Class A-12 Certificates has been reduced to zero, as follows:

                 (i) 49.9586329791% to the Class A-12 Certificates; and

                 (ii) 50.0413670209%, sequentially, to the Class A-16, Class A-17 and Class A-18 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            (b) concurrently, to the Class A-13, Class A-23 and Class A-26 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            (c) concurrently, to the Class A-14, Class A-19 and Class A-20 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

            (d) concurrently, to the Class A-15, Class A-24 and Class A-25 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

      (4) 29.5696764808%, sequentially, to the Class A-21 and Class A-22 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

fourth, concurrently, after the Principal Balances of the Class A-10 and Class A-28 Certificates have been reduced to zero, as follows:

      (1) 5.1511816893% to the Class A-4 Certificates, until the Principal Balance thereof has been reduced to zero;

      (2) 55.7669127002%, sequentially, as follows;

            (a) concurrently, until the Principal Balance of the Class A-12 Certificates has been reduced to zero, as follows:

                 (i) 49.9586329791% to the Class A-12 Certificates;

                 (ii) 50.0413670209%, sequentially, to the Class A-16, Class A-17 and Class A-18 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            (b) concurrently, to the Class A-13, Class A-23 and Class A-26 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            (c) concurrently, to the Class A-14, Class A-19 and Class A-20 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

            (d) concurrently, to the Class A-15, Class A-24 and Class A-25 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

      (3) 39.0819056105%, sequentially, to the Class A-21 and Class A-22 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and


fifth, concurrently, to the Class A-3 and Class A-7 Certificates, pro rata, without regard to the Priority Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero

            Notwithstanding the foregoing,  on each  Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (3) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

               Notwithstanding  the foregoing,  if on any Distribution  Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-8, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class A-8 Certificates, the Class A-8 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this
                  Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Section 4.02   ALLOCATION OF REALIZED LOSSES.

            With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess
                  Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an
                  Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between
                  (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest
                  Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            Realized Losses  allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

            With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section
                  4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     Section 4.03   PAYING AGENT.

            The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
                  Section 4.04 as agent of the Master Servicer.

The Master Servicer may, at any time, remove or replace the Paying Agent.

The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

                  hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

                  at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            The   Paying Agent shall  establish and maintain a Payment  Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

     Section 4.04   STATEMENTS  TO  CERTIFICATEHOLDERS;   REPORT  TO  THE  TRUST
                    ADMINISTRATOR AND THE SELLER.

Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                  the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                   (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates,
                        (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

                  the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates,
                        (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                  the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

                  the number of Mortgage Loans outstanding as of the preceding Determination Date;

                  the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                  the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

                  the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

                  the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

                  the   book  value  of  any  real   estate   acquired   through
                        foreclosure or grant of a deed in lieu of foreclosure;

                  the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

                  the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess
                        Bankruptcy Losses;

                  the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

                  the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                  the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                  the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

                  in the case of the Class A-8 Certificates, the Class A-8 Notional Amount, if any;

                  in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

                  the   Class A-PO Deferred Amount, if any; and

                  such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

Prior to the  close  of  business  on the  third  Business  Day  preceding  each
Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     Section 4.05   REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

     Section 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

     Section 4.07   DETERMINATION OF LIBOR.

On each Rate Determination Date, the Trust Administrator shall determine LIBOR for the Distribution Date occurring in the second succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

If on any Rate Determination Date the Trust Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the second succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such Rate Determination Date to leading European banks.

If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the second succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.375%.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the LIBOR Certificates for the related
Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trust Administrator at (704) 383-5272 and make a request therefor.

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01   THE CERTIFICATES.

            The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-8, Class A-PO, Class A-R, Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-8, Class A-R, Class A-LR and Class A-PO Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal
                  Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12,
                  A-13,  A-14,  A-15,  A-16, A-17, A-18, A-19, A-20, A-21, A-22,
                  A-23, A-24, A-25, A-26, A-27, A-28, A-PO, A-R, A-LR, B-1, B-2,
                  B-3, B-4, B-5, B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

"Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section
                  5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

        the provisions of this Section 5.01(b) shall be in full force and effect;

        the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

        to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

        the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency
Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

(v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in
Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

     Section 5.02   REGISTRATION OF CERTIFICATES.

            The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company,
                  (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses
                  (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     Section 5.03   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     Section 5.04   PERSONS DEEMED OWNERS.

Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

     Section 5.05   ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder,  by  receiving  and holding a  Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

     Section 5.06   MAINTENANCE OF OFFICE OR AGENCY.

The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     Section 5.07   DEFINITIVE CERTIFICATES.

If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     Section 5.08   NOTICES TO CLEARING AGENCY.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

     Section 6.01   LIABILITY OF THE SELLER AND THE MASTER SERVICER.

The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

     Section 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

     Section 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

     Section 6.04   RESIGNATION OF THE MASTER SERVICER.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     Section 6.05   COMPENSATION TO THE MASTER SERVICER.

The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

     Section 6.06   ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

     Section 6.07 INDEMNIFICATION OF TRUSTEE, TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this
Section 6.07 shall survive the termination of this Agreement.

     Section 6.08   Master Servicer Covenants Concerning Year 2000 Compliance.

The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII



                                     DEFAULT

     Section 7.01   EVENTS OF DEFAULT.

In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                  any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

                  the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

     Section 7.02   OTHER REMEDIES OF TRUSTEE.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     Section 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     Section 7.05   TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     Section 7.06   NOTIFICATION TO CERTIFICATEHOLDERS.

Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII



               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

     Section 8.01 DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  Prior to the  occurrence  of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

                  The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

                  The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section  8.02  CERTAIN   MATTERS   AFFECTING  THE  TRUSTEE  AND  THE  TRUST
                    ADMINISTRATOR.

Except as otherwise provided in Section 8.01:

                  Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

                  Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  Neither of the  Trustee nor the Trust  Administrator  shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  Subject to Section 7.04, the Trust  Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

                  Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     Section 8.03 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

     Section  8.04  NEITHER   TRUSTEE  NOR   TRUST   ADMINISTRATOR   LIABLE  FOR
                    CERTIFICATES OR MORTGAGE LOANS.

The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

     Section 8.05 TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

     Section 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     Section 8.07 ELIGIBILITY REQUIREMENTS.

Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

     Section 8.08 RESIGNATION AND REMOVAL.

Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     Section 8.09 SUCCESSOR.

Any successor trustee or successor trust administrator  appointed as provided in
Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 8.10 MERGER OR CONSOLIDATION.

Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; PROVIDED, HOWEVER, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

     Section 8.11 AUTHENTICATING AGENT.

The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

     Section 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                  no    separate  trustee  or  co-trustee   hereunder  shall  be
                        personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section
8.09 hereof.

The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

     Section 8.13 APPOINTMENT OF CUSTODIANS.

The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

     Section 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class
                  A-15,  Class A-16,  Class A-17,  Class A-18, Class A-19, Class
                  A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L3, Class A-L4, Class A-L9, Class A-L11, Class A-L12, Class A-L20, Class A-L24, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
                  (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC
                  Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

      In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            Notwithstanding anything in this Agreement to the contrary,  each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

     Section 8.15 MONTHLY ADVANCES.

In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; PROVIDED, HOWEVER, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

     Section 8.16 TRUSTEE COVENANTS CONCERNING YEAR 2000 COMPLIANCE.

The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

     Section 8.17 TRUST ADMINISTRATOR COVENANTS CONCERNING YEAR 2000 COMPLIANCE.

The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX



                                   TERMINATION

     Section 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section
11.22. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     Section 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

                  The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

                  At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X



                            MISCELLANEOUS PROVISIONS

     Sectin 10.01 AMENDMENT.

            This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
                  (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the
                  Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            Notwithstanding any contrary provision of this Agreement, the Master
                  Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled
                  Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

     Section 10.02 RECORDATION OF AGREEMENT.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04 GOVERNING LAW; JURISDICTION.

This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.05 NOTICES.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

     Section 10.06 SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.07 SPECIAL NOTICES TO RATING AGENCIES.

            The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                  any   amendment   to  this   Agreement   pursuant  to  Section
                        10.01(a);

                  any   sale or transfer of the Class B Certificates pursuant to
                        Section 5.02 to an affiliate of the Seller;

                  any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

                  any   resignation of the Master  Servicer  pursuant to Section
                        6.04;

                  the   occurrence of any of the Events of Default  described in
                        Section 7.01;

                  any notice of termination given to the Master Servicer pursuant to Section 7.01;

                  the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

                  the   making of a final payment pursuant to Section 9.01.

            The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                  the appointment of a Custodian pursuant to Section 2.02;

                  the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

                  the   appointment   of   a   successor    trustee   or   trust
                        administrator pursuant to Section 8.09; or

                  the   sale,   transfer  or  other   disposition  in  a  single
                        transaction of 50% or more of the equity interests in the Master Servicer.

            The Master Servicer shall deliver to each Rating Agency:

                  reports prepared pursuant to Section 3.05; and

                  statements prepared pursuant to Section 4.04.

     Section 10.08 COVENANT OF SELLER.

The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     Section 10.09 RECHARACTERIZATION.

The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI



                             TERMS FOR CERTIFICATES

     Section 11.01 CLASS A FIXED PASS-THROUGH RATE.

The Class A Fixed Pass-Through Rate is 6.50% per annum.

     Section 11.02 CUT-OFF DATE.

The Cut-Off Date for the Certificates is March 1, 1999.

     Section 11.03 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

The Cut-Off Date Aggregate Principal Balance is $800,049,582.01

     Section 11.04 ORIGINAL CLASS A PERCENTAGE.

The Original Class A Percentage is 95.99273369%

     Section 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                  CLASS                 PRINCIPAL BALANCE
                  -----                 -----------------

            Class A-1                   $24,954,000.00
            Class A-2                   $357,679,000.00
            Class A-3                   $49,904,877.00
            Class A-4                   $ 4,611,849.00
            Class A-5                   $40,432,000.00
            Class A-6                   $10,285,000.00
            Class A-7                   $26,751,000.00
            Class A-9                   $29,946,000.00
            Class A-10                  $16,345,000.00
            Class A-11                  $ 4,991,000.00
            Class A-12                  $ 7,850,000.00
            Class A-13                  $ 5,405,000.00
            Class A-14                  $ 5,259,000.00
            Class A-15                  $ 1,959,000.00
            Class A-16                  $ 3,000,000.00
            Class A-17                  $ 2,500,000.00
            Class A-18                  $ 2,363,000.00
            Class A-19                  $   500,000.00
            Class A-20                  $   500,000.00
            Class A-21                  $17,862,000.00
            Class A-22                  $17,128,000.00
            Class A-23                  $ 5,213,000.00
            Class A-24                  $12,059,470.00
            Class A-25                  $ 3,126,530.00
            Class A-26                  $   193,074.00
            Class A-27                  $97,778,000.00
            Class A-28                  $18,009,000.00
            Class A-PO                  $ 1,442,259.83
            Class A-R                   $       100.00
            Class A-LR                  $       100.00

     Section 11.06 ORIGINAL CLASS A-8 NOTIONAL AMOUNT.

The Original Class A-8 Notional Amount is $ 1,919,418.35

     Section 11.07 ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

The Original Class A Non-PO Principal Balance is $766,605,000.00.

     Section 11.08 ORIGINAL SUBORDINATED PERCENTAGE.

The Original Subordinated Percentage is 4.00726631%.

     Section 11.09 ORIGINAL CLASS B-1 PERCENTAGE.

The Original Class B-1 Percentage is 1.50274104%.

     Section 11.10 ORIGINAL CLASS B-2 PERCENTAGE.

The Original Class B-2 Percentage is 1.35235424%.

     Section 11.11 ORIGINAL CLASS B-3 PERCENTAGE.

The Original Class B-3 Percentage is 0.45078475%.

     Section 11.12 ORIGINAL CLASS B-4 PERCENTAGE.

The Original Class B-4 Percentage is 0.30064838%.

     Section 11.13 ORIGINAL CLASS B-5 PERCENTAGE.

The Original Class B-5 Percentage is 0.20034878%.

     Section 11.14 ORIGINAL CLASS B-6 PERCENTAGE.

The Original Class B-6 Percentage is 0.20038912%.

     Section 11.15 ORIGINAL CLASS B PRINCIPAL BALANCE.

The Original Class B Principal Balance is $32,002,322.18

     Section 11.16 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
                  CLASS                     PRINCIPAL BALANCE
              Class B-1                    $ 12,001,000.00
              Class B-2                    $ 10,800,000.00
              Class B-3                    $  3,600,000.00
              Class B-4                    $  2,401,000.00
              Class B-5                    $  1,600,000.00


     Section 11.17 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

The Original Class B-1 Fractional Interest is 2.50452526%.

     Section 11.18 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

The Original Class B-2 Fractional Interest is 1.15217102%.

     Section 11.19 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

The Original Class B-3 Fractional Interest is 0.70138627%.

     Section 11.20 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

The Original Class B-4 Fractional Interest is 0.40073789%.

     Section 11.21 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

The Original Class B-5 Fractional Interest is 0.20038911%.

     Section 11.22 CLOSING DATE.

The Closing Date is March 29, 1999.

     Section 11.23 RIGHT TO PURCHASE.

The right of the  Seller to  purchase  all of the  Mortgage  Loans  pursuant  to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $80,004,958.20 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

     Section 11.24 WIRE TRANSFER ELIGIBILITY.

With respect to the Class A (other than the Class A-8, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-8 and Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

     Section 11.25 SINGLE CERTIFICATE.

A Single Certificate for each Class of Class A Certificates (other than the Class A-8, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-8 Certificates represents a $1,919,418.35 Denomination. A Single Certificate for the Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22 and Class A-23 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $1,442,259.83 Denomination.

     Section 11.26 SERVICING FEE RATE.

The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

     Section 11.27 MASTER SERVICING FEE RATE.

The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       NORWEST ASSET SECURITIES CORPORATION
                                          as Seller

                                          By: __________________________________
                                              Name:
                                              Title:


                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                             as Master Servicer

                                          By: __________________________________
                                              Name:
                                              Title:


                                       FIRST UNION NATIONAL BANK
                                          as Trust Administrator

                                          By: __________________________________
                                              Name:
                                              Title:


Attest:
By: __________________________
Name: ________________________
Title: _______________________


                                       UNITED STATES TRUST COMPANY
                                          OF NEW YORK
                                             as Trustee

                                          By: __________________________________
                                              Name:
                                              Title:

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )


On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )


On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF _____________  )
                           ss.:
COUNTY OF               )


On this 29th day of March, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA      )
                                ss.:
COUNTY OF                    )


On this 29th day of March, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I


    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                  Series 1999-9
                 Applicable Unscheduled Principal Receipt Period

                                      FULL UNSCHEDULED     PARTIAL UNSCHEDULED
SERVICER                             PRINCIPAL RECEIPTS     PRINCIPAL RECEIPTS
--------                             ------------------    -------------------

Norwest  Mortgage,   Inc.  Exhibit       Mid Month              Mid Month
F-(1)
Bank United                              Mid Month              Prior Month
First Union Mortgage Corporation         Mid Month              Prior Month
Marine      Midland       Mortgage       Mid Month              Prior Month
Corporation.
Countrywide Home Loans, Inc.             Prior Month            Prior Month
SunTrust Mortgage, Inc.                  Prior Month            Prior Month
Merrill Lynch Credit Corporation         Mid Month              Prior Month
National City Mortgage Company.          Mid Month              Prior Month
FT Mortgage Companies                    Mid-Month              Prior Month
Home Savings of America, FSB             Mid-Month              Prior Month
NOVUS Financial Corporation              Prior-Month            Prior Month
Hibernia National Bank                   Mid Month              Prior Month
Farmers State Bank & Trust               Mid Month             Prior Month
Company of Superior
The Huntington Mortgage Company          Mid Month              Prior Month
HomeSide Lending                         Prior Month            Prior Month
Cascade Bank                             Mid Month              Prior Month
GMAC Mortgage Corporation                Mid Month              Prior Month
Bank of Oklahoma, N.A.                   Mid Month              Prior Month
Star Bank                                Mid Month              Prior Month
Columbia Equities, Ltd.                  Prior Month            Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR
        ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
        ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
         SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
           CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By ____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-4 Certificate will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, at an issue price of 50.55932% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates) Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 49.44068000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 5.24%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.19111111%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                             By____________________________
                                               Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By:________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  March 1, 1999

CUSIP No.:                               First Distribution Date: April 26, 1999

Percentage Interest evidenced            Denomination:  $(Initial Notional
by this Certificate: %                   Amount)

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-8 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-8 Certificates each month in an amount equal to the product of (i) 1/12th of 6.500% and (ii) the Class A-8 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, at an issue price of 1.56944% of the initial Class A-8 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-8 Notional Amount is approximately 1.26269383%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.67%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial Class A-8 Notional Amount, calculated using the exact method, is approximately 0.01208955%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trust Administrator



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-9 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.375% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, and based on its issue price of 96.52118%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.55104167%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.99%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01746519%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-19
                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-21
                    [FORM OF FACE OF CLASS A-21 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-21

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-21 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-21 Certificates required to be distributed to Holders of the Class A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-21 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-21 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-22
                    [FORM OF FACE OF CLASS A-22 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-22

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-22 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-22 Certificates required to be distributed to Holders of the Class A-22 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-22 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-22 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-23
                    [FORM OF FACE OF CLASS A-23 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-23

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-23 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-23 Certificates required to be distributed to Holders of the Class A-23 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-23 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-23 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-24
                    [FORM OF FACE OF CLASS A-24 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-24

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-24 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-24 Certificates required to be distributed to Holders of the Class A-24 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-24 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in April 1999 will be 5.835% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.900% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.900% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-24 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-25
                    [FORM OF FACE OF CLASS A-25 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-25

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-25 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and The United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-25 Certificates required to be distributed to Holders of the Class A-25 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-25 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in April 1999 will be 10.2792849% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to
(i) 29.3142804% minus (ii) the product of 3.85714194 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 29.3142804%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-25 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, and based on its issue price of 83.37540%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 16.73881634%;
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.63%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01785063%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-26
                    [FORM OF FACE OF CLASS A-26 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-26

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-26 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-26 Certificates required to be distributed to Holders of the Class A-26 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-26 Certificate will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, at an issue price of 52.63672% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates) Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 47.36328100%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 5.57%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.21155928%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                             By____________________________
                                               Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By:________________________
   Authorized Officer

                                  EXHIBIT A-27
                    [FORM OF FACE OF CLASS A-27 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-27

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-27 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-27 Certificates required to be distributed to Holders of the Class A-27 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-27 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-27 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-28
                    [FORM OF FACE OF CLASS A-28 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9 CLASS A-28

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-28 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-28 Certificates required to be distributed to Holders of the Class A-28 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-28 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-28 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, at an issue price of 69.50000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates) Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.50000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.76%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.33913742%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
    Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trust Administrator



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS B-1

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS B-2

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, and based on its issue price of 95.31806%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.75416667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.17%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02362843%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, and based on its issue price of 91.03681%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.03541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.81%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04358069%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS B-4

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, and based on its issue price of 72.34931%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 27.72291667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.21%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11595753%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS B-5

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, and based on its issue price of 57.50556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 42.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 15.00%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15292605%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-9, CLASS B-6

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
                loans, which may include loans secured by shares
               issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on March 29, 1999, and based on its issue price of 24.50556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 75.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 34.43%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.13868669%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                    EXHIBIT C

                 [Form of Reverse of Series 1999-9 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-9

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:



Dated:


                                       -----------------------------------
                                       Signature by or on behalf of assignor


                                       -----------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________ for the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should     be     mailed     to      ___________________________________________
________________________________________________________________________.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H T H A T

WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of March 29, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-9 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II

CUSTODY OF MORTGAGE DOCUMENTS

      Section 2.01 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

      Section 2.02 RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

      Section 2.03 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section
         2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

      Section 2.04 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

      Section 2.05 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section
         3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

      Section 2.06 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

CONCERNING THE CUSTODIAN

      Section 3.01 CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

      Section 3.02 INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

      Section 3.03 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

      Section 3.04 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      Section 3.05 CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

      Section 3.06 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 3.07 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

ARTICLE IV

MISCELLANEOUS PROVISIONS

      Section 4.01 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

      Section 4.02 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

      SECTION 4.03 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      Section 4.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.05 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

230 South Tryon Street                     By: ________________________________
Charlotte, North Carolina, 28288           Name: ______________________________
                                           Title: _____________________________

Address:                                   NORWEST ASSET SECURITIES CORPORATION

7485 New Horizon Way                       By: ________________________________
Frederick, Maryland 21703                  Name: ______________________________
                                           Title: _____________________________

Address:                                   NORWEST BANK MINNESOTA, NATIONAL
                                               ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                  By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

Address:                                   [CUSTODIAN]

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             ---------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             ---------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             ---------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             ---------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage]


NASCOR
NMI / 1999-09  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)          (ii)                                    (iii)      (iv)        (v)       (vi)      (vii)     (viii)         (ix)
-----        ---------------------   -----   -----  --------   --------   --------   -------   --------  ----------   -----------
                                                                             NET                                      CUT-OFF
MORTGAGE                                                       MORTGAGE   MORTGAGE   CURRENT   ORIGINAL   SCHEDULED    DATE
LOAN                                         ZIP    PROPERTY   INTEREST   INTEREST   MONTHLY   TERM TO    MATURITY    PRINCIPAL
NUMBER       CITY                    STATE   CODE   TYPE       RATE         RATE     PAYMENT   MATURITY   DATE         BALANCE
--------     ---------------------   -----   ----   --------   --------   --------   --------  --------   --------    -----------



(i)                 (x)      (xi)         (xii)         (xiii)      (xiv)          (xv)            (xvi)
-----               ------   ---------    ----------    --------    -----------    -----------     -----------
MORTGAGE                                  MORTGAGE                  T.O.P.         MASTER          FIXED
LOAN                                      INSURANCE     SERVICE     MORTGAGE       SERVICE         RETAINED
NUMBER              LTV      SUBSIDY      CODE          FEE         LOAN           FEE             YIELD
--------            ------   ---------    ----------    --------    -----------    -----------     -----------

NO DES MOINES LOANS


COUNT:
WAC:
WAM:
WALTV:




                                   EXHIBIT F-2

            [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1999-09  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)      (ii)                                          (iii)      (iv)       (v)      (vi)      (vii)    (viii)           (ix)
-----    ---------------------------   ----    -----  --------  --------  --------  ---------  --------  ---------     ----------
                                                                  NET                                     CUT-OFF
MORTGAGE                                                        MORTGAGE  MORTGAGE   CURRENT   ORIGINAL  SCHEDULED       DATE
LOAN                                           ZIP    PROPERTY  INTEREST  INTEREST   MONTHLY   TERM TO   MATURITY        PRINCIPAL
NUMBER   CITY                          STATE   CODE     TYPE      RATE      RATE     PAYMENT   MATURITY     DATE         BALANCE
-------- ---------------------------   -----   -----  --------  --------  --------  ---------  --------  ---------     -----------
4707361  CABOT                          AR     72023     SFD     7.000     6.500    $2,454.97    360     1-Feb-29      $368,697.53
4764040  DRYDEN                         MI     48428     LCO     7.250     6.500    $1,978.32    360     1-Mar-29      $290,000.00
4766924  MOUNT SINAI                    NY     11766     SFD     7.125     6.500    $1,684.30    360     1-Mar-29      $250,000.00
4786881  BLUFFTON                       SC     29910     SFD     7.125     6.500    $3,368.60    360     1-Mar-29      $500,000.00
4800560  SALEM                          OR     97306     SFD     7.625     6.500    $2,831.18    360     1-Jul-28      $397,631.74
4802462  CARMEL                         IN     46033     SFD     7.000     6.500    $4,324.47    360     1-Feb-29      $649,467.20
4809809  EAST RARITAN TOWNSHIP          NJ     08822     SFD     7.375     6.500    $2,071.69    360     1-Sep-28      $298,559.31
4826864  LAS FLORES                     CA     92688     SFD     7.500     6.500    $1,765.52    360     1-Nov-28      $251,743.37
4828910  CHESTER                        NY     10918     SFD     7.750     6.500    $1,259.45    360     1-Mar-29      $175,800.00
4829344  WEST NYACK                     NY     10994     SFD     7.500     6.500    $1,852.92    360     1-Dec-28      $264,406.30
4829736  LONG BEACH                     CA     90803     MF2     7.500     6.500    $1,640.36    360     1-Jul-28      $233,176.28
4843140  ENCINITAS                      CA     92024     SFD     7.500     6.500    $2,622.05    360     1-Aug-28      $373,014.99
4848521  RANDOLPH                       NJ     07869     SFD     6.750     6.483    $1,452.86    360     1-Nov-28      $223,222.03
4855239  MOUNT SINAI                    NY     11766     SFD     7.375     6.500    $1,726.69    360     1-Dec-28      $249,425.79
4859535  EAST WILLISTON                 NY     11596     SFD     7.250     6.500    $1,869.16    360     1-Nov-28      $273,137.25
4863428  SUWANEE                        GA     30024     SFD     7.125     6.500    $2,602.24    360     1-Aug-28      $384,048.93
4865231  WAINSCOTT                      NY     11975     SFD     7.250     6.500    $2,169.33    360     1-Jul-28      $315,972.83
4875939  INDIANAPOLIS                   IN     46236     SFD     7.125     6.500    $2,654.45    360     1-Nov-28      $392,728.43
4883780  LOS ANGELES                    CA     90049     SFD     7.250     6.500    $2,558.17    360     1-Feb-29      $374,707.46
4886444  CHULA VISTA                    CA     91910     SFD     7.375     6.500    $1,679.72    360     1-Oct-28      $242,162.68
4888977  COTO DE CAZA                   CA     92679     SFD     7.375     6.500    $4,157.87    360     1-Mar-29      $602,000.00
4891126  CARMEL                         IN     46032     SFD     7.125     6.500    $1,832.52    360     1-Nov-28      $271,122.13
4891129  KETTERING                      OH     45420     SFD     7.125     6.500    $1,704.51    360     1-Dec-28      $252,389.42
4892493  JERICHO                        NY     11753     SFD     6.875     6.500    $1,642.33    360     1-Feb-29      $249,789.96
4893482  TOWNSHIP OF WEST MILFORD       NJ     07480     SFD     7.125     6.500    $2,048.11    360     1-Nov-28      $303,018.86
4893907  CUPERTINO                      CA     95014     SFD     7.250     6.500    $4,768.42    360     1-Mar-29      $699,000.00
4894062  STUART                         FL     34996     SFD     6.750     6.483    $2,594.40    360     1-Mar-29      $400,000.00
4894992  LARCHMONT                      NY     10538     SFD     7.125     6.500    $3,132.80    360     1-Mar-29      $465,000.00
4896163  GLENVIEW                       IL     60025     SFD     7.000     6.500    $2,062.44    360     1-Dec-28      $309,233.22
4898577  SANTA CLARA                    CA     95050     SFD     7.250     6.500    $1,841.88    360     1-Mar-29      $270,000.00
4901090  COLORADO SPRINGS               CO     80919     SFD     6.750     6.483    $1,833.92    360     1-Jan-29      $282,261.73
4901679  MOUNTAIN VIEW                  CA     94043     SFD     7.125     6.500    $2,263.70    360     1-Mar-29      $336,000.00
4903029  PEMBROKE                       NC     28372     SFD     6.750     6.483    $2,167.04    240     1-Mar-19      $285,000.00
4903632  WINCHESTER                     MA     01890     LCO     7.250     6.500    $1,957.85    360     1-Mar-29      $287,000.00
4904306  HUNTINGTON BEACH               CA     92649     SFD     7.000     6.500    $3,093.66    360     1-Feb-29      $464,618.84
4904580  INDIANAPOLIS                   IN     46220     SFD     7.125     6.500    $1,994.21    360     1-Dec-28      $295,285.64
4905334  SAN JOSE                       CA     95129     SFD     7.000     6.500    $2,255.38    360     1-Mar-29      $339,000.00
4906676  SAN CARLOS                     CA     94070     SFD     7.375     6.500    $3,114.95    360     1-Feb-29      $450,656.82
4907826  BEVERLY HILLS                  CA     90211     SFD     7.500     6.500    $2,181.55    360     1-Feb-29      $311,768.45
4908986  FRESNO                         CA     93711     SFD     7.000     6.500    $2,703.79    360     1-Dec-28      $405,394.79
4909086  PALO ALTO                      CA     94301     SFD     7.125     6.500    $3,186.69    360     1-Mar-29      $473,000.00
4909849  SOUTH BRUNSWICK                NJ     08852     SFD     7.125     6.500    $1,832.51    360     1-Feb-29      $271,782.49
4910449  SAN MATEO                      CA     94403     SFD     7.625     6.500    $2,947.97    360     1-Mar-29      $416,500.00
4911563  YORKTOWN                       NY     10598     SFD     7.375     6.500    $2,154.51    240     1-Mar-19      $270,000.00
4911619  CUPERTINO                      CA     95014     SFD     7.250     6.500    $2,114.75    360     1-Mar-29      $310,000.00
4912130  PALO ALTO                      CA     94303     SFD     7.375     6.500    $1,975.34    360     1-Mar-29      $286,000.00
4913325  MERCER ISLAND                  WA     98040     SFD     6.875     6.500    $3,416.03    360     1-Sep-28      $517,340.99
4913354  SAN DIEGO                      CA     92109     LCO     7.375     6.500    $2,486.44    360     1-Mar-29      $360,000.00
4914146  EAST HAMPTON                   NY     11937     SFD     7.500     6.500    $2,265.46    360     1-Mar-29      $324,000.00
4914300  CHAPPAQUA                      NY     10514     SFD     7.000     6.500    $2,341.87    360     1-Mar-29      $352,000.00
4914421  ORCHARD LAKE                   MI     48324     SFD     7.250     6.500    $2,626.38    360     1-Mar-29      $385,000.00
4915359  RIVERSIDE                      CT     06878     SFD     6.875     6.500    $3,284.65    360     1-Mar-29      $500,000.00
4915413  ROSEMEAD                       CA     91770     SFD     6.750     6.483      $794.54    360     1-Feb-29      $122,394.52
4915700  FT. THOMAS                     KY     41075     SFD     6.875     6.500    $4,611.64    360     1-Dec-28      $700,220.53
4917176  LOS ANGELES                    CA     90025     SFD     6.625     6.358    $1,856.91    360     1-Feb-29      $289,744.13
4919328  CENTERVILLE                    OH     45459     SFD     7.750     6.500    $2,349.83    360     1-Feb-29      $327,768.51
4920335  GLENDALE                       CA     91206     SFD     7.375     6.500    $2,479.52    360     1-Nov-28      $357,897.23
4920407  ROCKVILLE CENTRE               NY     11570     SFD     7.125     6.500    $3,705.46    360     1-Mar-29      $550,000.00
4921134  BROOKLYN                       NY     11229     SFD     7.375     6.500      $973.86    360     1-Mar-29      $141,000.00
4922161  LOWELL                         AR     72745     SFD     7.500     6.500    $2,097.65    360     1-Apr-28      $297,472.86
4925109  LOS GATOS                      CA     95033     SFD     7.375     6.500    $1,944.95    360     1-Feb-29      $281,385.72
4925172  NEW LONDON                     PA     19350     SFD     8.250     6.500    $2,613.29    360     1-Mar-29      $347,850.00
4926683  BRIGHTON                       MI     48114     SFD     7.500     6.500    $1,071.90    360     1-Feb-29      $153,186.23
4928147  SPARTA                         NJ     07871     SFD     7.500     6.500    $3,216.39    360     1-Mar-29      $460,000.00
4928805  WOODBURY                       NY     11797     SFD     6.625     6.358    $3,841.87    360     1-Feb-29      $599,470.63
4929558  RANDOLPH                       NJ     07869     SFD     6.375     6.108    $1,715.64    360     1-Feb-29      $274,745.30
4930425  LAS VEGAS                      NV     89113     SFD     7.250     6.500    $1,827.89    360     1-Dec-28      $267,319.13
4930572  WELLESLEY                      MA     02481     SFD     7.375     6.500    $2,762.71    360     1-Feb-29      $399,695.63
4930685  DARNESTOWN                     MD     20874     SFD     7.125     6.500    $2,331.07    360     1-Dec-28      $345,164.97
4930803  STATEN ISLAND                  NY     10304     SFD     7.375     6.500    $1,906.27    360     1-Mar-29      $276,000.00
4931806  BROOKLYN                       NY     11217     SFD     7.375     6.500    $2,315.49    360     1-Mar-29      $335,250.00
4932285  SEATTLE                        WA     98116     SFD     7.250     6.500    $2,174.44    360     1-Jan-29      $318,251.18
4932477  MILPITAS                       CA     95035     SFD     7.000     6.500    $1,995.91    360     1-Feb-29      $299,754.09
4933397  ST. AUGUSTINE                  FL     32086     SFD     7.375     6.500    $2,569.32    360     1-Jan-29      $371,432.12
4934649  QUOGUE                         NY     11959     SFD     7.125     6.500    $1,953.78    360     1-Feb-29      $289,768.09
4935029  FLINT                          MI     48506     SFD     7.500     6.500      $472.67    360     1-Mar-29      $67,600.00
4935125  ANNANDALE                      VA     22003     SFD     6.625     6.358    $1,685.30    360     1-Mar-29      $263,200.00
4936087  PLAINVIEW                      NY     11803     SFD     7.125     6.500    $2,593.82    360     1-Jan-29      $384,382.41
4936280  SUNNYVALE                      CA     94087     SFD     6.875     6.500    $2,627.72    360     1-Mar-29      $400,000.00
4936330  SAN JOSE                       CA     95120     SFD     7.250     6.500    $2,039.71    360     1-Feb-29      $298,766.75
4937134  SANDY HOOK                     CT     06482     SFD     6.250     5.983    $1,783.12    360     1-Jan-29      $289,049.00
4937143  JACKSONVILLE                   FL     32257     SFD     7.000     6.500    $2,082.40    360     1-Jan-29      $312,485.37
4937254  SAN JOSE                       CA     95124     SFD     6.875     6.500    $2,233.56    360     1-Mar-29      $340,000.00
4937401  MERRICK                        NY     11566     SFD     7.375     6.500    $2,037.50    360     1-Feb-29      $294,775.52
4937800  ANNAPOLIS                      MD     21403     SFD     6.625     6.358    $1,844.10    360     1-Feb-29      $287,745.90
4937829  SAN FRANCISCO                  CA     94112     SFD     7.500     6.500    $1,328.51    360     1-Dec-28      $189,574.32
4937924  ANNAPOLIS                      MD     21401     SFD     6.750     6.483    $2,594.40    360     1-Oct-28      $398,258.52
4938132  IRVINE                         CA     92620     SFD     7.000     6.500    $1,785.34    360     1-Jan-29      $267,908.79
4938433  HERNDON                        VA     20170     SFD     7.250     6.500    $2,005.60    360     1-Jan-29      $293,539.92
4938637  DANVILLE                       CA     94526     SFD     7.375     6.500    $1,754.32    360     1-Feb-29      $253,806.72
4938743  EAST NORTHPORT                 NY     11731     SFD     7.375     6.500    $1,787.12    360     1-Feb-29      $258,553.11
4938996  NEW YORK                       NY     10025     HCO     6.875     6.500    $1,731.01    360     1-Mar-29      $263,500.00
4939156  SEABROOK                       TX     77586     SFD     6.750     6.483    $2,513.32    360     1-Nov-28      $386,154.18
4940396  PAGOSA SPRINGS                 CO     81147     SFD     7.500     6.500    $3,303.79    360     1-Mar-29      $472,500.00
4940400  INDIANAPOLIS                   IN     46236     SFD     7.250     6.500    $2,182.97    360     1-Jan-29      $318,682.20
4940575  PARAMUS                        NJ     07652     SFD     6.375     6.108    $2,480.51    360     1-Feb-29      $397,231.74
4940630  BROOKLYN                       NY     11231     MF2     7.375     6.500    $2,817.96    360     1-Mar-29      $408,000.00
4940786  SAN RAFAEL                     CA     94903     SFD     7.125     6.500    $2,581.69    360     1-Mar-29      $383,200.00
4940800  TALLAHASSEE                    FL     32312     SFD     7.250     6.500    $3,406.79    360     1-Feb-29      $499,010.42
4941323  ASSONET                        MA     02702     SFD     7.125     6.500    $1,852.73    360     1-Jan-29      $274,558.86
4941920  IRVINE                         CA     92620     SFD     7.000     6.500    $1,832.91    360     1-Jan-29      $275,047.04
4941983  WINTER PARK                    FL     32789     SFD     7.250     6.500    $1,906.35    360     1-Feb-29      $279,231.99
4942218  WAYNE                          NJ     07470     LCO     7.250     6.500      $920.94    360     1-Mar-29      $135,000.00
4942426  EVERETT                        WA     98203     SFD     7.000     6.500    $3,459.57    360     1-Feb-29      $519,573.77
4942465  REHOBOTH BEACH                 DE     19971     LCO     7.125     6.500    $2,526.45    360     1-Mar-29      $375,000.00
4942476  LA CONNER                      WA     98257     SFD     7.000     6.500    $2,246.07    360     1-Jan-29      $337,044.92
4942629  FERNANDIA BEACH                FL     32034     SFD     7.250     6.500    $1,727.28    360     1-Jan-29      $252,803.75
4942742  PHOENIX                        AZ     85048     SFD     7.500     6.500    $1,863.41    360     1-Jan-29      $266,103.19
4942743  COEUR D'ALENE                  ID     83814     SFD     7.375     6.500    $2,442.50    354     1-Apr-28      $350,586.90
4942826  KEY WEST                       FL     33040     SFD     7.375     6.500    $2,219.90    360     1-Feb-29      $321,165.43
4943271  WEATHERBY LAKE                 MO     64152     SFD     7.125     6.500    $1,852.73    360     1-Feb-29      $274,780.09
4943278  MENLO PARK                     CA     94025     SFD     7.375     6.500    $3,626.05    360     1-Mar-29      $525,000.00
4943388  SUNNYVALE                      CA     94086     SFD     7.250     6.500    $1,937.39    360     1-Mar-29      $284,000.00
4943403  SAN CLEMENTE                   CA     92673     SFD     6.875     6.500    $1,964.55    360     1-Jan-29      $298,546.08
4943414  ARLINGTON                      VA     22201     PUD     7.125     6.500    $2,508.57    360     1-Mar-29      $372,346.00
4943618  SPRING PARK                    MN     55384     LCO     7.250     6.500    $2,201.39    360     1-Mar-29      $322,700.00
4943820  HAYS                           KS     67601     SFD     7.125     6.500    $2,867.35    360     1-Mar-29      $425,600.00
4944600  HOUSTON                        TX     77057     SFD     6.875     6.500    $1,868.97    360     1-Feb-29      $284,260.98
4944627  WEST BLOOMFIELD                MI     48324     SFD     7.500     6.500    $4,160.33    360     1-Jan-29      $594,114.08
4944831  NOVATO                         CA     94945     SFD     7.000     6.500    $2,228.76    360     1-Feb-29      $332,496.65
4944873  PLANO                          TX     75024     SFD     6.875     6.500    $2,279.55    360     1-Jan-29      $346,415.28
4944881  CASTLE ROCK                    CO     80104     SFD     6.250     5.983    $3,335.04    360     1-Feb-29      $541,071.09
4944991  NEW CANAAN                     CT     06840     SFD     7.250     6.500    $3,833.83    360     1-Feb-29      $561,561.59
4945329  DOVE CANYON                    CA     92679     SFD     6.875     6.500    $1,958.97    360     1-Feb-29      $297,949.47
4945450  LOS ALTOS                      CA     94024     SFD     7.250     6.500    $2,484.76    360     1-Mar-29      $364,240.00
4945464  MOUNTAIN VIEW                  CA     94041     SFD     7.375     6.500    $2,403.55    360     1-Feb-29      $347,735.20
4945618  LOS ANGELES                    CA     90046     SFD     7.375     6.500    $3,591.51    360     1-Dec-28      $518,805.66
4945637  BEVERLY SHORES                 IN     46301     SFD     7.000     6.500    $2,654.56    360     1-Feb-29      $398,672.94
4945764  ALAMEDA                        CA     94502     SFD     7.250     6.500    $2,614.10    360     1-Dec-28      $382,297.77
4945819  TENAFLY                        NJ     07670     SFD     6.625     6.358    $3,841.87    360     1-Mar-29      $600,000.00
4945917  MUTTONTOWN                     NY     11753     SFD     7.125     6.500    $4,042.32    360     1-Mar-29      $600,000.00
4946243  MADISON                        NJ     07940     SFD     7.250     6.500    $2,728.71    360     1-Feb-29      $399,687.96
4946532  TULSA                          OK     74136     SFD     6.750     6.483    $4,215.89    360     1-Feb-29      $649,440.36
4946600  SEWELL                         NJ     08080     SFD     7.000     6.500      $532.25    360     1-Mar-29      $80,000.00
4946724  DRIPPING SPRINGS               TX     78620     SFD     7.000     6.500    $1,712.49    360     1-Jan-29      $256,976.79
4947003  LADUE                          MO     63124     SFD     7.000     6.500    $3,326.51    360     1-Feb-29      $499,590.16
4947097  CARDIFF                        CA     92007     SFD     7.375     6.500    $3,626.05    360     1-Feb-29      $524,600.51
4947112  CONCORD                        MA     01742     LCO     7.375     6.500    $1,819.93    360     1-Mar-29      $263,500.00
4947292  CORONA DEL MAR                 CA     92625     LCO     7.500     6.500    $2,324.89    360     1-Feb-29      $332,253.24
4947388  WEST PORT                      CT     06880     SFD     7.000     6.500    $3,625.90    360     1-Feb-29      $544,553.27
4947451  POWAY                          CA     92064     SFD     6.875     6.500    $2,537.06    360     1-Feb-29      $385,875.55
4947510  RIDGEFIELD                     CT     06877     SFD     7.375     6.500      $345.34    360     1-Feb-29      $49,961.96
4947580  COS COB                        CT     06807     SFD     7.000     6.500    $3,399.70    360     1-Mar-29      $511,000.00
4947653  SHERMAN OAKS                   CA     91403     SFD     7.500     6.500    $1,978.78    360     1-Feb-29      $282,789.97
4947851  WALNUT CREEK                   CA     94598     SFD     7.500     6.500    $1,948.72    360     1-Feb-29      $278,493.16
4947868  SIMSBURY                       CT     06070     SFD     6.500     6.233    $1,896.21    360     1-Mar-29      $300,000.00
4947870  MILL VALLEY                    CA     94941     LCO     7.375     6.500    $2,396.65    360     1-Feb-29      $346,735.95
4947971  DANVILLE                       CA     94526     SFD     7.500     6.500    $2,789.87    360     1-Feb-29      $398,703.88
4948012  INDIANAPOLIS                   IN     46205     SFD     7.250     6.500    $3,022.05    360     1-Mar-29      $443,000.00
4948057  TOPEKA                         KS     66617     SFD     6.750     6.483    $2,075.52    360     1-Feb-29      $319,724.48
4948090  CLIFTON                        VA     20124     SFD     6.625     6.358    $3,061.33    360     1-Feb-29      $477,178.18
4948175  SAN JOSE                       CA     95124     SFD     7.125     6.500    $1,933.57    360     1-Feb-29      $286,770.49
4948211  SAN JOSE                       CA     95123     SFD     7.375     6.500    $2,023.68    360     1-Mar-29      $293,000.00
4948305  OYSTER BAY                     NY     11771     SFD     7.625     6.500    $1,274.03    360     1-Mar-29      $180,000.00
4948346  LOS ALTOS HILLS                CA     94022     SFD     6.875     6.500    $2,627.72    360     1-Feb-29      $399,663.95
4948359  SOUTH PASADENA                 CA     91030     SFD     7.750     6.500    $6,845.32    360     1-Feb-29      $954,825.62
4948557  BASALT                         CO     81621     SFD     7.000     6.500    $4,324.47    360     1-Mar-29      $650,000.00
4948609  SAN FRANCISCO                  CA     94105     LCO     7.375     6.500    $2,486.44    360     1-Feb-29      $359,726.06
4948664  MANHATTAN BEACH                CA     90266     SFD     6.875     6.500    $3,645.96    360     1-Mar-29      $555,000.00
4948666  CARNELIAN BAY                  CA     96140     SFD     7.500     6.500    $5,244.11    360     1-Feb-29      $749,443.39
4948676  LAFAYETTE                      CA     94549     SFD     7.000     6.500    $2,627.95    360     1-Mar-29      $395,000.00
4948812  ANCHORAGE                      AK     99516     SFD     7.500     6.500    $3,052.07    360     1-Jan-29      $435,850.09
4948903  FAYETTEVILLE                   AR     72703     SFD     7.500     6.500    $3,258.34    360     1-Feb-29      $465,654.16
4949069  RIDGEFIELD                     CT     06877     SFD     7.125     6.500    $2,041.37    360     1-Feb-29      $302,757.70
4949080  BRIDGEHAMPTON                  NY     11932     SFD     7.000     6.500    $2,395.09    360     1-Mar-29      $360,000.00
4949081  SYOSSET                        NY     11791     SFD     7.125     6.500    $2,209.80    360     1-Mar-29      $328,000.00
4949110  LEWIS CENTER                   OH     43035     SFD     7.250     6.500    $1,791.74    360     1-Feb-29      $262,445.11
4949176  READINGTON                     NJ     08870     SFD     7.125     6.500    $2,475.92    360     1-Mar-29      $367,500.00
4949271  DENVER                         CO     80209     SFD     7.125     6.500    $2,372.50    360     1-Feb-29      $351,867.38
4949313  CENTEREVILLE                   VA     20120     SFD     7.000     6.500    $1,783.02    360     1-Feb-29      $267,780.31
4949344  REDONDO BEACH                  CA     90278     LCO     7.250     6.500    $2,182.28    360     1-Feb-29      $319,650.44
4949483  MAHOPAC                        NY     10541     SFD     7.125     6.500    $1,010.58    360     1-Mar-29      $150,000.00
4949672  SAN JOSE                       CA     95123     SFD     7.375     6.500    $2,666.01    360     1-Feb-29      $385,706.28
4949725  STONY POINT                    NY     10980     SFD     7.500     6.500    $1,048.83    360     1-Feb-29      $149,888.67
4949884  SIMI VALLEY                    CA     93063     SFD     7.250     6.500    $1,691.80    360     1-Mar-29      $248,000.00
4949893  MONTARA                        CA     94037     SFD     7.125     6.500    $2,492.76    360     1-Mar-29      $370,000.00
4949921  MOUNT KISCO                    NY     10549     SFD     6.875     6.500    $2,943.05    360     1-Feb-29      $447,623.62
4950000  NEW YORK                       NY     10014     COP     7.625     6.500    $3,008.13    360     1-Feb-29      $424,692.39
4950011  CROSSVILLE                     TN     38555     SFD     7.125     6.500    $2,102.00    360     1-Feb-29      $311,750.50
4950127  LEXINGTON                      MA     02421     SFD     7.500     6.500    $2,447.25    360     1-Mar-29      $350,000.00
4950142  SOUTHBORO                      MA     01772     SFD     6.625     6.358    $2,108.26    240     1-Feb-19      $279,437.57
4950166  HUNTINGTON BEACH               CA     92649     SFD     7.250     6.500    $2,421.73    360     1-Feb-29      $354,723.07
4950174  UPPER MARLBORO                 MD     20772     SFD     7.125     6.500    $1,907.98    360     1-Mar-29      $283,200.00
4950183  WILSONVILLE                    OR     97070     SFD     7.500     6.500    $2,126.49    354     1-May-28      $301,803.97
4950195  AGUA DULCE                     CA     91350     SFD     7.375     6.500    $2,123.00    240     1-Mar-19      $266,050.00
4950227  NORTHPORT                      NY     11768     SFD     7.375     6.500    $3,228.91    360     1-Mar-29      $467,500.00
4950228  ALAMO                          CA     94507     SFD     6.875     6.500    $2,956.18    360     1-Feb-29      $449,621.95
4950232  LOS ANGELES                    CA     90024     SFD     7.000     6.500    $2,920.68    360     1-Feb-29      $438,640.15
4950270  SARATOGA                       CA     95070     SFD     6.875     6.500    $1,885.39    360     1-Mar-29      $287,000.00
4950286  REDONDO BEACH                  CA     90278     LCO     6.875     6.500    $1,710.65    360     1-Feb-29      $260,181.23
4950463  ISLAMORADA                     FL     33036     SFD     7.250     6.500    $2,217.07    360     1-Feb-29      $324,746.47
4950511  THORNWOOD                      NY     10594     SFD     7.250     6.500    $1,998.78    360     1-Mar-29      $293,000.00
4950679  FREMONT                        CA     94539     SFD     7.000     6.500    $3,585.99    360     1-Feb-29      $538,558.18
4950709  EL CAJON                       CA     92019     SFD     7.250     6.500    $1,841.88    360     1-Jan-29      $269,577.47
4950835  LAS VEGAS                      NV     89118     SFD     7.125     6.500    $2,061.58    360     1-Feb-29      $305,755.30
4950861  FRANKLIN TOWNSHIP              NJ     08873     SFD     6.750     6.483    $1,785.60    360     1-Jan-29      $274,824.59
4950995  DALLAS                         TX     75209     PUD     6.875     6.500    $1,977.36    360     1-Feb-29      $300,747.12
4951005  MILL NECK                      NY     11765     SFD     7.500     6.500    $2,055.70    360     1-Mar-29      $294,000.00
4951008  MILL VALLEY                    CA     94941     SFD     7.125     6.500    $3,382.07    360     1-Feb-29      $501,598.56
4951044  OSSINING                       NY     10562     SFD     7.375     6.500    $1,914.56    360     1-Mar-29      $277,200.00
4951201  PHOENIX                        AZ     85048     SFD     6.875     6.500    $1,807.87    360     1-Feb-29      $274,968.80
4951306  DESTIN                         FL     32541     SFD     7.750     6.500    $2,937.30    360     1-Mar-29      $409,091.51
4951368  ISSAQUAH                       WA     98027     SFD     7.250     6.500    $2,142.03    360     1-Feb-29      $313,755.06
4951568  SAN MATEO                      CA     94402     SFD     7.375     6.500    $3,315.25    360     1-Feb-29      $479,634.75
4951608  BRENTWOOD                      CA     94513     SFD     7.125     6.500    $2,021.16    360     1-Mar-29      $300,000.00
4951611  BETHESDA                       MD     20814     SFD     7.500     6.500    $2,359.85    360     1-Jan-29      $336,997.48
4951626  TAMPA                          FL     33606     SFD     7.750     6.500    $1,891.33    360     1-Mar-29      $264,000.00
4951639  GILROY                         CA     95020     SFD     7.500     6.500    $2,293.43    360     1-Mar-29      $328,000.00
4951655  SAN MATEO                      CA     94402     SFD     7.250     6.500    $2,387.62    360     1-Feb-29      $349,726.96
4951731  SAN JOSE                       CA     95129     SFD     6.875     6.500    $2,522.61    360     1-Mar-29      $384,000.00
4951779  SNOHOMISH                      WA     98280     SFD     6.875     6.500    $1,839.41    360     1-Jan-29      $279,528.17
4951801  NEWPORT BEACH                  CA     92663     SFD     7.125     6.500    $3,233.85    360     1-Mar-29      $480,000.00
4951809  SAN JOSE                       CA     95135     SFD     7.250     6.500    $2,481.76    360     1-Feb-29      $363,516.20
4952259  LOS ALTOS HILLS                CA     94022     SFD     7.125     6.500    $5,329.12    360     1-Mar-29      $791,000.00
4952351  SAN FRANCISCO                  CA     94127     SFD     7.375     6.500    $1,913.17    360     1-Mar-29      $277,000.00
4952457  SOMERVILLE                     NJ     08876     SFD     7.000     6.500    $1,756.40    360     1-Feb-29      $263,783.60
4952717  RANCHO SANTA FE                CA     92067     SFD     7.125     6.500    $4,379.18    360     1-Feb-29      $649,480.20
4952820  LOS ANGELES                    CA     90025     SFD     7.000     6.500    $3,466.23    360     1-Mar-29      $521,000.00
4952853  SAN MATEO                      CA     94403     SFD     7.125     6.500    $2,640.98    360     1-Mar-29      $392,000.00
4952922  LOS ANGELES                    CA     91604     SFD     7.000     6.500    $2,485.58    360     1-Jan-29      $372,985.72
4953008  NEW YORK                       NY     10128     COP     6.500     6.233    $3,792.41    360     1-Mar-29      $600,000.00
4953034  VIRGINIA BEACH                 VA     23454     SFD     7.250     6.500    $2,899.25    360     1-Mar-29      $425,000.00
4953063  LOS GATOS                      CA     95033     SFD     6.500     6.233    $2,370.26    360     1-Mar-29      $375,000.00
4953372  LONG BEACH                     NJ     08008     SFD     7.375     6.500    $2,914.58    240     1-Mar-19      $365,250.00
4953817  TOPSFIELD                      MA     01983     SFD     6.375     6.108    $2,969.62    360     1-Feb-29      $475,559.13
4953822  SAN ANTONIO                    TX     78248     SFD     7.000     6.500    $2,552.11    360     1-Mar-29      $383,600.00
4953871  SAN FRANCISCO                  CA     94116     SFD     6.750     6.483    $2,951.13    360     1-Feb-29      $454,608.25
4954090  DIX HILLS                      NY     11746     SFD     7.125     6.500    $2,231.36    360     1-Mar-29      $331,200.00
4954167  BOSTON                         MA     02118     LCO     7.250     6.500    $2,619.56    360     1-Mar-29      $384,000.00
4954193  ALEXANDRIA                     VA     22307     SFD     7.000     6.500    $3,316.54    360     1-Dec-28      $497,266.97
4954377  HILTON HEAD ISLAND             SC     29926     SFD     7.000     6.500    $1,871.17    360     1-Mar-29      $281,250.00
4954432  LIVERMORE                      CA     94550     SFD     7.500     6.500    $2,114.43    360     1-Feb-29      $302,175.57
4954459  REDWOOD CITY                   CA     94061     SFD     7.500     6.500    $1,852.92    360     1-Mar-29      $265,000.00
4954684  SHERMAN OAKS                   CA     91423     SFD     7.250     6.500    $4,774.56    360     1-Mar-29      $699,900.00
4954775  MOUNTAIN VIEW                  CA     94043     SFD     7.125     6.500    $2,392.38    360     1-Mar-29      $355,100.00
4954780  WASHINGTON                     CT     06794     SFD     7.375     6.500    $2,990.62    360     1-Feb-29      $432,670.53
4954950  TALLAHASSEE                    FL     32312     SFD     7.250     6.500    $2,524.06    360     1-Jan-29      $369,420.97
4954985  SAN RAMON                      CA     94583     SFD     7.375     6.500    $2,486.44    360     1-Feb-29      $359,726.06
4954994  HINGHAM                        MA     02043     SFD     6.625     6.358    $2,401.17    360     1-Mar-29      $375,000.00
4955015  TEMECULA                       CA     92592     SFD     6.500     6.233    $2,477.71    360     1-Mar-29      $392,000.00
4955016  BROOKLINE                      MA     02467     SFD     7.250     6.500    $2,387.62    360     1-Mar-29      $350,000.00
4955088  PARKLAND                       FL     33067     SFD     7.375     6.500    $2,536.16    360     1-Mar-29      $367,200.00
4955137  TARRYTOWN                      NY     10591     SFD     7.375     6.500    $2,453.28    360     1-Mar-29      $355,200.00
4955211  PALO ALTO                      CA     94301     SFD     7.375     6.500    $2,009.87    360     1-Feb-29      $290,778.57
4955248  MENLO PARK                     CA     94025     SFD     7.250     6.500    $6,753.55    360     1-Feb-29      $989,227.70
4955300  SAN RAMON                      CA     94583     SFD     7.125     6.500    $2,021.16    360     1-Feb-29      $299,760.09
4955305  OAKLAND                        CA     94611     SFD     7.500     6.500    $2,742.32    360     1-Feb-29      $391,908.93
4955364  MENLO PARK                     CA     94025     SFD     7.250     6.500    $2,810.57    360     1-Feb-29      $411,678.60
4955384  SAN JOSE                       CA     95138     SFD     6.500     6.233    $3,087.66    360     1-Feb-29      $488,058.38
4955387  THOUSAND OAKS                  CA     91362     SFD     7.250     6.500    $1,974.91    360     1-Feb-29      $289,274.15
4955547  LOS GATOS                      CA     95033     SFD     7.375     6.500    $2,486.44    360     1-Feb-29      $359,726.06
4955599  PALO ALTO                      CA     94306     SFD     7.125     6.500    $1,684.30    360     1-Mar-29      $250,000.00
4955617  SAN JOSE                       CA     95135     SFD     7.250     6.500    $2,012.43    360     1-Mar-29      $295,000.00
4955691  PLEASANTON                     CA     94566     SFD     7.000     6.500    $2,281.99    360     1-Mar-29      $343,000.00
4955692  SPRINGFIELD                    VA     22153     SFD     6.750     6.483    $2,059.95    360     1-Mar-29      $317,600.00
4955698  SPRINGFIELD                    VA     22152     SFD     7.125     6.500    $2,061.58    360     1-Mar-29      $306,000.00
4955780  MALIBU                         CA     90265     SFD     7.250     6.500    $4,434.15    360     1-Jan-29      $648,982.80
4955791  DEL MAR                        CA     92014     SFD     7.375     6.500    $4,489.39    360     1-Jan-29      $649,007.76
4955803  NORTH HILLS                    CA     91343     SFD     6.750     6.483      $882.09    360     1-Jan-29      $135,765.16
4955805  EUGENE                         OR     97405     SFD     6.750     6.483    $2,312.26    360     1-Dec-28      $355,573.96
4955818  SAN JOSE                       CA     95117     SFD     7.250     6.500    $2,077.91    360     1-Feb-29      $304,362.38
4955821  PASADENA                       CA     91104     SFD     7.000     6.500      $997.95    360     1-Jan-29      $149,753.38
4955857  SHERMAN OAKS AREA              CA     91403     SFD     7.250     6.500    $2,772.36    360     1-Jan-29      $405,764.03
4955879  SAN FRANCISCO                  CA     94114     SFD     6.750     6.483    $2,200.04    360     1-Jan-29      $338,614.28
4955901  MARYSVILLE                     OH     43040     SFD     7.250     6.500      $485.71    360     1-Jan-29      $71,088.58
4955927  CORONA DEL MAR                 CA     92625     SFD     7.000     6.500    $4,039.72    360     1-Jan-29      $606,201.66
4955940  SAN CARLOS                     CA     94070     SFD     7.375     6.500    $4,482.49    360     1-Feb-29      $648,506.16
4955950  HOFFMAN ESTATES                IL     60192     SFD     7.250     6.500    $2,076.20    360     1-Jan-29      $303,592.07
4955971  OVERLAND                       KS     66221     SFD     7.125     6.500    $2,694.87    360     1-Feb-29      $399,680.13
4955975  TEMPLE CITY                    CA     91780     SFD     7.375     6.500    $2,196.35    360     1-Dec-28      $317,269.60
4955993  SANTA CRUZ                     CA     95060     SFD     7.000     6.500    $2,874.11    360     1-Jan-29      $431,289.71
4955997  PASCAGOULA                     MS     39567     SFD     7.750     6.500    $1,869.84    360     1-Dec-28      $260,443.78
4955998  OKLAHOMA CITY                  OK     73151     SFD     7.125     6.500    $1,886.42    360     1-Feb-29      $279,776.08
4956001  SANTA ROSA                     CA     95409     SFD     7.500     6.500    $1,772.51    360     1-Jan-29      $253,122.56
4956003  SAINT PETERSBURG               FL     33712     SFD     7.125     6.500      $747.83    360     1-Mar-29      $111,000.00
4956083  PALO ALTO                      CA     94306     SFD     7.250     6.500    $3,765.62    360     1-Feb-29      $551,569.38
4956091  PRESCOTT                       AZ     86303     SFD     7.250     6.500    $1,889.63    360     1-Feb-29      $276,783.92
4956117  MENLO PARK                     CA     94025     SFD     7.125     6.500    $2,694.87    360     1-Feb-29      $399,680.13
4956152  SOUTHBURY                      CT     06488     SFD     6.750     6.483    $2,430.95    360     1-Mar-29      $374,800.00
4956168  SAN RAMON                      CA     94583     SFD     6.750     6.483    $2,218.21    360     1-Mar-29      $342,000.00
4956204  PLANO                          TX     75093     SFD     6.875     6.500    $1,970.79    360     1-Mar-29      $300,000.00
4956254  ELMHURST                       NY     11373     MF2     7.250     6.500    $2,278.47    360     1-Mar-29      $334,000.00
4956311  PARK CITY                      UT     84060     SFD     7.125     6.500    $3,146.27    360     1-Feb-29      $466,626.54
4956352  REDWOOD CITY                   CA     94062     SFD     6.500     6.233    $2,338.66    360     1-Mar-29      $370,000.00
4956405  CUPERTINO                      CA     95014     SFD     7.125     6.500    $2,526.45    360     1-Feb-29      $374,700.11
4956431  DAYTONA BEACH                  FL     32124     SFD     7.250     6.500    $3,410.89    360     1-Feb-29      $499,609.95
4956449  RALEIGH                        NC     27613     SFD     7.000     6.500    $1,064.49    360     1-Mar-29      $160,000.00
4956551  MOUNTAIN VIEW                  CA     94043     LCO     7.375     6.500    $1,802.67    360     1-Feb-29      $260,801.39
4956560  RANCHO PALOS VERDES            CA     90275     SFD     6.750     6.483    $2,003.52    360     1-Feb-29      $308,634.04
4956576  VALLEY VILLAGE                 CA     91607     SFD     7.625     6.500    $2,250.79    360     1-Feb-29      $317,769.84
4956577  DANVILLE                       CA     94526     SFD     7.250     6.500    $1,811.87    360     1-Feb-29      $265,392.80
4956610  DALLAS                         TX     75230     SFD     7.000     6.500    $2,778.31    360     1-Feb-29      $417,257.69
4956617  MORAGA                         CA     94556     SFD     7.250     6.500    $4,296.69    360     1-Feb-29      $629,358.65
4956626  CUPERTINO                      CA     95014     SFD     6.625     6.358    $2,817.37    360     1-Feb-29      $439,611.80
4956627  SAN CLEMENTE                   CA     92673     SFD     6.875     6.500    $2,103.49    360     1-Feb-29      $319,930.99
4956642  HAYDEN LAKE                    ID     83835     SFD     7.125     6.500    $2,155.90    360     1-Feb-29      $319,744.10
4956650  CAMPBELL                       CA     95008     SFD     7.000     6.500    $2,494.89    360     1-Mar-29      $375,000.00
4956658  SAN FRANCISCO                  CA     94114     SFD     7.375     6.500    $2,085.84    360     1-Feb-29      $301,770.20
4956707  LOS ALTOS                      CA     94024     SFD     7.375     6.500    $2,969.91    360     1-Jan-29      $429,343.59
4956740  SIERRA MADRE                   CA     91024     SFD     6.750     6.483    $2,334.96    360     1-Mar-29      $360,000.00
4956781  ROLLING HILLS ESTATES          CA     90274     SFD     7.000     6.500    $2,561.42    360     1-Jan-29      $384,366.98
4956844  SAN JOSE                       CA     95131     SFD     7.250     6.500    $2,148.86    360     1-Feb-29      $314,754.27
4956935  SARATOGA                       CA     95070     SFD     7.250     6.500    $2,489.95    360     1-Feb-29      $364,715.26
4956969  RANCHO PALOS VERDES            CA     90275     SFD     7.000     6.500    $2,874.11    360     1-Mar-29      $432,000.00
4957106  DESTIN                         FL     32541     SFD     7.250     6.500    $3,138.02    360     1-Mar-29      $460,000.00
4957189  HONOLULU                       HI     96825     SFD     7.000     6.500    $2,627.95    360     1-Feb-29      $394,676.22
4957203  SAN JOSE                       CA     95120     SFD     7.375     6.500    $2,099.66    360     1-Mar-29      $304,000.00
4957222  FREMONT                        CA     94539     SFD     7.000     6.500    $1,995.91    360     1-Mar-29      $300,000.00
4957257  DEL MAR                        CA     92014     SFD     7.125     6.500    $2,681.40    360     1-Feb-29      $397,681.73
4957268  THOUSAND OAKS                  CA     91362     SFD     7.250     6.500    $2,721.89    360     1-Mar-29      $399,000.00
4957383  REDWOOD CITY                   CA     94061     SFD     6.750     6.483    $1,960.39    360     1-Mar-29      $302,250.00
4957409  LOS ALTOS                      CA     94024     SFD     7.125     6.500    $3,200.17    360     1-Mar-29      $475,000.00
4957485  CUPERTINO                      CA     95014     SFD     7.000     6.500    $2,072.42    360     1-Feb-29      $311,244.66
4957515  LA CANADA FLINTRIDGE           CA     91011     SFD     6.750     6.483    $3,048.41    360     1-Feb-29      $469,595.34
4957586  PALO ALTO                      CA     94301     SFD     7.250     6.500    $5,798.50    360     1-Mar-29      $850,000.00
4957652  ESCONDIDO                      CA     92029     SFD     7.500     6.500    $1,776.01    360     1-Mar-29      $254,000.00
4957679  CALABASAS                      CA     91302     SFD     7.125     6.500    $6,063.47    360     1-Mar-29      $900,000.00
4957747  NEWCASTLE                      WA     98059     SFD     6.750     6.483    $2,237.66    360     1-Feb-29      $344,602.97
4957760  WEST WINDSOR                   NJ     08550     SFD     7.375     6.500    $3,149.48    360     1-Feb-29      $455,653.02
4957801  CROTON ON HUDSON               NY     10520     SFD     6.750     6.483    $1,605.29    360     1-Mar-29      $247,500.00
4957816  SAN JOSE                       CA     95120     SFD     7.375     6.500    $2,745.43    360     1-Feb-29      $397,197.54
4957817  PALOS VERDES ESTATES           CA     90274     SFD     6.750     6.483    $3,709.99    360     1-Mar-29      $572,000.00
4957833  YORKTOWN                       VA     23693     SFD     7.000     6.500    $1,836.24    360     1-Feb-29      $275,773.76
4957870  HILLSBOROUGH                   CA     94010     SFD     7.000     6.500    $6,227.24    360     1-Mar-29      $936,000.00
4957888  EDMONDS                        WA     98020     SFD     7.250     6.500    $6,395.40    360     1-Mar-29      $937,500.00
4957964  SOUTHLAKE                      TX     76092     SFD     7.375     6.500    $2,927.43    360     1-Feb-29      $423,527.48
4957971  SAN FRANCISCO                  CA     94132     SFD     7.375     6.500    $1,726.69    360     1-Mar-29      $250,000.00
4958081  SAN JOSE                       CA     95117     SFD     7.375     6.500    $2,306.86    360     1-Feb-29      $333,745.85
4958118  TIBURON                        CA     94920     SFD     7.125     6.500    $4,379.18    360     1-Mar-29      $650,000.00
4958131  COTO DE CAZA                   CA     92679     SFD     7.125     6.500    $3,220.38    360     1-Feb-29      $477,617.75
4958135  LIVERMORE                      CA     94550     SFD     7.125     6.500    $1,920.10    360     1-Mar-29      $285,000.00
4958166  WHITTIER                       CA     90601     SFD     7.375     6.500    $1,864.83    360     1-Feb-29      $269,794.54
4958219  GREAT FALLS                    VA     22066     SFD     7.125     6.500    $3,435.97    360     1-Mar-29      $510,000.00
4958254  BEDMINSTER                     NJ     07921     SFD     7.125     6.500    $3,503.34    360     1-Mar-29      $520,000.00
4958288  ARLINGTON                      VA     22209     SFD     7.250     6.500    $2,237.54    360     1-Mar-29      $328,000.00
4958291  PLEASANT HILL                  CA     94523     SFD     6.750     6.483    $2,189.02    360     1-Feb-29      $337,209.42
4958318  BAYVILLE                       NY     11709     SFD     7.750     6.500    $2,865.65    360     1-Mar-29      $400,000.00
4958364  RIDGEFIELD                     CT     06877     SFD     7.250     6.500    $2,046.53    360     1-Mar-29      $300,000.00
4958368  MALIBU                         CA     90265     SFD     7.375     6.500    $4,489.39    360     1-Mar-29      $650,000.00
4958422  HUNTINGTON BEACH               CA     92646     SFD     6.875     6.500    $2,023.35    360     1-Feb-29      $307,741.23
4958452  DANVILLE                       CA     94506     SFD     7.625     6.500    $2,226.02    360     1-Feb-29      $314,272.37
4958462  PLEASTON                       CA     94588     SFD     7.375     6.500    $2,431.18    360     1-Mar-29      $352,000.00
4958478  HENDERSONVILLE                 NC     28791     SFD     7.000     6.500    $2,195.10    360     1-Feb-29      $329,669.55
4958491  FRANKLIN LAKES                 NJ     07417     SFD     6.875     6.500    $4,270.04    360     1-Feb-29      $649,453.92
4958547  MARCO ISLAND                   FL     34145     HCO     7.125     6.500    $2,358.02    360     1-Mar-29      $350,000.00
4958650  LOS ALTOS                      CA     94024     SFD     7.250     6.500    $4,297.72    360     1-Feb-29      $629,508.53
4958685  WOODLAND HILLS                 CA     91364     SFD     7.250     6.500    $4,011.20    360     1-Feb-29      $587,541.30
4958716  LOS ANGELES                    CA     90064     SFD     7.125     6.500    $2,021.16    360     1-Mar-29      $300,000.00
4958717  LAFAYETTE                      CA     94549     SFD     7.250     6.500    $2,831.04    360     1-Mar-29      $415,000.00
4958735  WALNUT CREEK                   CA     94595     SFD     7.375     6.500    $3,080.42    360     1-Feb-29      $445,660.62
4958797  LIVERMORE                      CA     94550     SFD     7.250     6.500    $2,012.43    360     1-Mar-29      $295,000.00
4958808  SANTA BARBARA                  CA     93108     SFD     7.125     6.500    $5,243.56    360     1-Mar-29      $778,300.00
4958889  VALDOSTA                       GA     31605     SFD     7.000     6.500    $2,095.70    360     1-Feb-29      $314,741.80
4958906  MENLO PARK                     CA     94025     SFD     7.250     6.500    $1,705.45    360     1-Feb-29      $249,804.97
4958977  CUPERTINO                      CA     95104     SFD     7.250     6.500    $2,524.06    360     1-Mar-29      $370,000.00
4959005  SAN JOSE                       CA     95124     SFD     7.250     6.500    $2,200.02    360     1-Feb-29      $322,248.42
4959021  SAN JOSE                       CA     95125     SFD     7.125     6.500    $2,981.21    360     1-Mar-29      $442,500.00
4959099  DANVILLE                       CA     94506     SFD     7.125     6.500    $2,425.39    360     1-Mar-29      $360,000.00
4959104  STATEN ISLAND                  NY     10309     SFD     7.250     6.500    $2,148.86    360     1-Mar-29      $315,000.00
4959123  CUPERTINO                      CA     95014     SFD     7.250     6.500    $2,728.71    360     1-Mar-29      $400,000.00
4959139  HESPERUS                       CO     81301     SFD     7.000     6.500    $2,627.95    360     1-Mar-29      $395,000.00
4959221  ENCINO                         CA     91436     SFD     7.250     6.500    $2,561.58    360     1-Mar-29      $375,500.00
4959240  SAN JOSE                       CA     95118     SFD     7.000     6.500    $1,862.85    360     1-Feb-29      $279,770.48
4959251  LOS GATOS                      CA     95033     SFD     7.375     6.500    $2,823.14    360     1-Feb-29      $408,438.97
4959321  THOUSAND OAKS                  CA     91362     SFD     7.250     6.500    $6,139.59    360     1-Mar-29      $900,000.00
4959343  NEWPORT BEACH                  CA     92660     SFD     7.250     6.500    $1,910.10    360     1-Feb-29      $279,781.57
4959376  SOUTHLAKE                      TX     76092     SFD     6.750     6.483    $1,906.56    360     1-Feb-29      $293,696.91
4959572  REDWOOD CITY                   CA     94061     SFD     7.125     6.500    $1,833.19    360     1-Mar-29      $272,100.00
4959632  IRVINE                         CA     92606     SFD     7.750     6.500    $2,521.78    360     1-Feb-29      $351,751.55
4959682  ROWLAND HEIGHTS                CA     91748     SFD     7.250     6.500    $1,985.14    360     1-Mar-29      $291,000.00
4959748  PLEASANTON                     CA     94566     SFD     7.250     6.500    $3,649.65    360     1-Feb-29      $534,582.64
4959753  NEWPORT                        OR     97365     SFD     7.000     6.500    $2,245.40    360     1-Feb-29      $337,223.35
4959929  SAN JOSE                       CA     95132     SFD     7.375     6.500    $2,244.70    360     1-Feb-29      $324,752.70
4959957  MANHATTAN BEACH                CA     90266     SFD     7.250     6.500    $3,308.56    360     1-Mar-29      $485,000.00
4959963  FREMONT                        CA     94539     SFD     7.250     6.500    $2,854.23    360     1-Mar-29      $418,400.00
4959975  SAN JOSE                       CA     95135     SFD     7.250     6.500    $2,087.46    360     1-Feb-29      $305,761.29
4960003  CUPERTINO                      CA     95014     SFD     7.000     6.500    $3,778.92    360     1-Mar-29      $568,000.00
4960031  OAKLAND                        CA     94602     SFD     7.375     6.500    $2,161.82    360     1-Mar-29      $313,000.00
4960072  LA MIRADA                      CA     90638     SFD     7.000     6.500    $1,975.95    360     1-Feb-29      $296,756.55
4960094  SAN JOSE                       CA     95128     SFD     7.375     6.500    $2,234.34    360     1-Mar-29      $323,500.00
4960104  HAYWARD                        CA     94541     SFD     7.375     6.500    $2,669.46    360     1-Mar-29      $386,500.00
4960115  SAN JOSE                       CA     95135     SFD     7.250     6.500    $2,564.99    360     1-Feb-29      $375,706.68
4960138  MIAMI                          FL     33178     SFD     7.250     6.500    $2,080.64    360     1-Feb-29      $304,762.07
4960150  PALO ALTO                      CA     94303     SFD     7.125     6.500    $2,614.03    360     1-Feb-29      $387,689.72
4960153  OSSINING                       NY     10562     SFD     6.875     6.500    $3,599.97    360     1-Mar-29      $548,000.00
4960164  HERMOSA BEACH                  CA     90254     SFD     7.250     6.500    $2,251.19    360     1-Feb-29      $329,742.56
4960257  DANVILLE                       CA     94526     SFD     7.000     6.500    $2,328.56    360     1-Feb-29      $349,713.11
4960295  WESTLAKE VILLAGE               CA     91362     SFD     7.375     6.500    $2,486.44    360     1-Mar-29      $360,000.00
4960299  SAN JOSE                       CA     95120     SFD     7.250     6.500    $2,080.64    360     1-Feb-29      $304,742.71
4960309  PLEASANTON                     CA     94588     SFD     7.250     6.500    $1,705.45    360     1-Feb-29      $249,804.97
4960341  CUPERTINO                      CA     95014     SFD     7.250     6.500    $2,837.86    360     1-Feb-29      $415,675.47
4960342  MUIR BEACH                     CA     94965     SFD     7.375     6.500    $2,244.69    360     1-Jan-29      $324,503.90
4960411  SAN DIEGO                      CA     92130     SFD     7.000     6.500    $1,896.12    360     1-Mar-29      $285,000.00
4960424  MOUNTAIN VIEW                  CA     94043     SFD     6.875     6.500    $2,333.41    360     1-Jan-29      $354,601.47
4960432  AUSTIN                         TX     78733     SFD     6.875     6.500    $2,286.12    360     1-Mar-29      $348,000.00
4960488  SIMI VALLEY                    CA     93065     SFD     7.500     6.500    $2,069.68    360     1-Feb-29      $295,780.32
4960505  TARZANA                        CA     91356     SFD     7.000     6.500    $1,663.26    360     1-Mar-29      $250,000.00
4960523  ENCINITAS                      CA     92024     SFD     7.250     6.500    $2,380.80    360     1-Mar-29      $349,000.00
4960553  EL CERRITO                     CA     94530     SFD     7.375     6.500    $1,949.78    360     1-Mar-29      $282,300.00
4960601  SAN JOSE                       CA     95125     SFD     7.375     6.500    $1,983.62    360     1-Mar-29      $287,200.00
4960732  SAN RAMON                      CA     94583     SFD     7.375     6.500    $1,926.98    360     1-Jan-29      $278,574.11
4960750  OAKLAND                        CA     94605     SFD     7.625     6.500    $2,257.87    360     1-Mar-29      $319,000.00
4960754  DEFIANCE                       MO     63341     SFD     6.625     6.358    $1,696.82    360     1-Nov-28      $264,057.04
4960788  SANTA CLARITA                  CA     91354     SFD     6.750     6.483    $1,686.36    360     1-Jan-29      $259,551.02
4960931  MILL VALLEY                    CA     94941     SFD     6.875     6.500    $2,036.48    360     1-Jan-29      $309,477.64
4960959  SUNNYVALE                      CA     94087     SFD     7.375     6.500    $2,313.77    360     1-Feb-29      $334,745.08
4961099  FREMONT                        CA     94539     SFD     7.625     6.500    $2,760.40    360     1-Mar-29      $390,000.00
4961164  SAN MATEO                      CA     94403     SFD     7.375     6.500    $3,519.68    360     1-Mar-29      $509,600.00
4961193  FT WAYNE                       IN     46804     SFD     7.250     6.500    $4,038.49    360     1-Feb-29      $591,538.18
4961241  PALO ALTO                      CA     94306     SFD     7.250     6.500    $1,896.46    360     1-Mar-29      $278,000.00
4961252  SUNNYVALE                      CA     94087     SFD     7.000     6.500    $2,416.38    360     1-Mar-29      $363,200.00
4961355  LOS ANGELES                    CA     90077     SFD     7.375     6.500    $6,775.53    360     1-Mar-29      $981,000.00
4961371  FREMONT                        CA     94555     SFD     7.750     6.500    $2,550.43    360     1-Feb-29      $355,748.74
4961433  SAN FRANCISCO                  CA     94122     SFD     7.375     6.500    $2,142.82    360     1-Mar-29      $310,250.00
4961445  MENLO PARK                     CA     94025     SFD     7.125     6.500    $3,946.31    360     1-Mar-29      $585,750.00
4961457  DOWNEY                         CA     90241     SFD     7.125     6.500    $1,745.94    360     1-Jan-29      $258,734.30
4961474  LAS VEGAS                      NV     89134     SFD     7.125     6.500    $3,705.46    360     1-Feb-29      $549,560.17
4961480  PLANO                          TX     75093     SFD     7.125     6.500    $2,028.57    360     1-Mar-29      $301,100.00
4961507  BURLINGAME                     CA     94010     SFD     7.375     6.500    $2,852.49    360     1-Feb-29      $412,685.74
4961594  WOODSIDE                       CA     94062     SFD     7.125     6.500    $2,489.39    360     1-Feb-29      $369,204.52
4961674  SAN JOSE                       CA     95138     SFD     6.875     6.500    $3,462.02    360     1-Mar-29      $527,000.00
4961866  JEFFERSON                      GA     30549     SFD     6.875     6.500    $2,180.59    240     1-Mar-19      $284,000.00
4961952  BELLEVUE                       WA     98006     SFD     7.000     6.500    $2,607.99    360     1-Feb-29      $391,678.68
4961986  REDWOOD CITY                   CA     94062     SFD     7.625     6.500    $2,440.48    360     1-Mar-29      $344,800.00
4961995  FREMONT                        CA     94539     SFD     7.000     6.500    $2,395.09    360     1-Mar-29      $360,000.00
4962032  BRASELTON                      GA     30517     SFD     6.875     6.500    $3,021.88    360     1-Mar-29      $460,000.00
4962058  TUSTIN                         CA     92782     SFD     6.875     6.500    $2,271.00    360     1-Feb-29      $345,409.58
4962146  VERO BEACH                     FL     32963     SFD     7.125     6.500    $1,953.79    360     1-Mar-29      $290,000.00
4962199  STUDIO CITY                    CA     91604     SFD     7.750     6.500    $3,610.72    360     1-Mar-29      $504,000.00
4962251  MOUNTAIN VIEW                  CA     94040     SFD     7.375     6.500    $2,210.17    360     1-Mar-29      $320,000.00
4962301  LOS ANGELES                    CA     90066     SFD     7.375     6.500    $2,125.21    360     1-Feb-29      $307,465.87
4962309  SAN JOSE                       CA     95129     SFD     7.375     6.500    $2,621.12    360     1-Feb-29      $379,211.22
4962335  WOODSIDE                       CA     94062     SFD     7.125     6.500    $3,267.54    360     1-Mar-29      $485,000.00
4962356  LOS ALTOS                      CA     94022     SFD     7.375     6.500    $3,729.65    360     1-Mar-29      $540,000.00
4962364  BELMONT                        CA     94002     SFD     7.000     6.500    $2,395.09    360     1-Jan-29      $359,408.10
4962384  MOORESTOWN                     NJ     08057     SFD     6.750     6.483    $1,816.07    360     1-Feb-29      $279,758.93
4962401  SAN BRUNO                      CA     94066     SFD     7.125     6.500    $2,031.26    360     1-Jan-29      $301,016.36
4962503  TUSTIN                         CA     92782     SFD     7.000     6.500    $1,969.30    360     1-Feb-29      $295,757.37
4962515  PALO ALTO                      CA     94306     SFD     7.125     6.500    $2,978.51    360     1-Feb-29      $441,746.46
4962528  LOS ALTOS                      CA     94024     SFD     7.625     6.500    $1,946.44    360     1-Mar-29      $275,000.00
4962545  LAKEVILLE                      MN     55044     SFD     7.125     6.500    $3,200.16    360     1-Sep-28      $472,686.82
4962549  SAN CARLOS                     CA     94070     SFD     7.250     6.500    $1,978.32    360     1-Feb-29      $289,773.76
4962560  SAN RAMON                      CA     94583     SFD     7.250     6.500    $1,855.52    360     1-Feb-29      $271,787.81
4962665  PASADENA                       CA     91107     SFD     7.250     6.500    $1,863.71    360     1-Mar-29      $273,200.00
4962666  SANTA ROSA                     CA     95405     SFD     7.250     6.500    $2,513.82    360     1-Jan-29      $367,923.34
4962671  SAN JOSE                       CA     95129     SFD     7.125     6.500    $2,762.25    360     1-Mar-29      $410,000.00
4962687  CAMARILLO                      CA     93010     SFD     6.750     6.483    $2,886.26    360     1-Jan-29      $444,231.58
4962725  RIVERSIDE                      CA     92506     SFD     7.375     6.500    $1,912.48    360     1-Feb-29      $276,689.30
4962738  VENTURA                        CA     93003     SFD     7.250     6.500    $2,012.42    360     1-Jan-29      $294,538.36
4962741  SAN JOSE                       CA     95129     SFD     7.125     6.500    $2,715.09    360     1-Mar-29      $403,000.00
4962775  SAN JOSE                       CA     95133     SFD     7.250     6.500    $2,387.62    360     1-Feb-29      $349,726.96
4962777  CLAYTON                        CA     94517     SFD     7.500     6.500    $1,992.76    360     1-Jan-29      $284,575.66
4962784  SUNNYVALE                      CA     94087     SFD     7.250     6.500    $3,001.58    360     1-Mar-29      $440,000.00
4962810  SARATOGA                       CA     95070     SFD     7.125     6.500    $2,647.72    360     1-Mar-29      $393,000.00
4962834  SAN FRANCISCO                  CA     94117     SFD     7.250     6.500    $2,039.71    360     1-Mar-29      $299,000.00
4962849  SHINGLE SPRINGS                CA     95682     SFD     7.000     6.500    $1,995.91    360     1-Jan-29      $299,506.75
4962852  SUNNYVALE                      CA     94087     SFD     7.250     6.500    $2,251.19    360     1-Mar-29      $330,000.00
4962865  LOS ANGELES                    CA     90027     SFD     7.375     6.500    $3,221.31    360     1-Mar-29      $466,400.00
4962875  GLENDALE                       CA     91202     SFD     7.250     6.500    $2,489.95    360     1-Feb-29      $364,715.26
4962901  OREGON CITY                    OR     97045     SFD     6.750     6.483    $2,432.24    360     1-Nov-28      $373,697.61
4962902  FREMONT                        CA     94539     SFD     7.000     6.500    $2,454.97    360     1-Feb-29      $368,697.53
4962922  CARMICHAEL                     CA     95608     SFD     7.375     6.500    $2,284.59    240     1-Mar-19      $286,300.00
4962933  SARATOGA                       CA     95070     SFD     7.000     6.500    $4,291.21    360     1-Mar-29      $645,000.00
4962941  CARLSBAD                       CA     92009     SFD     6.875     6.500    $2,167.87    360     1-Mar-29      $330,000.00
4962981  ALAMO                          CA     94507     SFD     7.250     6.500    $2,182.97    360     1-Mar-29      $320,000.00
4962987  SAN FRANCISCO                  CA     94112     SFD     7.375     6.500    $1,989.15    360     1-Mar-29      $288,000.00
4962997  VENICE                         CA     90291     SFD     7.250     6.500    $2,592.27    360     1-Feb-29      $379,703.56
4962998  ALAMEDA                        CA     94502     SFD     6.750     6.483    $1,803.11    360     1-Feb-29      $277,760.64
4963001  SAN CARLOS                     CA     94070     SFD     7.375     6.500    $2,239.86    360     1-Mar-29      $324,300.00
4963002  CUPERTINO                      CA     95014     SFD     7.250     6.500    $2,087.46    360     1-Feb-29      $305,761.29
4963012  WALNUT CREEK                   CA     94596     SFD     7.125     6.500    $2,348.59    360     1-Mar-29      $348,600.00
4963013  FREMONT                        CA     94539     SFD     7.750     6.500    $3,116.40    360     1-Mar-29      $435,000.00
4963014  SAN JOSE                       CA     95125     SFD     7.375     6.500    $2,375.93    360     1-Mar-29      $344,000.00
4963017  FOSTER CITY                    CA     94404     SFD     7.125     6.500    $2,600.56    360     1-Mar-29      $386,000.00
4963028  CARDIFF                        CA     92007     LCO     7.125     6.500    $2,128.96    360     1-Mar-29      $316,000.00
4963048  DANVILLE                       CA     94506     SFD     7.125     6.500    $3,223.75    360     1-Mar-29      $478,500.00
4963050  CARLSBAD                       CA     92009     SFD     7.250     6.500    $2,513.82    360     1-Mar-29      $368,500.00
4963059  SANTA CRUZ                     CA     95060     SFD     7.250     6.500    $2,030.84    360     1-Mar-29      $297,700.00
4963064  LOS ANGELES                    CA     90064     SFD     6.625     6.358    $1,792.88    360     1-Mar-29      $280,000.00
4963086  SAN ANSELMO                    CA     94960     SFD     7.125     6.500    $4,379.18    360     1-Mar-29      $650,000.00
4963105  SAN JOSE                       CA     95132     SFD     7.125     6.500    $1,815.68    360     1-Mar-29      $269,500.00
4963107  GLASTONBURY                    CT     06033     SFD     6.875     6.500    $1,793.42    360     1-Mar-29      $273,000.00
4963110  FREMONT                        CA     94539     SFD     7.375     6.500    $2,285.45    360     1-Mar-29      $330,900.00
4963113  SONOMA                         CA     95476     SFD     7.375     6.500    $2,310.66    360     1-Mar-29      $334,550.00
4963116  PLEASANT HILL                  CA     94523     SFD     7.375     6.500    $2,431.18    360     1-Mar-29      $352,000.00
4963123  MENLO PARK                     CA     94025     SFD     7.250     6.500    $2,084.05    360     1-Mar-29      $305,500.00
4963128  SAN JOSE                       CA     95120     SFD     7.250     6.500    $2,721.89    360     1-Mar-29      $399,000.00
4963132  LOS ALTOS                      CA     94024     SFD     7.250     6.500    $3,410.89    360     1-Mar-29      $500,000.00
4963166  LOS ALTOS HILLS                CA     94024     SFD     7.000     6.500    $3,546.07    360     1-Mar-29      $533,000.00
4963197  PALO ALTO                      CA     94301     SFD     7.125     6.500    $3,974.94    360     1-Mar-29      $590,000.00
4963214  LOS ANGELES                    CA     90049     SFD     7.125     6.500    $3,348.39    360     1-Mar-29      $497,000.00
4963232  CAMARILLO                      CA     93012     SFD     7.250     6.500    $2,217.08    360     1-Feb-29      $324,746.46
4963269  WALNUT CREEK                   CA     94596     SFD     7.750     6.500    $2,102.67    360     1-Mar-29      $293,500.00
4963271  LOS ALTOS HILLS                CA     94022     SFD     7.125     6.500    $5,558.18    360     1-Mar-29      $825,000.00
4963279  NEW YORK                       NY     10028     HCO     7.750     6.500    $1,074.62    360     1-Mar-29      $150,000.00
4963281  FREMONT                        CA     94539     SFD     7.125     6.500    $1,940.31    360     1-Mar-29      $288,000.00
4963283  PALO ALTO                      CA     94303     SFD     7.000     6.500    $4,244.63    360     1-Feb-29      $637,477.04
4963306  ALAMEDA                        CA     94502     SFD     7.375     6.500    $2,020.23    360     1-Mar-29      $292,500.00
4963319  SAINT CHARLES                  IL     60175     SFD     6.875     6.500    $1,694.88    360     1-Mar-29      $258,000.00
4963345  OAKLAND                        CA     94611     SFD     7.250     6.500    $4,413.69    360     1-Mar-29      $647,000.00
4963384  SAN JOSE                       CA     95120     SFD     7.000     6.500    $2,528.15    360     1-Mar-29      $380,000.00
4963421  NEW YORK                       NY     10003     HCO     7.250     6.500    $2,592.27    360     1-Mar-29      $380,000.00
4963440  ORINDA                         CA     94563     SFD     7.000     6.500    $3,226.72    360     1-Mar-29      $485,000.00
4963504  LA JOLLA                       CA     92037     SFD     7.250     6.500    $2,585.45    360     1-Feb-29      $378,704.34
4963506  HUNTINGTON                     NY     11743     SFD     7.625     6.500    $2,512.67    360     1-Mar-29      $355,000.00
4963520  LA JOLLA                       CA     92037     SFD     7.250     6.500    $2,653.67    360     1-Mar-29      $389,000.00
4963557  AUSTIN                         TX     78746     SFD     7.000     6.500    $1,801.31    360     1-Mar-29      $269,500.34
4963558  SAN JOSE                       CA     95128     SFD     7.125     6.500    $2,236.75    360     1-Feb-29      $331,734.50
4963610  LOS GATOS                      CA     95030     SFD     7.125     6.500    $2,189.59    360     1-Mar-29      $325,000.00
4963620  SAN JUAN CAPISTRANO            CA     92675     SFD     7.250     6.500    $2,504.96    360     1-Mar-29      $367,200.00
4963622  PALO ALTO                      CA     94303     SFD     7.000     6.500    $2,328.56    360     1-Mar-29      $350,000.00
4963629  GLENDALE                       CA     91208     SFD     7.125     6.500    $3,132.80    360     1-Mar-29      $465,000.00
4963635  ANNANDALE                      VA     22003     SFD     6.500     6.233    $2,016.93    360     1-Mar-29      $319,100.00
4963636  LOS ALTOS                      CA     94024     SFD     7.125     6.500    $3,793.04    360     1-Mar-29      $563,000.00
4963643  ORINDA                         CA     94563     SFD     6.875     6.500    $1,960.94    360     1-Mar-29      $298,500.00
4963656  LAGUNA NIGUEL                  CA     92677     SFD     7.250     6.500    $2,142.04    360     1-Mar-29      $314,000.00
4963672  SUNNYVALE                      CA     94087     SFD     7.375     6.500    $2,343.12    360     1-Mar-29      $339,250.00
4963680  MORAGA                         CA     94556     SFD     7.250     6.500    $3,226.70    360     1-Mar-29      $473,000.00
4963683  FREMONT                        CA     94539     SFD     7.125     6.500    $1,893.15    360     1-Mar-29      $281,000.00
4963723  IRVING                         CA     92606     SFD     6.500     6.233    $2,604.12    360     1-Mar-29      $411,627.54
4963728  SAN JOSE                       CA     95120     SFD     7.375     6.500    $3,767.64    360     1-Mar-29      $545,500.00
4963748  STAFFORD                       VA     22554     SFD     6.500     6.233    $1,822.26    360     1-Mar-29      $288,300.00
4963752  HEATHROW                       FL     32746     SFD     6.875     6.500    $2,358.38    360     1-Mar-29      $358,115.06
4963772  NOBLESVILLE                    IN     46060     SFD     7.625     6.500    $3,312.48    360     1-Mar-29      $468,000.00
4963787  SAN FRANCISCO                  CA     94110     SFD     7.125     6.500    $2,122.22    360     1-Mar-29      $315,000.00
4963802  SAN JOSE                       CA     95129     SFD     7.250     6.500    $2,418.32    360     1-Mar-29      $354,500.00
4963813  PALO ALTO                      CA     94303     SFD     7.250     6.500    $2,728.71    360     1-Mar-29      $400,000.00
4963817  CUPERTINO                      CA     95014     SFD     7.125     6.500    $3,557.24    360     1-Mar-29      $528,000.00
4963818  MENLO PARK                     CA     94025     SFD     7.250     6.500    $3,547.32    360     1-Feb-29      $519,594.35
4963824  SAN DIEGO                      CA     92106     SFD     7.125     6.500    $2,189.59    360     1-Mar-29      $325,000.00
4963825  CAMBRIA                        CA     93428     SFD     6.875     6.500    $1,156.20    360     1-Mar-29      $176,000.00
4963831  SAN JOSE                       CA     95120     SFD     7.125     6.500    $2,108.74    360     1-Mar-29      $313,000.00
4963844  MOUNTAIN VIEW                  CA     94041     SFD     7.250     6.500    $1,998.78    360     1-Mar-29      $293,000.00
4963846  PALO ALTO                      CA     94303     SFD     7.000     6.500    $2,152.26    360     1-Feb-29      $323,234.82
4963850  MILPITAS                       CA     95035     SFD     7.375     6.500    $1,864.83    360     1-Feb-29      $269,794.54
4963862  SARATOGA                       CA     95070     SFD     7.250     6.500    $3,342.67    360     1-Mar-29      $490,000.00
4963866  LAFAYETTE                      CA     94549     SFD     6.625     6.358    $3,649.78    360     1-Mar-29      $570,000.00
4963874  SAN JOSE                       CA     95125     SFD     6.625     6.358    $1,984.97    360     1-Mar-29      $310,000.00
4963877  WALNUT CREEK                   CA     94596     SFD     7.250     6.500    $2,148.86    360     1-Mar-29      $315,000.00
4963885  PALO ALTO                      CA     94303     SFD     7.125     6.500    $3,422.50    360     1-Mar-29      $508,000.00
4963898  HAYWARD                        CA     94542     SFD     7.375     6.500    $2,348.30    360     1-Mar-29      $340,000.00
4963907  LOS GATOS                      CA     95032     SFD     7.125     6.500    $4,379.18    360     1-Mar-29      $650,000.00
4963924  SAN JOSE                       CA     95125     SFD     7.375     6.500    $1,944.26    360     1-Feb-29      $281,285.79
4963954  DANVILLE                       CA     94506     SFD     7.250     6.500    $2,624.34    360     1-Mar-29      $384,700.00
4963979  SANTA ROSA                     CA     95404     SFD     7.125     6.500    $4,244.43    360     1-Mar-29      $630,000.00
4963988  WOODSIDE                       CA     94062     SFD     7.250     6.500    $2,530.88    360     1-Mar-29      $371,000.00
4963998  SAN DIEGO                      CA     92037     SFD     7.250     6.500    $2,046.53    360     1-Feb-29      $299,765.97
4964002  SANTA MONICA                   CA     90402     SFD     7.125     6.500    $4,226.92    360     1-Feb-29      $626,898.27
4964007  SAN FRANCISCO                  CA     94116     SFD     7.125     6.500    $2,132.32    360     1-Feb-29      $316,246.90
4964012  DALLAS                         TX     75205     SFD     7.250     6.500    $3,410.88    360     1-Feb-29      $499,609.95
4964080  LOS ANGELES                    CA     90210     SFD     7.125     6.500    $3,132.79    360     1-Jan-29      $464,254.09
4964085  ANNAPOLIS                      MD     21401     SFD     6.750     6.483    $1,885.80    360     1-Nov-28      $289,740.14
4964098  WILLIAMSBURG                   VA     23185     SFD     7.125     6.500    $1,856.77    360     1-Nov-28      $274,710.55
4964109  SAN MARINO                     CA     91108     SFD     7.500     6.500    $4,046.36    360     1-Mar-29      $578,700.00
4964132  SAN JOSE                       CA     95124     SFD     7.375     6.500    $1,975.34    360     1-Mar-29      $286,000.00
4964143  CUPERTINO                      CA     95014     SFD     7.125     6.500    $2,115.48    360     1-Feb-29      $313,748.90
4964158  LONG BEACH                     CA     90808     SFD     7.375     6.500    $1,885.55    360     1-Feb-29      $272,792.26
4964176  LA CANADA                      CA     91011     SFD     7.000     6.500    $2,089.05    360     1-Mar-29      $314,000.00
4964204  SAN JOSE                       CA     95134     PUD     7.250     6.500    $1,862.35    360     1-Dec-28      $272,357.21
4964210  MISSION VIEJO                  CA     92691     SFD     7.500     6.500    $1,996.96    360     1-Dec-28      $284,960.14
4964214  SANTA CLARA                    CA     95051     SFD     6.750     6.483    $2,302.53    360     1-Mar-29      $355,000.00
4964215  COCKEYSVILLE                   MD     21030     SFD     6.750     6.483    $2,270.10    360     1-Dec-28      $349,090.86
4964229  LOS ANGELES                    CA     90049     SFD     7.500     6.500    $3,600.95    360     1-Nov-28      $513,456.81
4964236  OVIEDO                         FL     32765     SFD     6.875     6.500    $2,417.50    360     1-Mar-29      $368,000.00
4964239  SAN JOSE                       CA     95135     SFD     7.125     6.500    $2,944.15    360     1-Nov-28      $435,589.66
4964252  HOUSTON                        TX     77005     SFD     6.875     6.500    $3,333.91    360     1-Feb-29      $507,073.65
4964255  OAKLAND                        CA     94618     SFD     6.875     6.500    $2,627.72    360     1-Dec-28      $398,986.07
4964256  OAKLAND                        CA     94611     SFD     7.250     6.500    $2,361.70    360     1-Mar-29      $346,200.00
4964261  SAN JOSE                       CA     95129     SFD     7.125     6.500    $2,354.65    360     1-Mar-29      $349,500.00
4964264  MILL VALLEY                    CA     94941     SFD     7.375     6.500    $1,968.43    360     1-Mar-29      $285,000.00
4964272  SAN CARLOS                     CA     94070     SFD     7.375     6.500    $2,413.91    360     1-Mar-29      $349,500.00
4964289  TAHOE CITY                     CA     96145     SFD     7.375     6.500    $3,453.38    360     1-Mar-29      $500,000.00
4964301  BELMONT                        CA     94002     SFD     7.125     6.500    $2,397.77    360     1-Mar-29      $355,900.00
4964343  CASTRO VALLEY                  CA     94552     SFD     7.750     6.500    $2,142.08    360     1-Feb-29      $298,788.96
4964350  SAN JOSE                       CA     95120     SFD     7.375     6.500    $2,362.11    360     1-Mar-29      $342,000.00
4964353  HILLSBOROUGH                   CA     94010     SFD     7.000     6.500    $2,228.77    360     1-Mar-29      $335,000.00
4964362  SAN JOSE                       CA     95135     SFD     7.125     6.500    $1,859.47    360     1-Mar-29      $276,000.00
4964396  PALO ALTO                      CA     94303     SFD     7.125     6.500    $2,344.55    360     1-Feb-29      $347,721.70
4964415  CLE ELUM                       WA     98922     SFD     7.125     6.500    $3,183.33    360     1-Jan-29      $471,742.03
4964422  LAKE ARROWHEAD                 CA     92352     SFD     6.875     6.500    $2,310.10    360     1-Mar-29      $351,650.00
4964485  PALO ALTO                      CA     94303     SFD     7.000     6.500    $2,395.09    360     1-Feb-29      $359,704.91
4964505  VENICE                         CA     90291     SFD     7.000     6.500    $2,370.15    360     1-Feb-29      $355,957.97
4964616  YORBA LINDA                    CA     92886     SFD     7.250     6.500    $2,026.06    360     1-Nov-28      $296,064.83
4964665  BEVERLY HILLS                  CA     90210     SFD     7.000     6.500    $4,291.20    360     1-Nov-28      $641,636.55
4964667  POWAY                          CA     92064     SFD     7.125     6.500    $1,886.41    360     1-Nov-28      $279,096.36
4964708  OAKTON                         VA     22124     SFD     6.500     6.233    $1,896.21    360     1-Dec-28      $299,181.96
4964710  SANTA MONICA                   CA     90402     SFD     7.125     6.500    $3,600.36    360     1-Mar-29      $534,400.00
4964793  SAN JOSE                       CA     95112     SFD     7.250     6.500    $1,630.41    360     1-Nov-28      $238,247.41
4964810  SAN RAMON                      CA     94583     SFD     7.375     6.500    $1,972.57    360     1-Jan-29      $285,164.02
4964820  SOLANA BEACH                   CA     92075     SFD     7.000     6.500    $2,009.21    360     1-Nov-28      $301,001.14
4964826  ESCONDIDO                      CA     92025     SFD     6.875     6.500    $1,839.40    360     1-Oct-28      $278,482.60
4964832  SAN JOSE                       CA     95132     SFD     7.250     6.500    $1,773.66    360     1-Mar-29      $260,000.00
4964840  SAN DIEGO                      CA     92130     SFD     7.500     6.500    $1,922.84    360     1-Oct-28      $273,966.72
4964843  PALO ALTO                      CA     94301     SFD     7.250     6.500    $6,003.16    360     1-Feb-29      $879,313.51
4964864  PETALUMA                       CA     94954     SFD     7.000     6.500    $1,969.30    360     1-Mar-29      $296,000.00
4964901  LOS ALTOS HILLS                CA     94022     SFD     7.250     6.500    $4,093.06    360     1-Mar-29      $600,000.00
4964957  CARLSBAD                       CA     92008     SFD     7.250     6.500    $2,182.96    360     1-Nov-28      $318,992.41
4964960  REDWOOD CITY                   CA     94061     SFD     7.625     6.500    $3,581.44    360     1-Dec-28      $504,894.32
4964969  MCDONOUGH                      GA     30253     SFD     6.750     6.483    $2,270.09    360     1-Nov-28      $348,784.44
4964972  SAN DIEGO                      CA     92103     SFD     6.875     6.500    $2,464.80    360     1-Dec-28      $374,248.92
4964976  DENVER                         CO     80206     SFD     7.000     6.500    $1,633.99    360     1-Oct-28      $244,581.58
4964980  SUNNYVALE                      CA     94086     SFD     7.250     6.500    $1,735.46    360     1-Dec-28      $253,801.02
4964984  ALAMO                          CA     94507     SFD     7.250     6.500    $2,387.62    360     1-Nov-28      $348,897.92
4964985  PLEASANTON                     CA     94588     SFD     7.125     6.500    $1,987.47    360     1-Dec-28      $294,288.07
4964997  BIRMINGHAM                     AL     35243     SFD     7.500     6.500    $2,552.13    360     1-Sep-28      $363,349.12
4965011  OAK PARK                       IL     60302     SFD     7.500     6.500    $1,734.06    360     1-Dec-28      $247,444.36
4965016  MARTINEZ                       CA     94553     SFD     6.875     6.500    $1,697.51    360     1-Dec-28      $257,744.99
4965022  LOS GATOS                      CA     95032     PUD     7.500     6.500    $1,769.02    360     1-Nov-28      $252,241.86
4965027  AGOURA AREA                    CA     91301     SFD     7.250     6.500    $2,339.86    360     1-Nov-28      $341,919.98
4965037  REDONDO BEACH                  CA     90277     SFD     7.000     6.500    $1,916.07    360     1-Oct-28      $285,023.16
4965047  SAN JOSE                       CA     95127     SFD     7.250     6.500    $3,333.80    360     1-Mar-29      $481,752.44
4965060  ANTIOCH                        CA     94509     SFD     7.000     6.500    $2,049.14    360     1-Mar-29      $308,000.00
4965064  LA HONDA                       CA     94020     SFD     7.250     6.500    $2,455.84    360     1-Mar-29      $360,000.00
4965080  WEST LINN                      OR     97068     SFD     6.875     6.500    $3,058.01    360     1-Feb-29      $465,108.92
4965082  SAN JOSE                       CA     95125     SFD     7.125     6.500    $2,384.97    360     1-Mar-29      $354,000.00
4965087  LA JOLLA AREA                  CA     92037     SFD     7.250     6.500    $3,451.81    360     1-Nov-28      $504,406.73
4965103  SAN DIEGO                      CA     92129     SFD     6.875     6.500    $1,681.74    360     1-Nov-28      $255,132.29
4965127  FORT COLLINS                   CO     80524     SFD     7.875     6.500    $2,175.21    360     1-Oct-28      $298,954.07
4965130  NEW ALBANY                     OH     43054     SFD     7.125     6.500    $1,891.81    360     1-Feb-29      $280,575.44
4965152  COLGATE                        WI     53017     SFD     7.000     6.500    $2,993.87    360     1-Mar-29      $450,000.00
4965157  MORGAN HILL                    CA     95037     SFD     7.375     6.500    $2,831.77    360     1-Feb-29      $409,688.02
4965168  ATHERTON                       CA     94027     SFD     6.750     6.483    $2,520.46    360     1-Mar-29      $388,600.00
4965183  DALLAS                         TX     75205     SFD     6.750     6.483    $3,243.00    360     1-Mar-29      $500,000.00
4965193  MOUNTAIN VIEW                  CA     94041     SFD     7.250     6.500    $3,953.22    360     1-Mar-29      $579,500.00
4965200  SAN DIEGO                      CA     92120     SFD     7.250     6.500    $3,288.09    360     1-Feb-29      $481,623.99
4965234  MOUNTAIN LAKES                 NJ     07046     SFD     7.375     6.500    $2,072.03    360     1-Mar-29      $300,000.00
4965237  OAKTON                         VA     22124     SFD     6.500     6.233    $2,791.22    360     1-Nov-28      $439,511.00
4965250  LOS ALTOS                      CA     94024     SFD     7.125     6.500    $3,469.66    360     1-Mar-29      $515,000.00
4965288  BELTON                         MO     64012     SFD     6.875     6.500    $2,299.25    360     1-Dec-28      $349,112.82
4965341  BEVERLY HILLS                  CA     90210     SFD     7.125     6.500    $6,063.47    360     1-Mar-29      $900,000.00
4965363  GILROY                         CA     95020     SFD     6.750     6.483    $1,815.43    360     1-Mar-29      $279,900.00
4965387  SACRAMENTO                     CA     95819     SFD     6.500     6.233    $2,001.76    360     1-Jan-29      $316,125.85
4965408  SAN FRANCISCO                  CA     94131     SFD     6.750     6.483    $1,816.08    360     1-Mar-29      $280,000.00
4965426  FREMONT                        CA     94539     SFD     7.125     6.500    $2,694.88    360     1-Mar-29      $400,000.00
4965441  SAN RAMON                      CA     94583     SFD     7.250     6.500    $2,092.24    360     1-Mar-29      $306,700.00
4965446  BURKE                          VA     22015     SFD     6.625     6.358    $1,920.94    360     1-Mar-29      $300,000.00
4965469  SAN DIEGO                      CA     92130     SFD     7.250     6.500    $2,387.62    360     1-Mar-29      $350,000.00
4965479  CARY                           NC     27511     SFD     7.250     6.500      $757.22    360     1-Mar-29      $111,000.00
4965483  SAN JOSE                       CA     95136     SFD     7.250     6.500    $2,019.25    360     1-Mar-29      $296,000.00
4965488  FAIRFAX STATION                VA     22039     SFD     7.250     6.500    $1,916.58    360     1-Dec-28      $280,288.51
4965490  PALO ALTO                      CA     94306     SFD     7.125     6.500    $2,384.97    360     1-Mar-29      $354,000.00
4965507  WALNUT CREEK                   CA     94598     SFD     7.125     6.500    $3,638.09    360     1-Mar-29      $540,000.00
4965517  FREMONT                        CA     94539     SFD     7.250     6.500    $2,592.27    360     1-Mar-29      $380,000.00
4965518  MORGAN HILL                    CA     95037     SFD     7.125     6.500    $2,314.23    360     1-Mar-29      $343,500.00
4965533  HILLSBOROUGH                   CA     94010     SFD     7.250     6.500    $4,727.49    360     1-Mar-29      $693,000.00
4965540  LAKE TOXOWAY                   NC     28747     SFD     7.125     6.500    $4,145.39    360     1-Nov-28      $611,280.86
4965605  SAN JOSE                       CA     95129     SFD     7.125     6.500    $2,472.55    360     1-Feb-29      $366,706.51
4965611  FOSTER CITY                    CA     94404     SFD     7.250     6.500    $2,292.12    360     1-Nov-28      $334,941.99
4965618  YARDLEY                        PA     19067     SFD     7.000     6.500    $2,248.72    360     1-Nov-28      $335,867.41
4965625  SAN MATEO                      CA     94403     SFD     7.750     6.500    $2,256.70    360     1-Mar-29      $315,000.00
4965629  BEVERLY HILLS                  CA     90212     SFD     7.375     6.500    $2,714.35    360     1-Jan-29      $392,400.09
4965633  LAKE OZARK                     MO     65049     SFD     7.125     6.500    $1,717.98    360     1-Oct-28      $253,968.24
4965637  TIBURON                        CA     94920     SFD     7.125     6.500    $3,233.85    360     1-Mar-29      $480,000.00
4965641  SARATOGA                       CA     95070     SFD     7.125     6.500    $2,977.84    360     1-Mar-29      $442,000.00
4965644  BOULDER CREEK                  CA     95006     SFD     6.875     6.500    $1,610.14    360     1-Dec-28      $244,478.69
4965681  SAN JOSE                       CA     95120     SFD     7.000     6.500    $2,367.82    360     1-Feb-29      $355,608.26
4965701  WALNUT CREEK                   CA     94598     SFD     7.250     6.500    $1,828.24    360     1-Feb-29      $267,790.93
4965714  CUPERTINO                      CA     95014     SFD     7.375     6.500    $1,996.06    360     1-Mar-29      $289,000.00
4965716  ENCINITAS                      CA     92024     SFD     6.875     6.500    $2,233.56    360     1-Dec-28      $339,138.16
4965723  SUNNYVALE                      CA     94087     SFD     7.250     6.500    $2,571.81    360     1-Mar-29      $377,000.00
4965726  MOUNTAIN VIEW                  CA     94040     SFD     7.375     6.500    $2,127.28    360     1-Mar-29      $308,000.00
4965733  CARY                           NC     27511     SFD     6.875     6.500    $3,940.26    360     1-Mar-29      $599,800.00
4965746  NEWTON                         MA     02459     SFD     7.125     6.500    $2,274.47    360     1-Dec-28      $336,785.27
4965747  WOODSIDE                       CA     94062     SFD     6.750     6.483    $3,243.00    360     1-Mar-29      $500,000.00
4965756  SAN JOSE                       CA     95125     SFD     7.250     6.500    $3,479.10    360     1-Mar-29      $510,000.00
4965757  LAGUNA BEACH                   CA     92651     SFD     7.125     6.500    $2,773.70    360     1-Mar-29      $411,700.00
4965767  SANTA CLARITA                  CA     91351     SFD     7.250     6.500    $3,410.89    360     1-Mar-29      $500,000.00
4965789  PALO ALTO                      CA     94306     SFD     7.000     6.500    $2,095.71    360     1-Mar-29      $315,000.00
4965797  MOUNTAIN VIEW                  CA     94040     SFD     7.000     6.500    $3,226.72    360     1-Mar-29      $485,000.00
4965819  FREMONT                        CA     94539     SFD     7.125     6.500    $2,095.27    360     1-Mar-29      $311,000.00
4965820  SAN JOSE                       CA     95135     SFD     7.250     6.500    $2,421.73    360     1-Mar-29      $355,000.00
4965832  DANVILLE                       CA     94506     SFD     6.750     6.483    $2,432.25    360     1-Mar-29      $375,000.00
4965835  NORTHBROOK                     IL     60062     SFD     7.375     6.500    $1,954.62    360     1-Mar-29      $283,000.00
4965841  LA CANADA FLINTRIDGE           CA     91011     SFD     7.250     6.500    $2,398.54    360     1-Mar-29      $351,600.00
4965843  SAN JOSE                       CA     95135     SFD     6.625     6.358    $1,876.12    360     1-Mar-29      $293,000.00
4965877  ROCHESTER                      MI     48302     SFD     7.625     6.500    $2,176.47    360     1-Jan-29      $307,053.46
4965885  SARATOGA                       CA     95070     SFD     7.000     6.500    $3,958.55    360     1-Mar-29      $595,000.00
4965895  UNION CITY                     CA     94587     SFD     7.250     6.500    $2,032.89    360     1-Mar-29      $298,000.00
4965898  HAYWARD                        CA     94544     SFD     7.125     6.500    $2,358.02    360     1-Mar-29      $350,000.00
4965900  SAN CARLOS                     CA     94070     SFD     7.250     6.500    $2,537.70    360     1-Jan-29      $371,417.85
4965905  SAN RAFAEL                     CA     94901     SFD     7.250     6.500    $4,795.70    360     1-Mar-29      $703,000.00
4965928  PINECREST                      FL     33156     SFD     7.250     6.500    $1,841.88    360     1-Mar-29      $270,000.00
4965944  NORTH PALM BEACH               FL     33480     SFD     7.000     6.500    $1,995.91    360     1-Mar-29      $300,000.00
4965956  REDWOOD CITY                   CA     94061     SFD     7.250     6.500    $1,916.92    360     1-Mar-29      $281,000.00
4965959  LOS ANGELES                    CA     90046     SFD     7.250     6.500    $2,571.81    360     1-Mar-29      $377,000.00
4965967  HUNTINGTON BEACH               CA     92648     SFD     7.000     6.500    $2,115.67    360     1-Mar-29      $318,000.00
4965973  CAMPBELL                       CA     95008     SFD     7.375     6.500    $3,833.25    360     1-Mar-29      $555,000.00
4966007  EL CAJON                       CA     92019     SFD     7.125     6.500    $1,750.32    360     1-Oct-28      $258,697.60
4966017  CHARLESTON                     WV     25304     SFD     7.250     6.500    $3,069.79    360     1-Dec-28      $448,768.24
4966020  SAN JOSE                       CA     95135     SFD     7.000     6.500    $2,235.42    360     1-Nov-28      $334,379.85
4966050  LUTHERVILLE                    MD     21093     SFD     6.875     6.500    $2,240.13    360     1-Dec-28      $340,135.62
4966051  DANA POINT                     CA     92629     SFD     7.250     6.500    $1,773.66    360     1-Nov-28      $259,181.37
4966068  NORWELL                        MA     02061     SFD     7.250     6.500    $2,217.08    360     1-Dec-28      $324,234.78
4966069  CARLSBAD                       CA     92008     SFD     7.250     6.500    $1,795.49    360     1-Dec-28      $262,580.31
4966074  MORGAN HILL                    CA     95037     SFD     7.625     6.500    $2,274.85    360     1-Dec-28      $320,697.70
4966075  BALLWIN                        MO     63021     SFD     7.000     6.500    $1,629.99    360     1-Nov-28      $244,189.65
4966078  CAMBRIDGE                      MA     02138     SFD     7.375     6.500    $2,127.28    360     1-Sep-28      $306,572.05
4966093  FULLERTON                      CA     92831     SFD     7.375     6.500    $2,348.30    360     1-Nov-28      $338,955.56
4966105  TIBURON                        CA     94920     LCO     6.750     6.483    $3,385.69    360     1-Mar-29      $522,000.00
4966120  SAN JOSE                       CA     95135     SFD     7.250     6.500    $2,435.37    360     1-Mar-29      $357,000.00
4966127  SAN JOSE                       CA     95125     SFD     6.875     6.500    $3,218.96    360     1-Mar-29      $490,000.00
4966131  CARLSBAD                       CA     92009     SFD     7.500     6.500    $1,761.32    360     1-Oct-28      $250,953.52
4966177  SAN FRANCISCO                  CA     94115     SFD     7.125     6.500    $2,482.66    360     1-Mar-29      $368,500.00
4966202  SARATOGA                       CA     95070     SFD     7.000     6.500    $2,528.15    360     1-Feb-29      $379,688.52
4966203  ANCHORAGE                      AK     99515     SFD     7.125     6.500    $2,977.84    360     1-Mar-29      $442,000.00
4966204  BIRMINGHAM                     AL     35242     SFD     6.625     6.358    $2,243.65    360     1-Nov-28      $349,153.12
4966224  VENTURA                        CA     93001     SFD     6.875     6.500    $2,542.31    360     1-Jan-29      $386,347.89
4966227  WILDWOOD                       MO     63021     SFD     7.500     6.500    $2,069.67    360     1-Nov-28      $295,113.06
4966230  SAN FRANCISCO                  CA     94122     SFD     6.875     6.500    $1,876.19    360     1-Mar-29      $285,600.00
4966240  UNION CITY                     CA     94587     SFD     7.000     6.500    $1,995.91    360     1-Jan-29      $299,506.75
4966247  MOORPARK                       CA     93021     SFD     6.875     6.500    $2,220.42    360     1-Jan-29      $337,430.45
4966265  SAN JOSE                       CA     95120     SFD     7.125     6.500    $2,324.33    360     1-Mar-29      $345,000.00
4966272  SUNNYVALE                      CA     94087     SFD     6.750     6.483    $1,860.83    360     1-Jan-29      $286,404.58
4966284  NAPA                           CA     94558     SFD     7.250     6.500    $2,319.40    360     1-Jan-29      $339,467.92
4966308  LIVERMORE                      CA     94550     SFD     6.875     6.500    $2,299.25    360     1-Jan-29      $349,410.23
4966359  REDWOOD CITY                   CA     94062     SFD     7.000     6.500    $4,098.27    360     1-Mar-29      $616,000.00
4966364  LAYTON                         UT     84040     SFD     7.125     6.500    $1,684.30    360     1-Feb-29      $249,800.08
4966444  BELLEVUE                       WA     98006     SFD     6.750     6.483    $2,766.28    360     1-Mar-29      $426,500.00
4966483  HUNTINGTON BEACH               CA     92647     SFD     7.000     6.500    $1,969.30    360     1-Feb-29      $295,757.37
4966526  ANCHORAGE                      AK     99515     SFD     7.375     6.500    $3,388.11    360     1-Dec-28      $489,423.30
4966557  SAN LEANDRO                    CA     94580     SFD     7.375     6.500    $2,103.80    360     1-Dec-28      $303,900.38
4966578  DULUTH                         GA     30155     SFD     6.875     6.500    $1,642.98    360     1-Feb-29      $249,889.89
4966580  MOUNTAIN VIEW                  CA     94040     SFD     7.250     6.500    $3,751.97    360     1-Mar-29      $550,000.00
4966595  GURNEE                         IL     60031     SFD     7.625     6.500    $2,151.70    360     1-Mar-29      $304,000.00
4966600  PLEASANTON                     CA     94588     SFD     7.125     6.500    $2,593.82    360     1-Feb-29      $384,692.12
4966615  DANVILLE                       CA     94506     SFD     7.125     6.500    $2,021.16    360     1-Feb-29      $299,760.09
4966617  RANCHO MURIETA                 CA     95683     SFD     7.250     6.500    $1,691.80    360     1-Jan-29      $247,611.90
4966684  FREMONT                        CA     94555     SFD     7.250     6.500    $1,951.03    360     1-Mar-29      $286,000.00
4966694  RIDGEFIELD                     CT     06877     SFD     7.125     6.500    $1,819.05    360     1-Mar-29      $270,000.00
4966699  RESTON                         VA     20191     SFD     6.875     6.500    $1,688.31    360     1-Dec-28      $256,348.54
4966715  SAN ANSELMO                    CA     94960     SFD     7.000     6.500    $2,761.01    360     1-Mar-29      $415,000.00
4966721  SAVANNAH                       GA     31411     SFD     6.875     6.500    $1,885.39    360     1-Feb-29      $286,758.88
4966738  NAPLES                         FL     34108     LCO     7.250     6.500    $2,728.71    360     1-Mar-29      $400,000.00
4966759  LOS GATOS                      CA     95032     SFD     7.000     6.500    $4,271.25    360     1-Mar-29      $642,000.00
4966774  LITTLE ROCK                    AR     72207     SFD     6.875     6.500    $2,207.28    360     1-Feb-29      $335,717.72
4966781  MONTROSE                       CA     91020     SFD     7.250     6.500    $1,848.70    360     1-Mar-29      $271,000.00
4966817  MEMPHIS                        TN     38125     SFD     6.875     6.500    $2,680.26    360     1-Feb-29      $407,657.24
4966819  CLAYTON                        CA     94517     SFD     7.250     6.500    $1,818.00    360     1-Mar-29      $266,500.00
4966840  FREMONT                        CA     94555     SFD     7.250     6.500    $1,739.55    360     1-Jan-29      $254,600.95
4966844  MERCER ISLAND                  WA     98040     SFD     6.750     6.483    $2,205.23    360     1-Mar-29      $340,000.00
4966868  SAN DIEGO                      CA     92122     SFD     7.250     6.500    $2,182.96    360     1-Jan-29      $319,499.25
4966871  CUPERTINO                      CA     95014     SFD     7.000     6.500    $3,193.46    360     1-Mar-29      $480,000.00
4966872  PORTOLA VALLEY                 CA     94028     SFD     7.125     6.500    $3,907.57    360     1-Mar-29      $580,000.00
4966919  BOISE                          ID     83706     SFD     6.875     6.500    $1,872.25    360     1-Feb-29      $284,760.57
4966936  DEPOT BAY                      OR     97341     SFD     7.250     6.500    $1,773.66    360     1-Feb-29      $259,797.17
4966988  SAN DIEGO                      CA     92131     SFD     7.125     6.500    $1,933.58    360     1-Mar-29      $287,000.00
4966997  WALNUT CREEK                   CA     94596     SFD     7.250     6.500    $1,971.49    360     1-Mar-29      $289,000.00
4967001  FULLERTON                      CA     92833     SFD     7.625     6.500    $1,868.58    360     1-Mar-29      $264,000.00
4967005  HERMOSA BEACH                  CA     90254     SFD     7.500     6.500    $2,352.86    360     1-Mar-29      $336,500.00
4967006  SARATOGA                       CA     95070     SFD     7.250     6.500    $2,124.98    360     1-Mar-29      $311,500.00
4967010  LOS ALTOS                      CA     94022     SFD     7.125     6.500    $2,108.74    360     1-Mar-29      $313,000.00
4967013  SAN JOSE                       CA     95125     SFD     7.375     6.500    $2,590.04    360     1-Mar-29      $375,000.00
4967015  CAMPBELL                       CA     95008     SFD     7.125     6.500    $3,705.46    360     1-Mar-29      $550,000.00
4967017  REDWOOD CITY                   CA     94061     SFD     7.250     6.500    $2,919.72    360     1-Mar-29      $428,000.00
4967018  DANVILLE                       CA     94506     SFD     7.375     6.500    $1,864.83    360     1-Feb-29      $269,794.54
4967020  SAN ANSELMO                    CA     94960     SFD     7.000     6.500    $3,770.27    360     1-Mar-29      $566,700.00
4967024  RANCHO STA MARGARITA           CA     92688     SFD     7.500     6.500    $1,783.00    360     1-Mar-29      $255,000.00
4967047  SAN JOSE                       CA     95129     SFD     7.250     6.500    $2,912.90    360     1-Mar-29      $427,000.00
4967145  DEL MAR                        CA     92014     SFD     7.250     6.500    $1,985.14    360     1-Mar-29      $291,000.00
4967172  GILROY                         CA     95020     SFD     7.125     6.500    $2,647.71    360     1-Feb-29      $392,685.73
4967181  BOISE                          ID     83702     SFD     7.000     6.500    $2,341.86    360     1-Mar-29      $352,000.00
4967203  BELLEVUE                       WA     98008     SFD     6.750     6.483    $1,926.01    360     1-Feb-29      $296,694.34
4967223  SEATTLE                        WA     98112     SFD     6.750     6.483    $3,320.82    360     1-Feb-29      $511,559.18
4967291  CUPERTINO                      CA     95014     SFD     7.000     6.500    $2,714.44    360     1-Feb-29      $407,665.56
4967322  SAN JOSE                       CA     95129     SFD     7.125     6.500    $1,872.94    360     1-Mar-29      $278,000.00
4967354  SHERMAN OAKS                   CA     91423     SFD     7.250     6.500    $4,036.44    360     1-Mar-29      $591,700.00
4967401  WALNUT CREEK                   CA     94598     SFD     6.875     6.500    $2,529.18    360     1-Mar-29      $385,000.00
4967412  SAN FRANCISCO                  CA     94131     SFD     7.250     6.500    $1,964.67    360     1-Mar-29      $288,000.00
4967445  PALM DESERT                    CA     92260     SFD     7.125     6.500    $1,967.26    360     1-Feb-29      $291,766.49
4967520  SCOTTS VALLEY                  CA     95066     SFD     7.375     6.500    $2,072.03    360     1-Mar-29      $300,000.00
4967539  LOS ALTOS                      CA     94024     SFD     7.250     6.500    $3,219.88    360     1-Mar-29      $472,000.00
4967652  PALO ALTO                      CA     94303     SFD     7.375     6.500    $2,417.37    360     1-Mar-29      $350,000.00
4967680  LOS ANGELES                    CA     90035     SFD     7.250     6.500    $1,814.59    360     1-Mar-29      $266,000.00
4967742  HAILEY                         ID     83333     SFD     7.125     6.500    $1,958.50    360     1-Mar-29      $290,700.00
4967764  GREENBRAE                      CA     94904     SFD     7.250     6.500    $2,364.77    360     1-Mar-29      $346,650.00
4967769  KENTFIELD                      CA     94904     SFD     7.250     6.500    $2,264.83    360     1-Mar-29      $332,000.00
4967770  OAK PARK                       CA     91377     SFD     7.625     6.500    $1,964.13    360     1-Mar-29      $277,500.00
4967818  SAN RAFAEL                     CA     94901     SFD     6.875     6.500    $2,989.03    360     1-Mar-29      $455,000.00
4967820  SAN JOSE                       CA     95125     SFD     7.000     6.500    $1,729.79    360     1-Jan-29      $259,572.51
4967844  UNION CITY                     CA     94587     SFD     7.750     6.500    $1,547.46    360     1-Mar-29      $216,000.00
4967867  SAN JOSE                       CA     95119     SFD     6.750     6.483    $2,184.48    360     1-Mar-29      $336,800.00
4967884  SAN DIEGO                      CA     92131     SFD     7.375     6.500    $1,864.82    360     1-Jan-29      $269,587.85
4967922  HERMOSA BEACH                  CA     90254     SFD     7.000     6.500    $2,262.03    360     1-Mar-29      $340,000.00
4967933  LOS ANGELES                    CA     90066     SFD     7.125     6.500    $2,021.16    360     1-Mar-29      $300,000.00
4967973  MORAGA                         CA     94556     SFD     7.375     6.500    $2,020.23    360     1-Mar-29      $292,500.00
4967978  SAN JOSE                       CA     95131     SFD     7.125     6.500    $1,722.03    360     1-Mar-29      $255,600.00
4968017  SAN JOSE                       CA     95133     SFD     6.875     6.500    $2,624.44    360     1-Mar-29      $399,500.00
4968077  ENCINITAS                      CA     92024     SFD     7.375     6.500    $2,037.50    360     1-Feb-29      $294,775.52
4968085  BATTLE CREEK                   MI     49015     SFD     6.625     6.358    $2,305.12    360     1-Mar-29      $360,000.00
4968090  SAN CLEMENTE                   CA     92673     SFD     6.750     6.483    $2,131.62    360     1-Jan-29      $328,082.48
4968100  HOUSTON                        TX     77005     SFD     6.750     6.483    $2,379.71    360     1-Feb-29      $366,584.11
4968132  SAN JOSE                       CA     95126     SFD     7.375     6.500    $2,258.51    360     1-Mar-29      $327,000.00
4968179  FOSTER CITY                    CA     94404     LCO     7.250     6.500    $2,057.45    360     1-Mar-29      $301,600.00
4968267  FREMONT                        CA     94539     SFD     7.125     6.500    $2,492.76    360     1-Mar-29      $370,000.00
4968342  ALPHARETTA                     GA     30004     SFD     7.000     6.500    $1,873.50    360     1-Sep-28      $280,194.64
4968372  SARATOGA                       CA     95070     SFD     7.000     6.500    $3,526.11    360     1-Feb-29      $529,565.56
4968406  SUNNYVALE                      CA     94087     SFD     7.250     6.500    $2,919.72    360     1-Mar-29      $428,000.00
4968407  TIBURON                        CA     94920     SFD     7.000     6.500    $2,418.38    360     1-Mar-29      $363,500.00
4968446  PETALUMA                       CA     94954     SFD     7.375     6.500    $2,348.30    360     1-Mar-29      $340,000.00
4968518  LIVERMORE                      CA     94550     SFD     6.750     6.483    $2,166.32    360     1-Mar-29      $334,000.00
4968540  BOERNE                         TX     78006     SFD     7.000     6.500    $3,832.15    360     1-Mar-29      $576,000.00
4968583  LOS ALTOS                      CA     94024     SFD     6.750     6.483    $4,034.29    360     1-Mar-29      $622,000.00
4968605  WOODSIDE                       CA     94062     SFD     6.750     6.483    $4,196.43    360     1-Mar-29      $647,000.00
4968606  SUNNYVALE                      CA     94087     SFD     7.125     6.500    $2,694.88    360     1-Mar-29      $400,000.00
4968611  SANTA CLARA                    CA     95051     SFD     7.250     6.500    $1,760.02    360     1-Feb-29      $257,798.73
4968619  SUNNYVALE                      CA     94087     SFD     7.125     6.500    $1,843.97    360     1-Mar-29      $273,700.00
4968670  BERKELEY                       CA     94708     SFD     6.875     6.500    $2,233.56    360     1-Feb-29      $339,714.36
4968674  MORAGA                         CA     94556     SFD     7.125     6.500    $2,003.64    360     1-Feb-29      $297,162.17
4968694  FREMONT                        CA     94539     SFD     7.250     6.500    $2,046.53    360     1-Mar-29      $300,000.00
4968708  AUSTIN                         TX     78739     SFD     6.625     6.358    $1,619.99    360     1-Mar-29      $252,646.12
4968710  PALO ALTO                      CA     94303     SFD     8.000     6.500    $3,279.93    360     1-Mar-29      $447,000.00
4968761  BUCKINGHAM                     PA     18912     SFD     7.000     6.500    $1,320.63    360     1-Mar-29      $198,500.00
4968830  SAN MARTIN                     CA     95046     SFD     6.750     6.483    $1,705.82    360     1-Mar-29      $263,000.00
4968846  MARTINEZ                       CA     94553     SFD     6.875     6.500    $1,763.86    360     1-Mar-29      $268,500.00
4968878  AUSTIN                         TX     78730     SFD     7.625     6.500    $1,870.70    360     1-Mar-29      $264,300.00
4968887  CORTE MADERA                   CA     94925     SFD     6.625     6.358    $3,521.72    360     1-Mar-29      $550,000.00
4968916  FOSTER CITY                    CA     94404     SFD     6.750     6.483    $2,853.84    360     1-Mar-29      $440,000.00
4968920  DALY CITY                      CA     94015     SFD     7.250     6.500    $2,046.53    360     1-Feb-29      $299,765.97
4968935  LOS ANGELES                    CA     90077     SFD     6.875     6.500    $2,233.56    360     1-Feb-29      $339,714.36
4968938  SAN JOSE                       CA     95133     SFD     7.250     6.500    $2,419.68    360     1-Mar-29      $354,700.00
4968963  MORAGA                         CA     94556     SFD     7.375     6.500    $2,085.84    360     1-Mar-29      $302,000.00
4969003  SAN DIEGO                      CA     92123     SFD     7.000     6.500    $2,073.42    360     1-Jan-29      $311,137.59
4969015  SARATOGA                       CA     95070     SFD     7.750     6.500    $5,373.10    360     1-Mar-29      $750,000.00
4969022  WALNUT CREEK                   CA     94596     SFD     7.375     6.500    $2,161.82    360     1-Mar-29      $313,000.00
4969035  SAN RAMON                      CA     94583     SFD     7.375     6.500    $1,933.90    360     1-Mar-29      $280,000.00
4969050  FREMONT                        CA     94539     SFD     7.125     6.500    $3,427.88    360     1-Mar-29      $508,800.00
4969103  HOUSTON                        TX     77027     SFD     6.750     6.483    $3,113.28    360     1-Mar-29      $480,000.00
4969118  SAN JOSE                       CA     95120     SFD     7.125     6.500    $1,845.99    360     1-Mar-29      $274,000.00
4969127  FREMONT                        CA     94539     SFD     7.125     6.500    $2,896.99    360     1-Mar-29      $430,000.00
4969140  LOS ALTOS HILLS                CA     94022     SFD     7.000     6.500    $3,991.82    360     1-Feb-29      $599,508.18
4969145  SAN JOSE                       CA     95138     SFD     7.125     6.500    $4,230.96    360     1-Mar-29      $628,000.00
4969163  RANCHO PALOS VERDE             CA     90275     SFD     6.875     6.500    $2,170.50    360     1-Feb-29      $330,122.42
4969165  POTOMAC                        MD     20854     SFD     6.875     6.500    $2,463.49    360     1-Mar-29      $375,000.00
4969180  PORTOLA VALLEY                 CA     94028     SFD     6.625     6.358    $2,433.19    360     1-Mar-29      $380,000.00
4969184  SAN FRANCISCO                  CA     94131     SFD     7.375     6.500    $1,878.64    360     1-Mar-29      $272,000.00
4969204  LOS ALTOS                      CA     94024     SFD     7.000     6.500    $3,258.99    360     1-Mar-29      $489,850.00
4969235  CORONA DEL MAR                 CA     92625     SFD     7.125     6.500    $3,948.00    360     1-Mar-29      $586,000.00
4969238  SAN JOSE                       CA     95132     SFD     7.125     6.500    $1,926.84    360     1-Mar-29      $286,000.00
4969310  PARK CITY                      UT     84098     SFD     7.125     6.500    $2,373.51    360     1-Feb-29      $352,018.28
4969327  MONKTON                        MD     21111     SFD     6.750     6.483    $1,790.14    360     1-Mar-29      $276,000.00
4969344  ARCADIA                        CA     91006     SFD     7.250     6.500    $2,196.61    360     1-Mar-29      $322,000.00
4969363  PALO ALTO                      CA     94306     SFD     7.250     6.500    $2,592.27    360     1-Mar-29      $380,000.00
4969375  ALBANY                         CA     94706     SFD     6.875     6.500    $1,776.34    360     1-Feb-29      $270,172.83
4969398  SAN MARINO                     CA     91108     SFD     7.250     6.500    $2,353.51    360     1-Mar-29      $345,000.00
4969400  SAN DIEGO                      CA     92116     SFD     6.875     6.500    $2,824.79    360     1-Feb-29      $429,638.75
4969423  TORRANCE                       CA     90277     SFD     6.875     6.500    $2,161.30    360     1-Mar-29      $329,000.00
4969433  NORTHRIDGE                     CA     91326     SFD     7.250     6.500    $1,763.43    360     1-Mar-29      $258,500.00
4969435  DANVILLE                       CA     94526     SFD     6.875     6.500    $2,627.72    360     1-Feb-29      $399,663.95
4969483  SARATOGA                       CA     95070     SFD     7.000     6.500    $2,754.36    360     1-Mar-29      $414,000.00
4969488  SAN JOSE                       CA     95117     SFD     7.875     6.500    $2,138.96    360     1-Mar-29      $295,000.00
4969527  LIVERMORE                      CA     94550     SFD     6.625     6.358    $1,780.07    360     1-Mar-29      $278,000.00
4969547  EL CERRITO                     CA     94530     SFD     7.000     6.500    $1,816.28    360     1-Mar-29      $273,000.00
4969551  LOS GATOS                      CA     95032     SFD     7.125     6.500    $2,651.76    360     1-Mar-29      $393,600.00
4969561  DALLAS                         TX     75287     SFD     6.875     6.500    $2,627.72    360     1-Mar-29      $400,000.00
4969562  WATSONVILLE                    CA     95076     SFD     7.000     6.500    $2,800.93    360     1-Mar-29      $421,000.00
4969569  CUPERTINO                      CA     95014     SFD     7.250     6.500    $3,567.79    360     1-Mar-29      $523,000.00
4969605  SANTA CLARA                    CA     95051     SFD     7.500     6.500    $2,370.34    360     1-Mar-29      $339,000.00
4969614  ALAMO                          CA     94507     SFD     6.750     6.483    $2,432.25    360     1-Mar-29      $375,000.00
4969620  SAN DIEGO                      CA     92130     SFD     7.500     6.500    $2,175.96    360     1-Feb-29      $310,969.04
4969627  CUPERTINO                      CA     95014     SFD     7.375     6.500    $2,217.07    360     1-Feb-29      $320,755.74
4969752  ELLICOTT CITY                  MD     21042     SFD     6.750     6.483    $1,916.12    240     1-Mar-19      $252,000.00
4969819  RENTON                         WA     98059     SFD     7.125     6.500    $2,068.32    360     1-Mar-29      $307,000.00
4969842  YORKTOWN HEIGHTS               NY     10598     SFD     7.500     6.500    $2,053.07    360     1-Mar-29      $293,625.00
4969845  HAYWARD                        CA     94542     SFD     6.500     6.233    $1,773.58    360     1-Jan-29      $280,091.30
4969850  ATLANTIC BEACH                 NY     11509     SFD     7.375     6.500    $1,574.74    360     1-Feb-29      $227,826.51
4969854  RIDGEFIELD                     CT     06877     SFD     7.000     6.500    $3,027.13    360     1-Mar-29      $455,000.00
4969872  RIVERSIDE                      CT     06878     SFD     6.500     6.233    $2,085.83    360     1-Mar-29      $330,000.00
4969899  TOPANGA                        CA     90290     SFD     7.250     6.500    $2,972.25    360     1-Mar-29      $435,700.00
4969910  MENLO PARK                     CA     94025     LCO     7.375     6.500    $1,740.51    360     1-Mar-29      $252,000.00
4969944  MILFORD                        CT     06460     SFD     7.250     6.500    $1,836.42    360     1-Mar-29      $269,200.00
4969972  SAN DIEGO                      CA     92130     SFD     7.125     6.500    $1,939.64    360     1-Mar-29      $287,900.00
4969979  WESTLAKE VILLAGE               CA     91362     SFD     7.125     6.500    $2,425.39    360     1-Mar-29      $360,000.00
4970033  SALT LAKE CITY                 UT     84117     SFD     6.875     6.500    $2,023.35    360     1-Feb-29      $307,741.24
4970053  OAKLAND                        CA     94611     SFD     7.125     6.500    $2,000.95    360     1-Mar-29      $297,000.00
4970061  LOS ALTOS                      CA     94024     SFD     7.375     6.500    $4,195.86    360     1-Mar-29      $607,500.00
4970072  SAN JOSE                       CA     95123     SFD     7.000     6.500    $1,696.52    360     1-Feb-29      $254,790.98
4970085  MILLBRAE                       CA     94030     SFD     7.125     6.500    $2,843.10    360     1-Mar-29      $422,000.00
4970095  FREMONT                        CA     94539     SFD     7.000     6.500    $3,246.68    360     1-Mar-29      $488,000.00
4970137  SAN CARLOS                     CA     94070     SFD     7.000     6.500    $2,336.54    360     1-Jan-29      $350,622.57
4970144  FREMONT                        CA     94539     SFD     7.625     6.500    $2,498.52    360     1-Mar-29      $353,000.00
4970148  ALAMO                          CA     94507     SFD     6.750     6.483    $2,075.51    360     1-Feb-29      $319,724.49
4970173  FREMONT                        CA     94539     SFD     7.125     6.500    $1,997.58    360     1-Mar-29      $296,500.00
4970185  MOUNTAIN VIEW                  CA     94041     SFD     7.125     6.500    $1,933.58    360     1-Mar-29      $287,000.00
4970192  AUBURN                         CA     95602     SFD     6.875     6.500    $1,694.88    360     1-Feb-29      $257,783.25
4970237  SANTA BARBARA                  CA     93108     SFD     7.125     6.500    $3,826.73    360     1-Mar-29      $568,000.00
4970245  FREMONT                        CA     94539     SFD     7.375     6.500    $2,624.57    360     1-Mar-29      $380,000.00
4970265  SARATOGA                       CA     95070     SFD     7.375     6.500    $2,320.67    360     1-Mar-29      $336,000.00
4970310  PLEASANTON                     CA     94566     SFD     7.500     6.500    $2,237.49    360     1-Mar-29      $320,000.00
4970311  CHEVY CHASE                    MD     20815     SFD     7.125     6.500    $1,906.63    360     1-Mar-29      $283,000.00
4970314  BIRMINGHAM                     AL     35242     SFD     6.875     6.500    $1,718.86    360     1-Mar-29      $261,650.00
4970324  AUSTIN                         TX     78746     SFD     6.750     6.483    $2,952.42    360     1-Mar-29      $455,200.00
4970358  ANAHEIM                        CA     92808     SFD     7.125     6.500    $1,793.78    360     1-Mar-29      $266,250.00
4970413  PLEASANTON                     CA     94566     SFD     7.000     6.500    $1,829.58    360     1-Feb-29      $274,774.59
4970424  HUNTINGTON BEACH               CA     92647     SFD     7.250     6.500    $1,978.31    360     1-Jan-29      $289,546.19
4970440  MORGAN HILL                    CA     95037     SFD     7.250     6.500    $2,892.43    360     1-Mar-29      $424,000.00
4970462  HAYWARD                        CA     94542     SFD     7.375     6.500    $2,009.87    360     1-Mar-29      $291,000.00
4970474  SANTA CRUZ                     CA     95060     SFD     6.500     6.233    $1,959.42    360     1-Mar-29      $310,000.00
4970495  SEATTLE                        WA     98199     SFD     6.875     6.500    $2,233.56    360     1-Feb-29      $339,714.36
4970511  FREMONT                        CA     94539     SFD     7.125     6.500    $2,021.16    360     1-Mar-29      $300,000.00
4970537  SAN JOSE                       CA     95123     SFD     6.625     6.358    $1,645.60    360     1-Mar-29      $257,000.00
4970600  SAN JOSE                       CA     95134     LCO     6.875     6.500    $1,644.95    360     1-Mar-29      $250,400.00
4970657  LIVERMORE                      CA     94550     SFD     7.375     6.500    $1,833.06    360     1-Mar-29      $265,400.00
4970714  FREMONT                        CA     94539     SFD     7.000     6.500    $3,093.66    360     1-Mar-29      $465,000.00
4970734  DANVILLE                       CA     94506     SFD     7.375     6.500    $1,954.62    360     1-Mar-29      $283,000.00
4970814  SARATOGA                       CA     95070     SFD     7.250     6.500    $2,530.88    360     1-Mar-29      $371,000.00
4970902  NEW ROCHELLE                   NY     10801     SFD     7.125     6.500    $1,886.42    360     1-Jan-29      $279,550.83
4970904  DANVILLE                       CA     94526     PUD     7.375     6.500    $1,695.61    360     1-Mar-29      $245,500.00
4970918  SAN DIEGO                      CA     92037     SFD     6.875     6.500    $3,179.54    360     1-Feb-29      $483,593.38
4970935  BEVERLY HILLS                  CA     90210     SFD     7.375     6.500    $5,449.43    360     1-Mar-29      $789,000.00
4970936  ORANGE                         CA     92869     SFD     6.625     6.358    $1,997.78    360     1-Mar-29      $312,000.00
4970945  FRUIT HEIGHTS                  UT     84037     SFD     7.000     6.500    $1,862.85    360     1-Jan-29      $279,539.63
4970946  SAN MATEO                      CA     94403     SFD     7.125     6.500    $2,444.26    360     1-Mar-29      $362,800.00
4970950  SANTA BARBARA                  CA     93111     SFD     7.250     6.500    $2,899.25    360     1-Feb-29      $424,668.46
4970963  DANVILLE                       CA     94526     SFD     7.000     6.500    $2,558.09    360     1-Mar-29      $384,500.00
4970987  PALO ALTO                      CA     94306     SFD     7.000     6.500    $2,887.42    360     1-Mar-29      $434,000.00
4971004  SANTA ROSA                     CA     95409     SFD     7.500     6.500    $1,887.88    360     1-Feb-29      $269,799.62
4971041  CASTLE ROCK                    CO     80104     SFD     7.250     6.500    $3,874.77    360     1-Mar-29      $568,000.00
4971057  ISSAQUAH                       WA     98029     SFD     6.750     6.483    $1,796.62    360     1-Feb-29      $276,761.51
4971095  YORBA LINDA                    CA     92886     SFD     6.750     6.483    $2,383.60    360     1-Mar-29      $367,500.00
4971112  SAN FRANCISCO                  CA     94105     LCO     7.000     6.500    $2,860.81    360     1-Mar-29      $430,000.00
4971150  MUKILTEO                       WA     98275     SFD     7.000     6.500    $2,013.21    360     1-Mar-29      $302,600.00
4971156  SAN JOSE                       CA     95120     SFD     6.750     6.483    $2,062.55    360     1-Mar-29      $318,000.00
4971167  DUXBURY                        MA     02332     SFD     6.375     6.108    $1,996.39    360     1-Mar-29      $320,000.00
4971171  ALPHARETTA                     GA     30022     SFD     7.000     6.500    $3,279.95    360     1-Mar-29      $493,000.00
4971198  SANTA BARBARA                  CA     93109     SFD     7.000     6.500    $1,995.91    360     1-Mar-29      $300,000.00
4971205  BODEGA BAY                     CA     94923     SFD     7.125     6.500    $2,384.97    360     1-Mar-29      $354,000.00
4971209  SAN JOSE                       CA     95129     SFD     7.375     6.500    $1,968.43    360     1-Mar-29      $285,000.00
4971250  MILPITAS                       CA     95035     SFD     7.250     6.500    $1,841.88    360     1-Mar-29      $270,000.00
4971300  CORAL GABLES                   FL     33156     SFD     7.375     6.500    $2,417.37    360     1-Mar-29      $350,000.00
4971355  JAMUL                          CA     91935     SFD     7.375     6.500    $2,208.78    360     1-Jan-29      $319,024.68
4971371  PISMO BEACH                    CA     93449     SFD     7.000     6.500    $2,245.40    360     1-Jan-29      $336,945.09
4971375  VENTURA                        CA     93001     SFD     6.875     6.500    $1,708.02    360     1-Feb-29      $259,781.56
4971390  OAKLAND                        CA     94610     SFD     7.000     6.500    $1,257.42    360     1-Feb-29      $188,845.08
4971410  SAN DIEGO                      CA     92109     SFD     6.500     6.233    $3,872.68    360     1-Feb-29      $612,146.11
4971432  JAMUL                          CA     91935     SFD     7.375     6.500    $2,141.09    360     1-Jan-29      $309,526.78
4971454  RANCHO MIRAGE                  CA     92270     SFD     7.375     6.500    $4,423.77    360     1-Jan-29      $638,686.75
4971478  UNION                          NJ     07083     SFD     7.375     6.500      $922.05    360     1-Jan-29      $133,296.20
4971510  OCEANSIDE                      CA     92057     SFD     7.125     6.500    $1,805.57    360     1-Feb-29      $267,785.68
4971528  MERRICK                        NY     11566     SFD     7.375     6.500    $2,099.66    360     1-Jan-29      $303,535.92
4971542  SARATOGA                       CA     95070     SFD     7.125     6.500    $3,548.35    360     1-Mar-29      $526,680.00
4971543  SHERMAN OAKS                   CA     91423     SFD     6.875     6.500    $2,443.78    360     1-Feb-29      $371,687.47
4971564  ROWLAND HEIGHTS                CA     91748     SFD     7.250     6.500    $1,749.78    360     1-Jan-29      $255,846.87
4971580  NEWPORT COAST                  CA     92657     SFD     7.125     6.500    $3,826.72    360     1-Jan-29      $567,088.86
4971587  ROCKPORT                       MA     01966     SFD     7.375     6.500    $1,709.42    360     1-Jan-29      $247,122.19
4971595  NORTH BRANFORD                 CT     06471     LCO     7.500     6.500      $474.07    360     1-Jan-29      $67,699.05
4971597  MURRIETA                       CA     92562     SFD     7.375     6.500    $2,306.86    360     1-Jan-29      $333,054.43
4971602  LAGUNA HILLS                   CA     92653     SFD     7.750     6.500    $3,886.54    360     1-Mar-29      $542,500.00
4971603  WATSONVILLE                    CA     95076     SFD     7.000     6.500      $758.44    360     1-Feb-29      $113,906.56
4971609  LOGANVILLE                     GA     30052     SFD     7.250     6.500      $934.59    360     1-Jan-29      $136,785.59
4971619  BROOKLINE                      MA     02146     SFD     7.375     6.500    $3,108.04    360     1-Jan-29      $449,313.07
4971631  PORTLAND                       OR     97219     SFD     7.375     6.500    $1,722.54    360     1-Feb-29      $249,210.23
4971642  CARLSBAD                       CA     92009     SFD     7.000     6.500    $3,188.13    360     1-Feb-29      $478,807.20
4971650  CALUMET CITY                   IL     60409     SFD     7.375     6.500      $448.94    360     1-Jan-29      $64,900.78
4971663  ALAMO                          CA     94507     SFD     7.250     6.500    $2,264.83    360     1-Mar-29      $332,000.00
4971676  BELMONT                        CA     94002     SFD     7.375     6.500    $2,610.76    360     1-Mar-29      $378,000.00
4971697  MERIETTA                       GA     30067     SFD     7.000     6.500    $2,035.83    360     1-Mar-29      $306,000.00
4971698  BERWYN                         IL     60402     SFD     7.000     6.500      $335.32    360     1-Feb-29      $50,358.68
4971702  THOUSAND OAKS                  CA     91362     SFD     7.750     6.500    $1,891.33    360     1-Feb-29      $263,813.67
4971704  BALTIMORE                      MD     21057     SFD     7.125     6.500    $1,924.14    360     1-Feb-29      $285,371.61
4971712  SAN DIEGO                      CA     92124     LCO     7.125     6.500      $786.90    360     1-Feb-29      $116,706.60
4971717  SAN CLEMENTE                   CA     92673     SFD     6.875     6.500    $1,818.38    360     1-Feb-29      $276,567.45
4971738  CUPERTINO                      CA     95014     SFD     7.750     6.500    $4,262.66    360     1-Mar-29      $595,000.00
4971743  SANTA CLARITA                  CA     91350     SFD     7.250     6.500    $1,468.04    360     1-Feb-29      $215,032.13
4971774  SAN MATEO                      CA     94403     SFD     7.500     6.500    $2,097.65    360     1-Mar-29      $300,000.00
4971800  LAFAYETTE                      CA     94549     SFD     7.125     6.500    $2,061.58    360     1-Mar-29      $306,000.00
4971812  MENLO PARK                     CA     94025     SFD     7.125     6.500    $1,967.26    360     1-Mar-29      $292,000.00
4971816  DANVILLE                       CA     94506     SFD     7.125     6.500    $4,904.68    360     1-Mar-29      $728,000.00
4971822  HUNTINGTON BEACH               CA     92646     SFD     7.375     6.500    $1,851.01    360     1-Mar-29      $268,000.00
4971829  REDWOOD CITY                   CA     94062     SFD     7.250     6.500    $2,319.40    360     1-Mar-29      $340,000.00
4971901  YORBA LINDA                    CA     92887     SFD     7.375     6.500    $2,179.09    360     1-Mar-29      $315,500.00
4971904  REDWOOD CITY                   CA     94065     SFD     7.250     6.500    $2,094.29    360     1-Mar-29      $307,000.00
4971980  SAN DIEGO                      CA     92130     SFD     7.250     6.500    $2,026.07    360     1-Mar-29      $297,000.00
4972156  SAN FRANCISCO                  CA     94114     SFD     7.125     6.500    $1,837.24    360     1-Feb-29      $272,481.92
4972168  SANTA CLARA                    CA     95051     SFD     7.125     6.500    $3,247.33    360     1-Mar-29      $482,000.00
4972176  CUPERTINO                      CA     95014     SFD     6.500     6.233    $1,687.63    360     1-Mar-29      $267,000.00
4972210  RALEIGH                        NC     27615     SFD     6.750     6.483    $1,786.89    360     1-Mar-29      $275,500.00
4972279  ATHENS                         GA     30606     SFD     6.875     6.500    $1,673.20    360     1-Mar-29      $254,700.00
4972356  ACTON AREA                     CA     93510     SFD     7.000     6.500    $1,696.53    360     1-Feb-29      $254,790.97
4972365  HERMOSA BEACH                  CA     90254     SFD     7.375     6.500    $2,548.60    360     1-Feb-29      $368,719.21
4972428  WALNUT CREEK                   CA     94598     SFD     7.125     6.500    $2,149.17    360     1-Mar-29      $319,000.00
4972433  ARCADIA                        CA     91006     SFD     7.375     6.500    $2,652.19    360     1-Feb-29      $383,707.81
4972452  REDONDO BEACH                  CA     90277     SFD     7.375     6.500    $2,703.99    360     1-Jan-29      $390,902.37
4972461  LAGUNA HILLS                   CA     92653     SFD     7.000     6.500    $3,259.98    360     1-Feb-29      $489,598.35
4972470  PLEASANT HILL                  CA     94523     SFD     7.000     6.500    $1,839.56    360     1-Feb-29      $276,273.36
4972476  HOUSTON                        TX     77024     SFD     6.750     6.483    $4,844.38    360     1-Mar-29      $746,900.00
4972480  ANNAPOLIS                      MD     21401     SFD     6.625     6.358    $2,162.97    360     1-Feb-29      $337,501.97
4972486  SUNNYVALE                      CA     94087     SFD     7.125     6.500    $2,684.77    360     1-Mar-29      $398,500.00
4972487  DOVE CANYON AREA               CA     92679     SFD     6.875     6.500    $1,937.95    360     1-Feb-29      $294,752.15
4972493  LOS ANGELES                    CA     90034     SFD     7.000     6.500    $1,995.91    360     1-Feb-29      $299,754.09
4972497  LOS GATOS                      CA     95030     SFD     7.000     6.500    $2,375.13    360     1-Feb-29      $356,707.37
4972513  LONG BEACH                     CA     90807     SFD     7.250     6.500    $1,910.09    360     1-Feb-29      $279,781.58
4972516  PLANO                          TX     75093     SFD     6.750     6.483    $1,686.36    360     1-Feb-29      $259,776.14
4972521  HAWTHORN WOODS                 IL     60047     SFD     7.125     6.500    $2,203.06    360     1-Feb-29      $326,738.50
4972532  LA JOLLA                       CA     92037     SFD     7.000     6.500    $2,195.50    360     1-Feb-29      $329,729.50
4972534  SIGNAL HILL                    CA     90804     SFD     7.250     6.500    $1,991.95    360     1-Feb-29      $291,772.22
4972541  RIVERTON                       UT     84065     SFD     7.500     6.500    $1,251.59    360     1-Feb-29      $178,867.16
4972545  SAN JOSE                       CA     95118     SFD     7.250     6.500    $1,637.22    360     1-Feb-29      $239,812.78
4972556  WEXFORD                        PA     15090     SFD     6.750     6.483    $3,580.27    360     1-Feb-29      $551,524.73
4972559  PHILADELPHIA                   PA     19116     SFD     6.625     6.358      $704.34    360     1-Feb-29      $109,902.95
4972561  MESA                           AZ     85205     SFD     7.000     6.500    $2,797.60    360     1-Feb-29      $420,095.25
4972817  MILL VALLEY                    CA     94941     SFD     7.250     6.500    $2,869.92    360     1-Mar-29      $420,700.00
4972819  ROSS                           CA     94957     SFD     7.000     6.500    $3,326.52    360     1-Mar-29      $500,000.00
4972911  SOUTH SAN FRANCISCO            CA     94080     SFD     7.250     6.500    $2,687.77    360     1-Jan-29      $393,383.43
4972966  NEWBURY PARK                   CA     91320     SFD     7.000     6.500    $2,874.11    360     1-Mar-29      $432,000.00
4972976  SAN RAFAEL                     CA     94901     SFD     7.000     6.500    $4,324.47    360     1-Mar-29      $650,000.00
4972999  CLINTON                        CT     06413     SFD     7.125     6.500    $1,088.39    360     1-Jan-29      $161,290.86
4973011  STROUDSBURG                    PA     18360     SFD     6.750     6.483    $2,594.40    360     1-Mar-29      $400,000.00
4973049  ALISO VIEJO                    CA     92656     SFD     6.875     6.500    $1,862.40    360     1-Mar-29      $283,500.00
4973060  FLETCHER                       NC     28732     SFD     7.125     6.500    $2,376.88    360     1-Feb-29      $352,517.87
4973177  SAN JOSE                       CA     95118     SFD     6.875     6.500    $2,343.27    360     1-Mar-29      $356,700.00
4973193  STUDIO CITY                    CA     91604     SFD     7.250     6.500    $2,711.66    360     1-Mar-29      $397,500.00
4973273  BOCA RATON                     FL     33498     SFD     7.000     6.500    $1,962.65    360     1-Mar-29      $295,000.00
4973307  AUBURN                         CA     95603     SFD     6.875     6.500    $2,364.94    360     1-Feb-29      $359,697.56
4973309  PALO ALTO                      CA     94306     SFD     7.125     6.500    $2,203.06    360     1-Mar-29      $327,000.00
4973345  ANAHEIM                        CA     92808     PUD     7.125     6.500    $2,128.96    360     1-Mar-29      $316,000.00
4973358  OREM                           UT     84097     SFD     7.125     6.500    $2,428.42    360     1-Feb-29      $360,161.75
4973384  BELMONT                        CA     94002     SFD     7.000     6.500    $3,564.70    360     1-Mar-29      $535,800.00
4973411  SHINGLE SPRINGS                CA     95682     SFD     7.375     6.500    $2,624.57    360     1-Feb-29      $379,710.85
4973437  GLENVIEW                       IL     60025     SFD     7.000     6.500    $2,993.87    360     1-Mar-29      $450,000.00
4973439  LOS ANGELES                    CA     90068     SFD     6.750     6.483    $1,945.79    360     1-Feb-29      $299,741.71
4973499  UNION CITY                     CA     94587     SFD     6.875     6.500    $1,783.57    360     1-Mar-29      $271,500.00
4973550  SAN JOSE                       CA     95121     SFD     7.375     6.500    $2,590.04    360     1-Mar-29      $375,000.00
4973551  SAN RAFAEL                     CA     94901     SFD     7.000     6.500    $5,023.04    360     1-Feb-29      $754,381.13
4973668  BONITA SPRINGS                 FL     34134     SFD     7.000     6.500    $1,676.57    360     1-Mar-29      $252,000.00
4973741  WINHALL                        VT     05340     SFD     7.250     6.500    $2,899.25    360     1-Mar-29      $425,000.00
4973760  SUNNYVALE                      CA     94087     SFD     7.375     6.500    $2,537.55    360     1-Mar-29      $367,400.00
4973762  DALY CITY                      CA     94014     SFD     7.375     6.500    $2,349.68    360     1-Mar-29      $340,200.00
4973776  CUPERTINO                      CA     95014     SFD     7.375     6.500    $2,225.36    360     1-Mar-29      $322,200.00
4973792  GREENBRAE                      CA     94904     PUD     7.250     6.500    $1,848.70    360     1-Mar-29      $271,000.00
4973815  CLEARWATER                     FL     34615     SFD     7.375     6.500    $1,768.13    360     1-Mar-29      $256,000.00
4973818  SAN DIEGO                      CA     92130     SFD     7.250     6.500    $2,271.65    360     1-Feb-29      $332,740.23
4973870  ATLANTA                        GA     30350     SFD     7.500     6.500    $3,055.57    360     1-Mar-29      $437,000.00
4973981  SAN BRUNO                      CA     94066     SFD     7.500     6.500    $1,817.96    360     1-Dec-28      $259,415.44
4973997  KINGWOOD                       TX     77345     SFD     7.125     6.500    $1,905.28    360     1-Sep-28      $281,422.78
4974023  CHADDS FORD                    PA     19317     SFD     6.125     5.858    $2,989.45    360     1-Dec-28      $490,558.06
4974033  SARASOTA                       FL     34242     SFD     6.875     6.500    $2,050.60    360     1-Nov-28      $311,091.99
4974035  WASHINGTON                     DC     20012     SFD     7.125     6.500    $2,506.24    360     1-Oct-28      $370,146.29
4974046  CUYAHOGA FALLS                 OH     44223     SFD     7.000     6.500    $2,674.52    360     1-Dec-28      $401,005.67
4974060  COLUMBIA                       MD     21044     SFD     7.125     6.500    $1,990.84    360     1-Nov-28      $294,546.32
4974082  TRURO                          MA     02666     SFD     7.375     6.500    $1,795.76    360     1-Sep-28      $258,794.56
4974094  SUMNER                         WA     98390     SFD     7.125     6.500    $2,944.15    360     1-Dec-28      $435,945.38
4974096  STUART                         FL     34997     SFD     7.000     6.500    $1,729.79    360     1-Mar-29      $260,000.00
4974099  SPRINGFIELD                    MO     65809     SFD     7.125     6.500    $2,694.87    360     1-Dec-28      $399,034.69
4974114  SAN JOSE                       CA     95125     SFD     7.375     6.500    $2,092.75    360     1-Mar-29      $303,000.00
4974122  LA JOLLA                       CA     92037     SFD     7.750     6.500    $2,290.37    360     1-Apr-28      $317,017.22
4974137  CHEVY CHASE                    MD     20815     SFD     7.000     6.500    $4,324.47    360     1-Nov-28      $647,850.07
4974141  BELLE MEAD                     NJ     08502     SFD     7.125     6.500    $3,125.72    360     1-Dec-28      $462,830.33
4974165  ISSAQUAH                       WA     98029     SFD     7.375     6.500    $2,629.75    360     1-Dec-28      $379,875.48
4974167  SEA CLIFF                      NY     11579     SFD     8.000     6.500    $1,860.83    360     1-Nov-28      $252,912.52
4974178  SAN FRANCISCO                  CA     94127     SFD     7.125     6.500    $2,634.24    360     1-Dec-28      $390,056.39
4974191  SAN PEDRO                      CA     90732     SFD     6.750     6.483    $2,497.11    360     1-Mar-29      $385,000.00
4974230  PASADENA                       MD     21122     SFD     6.875     6.500    $1,729.37    360     1-Nov-28      $262,357.70
4974245  HOLLISTER                      CA     95023     SFD     7.125     6.500    $1,751.67    360     1-Mar-29      $260,000.00
4974249  NORTON                         MA     02766     SFD     7.250     6.500    $2,121.57    360     1-Dec-28      $307,231.41
4974270  DAVIE                          FL     33330     SFD     7.500     6.500    $2,097.64    360     1-Dec-28      $299,327.90
4974284  ALPHARETTA                     GA     30004     SFD     6.875     6.500    $2,272.97    360     1-Oct-28      $344,478.71
4974295  DALLAS                         TX     75229     SFD     7.125     6.500    $2,107.06    360     1-Dec-28      $311,995.22
4974301  MOUNTAIN LAKES                 NJ     07046     SFD     7.000     6.500    $1,969.30    360     1-Dec-28      $295,267.85
4974315  SCOTTSDALE                     AZ     85262     SFD     6.875     6.500    $1,746.12    360     1-Nov-28      $264,899.07
4974326  DENVER                         CO     80206     SFD     7.375     6.500    $1,761.22    360     1-Dec-28      $254,414.32
4974327  ARLINGTON                      MA     02174     SFD     7.125     6.500    $2,182.85    360     1-Nov-28      $322,954.34
4974358  NORTH BRUNSWICK                NJ     08902     SFD     7.375     6.500    $1,705.97    360     1-Nov-28      $246,155.42
4974359  SAN ANSELMO                    CA     94960     SFD     7.125     6.500    $4,210.75    360     1-Oct-28      $622,471.09
4974369  ATHERTON                       CA     94027     SFD     6.625     6.358    $3,905.90    360     1-Feb-29      $609,461.81
4974370  MONROE                         WA     98272     SFD     7.000     6.500    $2,242.07    360     1-Nov-28      $335,382.94
4974380  YORBA LINDA                    CA     92886     SFD     7.250     6.500    $2,489.95    360     1-Dec-28      $364,140.61
4974392  LIVERMORE                      CA     94550     SFD     6.875     6.500    $1,595.69    360     1-Dec-28      $242,284.26
4974536  CUPERTINO                      CA     95014     SFD     7.375     6.500    $2,210.17    360     1-Mar-29      $320,000.00
4974558  ALTADENA                       CA     91001     SFD     6.750     6.483    $2,691.69    360     1-Mar-29      $415,000.00
4974607  MOUNTAIN VIEW                  CA     94040     SFD     7.250     6.500    $2,398.54    360     1-Mar-29      $351,600.00
4974641  POWAY                          CA     92064     SFD     6.750     6.483    $2,918.70    360     1-Mar-29      $450,000.00
4974656  SAN JOSE                       CA     95148     SFD     7.250     6.500    $2,182.96    360     1-Feb-29      $319,750.37
4974679  SANTA ROSA                     CA     95402     SFD     7.500     6.500    $2,552.13    360     1-Feb-29      $364,729.12
4974701  SANTA CRUZ                     CA     95060     SFD     7.250     6.500    $3,410.88    360     1-Feb-29      $499,609.95
4974757  EL SEGUNDO                     CA     90245     SFD     7.000     6.500    $2,400.42    360     1-Mar-29      $360,800.00
4974829  MERIDIAN                       ID     83642     SFD     7.000     6.500    $1,829.58    360     1-Mar-29      $275,000.00
4974942  SARATOGA                       CA     95070     SFD     7.250     6.500    $2,026.07    360     1-Mar-29      $297,000.00
4975005  DANA POINT                     CA     92629     SFD     7.375     6.500    $2,935.37    360     1-Mar-29      $425,000.00
4975271  MILL VALLEY                    CA     94941     SFD     7.500     6.500    $2,625.55    360     1-Feb-29      $375,221.33
4975289  CAMARILLO                      CA     93010     SFD     7.000     6.500    $1,649.95    360     1-Dec-28      $247,386.57
4975324  SAN JOSE                       CA     95133     SFD     7.250     6.500    $1,732.73    360     1-Nov-28      $253,200.20
4975372  PORTLAND                       OR     97219     SFD     7.250     6.500    $1,790.71    360     1-Dec-28      $261,881.96
4975406  SAN DIEGO                      CA     92122     SFD     7.250     6.500    $1,739.55    360     1-Mar-29      $255,000.00
4975620  ENCINITAS                      CA     92024     SFD     7.125     6.500    $3,301.23    360     1-Mar-29      $490,000.00
4975735  CUPERTINO                      CA     95014     SFD     7.875     6.500    $2,283.97    360     1-Mar-29      $315,000.00
4975953  HUNTINGTON BEACH               CA     92648     SFD     7.375     6.500    $1,830.29    360     1-Feb-29      $264,798.36
4975999  DANVILLE                       CA     94506     SFD     7.125     6.500    $2,290.65    360     1-Mar-29      $340,000.00
4976073  MANHATTAN BEACH                CA     90266     LCO     7.000     6.500    $2,960.60    360     1-Dec-28      $443,899.30
4976118  TARZANA                        CA     91356     SFD     7.000     6.500    $2,268.69    360     1-Feb-29      $340,720.48
4976146  REDWOOD CITY                   CA     94065     LCO     7.125     6.500    $2,075.05    360     1-Dec-28      $307,256.70
4976187  SANTA ROSA                     CA     95405     SFD     7.250     6.500    $2,493.01    360     1-Feb-29      $365,164.92
4976285  LONG BEACH                     CA     90814     SFD     7.000     6.500    $2,561.42    360     1-Feb-29      $384,684.41
4976316  LAFAYETTE                      CA     94549     SFD     7.375     6.500    $2,182.53    360     1-Feb-29      $315,759.56
4976349  CAMPBELL                       CA     95008     SFD     7.125     6.500    $2,324.33    360     1-Mar-29      $345,000.00
4976488  HOUSTON                        TX     77069     SFD     6.750     6.483    $2,023.63    360     1-Mar-29      $312,000.00
4976566  PRINCETON                      NJ     08540     SFD     7.000     6.500    $5,975.09    360     1-Mar-29      $898,100.00
4976580  SOUTHLAKE                      TX     76092     SFD     6.875     6.500    $2,177.40    360     1-Feb-29      $331,171.53
4976676  SALT LAKE CITY                 UT     84108     SFD     7.375     6.500    $1,958.06    360     1-Jan-29      $283,067.24
4976692  SAN FRANCISCO                  CA     94122     SFD     7.250     6.500    $1,916.92    360     1-Mar-29      $281,000.00
4976721  SAN CLEMENTE                   CA     92673     SFD     7.375     6.500    $2,168.72    360     1-Feb-29      $313,761.07
4976745  ANAHEIM                        CA     92808     SFD     7.375     6.500    $2,234.34    360     1-Feb-29      $323,253.84
4976752  HUNTINGTON BEACH               CA     92648     SFD     6.500     6.233    $2,692.61    360     1-Feb-29      $425,614.89
4976803  TRABUCO CANYON                 CA     92679     SFD     7.000     6.500    $1,696.53    360     1-Feb-29      $254,790.97
4976830  CALABASAS                      CA     91302     SFD     6.875     6.500    $3,836.47    360     1-Feb-29      $583,509.37
4976844  PLAYA DEL REY AREA             CA     90293     SFD     7.250     6.500    $2,762.82    360     1-Feb-29      $404,684.06
4976845  DEL MAR                        CA     92014     SFD     7.375     6.500    $3,370.50    360     1-Feb-29      $487,628.67
4976856  CORTE MADERA                   CA     94925     SFD     7.500     6.500    $2,426.28    360     1-Mar-29      $347,000.00
4976880  SAN DIEGO                      CA     92037     SFD     7.000     6.500    $2,335.22    360     1-Feb-29      $350,712.28
4976900  SANTA BARBARA                  CA     93111     SFD     7.250     6.500    $3,253.99    360     1-Mar-29      $477,000.00
4976918  SAN JOSE                       CA     95120     SFD     7.000     6.500    $2,876.11    360     1-Mar-29      $432,300.00
4976922  LOS ANGELES                    CA     90008     SFD     6.875     6.500    $2,217.14    360     1-Feb-29      $337,216.45
4976938  SARATOGA                       CA     95070     SFD     7.000     6.500    $2,195.50    360     1-Feb-29      $329,729.50
4976951  SAN RAFAEL                     CA     94901     SFD     7.250     6.500    $2,174.44    360     1-Feb-29      $318,501.35
4976962  GILROY                         CA     95020     SFD     7.000     6.500    $1,896.12    360     1-Jan-29      $284,531.40
4976966  FAYETTEVILLE                   AR     72701     SFD     7.000     6.500    $1,783.68    360     1-Feb-29      $267,880.24
4976977  SANTA CRUZ                     CA     95065     SFD     6.875     6.500    $4,092.67    360     1-Feb-29      $622,476.60
4976994  PLEASANTON                     CA     94588     SFD     7.125     6.500    $2,182.85    360     1-Feb-29      $323,740.90
4977042  SAN JOSE                       CA     95120     SFD     7.375     6.500    $2,507.15    360     1-Feb-29      $362,723.79
4977124  WESTON                         CT     06883     SFD     6.875     6.500    $3,613.11    360     1-Feb-29      $549,537.94
4977160  ORANGEBURG                     NY     10962     SFD     7.000     6.500    $2,102.36    360     1-Feb-29      $315,740.97
4977179  DALLAS                         TX     75252     SFD     6.875     6.500    $1,994.44    360     1-Mar-29      $303,600.00
4977181  NOVATO                         CA     94947     SFD     7.250     6.500    $2,060.18    360     1-Mar-29      $302,000.00
4977201  EASTON                         CT     06612     SFD     7.125     6.500    $1,933.57    360     1-Feb-29      $286,770.49
4977304  NEEDHAM                        MA     02192     SFD     6.750     6.483    $3,418.12    360     1-Mar-29      $527,000.00
4977332  MENLO PARK                     CA     94025     SFD     7.000     6.500    $1,938.36    360     1-Mar-29      $291,350.00
4977335  LITTLETON                      CO     80128     SFD     7.000     6.500    $3,723.70    360     1-Mar-29      $559,700.00
4977351  SAN FRANCISCO                  CA     94127     SFD     6.750     6.483    $2,433.55    360     1-Mar-29      $375,200.00
4977619  CORONADO                       CA     92118     SFD     7.375     6.500    $1,906.27    360     1-Feb-29      $275,789.98
4977627  HALF MOON BAY                  CA     94019     SFD     6.875     6.500    $2,364.95    360     1-Mar-29      $360,000.00
4977651  SAN FRANCISCO                  CA     94127     SFD     7.000     6.500    $1,995.91    360     1-Feb-29      $299,754.09
4977667  MENIFEE                        CA     92584     SFD     7.375     6.500      $690.68    360     1-Feb-29      $99,923.91
4977672  VILLA PARK                     CA     92667     SFD     7.000     6.500    $2,927.34    360     1-Feb-29      $439,639.33
4977674  FREMONT                        CA     94555     SFD     7.250     6.500    $1,788.67    360     1-Feb-29      $261,995.46
4977679  MANHATTAN BEACH                CA     90266     SFD     7.000     6.500    $3,492.84    360     1-Feb-29      $524,569.66
4977685  CYPRESS                        CA     90630     SFD     6.750     6.483    $2,101.46    360     1-Feb-29      $323,721.04
4977686  NORTHRIDGE AREA LOS ANGEL      CA     91326     SFD     7.375     6.500    $1,875.19    360     1-Jan-29      $271,085.53
4977705  LONG BEACH                     CA     90803     SFD     6.875     6.500    $3,996.10    360     1-Feb-29      $607,788.95
4977708  LAGUNA NIGUEL                  CA     92677     SFD     7.250     6.500    $1,780.49    360     1-Feb-29      $260,796.39
4977713  SCOTTSDALE                     AZ     85262     SFD     7.625     6.500    $2,744.82    360     1-Feb-29      $387,519.33
4977732  SAN JOSE                       CA     95125     SFD     6.625     6.358    $2,225.08    360     1-Feb-29      $347,193.41
4977746  RANCHO PALOS VERDES            CA     90275     SFD     7.000     6.500    $2,674.52    360     1-Feb-29      $401,670.48
4977761  COSTA MESA                     CA     92626     SFD     7.375     6.500    $1,942.53    360     1-Mar-29      $281,250.00
4977762  SAN JOSE                       CA     95148     SFD     6.875     6.500    $1,701.45    360     1-Feb-29      $258,782.40
4977771  MANHATTAN BEACH                CA     90266     SFD     7.375     6.500    $3,168.48    360     1-Feb-29      $458,400.93
4977804  SAN DIEGO                      CA     92116     SFD     7.250     6.500    $1,923.74    360     1-Feb-29      $281,780.01
4977808  VALLEY CENTER                  CA     92082     SFD     7.500     6.500    $1,764.82    360     1-Feb-29      $252,212.68
4977817  CYPRESS                        CA     90630     SFD     7.000     6.500    $2,037.83    360     1-Feb-29      $306,048.92
4977820  EL GRANADA                     CA     94018     SFD     7.375     6.500    $2,096.20    360     1-Mar-29      $303,500.00
4977829  SOLANA BEACH                   CA     92075     SFD     7.000     6.500    $1,853.54    360     1-Feb-29      $278,371.63
4977836  SOUTH PASADENA                 CA     91030     SFD     7.375     6.500    $2,956.09    360     1-Feb-29      $427,674.33
4977852  SILVER SPRING                  MD     20905     SFD     7.375     6.500    $2,959.55    360     1-Feb-29      $428,173.94
4978027  CERRITOS                       CA     90703     SFD     7.500     6.500    $3,266.74    360     1-Feb-29      $466,853.26
4978221  MIAMI BEACH                    FL     33140     HCO     6.875     6.500    $1,970.79    360     1-Mar-29      $300,000.00
4978280  EVANSTON                       IL     60202     SFD     7.375     6.500    $2,348.30    360     1-Mar-29      $340,000.00
4978295  GREENWICH                      CT     06807     MF2     7.375     6.500    $2,486.43    360     1-Feb-29      $359,726.07
4978474  SANTA CRUZ                     CA     95062     LCO     7.000     6.500    $3,140.23    360     1-Feb-29      $471,613.11
4978673  SUNNYVALE                      CA     94087     SFD     7.125     6.500    $2,593.82    360     1-Mar-29      $385,000.00
4978702  SANTA MONICA                   CA     90405     SFD     6.875     6.500    $2,822.17    360     1-Mar-29      $429,600.00
4978864  BURLINGAME                     CA     94010     SFD     7.375     6.500    $1,855.85    360     1-Mar-29      $268,700.00
4978921  GILROY                         CA     95020     SFD     7.375     6.500    $1,795.76    360     1-Mar-29      $260,000.00
4979091  LOS GATOS                      CA     95032     SFD     6.750     6.483    $2,574.94    360     1-Mar-29      $397,000.00
4979226  PLEASANTON                     CA     94566     SFD     6.875     6.500    $2,069.33    360     1-Feb-29      $314,735.36
4979245  ANAHEIM                        CA     92807     SFD     7.000     6.500    $1,955.99    360     1-Feb-29      $293,759.01
4979266  IRVINE                         CA     92614     SFD     7.250     6.500    $1,882.81    360     1-Feb-29      $275,784.69
4979707  DANVILLE                       CA     94526     SFD     7.000     6.500    $2,215.46    360     1-Feb-29      $332,727.04
4979995  GARRISON                       NY     10524     SFD     7.000     6.500    $2,514.84    360     1-Mar-29      $378,000.00
4980006  FAIR OAKS RANCH                TX     78015     SFD     7.000     6.500    $1,862.85    360     1-Feb-29      $279,770.48
4980127  MIAMI                          FL     33155     SFD     6.875     6.500    $2,627.72    360     1-Feb-29      $399,663.95
4980177  CHINO HILLS                    CA     91709     SFD     7.125     6.500    $4,082.74    360     1-Feb-29      $605,515.39
4980248  IRVINE                         CA     92614     SFD     6.875     6.500    $2,102.18    360     1-Feb-29      $319,731.16
4980567  LA MESA                        CA     91941     SFD     7.000     6.500    $1,896.12    360     1-Feb-29      $284,766.38
4980737  IRVINE                         CA     92620     SFD     6.750     6.483    $2,065.14    360     1-Feb-29      $318,125.86
4980949  BURBANK                        CA     91501     SFD     6.875     6.500    $1,842.03    360     1-Feb-29      $280,164.43
4981038  SAN JOSE                       CA     94024     SFD     7.000     6.500    $3,126.93    360     1-Mar-29      $470,000.00
4981077  SPRINGDALE                     AR     72764     SFD     6.875     6.500    $1,818.38    360     1-Mar-29      $276,800.00
4981208  DELRAY BEACH                   FL     33446     SFD     7.250     6.500    $3,739.01    360     1-Mar-29      $548,100.00
4982842  MORGAN HILL                    CA     95037     SFD     7.375     6.500    $1,709.42    360     1-Feb-29      $247,311.67
4982870  BELMONT                        CA     94002     SFD     7.375     6.500    $2,037.49    360     1-Feb-29      $294,775.54
4982880  KEYSTONE                       CO     80435     SFD     7.000     6.500    $2,481.58    360     1-Feb-29      $372,694.26
4982945  BURLINGAME                     CA     94010     SFD     6.875     6.500    $2,286.11    360     1-Feb-29      $347,707.64
4982987  LOS ALTOS                      CA     94022     LCO     6.750     6.483    $3,004.31    360     1-Mar-29      $463,200.00
4983004  GREENWICH                      CT     06831     SFD     7.375     6.500    $3,798.71    360     1-Mar-29      $550,000.00
4983029  DOUGLASTON                     NY     11362     LCO     7.000     6.500    $1,072.81    360     1-Feb-29      $161,117.82
4983036  SANIBEL                        FL     33957     SFD     7.125     6.500    $2,358.02    360     1-Mar-29      $350,000.00
4983183  ORANGEVALE                     CA     95662     SFD     6.875     6.500    $1,727.72    360     1-Feb-29      $262,779.06
4983593  LAGUNA HILLS                   CA     92653     LCO     7.250     6.500    $1,903.28    360     1-Mar-29      $278,782.34
4983629  PASADENA AREA                  CA     91107     SFD     6.375     6.108    $2,944.67    360     1-Feb-29      $471,562.83
4984378  HOOVER                         AL     35242     SFD     6.500     6.233    $1,740.72    360     1-Nov-28      $274,396.01
4984398  SAN DIEGO                      CA     92107     SFD     7.375     6.500    $2,348.30    360     1-Mar-29      $340,000.00
4984467  EL DORADO HILLS                CA     95762     SFD     7.375     6.500    $2,409.07    360     1-Jan-29      $348,267.56
4984584  POTOMAC                        MD     20854     SFD     7.125     6.500    $4,042.31    360     1-Feb-29      $599,520.18
4984937  IRVINE                         CA     92714     SFD     7.250     6.500    $4,413.69    360     1-Mar-29      $647,000.00
4985010  SAN DIMAS                      CA     91773     SFD     7.375     6.500    $1,933.90    360     1-Mar-29      $280,000.00
 498502  ENCINITAS                      CA     92024     SFD     7.125     6.500    $1,953.79    360     1-Mar-29      $290,000.00
 498503  CYPRESS                        CA     90630     SFD     6.875     6.500    $2,101.52    360     1-Mar-29      $319,900.00
 498604  LOCUST VALLEY                  NY     11560     SFD     7.000     6.500    $1,716.49    360     1-Feb-29      $257,788.51
 653079  CARY                           IL     60013     SFD     7.250     6.500    $3,296.28    360     1-Feb-29      $482,823.057
6543138  FRISCO                         CO     80443     SFD     7.250     6.500    $3,531.31    360     1-Mar-29      $517,653.00
6543138  LUBBOCK                        TX     79410     SFD     7.125     6.500    $2,667.93    360     1-Jan-29      $395,312.92
6562306  EAST GULL LAKE                 MN     56401     SFD     6.875     6.500    $3,103.99    360     1-Mar-29      $472,500.00
6567591  GOLDEN                         CO     80403     SFD     7.375     6.500    $2,294.77    360     1-Jan-29      $331,742.81
6584362  FOUNTIAN HILLS                 AZ     85268     SFD     7.000     6.500    $2,415.05    360     1-Mar-29      $363,000.00
6607496  NEW HOPE                       PA     18938     SFD     6.750     6.483    $3,658.09    360     1-Jan-29      $562,799.23
6615513  KEYSTONE                       CO     80435     PUD     7.000     6.500    $5,322.42    360     1-Mar-29      $800,000.00
6631664  GREENFIELD                     IA     50849     SFD     7.000     6.500    $1,756.40    360     1-Dec-28      $261,486.91
6710671  AUSTIN                         TX     78727     SFD     6.375     6.108    $2,030.14    240     1-Mar-19      $275,000.00
6753592  DALLAS                         TX     75230     SFD     7.375     6.500    $4,489.39    360     1-Dec-28      $648,507.06
6778323  PRINCETON                      NJ     08540     SFD     7.000     6.500    $3,074.82    360     1-Feb-29      $461,790.17
6788290  LIVERMORE                      CO     80536     SFD     6.875     6.500    $2,680.27    360     1-Dec-28      $406,114.15
6792670  WEST CHESTER                   PA     19382     SFD     6.750     6.483    $2,017.66    360     1-Jan-29      $310,542.83
6806399  BRAIRCLIFF                     NY     10510     SFD     7.125     6.500    $3,260.80    360     1-Jan-29      $483,223.60
6814093  LAKE BARRINGTON                IL     60010     SFD     7.125     6.500    $3,476.39    360     1-Dec-28      $514,754.72
6821720  CHANHASSEN                     MN     55317     SFD     7.500     6.500    $1,985.77    360     1-Feb-29      $283,789.23
6824983  SAN DIEGO                      CA     92121     PUD     7.000     6.500    $2,221.78    360     1-Mar-29      $333,950.00
6840316  RANDOLPH                       NJ     07869     SFD     7.250     6.500    $2,387.62    360     1-Jan-29      $349,404.57
6868272  POWAY                          CA     92064     SFD     7.875     6.500    $3,502.09    360     1-May-28      $479,576.08
6877069  KILDEER                        IL     60047     SFD     6.750     6.483    $2,594.39    360     1-Jan-29      $399,295.26
6882694  INVER GROVE HTS                MN     55076     SFD     6.875     6.500    $2,349.81    360     1-Jan-29      $357,093.26
6884668  FALLBROOK                      CA     92028     SFD     7.250     6.500    $1,844.60    360     1-Feb-29      $270,189.07
6885022  HENDERSON                      NV     89011     SFD     7.250     6.500    $3,001.23    360     1-Jan-29      $439,261.53
6902739  LANDENBERG                     PA     19350     SFD     8.000     6.500    $1,838.45    360     1-Dec-28      $250,031.06
6934256  PITTSTOWN                      NJ     08867     SFD     7.375     6.500    $2,359.35    360     1-Jan-29      $341,078.54
6935232  PITTSTOWN                      NJ     08867     SFD     7.500     6.500    $3,031.79    360     1-Mar-29      $433,600.00
6937272  SAN JOSE                       CA     95117     SFD     7.125     6.500    $1,691.03    360     1-Feb-29      $250,799.28
6947083  BLUE BELL                      PA     19422     SFD     6.625     6.358    $3,325.46    360     1-Jan-29      $515,612.66
6948088  CASTAIC                        CA     91384     SFD     7.625     6.500    $1,894.06    360     1-Dec-28      $267,015.25
6949878  YORBA LINDA                    CA     92887     SFD     7.000     6.500    $2,922.67    360     1-Feb-29      $438,939.91
6954702  CORTE MADERA                   CA     94925     SFD     6.750     6.483    $2,245.12    360     1-Feb-29      $345,851.97
6955526  AVONDALE                       PA     19311     PUD     7.125     6.500    $2,162.64    360     1-Dec-28      $320,225.31
6961840  FLAGSTAFF                      AZ     86001     SFD     7.250     6.500    $2,564.98    360     1-Mar-29      $376,000.00
6962568  SAN DIEGO                      CA     92131     PUD     6.750     6.483    $2,315.50    360     1-Mar-29      $357,000.00
6970261  EDEN PRAIRIE                   MN     55347     SFD     7.875     6.500    $2,077.53    360     1-Feb-29      $286,331.82
6980327  LAS VEGAS                      NV     89147     PUD     7.375     6.500    $1,920.42    360     1-Feb-29      $277,838.43
6985058  COTO DE CAZA                   CA     92679     PUD     7.000     6.500    $2,985.43    360     1-Jan-29      $447,994.20
7012124  NEWPORT BEACH                  CA     92667     PUD     7.000     6.500    $2,107.68    360     1-Dec-28      $316,016.41
7029751  SOUTH BARRINGTON               IL     60010     SFD     7.250     6.500    $2,319.40    360     1-Mar-29      $340,000.00
7037532  ELK GROVE                      CA     95758     SFD     7.000     6.500    $2,188.77    360     1-Feb-29      $328,718.33
7046572  ELK GROVE                      CA     95758     SFD     7.000     6.500    $2,007.88    360     1-Feb-29      $301,552.62
7046577  ROCKVILLE                      MD     20850     SFD     6.875     6.500    $2,300.89    360     1-Feb-29      $349,955.75
7047049  OAK HILL                       VA     20171     PUD     6.625     6.358    $3,617.76    360     1-Feb-29      $564,501.51
7048274  ENCINITAS                      CA     92024     SFD     7.250     6.500    $2,271.31    360     1-Feb-29      $332,390.26
7048571  CHESTER                        NJ     07930     SFD     7.125     6.500    $2,117.50    360     1-Feb-29      $314,048.66
7058253  LAGUNA NIGUEL                  CA     92677     SFD     6.875     6.500    $2,054.87    360     1-Jan-29      $312,272.92
7062327  WASHINGTON                     DC     20016     SFD     7.125     6.500    $2,155.90    360     1-Feb-29      $319,744.10
7063731  BISMARCK                       ND     58501     SFD     7.500     6.500    $1,793.49    360     1-Feb-29      $256,309.64
7065234  PARK CITY                      UT     84098     SFD     7.625     6.500    $2,010.13    360     1-Feb-29      $283,794.45
7070757  COTO DE CAZA                   CA     92679     PUD     6.875     6.500    $2,915.78    360     1-Feb-29      $443,477.11
7076795  PACIFICA                       CA     94044     PUD     7.125     6.500    $2,737.86    360     1-Feb-29      $406,055.02
7080858  SAN JOSE                       CA     95148     SFD     7.250     6.500    $2,841.26    360     1-Feb-29      $416,175.09
7084303  SWAMPSCOTT                     MA     01907     SFD     7.125     6.500    $2,334.43    360     1-Dec-28      $345,663.79
7100500  GILROY                         CA     95020     SFD     7.000     6.500    $2,160.24    360     1-Feb-29      $324,433.84
7102790  BOWIE                          MD     20716     PUD     7.125     6.500    $1,924.71    360     1-Jan-29      $285,225.72
7102800  STORMVILLE                     NY     12582     SFD     7.500     6.500    $2,094.85    360     1-Sep-28      $298,244.87
7110224  COLORADO SPRINGS               CO     80908     SFD     7.375     6.500    $2,320.67    360     1-Feb-29      $335,744.33
7110233  QUEENSTOWN                     MD     21658     SFD     7.500     6.500    $3,496.07    360     1-Jan-29      $499,255.54
7123055  LITTLETON                      CO     80128     SFD     7.750     6.500    $1,895.09    360     1-Feb-29      $264,338.30
7123131  ENCINITAS                      CA     92024     SFD     7.125     6.500    $2,209.46    360     1-Feb-29      $327,687.74
7127350  IRVINE                         CA     92606     PUD     7.125     6.500    $2,740.01    360     1-Feb-29      $406,374.77
7132013  BLAINE COUNTY                  ID     83313     SFD     7.375     6.500    $2,460.75    360     1-Jan-29      $355,738.13
7135331  SAN DIEGO                      CA     92130     PUD     6.750     6.483    $3,148.94    360     1-Mar-29      $485,500.00
7138188  IRVINE                         CA     92604     SFD     7.250     6.500    $3,921.15    360     1-Oct-28      $572,530.75
7140001  FRISCO                         TX     75034     SFD     6.500     6.233    $1,941.87    360     1-Feb-29      $306,947.27
7146487  WEST FRIENDSHIP                MD     21794     SFD     6.750     6.483    $2,179.29    360     1-Feb-29      $335,710.71
7147323  WHITE PLAINS                   NY     10605     SFD     7.500     6.500    $4,380.44    360     1-Jan-29      $625,547.21
7162005  UNION CITY                     CA     94587     SFD     7.500     6.500    $2,489.20    360     1-Jan-29      $355,469.95
7165646  LAGRANGEVILLE                  NY     12540     SFD     7.875     6.500    $1,814.32    360     1-Feb-29      $250,054.79
7168064  CLOVIS                         CA     93611     SFD     7.375     6.500    $2,659.10    360     1-Oct-28      $381,851.80
7175800  BENICIA                        CA     94510     SFD     8.375     6.500    $2,432.79    360     1-Jan-29      $319,673.71
7182406  FOX ISLAND                     WA     98333     SFD     7.125     6.500    $3,368.59    360     1-Feb-29      $499,600.16
7184390  HENDERSONVILLE                 TN     37075     SFD     7.125     6.500    $2,678.03    360     1-Jan-29      $396,862.37
7192162  BELLINGHAM                     WA     98226     SFD     6.750     6.483    $2,120.92    360     1-Nov-28      $325,864.29
7194770  ST CHARLES                     IL     60174     SFD     7.250     6.500    $1,761.37    360     1-Mar-29      $258,198.00
7203948  CHEVY CHASE                    MD     20815     SFD     7.125     6.500    $5,541.33    360     1-Dec-28      $820,515.05
7207053  GLEN RIDGE                     NJ     07028     SFD     6.875     6.500    $1,773.71    360     1-Mar-29      $270,000.00
7212892  CARLSBAD                       CA     92009     PUD     7.250     6.500    $3,478.42    360     1-Jan-29      $509,102.05
7224884  LAKE FOREST                    IL     60045     SFD     7.000     6.500    $3,326.51    360     1-Nov-28      $498,346.23
7230637  WATERFORD                      CA     95386     SFD     7.000     6.500    $2,328.56    360     1-Feb-29      $349,713.11
7276336  SCOTTSDALE                     AZ     85255     PUD     7.375     6.500    $2,165.27    360     1-Jan-29      $313,021.43
7276592  WOODINVILLE                    WA     98072     SFD     7.000     6.500    $3,086.34    360     1-Mar-29      $463,900.00
7284280  ENGLEWOOD                      NJ     07102     SFD     7.000     6.500    $6,653.03    360     1-Mar-29      $1,000,000.00
7296565  SARATOGA                       CA     95070     SFD     7.125     6.500    $3,368.59    360     1-Feb-29      $499,600.16
7296956  IRVINE                         CA     92602     SFD     7.000     6.500    $2,175.54    360     1-Feb-29      $326,731.96
7296993  GAINESVILLE                    GA     30506     SFD     7.000     6.500    $4,011.77    360     1-Jan-29      $602,008.58
7299107  HASTINGS                       MN     55033     SFD     7.000     6.500    $2,315.25    360     1-Dec-28      $347,119.98
7300701  BOULDER                        CO     80303     SFD     7.375     6.500    $1,961.52    360     1-Nov-28      $283,127.59
7301633  LEXINGTON                      MA     02421     SFD     7.125     6.500    $2,526.44    360     1-Feb-29      $374,700.12
7308921  LEMONT                         IL     60439     SFD     7.250     6.500    $3,990.73    360     1-Mar-29      $585,000.00
7313058  LITTLETON                      CO     80123     SFD     7.000     6.500    $5,122.83    360     1-Feb-29      $769,368.84
7319719  OAKDALE                        CA     95361     SFD     7.125     6.500    $2,021.16    360     1-Feb-29      $299,760.09
7320643  COTO DE CAZA AREA              CA     92679     PUD     6.625     6.358    $2,510.02    360     1-Mar-29      $392,000.00
7324355  HACIENDA HEIGHTS               CA     91745     SFD     7.250     6.500    $2,155.68    360     1-Jan-29      $315,505.49
7327391  ASPEN                          CO     81611     SFD     7.000     6.500    $3,625.90    360     1-Mar-29      $545,000.00
7327916  PRINCETON                      NJ     08540     SFD     7.250     6.500    $1,880.08    360     1-Jan-29      $274,790.90
7328742  SAN DIEGO                      CA     92130     SFD     7.125     6.500    $1,717.98    360     1-Feb-29      $254,796.08
7329102  MOUNT KISCO                    NY     10549     SFD     7.250     6.500    $2,910.51    360     1-Dec-28      $425,645.46
7330466  METTAWA                        IL     60048     SFD     7.500     6.500    $3,845.68    360     1-Nov-28      $548,351.91
7336088  GRANITE BAY                    CA     95746     SFD     7.375     6.500    $2,149.78    360     1-Feb-29      $311,021.16
7336511  SAN FRANCISCO                  CA     94115     LCO     7.125     6.500    $3,334.91    360     1-Feb-29      $494,604.15
7336967  DUXBURY                        MA     02332     SFD     6.750     6.483    $3,372.71    360     1-Feb-29      $519,552.29
7338933  COLORADO SPRINGS               CO     80919     SFD     7.000     6.500    $2,727.74    360     1-Jan-29      $409,325.90
7340514  ENGLEWOOD                      CO     80110     SFD     7.000     6.500    $3,625.90    360     1-Mar-29      $545,000.00
7341382  REDWOOD CITY                   CA     94065     PUD     7.375     6.500    $2,056.83    360     1-Jan-29      $297,345.41
7343843  MORGAN HILL                    CA     95037     SFD     7.125     6.500    $1,994.21    360     1-Mar-29      $296,000.00
7344406  BERTHOUD                       CO     80513     SFD     7.125     6.500    $1,944.18    300     1-Feb-24      $271,670.82
7349439  FARMINGTON HILLS               MI     48331     SFD     7.250     6.500    $1,988.54    360     1-Jan-29      $291,043.84
7349944  LOS GATOS                      CA     95030     SFD     7.125     6.500    $2,324.33    360     1-Feb-29      $344,724.11
7350652  CARMEL                         CA     93921     SFD     6.875     6.500    $1,993.78    360     1-Feb-29      $303,245.02
7353106  PLEASANTON                     CA     94588     SFD     7.125     6.500    $2,101.33    360     1-Jan-29      $311,399.68
7355056  OAKBROOK                       IL     60521     SFD     6.875     6.500    $3,310.92    360     1-Dec-28      $502,722.44
7355486  FAIRLAWN                       OH     44333     SFD     7.125     6.500    $1,783.33    360     1-Dec-28      $264,061.21
7355901  CHATHAM                        NJ     07928     SFD     6.875     6.500    $1,842.69    360     1-Jan-29      $280,027.33
7356068  HUNTINGTON BEACH               CA     92647     SFD     7.125     6.500    $1,930.88    360     1-Feb-29      $286,370.81
7357545  WOODCLIFF LAKE                 NJ     07675     SFD     7.375     6.500    $2,051.31    360     1-Jan-29      $296,546.61
7359560  ESCONDIDO                      CA     92025     SFD     7.250     6.500    $2,237.54    360     1-Dec-28      $327,227.74
7360956  BRIDGEWATER                    NJ     08807     SFD     7.500     6.500    $3,663.88    360     1-Feb-29      $523,611.12
7362899  MILLSTONE                      NJ     08535     SFD     7.375     6.500    $2,201.53    360     1-Jan-29      $318,263.41
7363532  SCHENECTADY                    NY     12309     SFD     7.250     6.500    $2,169.32    360     1-Jan-29      $317,502.36
7364191  LA JOLLA                       CA     92037     SFD     7.000     6.500    $2,521.50    360     1-Feb-29      $378,592.46
7368024  DILLON                         CO     80435     PUD     7.000     6.500    $2,325.90    360     1-Feb-29      $349,313.43
7370929  RENO                           NV     89511     SFD     7.500     6.500    $2,041.71    360     1-Jan-29      $291,565.23
7373805  RIDGEFIELD                     CT     06877     SFD     7.125     6.500    $2,479.28    360     1-Jan-29      $367,409.69
7374763  LARKSPUR                       CA     94904     SFD     6.750     6.483    $1,842.02    360     1-Mar-29      $284,000.00
7377700  LOS ANGELES                    CA     90008     SFD     7.375     6.500    $1,752.24    360     1-Jan-29      $253,312.73
7380084  MOORESTOWN                     NJ     08057     SFD     6.500     6.233    $1,693.94    360     1-Mar-29      $268,000.00
7380380  CHINO HILLS                    CA     91709     SFD     7.250     6.500    $4,314.77    360     1-Feb-29      $632,006.58
7381071  LAFAYETTE                      CA     94549     SFD     7.125     6.500    $1,920.60    300     1-Feb-24      $268,374.81
7381591  MILILANI                       HI     96789     SFD     7.000     6.500    $3,259.98    360     1-Dec-28      $488,788.01
7386876  WAYNE                          NJ     07470     SFD     7.375     6.500    $2,116.23    360     1-Mar-29      $306,400.00
7388243  EL CAJON                       CA     92021     SFD     6.875     6.500    $2,049.62    360     1-Jan-29      $311,474.26
7388549  DANVILLE                       CA     94506     SFD     6.625     6.358    $4,162.02    360     1-Dec-28      $648,270.05
7390711  TACOMA                         WA     98422     SFD     7.125     6.500    $1,775.92    360     1-Feb-29      $263,389.21
7391495  FAIRFAX STATION                VA     22039     SFD     7.375     6.500    $1,933.89    360     1-Dec-28      $279,356.89
7391499  PLEASANTON                     CA     94588     SFD     7.250     6.500    $1,961.26    360     1-Jan-29      $287,050.08
7392043  BARRINGTON                     IL     60010     SFD     7.125     6.500    $2,072.36    360     1-Mar-29      $307,600.00
7393310  SCOTTSDALE                     AZ     85262     SFD     7.250     6.500    $4,331.82    360     1-Feb-29      $634,504.64
7393571  MISSION VIEJO                  CA     92692     SFD     7.000     6.500    $2,102.36    360     1-Feb-29      $315,740.97
7393896  LA QUINTA                      CA     92253     SFD     7.250     6.500    $3,994.96    360     1-Feb-29      $585,163.16
7394050  SAN DIEGO                      CA     92121     SFD     6.375     6.108    $1,889.39    360     1-Mar-29      $302,850.00
7399900  BETHESDA                       MD     20814     SFD     7.250     6.500    $1,727.27    360     1-Feb-29      $253,002.48
7400518  SAN FRANCISCO                  CA     94114     SFD     7.250     6.500    $6,248.73    360     1-Jan-29      $914,566.56
7402331  NEW PROVIDENCE                 NJ     07974     SFD     7.250     6.500    $1,978.31    360     1-Mar-29      $290,000.00
7403324  HUNTINGTOWN                    MD     20639     SFD     7.750     6.500    $2,079.54    360     1-Jan-29      $289,860.94
7406624  GILBERT                        AZ     85234     SFD     7.500     6.500    $2,075.35    360     1-Dec-28      $296,147.04
7410958  JACKSONVILLE                   FL     32223     SFD     6.500     6.233    $2,715.36    360     1-Feb-29      $429,211.64
7412566  ISSAQUAH                       WA     98029     SFD     7.250     6.500    $2,541.11    360     1-Feb-29      $372,209.41
7416132  RIDGEFIELD                     CT     06877     SFD     7.250     6.500    $1,944.20    360     1-Feb-29      $284,777.68
7416547  WHITE PLAINS                   NY     10606     SFD     7.250     6.500    $3,477.65    240     1-Feb-19      $439,180.68
7418377  ASPEN                          CO     81611     SFD     6.875     6.500    $2,364.94    360     1-Feb-29      $359,697.56
7424992  ROCKVILLE                      MD     20850     SFD     6.875     6.500    $3,376.29    360     1-Mar-29      $513,950.00
7425044  DELLWOOD                       MN     55110     SFD     7.375     6.500    $2,230.88    360     1-Jan-29      $322,506.93
7428248  ACAMPO                         CA     95220     SFD     7.250     6.500    $1,855.52    360     1-Feb-29      $271,787.81
7429212  NOVATO                         CA     94949     SFD     7.250     6.500    $2,796.92    360     1-Feb-29      $409,680.16
7430062  UPPER MARLBORO                 MD     20774     SFD     7.375     6.500    $1,755.01    360     1-Jan-29      $253,712.09
7432711  SUNNYVALE                      CA     94087     SFD     7.125     6.500    $2,139.06    360     1-Feb-29      $317,246.10
7437912  BLUE HILL                      ME     04614     SFD     7.250     6.500    $2,046.53    360     1-Mar-29      $300,000.00
7439467  BELLEVUE                       WA     98004     SFD     7.250     6.500    $4,434.15    360     1-Feb-29      $649,492.93
7439611  NOVATO                         CA     94945     SFD     6.750     6.483    $2,594.39    360     1-Jan-29      $399,309.28
7441259  WILMINGTON                     DE     19803     SFD     7.500     6.500    $2,195.53    360     1-Feb-29      $313,766.97
7451151  BRIDGEWATER                    NJ     08807     PUD     7.750     6.500    $2,507.44    360     1-Feb-29      $349,752.98
7451319  SNOWMASS VILLAGE               CO     81615     SFD     7.250     6.500    $2,947.00    360     1-Feb-29      $431,663.00
7452562  APTOS                          CA     95003     SFD     7.375     6.500    $2,321.92    360     1-Jan-29      $335,667.81
7453771  HILLSBOROUGH                   CA     94010     SFD     7.250     6.500    $6,821.76    360     1-Feb-29      $999,219.91
7457372  ST PETERSBURG                  FL     33703     SFD     7.125     6.500    $1,953.78    360     1-Feb-29      $289,768.10
7457855  CARBONDALE                     CO     81623     PUD     7.375     6.500    $6,216.08    360     1-Feb-29      $899,315.17
7460383  SAN FRANCISCO                  CA     94123     LCO     7.250     6.500    $2,251.18    360     1-Jan-29      $329,483.58
7462281  LA VERNE                       CA     91750     PUD     7.250     6.500    $3,443.63    360     1-Dec-28      $503,611.45
7462326  RADNOR                         PA     19087     SFD     7.250     6.500    $1,991.95    360     1-Feb-29      $291,606.22
7465496  BROOKLYN                       NY     11718     SFD     7.000     6.500    $2,023.53    240     1-Feb-19      $260,498.97
7467329  CHAPEL HILL                    NC     27514     SFD     6.750     6.483    $2,685.20    360     1-Feb-29      $413,643.55
7467435  THOUSAND OAKS                  CA     91360     SFD     7.375     6.500    $1,795.76    360     1-Jan-29      $259,193.37
7467550  WOODINVILLE                    WA     98072     SFD     7.375     6.500    $2,356.93    360     1-Jan-29      $340,729.08
7471775  CAMARILLO                      CA     93012     PUD     6.750     6.483    $2,025.90    360     1-Mar-29      $312,350.00
7472581  SNOWMASS VILLAGE               CO     81615     LCO     7.250     6.500    $3,138.01    360     1-Jan-29      $459,280.15
7473262  GARDEN CITY                    NY     11530     SFD     6.750     6.483    $2,205.23    360     1-Feb-29      $339,707.27
7473351  ROSLYN                         NY     11576     SFD     6.500     6.233    $2,009.98    360     1-Jan-29      $317,423.48
7473556  CHARDON                        OH     44024     SFD     7.250     6.500    $2,273.56    360     1-Feb-29      $333,020.01
7473612  CHINO HILLS                    CA     91709     SFD     7.500     6.500    $1,961.19    360     1-Feb-29      $280,276.84
7474630  SAN JOSE                       CA     95129     SFD     7.250     6.500    $2,298.93    360     1-Feb-29      $336,737.11
7475403  NEWPORT BEACH                  CA     92625     LCO     7.250     6.500    $4,093.06    360     1-Feb-29      $599,531.94
7476642  CEDAR RAPIDS                   IA     52402     SFD     7.000     6.500    $2,181.63    360     1-Feb-29      $327,647.21
7477903  ARMONK                         NY     10504     SFD     7.000     6.500    $1,995.91    360     1-Feb-29      $299,754.09
7478248  AMES                           IA     50010     SFD     7.125     6.500    $2,504.55    360     1-Feb-29      $371,452.72
7479246  ROCKVILLE                      MD     20850     PUD     6.750     6.483    $2,093.67    360     1-Jan-29      $322,236.23
7479642  DARNESTOWN                     MD     20874     SFD     7.125     6.500    $2,285.25    360     1-Jan-29      $338,655.89
7480257  BETHESDA                       MD     20816     SFD     7.500     6.500    $2,164.77    360     1-Feb-29      $309,370.23
7480349  NEWPORT BEACH                  CA     92612     PUD     7.250     6.500    $5,135.96    360     1-Feb-29      $752,290.68
7480453  CHARLOTTE                      NC     28270     SFD     7.125     6.500    $2,102.00    360     1-Jan-29      $311,499.52
7480504  CHEVY CHASE                    MD     20815     SFD     7.125     6.500    $2,379.57    360     1-Mar-29      $353,200.00
7482592  BEVERLY HILLS                  CA     90210     SFD     6.750     6.483    $4,669.91    360     1-Jan-29      $718,756.69
7482873  ROCKLIN                        CA     95765     SFD     7.375     6.500    $2,141.09    360     1-Feb-29      $309,764.12
7482878  CHAUTAUQUA                     NY     14722     SFD     7.500     6.500    $2,104.64    360     1-Feb-29      $300,776.61
7484795  MARIETTA                       GA     30062     PUD     7.250     6.500    $2,250.67    360     1-Mar-29      $329,925.00
7484958  TEMECULA                       CA     92590     SFD     7.125     6.500    $2,054.84    360     1-Feb-29      $304,756.10
7485854  WINDSOR                        CO     80550     SFD     7.000     6.500    $1,916.07    360     1-Feb-29      $287,763.93
7486272  CORONADO                       CA     92118     SFD     7.500     6.500    $2,931.11    360     1-Feb-29      $418,888.89
7486344  BLOOMFIELD HILLS               MI     48302     SFD     7.500     6.500    $2,377.33    360     1-Feb-29      $339,747.67
7487305  AVALON                         NJ     08202     SFD     6.375     6.108    $2,745.03    360     1-Jan-29      $439,182.77
7487367  ENGLEWOOD                      CO     80110     SFD     7.000     6.500    $2,701.13    360     1-Feb-29      $405,667.20
7489080  FAIRFIELD                      CT     06430     SFD     7.250     6.500    $1,882.81    360     1-Feb-29      $275,784.69
7489737  RENO                           NV     89509     SFD     7.500     6.500    $1,992.76    360     1-Feb-29      $284,788.49
7491629  SAN RAFAEL                     CA     94901     SFD     6.875     6.500    $2,956.18    360     1-Jan-29      $449,241.73
7491871  PARADISE VALLEY                AZ     85253     SFD     7.125     6.500    $4,042.31    360     1-Jan-29      $599,037.53
7491920  LONGMONT                       CO     80503     SFD     7.375     6.500    $2,641.83    360     1-Feb-29      $382,208.95
7491970  SAGAMORE BEACH                 MA     02562     SFD     7.375     6.500    $2,417.36    360     1-Feb-29      $349,733.68
7492659  SAINT PAUL                     MN     55105     SFD     7.375     6.500    $3,453.38    360     1-Feb-29      $499,619.54
7493031  CARPINTERIA                    CA     93013     SFD     7.000     6.500    $2,634.60    360     1-Feb-29      $395,675.40
7495002  SAN FRANCISCO                  CA     94116     SFD     7.000     6.500    $4,324.47    360     1-Feb-29      $649,467.20
7495747  WESTLAKE VILLAGE               CA     91362     SFD     7.000     6.500    $2,565.41    360     1-Feb-29      $385,283.92
7495953  BOULDER                        CO     80301     SFD     7.500     6.500    $2,971.66    360     1-Feb-29      $424,684.59
7496110  SEDALIA                        CO     80135     SFD     7.250     6.500    $6,169.60    360     1-Feb-29      $903,694.48
7496207  LAKEVILLE                      MN     55044     SFD     7.375     6.500    $1,915.93    360     1-Mar-29      $277,400.00
7497149  PAYSON                         AZ     85541     SFD     7.375     6.500    $2,305.13    360     1-Feb-29      $333,496.04
7498195  ROCHESTER                      MN     55902     SFD     7.250     6.500    $1,972.17    360     1-Feb-29      $288,874.48
7498580  SAN JOSE                       CA     95124     SFD     7.125     6.500    $2,425.39    360     1-Feb-29      $359,712.11
7498882  VALENCIA                       CA     91354     SFD     7.250     6.500    $1,899.18    360     1-Feb-29      $277,984.26
7499470  MINNEAPOLIS                    MN     55419     SFD     7.250     6.500    $2,319.40    360     1-Feb-29      $339,734.77
7502455  SAN DIEGO                      CA     92121     SFD     7.250     6.500    $2,315.31    360     1-Jan-29      $338,868.86
7502848  CARLSBAD                       CA     92009     SFD     7.000     6.500    $2,435.34    360     1-Feb-29      $365,749.95
7505317  ATLANTA                        GA     30327     SFD     6.875     6.500    $3,284.64    360     1-Feb-29      $499,579.94
7505597  SAN RAFAEL                     CA     94901     SFD     7.250     6.500    $2,728.71    360     1-Feb-29      $399,687.96
7506165  KENT                           WA     98042     SFD     7.625     6.500    $1,932.28    360     1-Jan-29      $272,603.56
7506692  POTOMAC                        MD     20854     SFD     7.250     6.500    $2,674.13    360     1-Feb-29      $391,694.20
7506990  LOS ANGELES                    CA     90292     LCO     7.125     6.500    $1,860.81    360     1-Feb-29      $275,979.13
7507025  ATLANTA                        GA     30307     SFD     7.000     6.500    $3,321.19    360     1-Jan-29      $498,379.23
7507437  ATLANTA                        GA     30319     SFD     6.875     6.500    $2,956.18    360     1-Feb-29      $449,621.95
7507664  REDWOOD CITY                   CA     94062     SFD     6.750     6.483    $1,945.79    360     1-Jan-29      $299,477.73
7507775  NORTHRIDGE                     CA     91324     SFD     7.250     6.500    $4,434.15    360     1-Feb-29      $649,492.93
7508723  PLACEVILLE                     CA     95667     SFD     6.875     6.500    $3,100.70    360     1-Feb-29      $471,603.47
7509846  SILVERTHORNE                   CO     80498     PUD     7.125     6.500    $1,727.41    360     1-Feb-29      $256,194.97
7509988  PALM DESERT                    CA     92260     SFD     6.875     6.500    $1,681.74    360     1-Feb-29      $255,784.93
7510552  NIWOT                          CO     80503     SFD     6.750     6.483    $3,019.87    360     1-Feb-29      $465,199.13
7510753  WESTLAKE VILLAGE               CA     91361     SFD     7.250     6.500    $2,072.11    360     1-Feb-29      $303,513.05
7511302  NORTH EAST                     MD     21901     SFD     7.500     6.500    $2,426.27    360     1-Feb-29      $346,742.48
7511365  ASPEN                          CO     81611     SFD     7.000     6.500    $2,661.21    360     1-Mar-29      $400,000.00
7511491  WINCHESTER                     MA     01890     SFD     7.375     6.500    $3,453.38    360     1-Feb-29      $499,619.54
7511783  CORONADO                       CA     92118     SFD     7.500     6.500    $6,992.15    360     1-Jan-29      $998,511.06
7512327  ORONO                          MN     55356     SFD     7.000     6.500    $3,659.16    360     1-Feb-29      $549,549.17
7512523  MANHATTAN BEACH                CA     90266     SFD     7.000     6.500    $3,991.82    360     1-Feb-29      $599,508.18
7513221  OMAHA                          NE     68130     SFD     7.500     6.500    $2,866.78    360     1-Jan-29      $409,389.54
7513380  MORGANVILLE                    NJ     07751     SFD     7.125     6.500    $3,228.46    360     1-Feb-29      $478,816.79
7515033  BERRIEN SPRINGS                MI     49103     SFD     7.125     6.500    $3,537.02    360     1-Mar-29      $525,000.00
7515361  IRVINGTON                      NY     10533     SFD     7.125     6.500    $1,852.73    360     1-Feb-29      $274,780.08
7515946  LOS ANGELES                    CA     90025     LCO     7.125     6.500    $2,600.55    360     1-Feb-29      $385,691.33
7516383  PALATINE                       IL     60067     SFD     7.625     6.500    $3,160.30    360     1-Feb-29      $446,176.84
7517513  WALNUT CREEK                   CA     94598     SFD     7.000     6.500    $2,286.64    360     1-Feb-29      $343,418.28
7519476  AGOURA HILLS                   CA     91301     SFD     6.875     6.500    $2,759.10    360     1-Feb-29      $419,647.15
7519625  SAN FRANCISCO                  CA     94109     LCO     6.875     6.500    $2,233.56    360     1-Jan-29      $339,427.08
7519661  EAU CLAIRE                     WI     54703     SFD     7.250     6.500    $2,087.46    360     1-Feb-29      $305,661.29
7520516  BEVERLY                        MA     01915     SFD     8.000     6.500    $2,806.65    360     1-Feb-29      $382,243.35
7520666  SAN LUIS OBISPO                CA     93401     SFD     6.875     6.500    $3,935.00    360     1-Feb-29      $598,496.77
7521594  RIDGEWOOD                      NJ     07450     SFD     7.000     6.500    $1,696.52    360     1-Mar-29      $255,000.00
7521751  VENTURA                        CA     93003     SFD     7.375     6.500    $1,919.04    360     1-Feb-29      $277,638.58
7522480  ARLINGTON                      VA     22201     SFD     7.375     6.500    $1,926.74    360     1-Feb-29      $278,752.73
7522519  TEMPE                          AZ     85284     SFD     7.125     6.500    $2,479.28    360     1-Feb-29      $367,705.72
7522520  HOLLISTER                      CA     95023     SFD     7.000     6.500    $2,288.11    360     1-Feb-29      $343,638.09
7522768  PORT MITCHELL                  KY     41017     SFD     6.875     6.500    $2,036.48    360     1-Feb-29      $309,739.56
7522852  BRAINERD                       MN     56401     SFD     7.250     6.500    $4,229.49    360     1-Feb-29      $619,516.34
7523623  SAN JOSE                       CA     95133     SFD     6.750     6.483    $1,686.36    360     1-Feb-29      $259,776.14
7524158  GILROY                         CA     95020     SFD     7.125     6.500    $2,172.74    360     1-Feb-29      $322,242.10
7525150  SARATOGA                       CA     95070     PUD     6.500     6.233    $2,351.29    360     1-Feb-29      $371,663.71
7525374  BETHESDA                       MD     20817     SFD     7.000     6.500    $1,995.91    360     1-Jan-29      $299,506.75
7525849  FAIRFAX                        VA     22031     SFD     7.375     6.500    $1,971.88    360     1-Feb-29      $285,282.76
7526316  CLAYTON                        CA     94517     SFD     7.000     6.500    $1,937.36    360     1-Feb-29      $290,961.31
7527294  FREMONT                        CA     94539     SFD     6.875     6.500    $1,773.71    360     1-Feb-29      $269,773.17
7527534  LAGUNA HILLS                   CA     92653     SFD     7.500     6.500    $2,567.52    360     1-Feb-29      $366,927.48
7527678  FRESNO                         CA     93711     SFD     6.750     6.483    $2,224.69    360     1-Feb-29      $342,704.69
7528344  SAN JOSE                       CA     95111     PUD     7.125     6.500    $2,021.16    360     1-Feb-29      $299,760.09
7528498  POQUOSON                       VA     23662     SFD     6.875     6.500    $2,086.41    360     1-Feb-29      $317,333.17
7529451  YORBA LINDA                    CA     92887     SFD     7.000     6.500    $2,288.64    360     1-Mar-29      $344,000.00
7529829  TUSTIN                         CA     92782     SFD     7.250     6.500    $2,706.53    360     1-Feb-29      $396,440.50
7529850  ATLANTA                        GA     30350     PUD     7.250     6.500    $2,592.27    360     1-Feb-29      $379,703.56
7530359  AUBURN                         CA     95602     SFD     7.250     6.500    $2,387.62    360     1-Feb-29      $349,726.96
7530801  PASADENA                       CA     91107     SFD     6.875     6.500    $1,915.60    360     1-Feb-29      $291,355.03
7530975  SUNNYVALE                      CA     94087     SFD     7.125     6.500    $2,067.64    360     1-Feb-29      $306,654.58
7531038  LA QUINTA                      CA     92253     LCO     7.500     6.500    $2,349.36    360     1-Feb-29      $335,750.64
7531305  HAYWARD                        CA     94541     SFD     7.125     6.500    $2,324.33    360     1-Feb-29      $344,724.11
7531441  OCEAN CITY                     NJ     08226     LCO     7.625     6.500    $2,165.85    360     1-Mar-29      $306,000.00
7531508  THOUSAND OAKS                  CA     91362     SFD     7.375     6.500    $2,092.75    360     1-Feb-29      $302,769.44
7531554  DEL MAR                        CA     92014     SFD     6.875     6.500    $5,334.26    360     1-Feb-29      $811,317.82
7533974  MT PLEASANT                    SC     29464     SFD     6.750     6.483    $1,934.12    360     1-Feb-29      $297,931.59
7534031  INDEPENDENCE                   MN     55359     SFD     7.125     6.500    $2,088.53    360     1-Feb-29      $309,752.10
7534106  CAMARILLO                      CA     93010     SFD     7.125     6.500    $2,086.84    360     1-Feb-29      $309,502.30
7534129  PEMBROKE                       MA     02359     SFD     7.000     6.500    $3,017.95    300     1-Feb-24      $426,472.88
7534425  BOULDER                        CO     80304     SFD     6.875     6.500    $2,200.71    360     1-Feb-29      $334,718.56
7535398  SAN DIEGO                      CA     92103     SFD     7.125     6.500    $2,425.39    360     1-Feb-29      $359,712.11
7535672  SAN DIEGO                      CA     92130     PUD     7.000     6.500    $2,653.89    360     1-Feb-29      $398,573.03
7535688  SAN JOSE                       CA     95119     SFD     7.500     6.500    $1,957.80    360     1-Feb-29      $279,792.20
7535974  DES MOINES                     IA     50321     SFD     7.000     6.500    $3,802.20    360     1-Feb-29      $571,031.55
7536085  ATLANTA                        GA     30327     SFD     7.250     6.500    $2,626.38    360     1-Feb-29      $384,699.66
7536187  ALAMO                          CA     94507     SFD     7.250     6.500    $2,387.62    360     1-Feb-29      $349,726.96
7536816  TUSTIN                         CA     92782     SFD     7.000     6.500    $3,230.71    360     1-Jan-29      $484,801.59
7536978  NEWPORT BEACH                  CA     92663     MF2     7.500     6.500    $4,845.56    360     1-Feb-29      $692,485.69
7537137  SAN FRANCISCO                  CA     94127     SFD     7.375     6.500    $1,989.14    360     1-Mar-29      $288,000.00
7537284  SALINAS                        CA     93907     SFD     7.250     6.500    $2,046.53    360     1-Feb-29      $299,765.97
7537412  VIENNA                         VA     22182     PUD     7.125     6.500    $2,748.77    360     1-Feb-29      $407,673.73
7537660  PLEASANTON                     CA     94566     SFD     7.500     6.500    $2,201.38    360     1-Feb-29      $314,602.35
7538053  CASTLE ROCK                    CO     80104     PUD     7.250     6.500    $2,258.69    360     1-Feb-29      $330,841.71
7538217  CAMBRIDGE                      MA     02139     MF2     7.000     6.500    $2,148.93    360     1-Feb-29      $322,735.24
7538325  CLARKSTON                      MI     48348     SFD     6.875     6.500    $1,875.53    360     1-Feb-29      $284,360.34
7538396  LOS ALAMITOS                   CA     90720     SFD     6.875     6.500    $1,721.15    360     1-Feb-29      $261,779.89
7538422  KEY WEST                       FL     33040     SFD     7.125     6.500    $2,964.36    360     1-Mar-29      $440,000.00
7538519  OAKHURST                       CA     93644     SFD     7.250     6.500    $1,910.09    360     1-Feb-29      $279,781.58
7538907  CORONADO                       CA     92118     SFD     7.500     6.500    $2,587.09    360     1-Feb-29      $369,725.41
7540177  BUCKEYE                        AZ     85326     SFD     7.375     6.500    $3,312.48    360     1-Feb-29      $479,235.06
7540419  CLIFTON                        VA     20124     PUD     7.125     6.500    $2,273.80    360     1-Feb-29      $337,230.11
7540529  EDEN PRAIRIE                   MN     55347     SFD     7.000     6.500    $2,162.23    360     1-Jan-29      $324,465.65
7541196  MILPITAS                       CA     95035     PUD     7.000     6.500    $2,539.53    360     1-Feb-29      $381,398.12
7541213  ISSAQUAH                       WA     98029     SFD     6.875     6.500    $2,496.33    360     1-Feb-29      $379,680.75
7541347  WOODY CREEK                    CO     81611     SFD     7.125     6.500    $2,661.19    360     1-Mar-29      $395,000.00
7541712  SNOWMASS VILLAGE               CO     81615     SFD     7.500     6.500    $8,495.46    360     1-Feb-29      $1,214,098.29
7541808  SANTA ROSA                     CA     95401     SFD     6.875     6.500    $2,207.28    360     1-Mar-29      $336,000.00
7541832  SARATOGA                       CA     95070     SFD     6.750     6.483    $2,594.39    360     1-Feb-29      $399,655.61
7542054  SAN JOSE                       CA     95111     SFD     7.125     6.500    $1,812.98    360     1-Feb-29      $268,884.80
7543219  CORONADO                       CA     92118     LCO     7.250     6.500    $1,841.88    360     1-Feb-29      $269,789.37
7543295  ELBURN                         IL     60119     SFD     7.125     6.500    $2,132.32    360     1-Feb-29      $316,246.90
7544035  SANTA CLARA                    CA     95054     PUD     7.125     6.500    $2,361.57    360     1-Mar-29      $350,528.00
7544296  THOUSAND OAKS                  CA     91362     SFD     7.250     6.500    $2,101.10    360     1-Feb-29      $307,759.73
7544334  LONG BEACH                     CA     90815     SFD     6.875     6.500    $2,795.89    360     1-Feb-29      $425,242.44
7544690  RENO                           NV     89509     SFD     7.500     6.500    $3,915.60    360     1-Feb-29      $559,584.40
7545556  BOALSBURG                      PA     16827     SFD     7.625     6.500    $2,194.16    360     1-Feb-29      $309,775.63
7545686  LAS CRUCES                     NM     88011     SFD     7.125     6.500    $2,122.21    360     1-Feb-29      $314,748.10
7545773  EVERGREEN                      CO     80439     SFD     7.375     6.500    $2,440.85    360     1-Feb-29      $353,131.09
7547537  SAN JOSE                       CA     95133     SFD     6.875     6.500    $1,747.43    360     1-Jan-29      $265,551.78
7547719  WILDWOOD                       MO     63005     PUD     7.375     6.500    $2,334.48    360     1-Mar-29      $338,000.00
7547752  CORONADO                       CA     92118     SFD     7.375     6.500    $4,282.19    360     1-Feb-29      $619,528.23
7548024  CAMARILLO                      CA     93021     SFD     7.125     6.500    $2,845.79    360     1-Feb-29      $422,062.21
7548146  SAN DIEGO                      CA     92130     SFD     7.250     6.500    $1,957.85    360     1-Feb-29      $286,776.11
7549417  DUNWOODY                       GA     30350     SFD     7.000     6.500    $2,629.28    360     1-Feb-29      $394,876.05
7549573  BEAVERTON                      OR     97007     SFD     6.750     6.483    $1,674.36    360     1-Mar-29      $258,150.00
7549639  UNION CITY                     CA     94587     SFD     6.875     6.500    $1,678.12    360     1-Feb-29      $255,235.40
7549668  ASTORIA                        OR     97103     SFD     7.250     6.500    $1,910.09    360     1-Mar-29      $280,000.00
7551162  ANACORTES                      WA     98273     SFD     7.500     6.500    $3,041.58    360     1-Feb-29      $434,677.17
7551236  WALNUT CREEK                   CA     94598     SFD     7.375     6.500    $3,851.20    360     1-Feb-29      $557,175.72
7551813  ATHERTON                       CA     94027     SFD     6.625     6.358    $2,823.77    360     1-Feb-29      $440,610.92
7552508  GROSSE POINTE FAR              MI     48230     SFD     7.375     6.500    $2,237.79    360     1-Feb-29      $323,753.46
7553323  NEENAH                         WI     54956     SFD     7.375     6.500    $2,210.16    360     1-Feb-29      $319,756.51
7553479  HASTINGS                       MN     55033     SFD     7.375     6.500    $2,230.88    360     1-Feb-29      $322,754.22
7554535  CHATTANOOGA                    TN     37421     SFD     6.875     6.500    $2,581.73    360     1-Feb-29      $392,669.83
7554574  FREMONT                        CA     94539     PUD     7.125     6.500    $4,360.31    360     1-Feb-29      $646,682.44
7555030  ASPEN                          CO     81611     SFD     7.125     6.500    $2,561.48    360     1-Mar-29      $380,200.00
7555085  KINGS BEACH                    CA     96143     SFD     7.125     6.500    $2,903.73    360     1-Mar-29      $431,000.00
7555141  OAKLAND                        NJ     07436     SFD     7.375     6.500    $1,958.06    360     1-Mar-29      $283,500.00
7555345  ENCINITAS                      CA     92007     SFD     6.500     6.233    $4,108.44    360     1-Mar-29      $650,000.00
7555380  INDIAN WELLS                   CA     92210     SFD     7.375     6.500    $6,906.75    360     1-Mar-29      $1,000,000.00
7555477  MCLEAN                         VA     22102     SFD     7.000     6.500    $5,575.23    360     1-Feb-29      $837,313.10
7555760  PARK CITY                      UT     84098     SFD     6.875     6.500    $2,496.33    360     1-Feb-29      $379,680.75
7555942  SAUSALITO                      CA     94965     SFD     7.375     6.500    $4,489.39    360     1-Feb-29      $649,505.40
7555955  BAINBRIDGE ISLAND              WA     98110     SFD     7.375     6.500    $1,968.42    360     1-Mar-29      $285,000.00
7556161  FREMONT                        CA     94539     SFD     7.000     6.500    $2,171.55    360     1-Feb-29      $326,132.45
7556545  OCEAN CITY                     NJ     08226     LCO     7.500     6.500    $2,265.45    360     1-Feb-29      $323,759.55
7556965  SPRINGFIELD                    VA     22150     SFD     6.875     6.500    $2,422.75    360     1-Mar-29      $368,800.00
7557019  SAN JOSE                       CA     95125     SFD     7.125     6.500    $4,370.75    360     1-Mar-29      $648,750.00
7557843  CARMEL                         CA     93923     SFD     7.125     6.500    $2,290.64    360     1-Mar-29      $340,000.00
7558508  SOLANA BEACH                   CA     92075     PUD     7.125     6.500    $2,479.28    360     1-Mar-29      $368,000.00
7558545  PACIFICA                       CA     94044     SFD     7.250     6.500    $2,046.53    360     1-Mar-29      $300,000.00
7558637  GREENWOOD VILLAGE              CO     80111     SFD     7.500     6.500    $3,873.65    360     1-Feb-29      $553,588.85
7558715  CUPERTINO                      CA     95014     SFD     7.250     6.500    $2,489.94    360     1-Feb-29      $364,715.27
7558873  HOUSTON                        TX     77019     SFD     6.875     6.500    $2,983.44    360     1-Feb-29      $453,768.46
7558879  GROTON                         MA     01450     SFD     7.250     6.500    $2,544.52    360     1-Feb-29      $372,709.02
7558931  PARK RIDGE                     IL     60068     SFD     7.500     6.500    $1,929.83    360     1-Feb-29      $275,795.17
7559210  UNION CITY                     CA     94587     SFD     7.000     6.500    $1,911.63    360     1-Feb-29      $287,097.48
7560440  CHICAGO                        IL     60614     SFD     7.125     6.500    $4,177.05    360     1-Feb-29      $619,504.20
7560452  RANCHO SANTA FE                CA     92067     SFD     7.250     6.500    $6,821.76    360     1-Mar-29      $1,000,000.00
7560812  WATSONVILLE                    CA     95076     SFD     6.875     6.500    $2,069.33    360     1-Mar-29      $315,000.00
7561033  BELLEVUE                       WA     98006     SFD     6.875     6.500    $2,167.87    360     1-Feb-29      $329,722.76
7561090  PARK CITY                      UT     84098     LCO     7.625     6.500    $1,848.34    360     1-Mar-29      $261,141.00
7561099  REDMOND                        WA     98053     SFD     7.000     6.500    $2,288.37    360     1-Mar-29      $343,960.00
7561219  GILROY                         CA     95020     SFD     7.125     6.500    $2,107.39    360     1-Mar-29      $312,800.00
7561315  BELLEVUE                       WA     98006     SFD     6.875     6.500    $2,174.43    360     1-Mar-29      $331,000.00
7561317  CARBONDALE                     CO     81623     SFD     7.000     6.500    $3,795.55    360     1-Mar-29      $570,500.00
7561525  FRANKLIN                       MI     48025     SFD     7.125     6.500    $4,911.41    360     1-Feb-29      $728,417.03
7561527  FORT COLLINS                   CO     80525     SFD     6.875     6.500    $2,222.39    360     1-Feb-29      $338,015.79
7562186  ALPHARETTA                     GA     30004     SFD     6.875     6.500    $1,970.79    360     1-Mar-29      $300,000.00
7562303  SAN JOSE                       CA     95132     SFD     7.000     6.500    $1,739.77    360     1-Feb-29      $261,285.65
7563139  COLORADO SPRINGS               CO     80906     SFD     7.125     6.500    $2,155.90    360     1-Mar-29      $320,000.00
7563337  LAFAYETTE                      CA     94549     SFD     7.000     6.500    $4,014.77    360     1-Mar-29      $603,450.00
7564351  POWDER SPRINGS                 GA     30127     SFD     6.875     6.500    $2,220.49    360     1-Feb-29      $337,727.03
7565464  EVERGREEN                      CO     80439     SFD     7.250     6.500    $4,710.43    360     1-Feb-29      $689,961.34
7565482  NEWPORT COAST                  CA     92657     SFD     6.500     6.233    $2,070.02    360     1-Mar-29      $327,500.00
7566267  RENO                           NV     89509     SFD     7.750     6.500    $2,023.86    360     1-Feb-29      $282,300.62
7567435  ATHENS                         GA     30606     SFD     7.250     6.500    $1,848.70    360     1-Feb-29      $270,788.59
7567670  SAN LUIS OBISPO                CA     93401     SFD     7.375     6.500    $1,972.29    360     1-Mar-29      $285,560.00
7568334  BELMONT                        CA     94002     SFD     6.625     6.358    $2,036.19    360     1-Mar-29      $318,000.00
7568680  ROSWELL                        GA     30076     SFD     6.875     6.500    $1,882.10    360     1-Feb-29      $286,259.31
7569151  WASHINGTON                     DC     20007     SFD     7.250     6.500    $2,912.89    360     1-Feb-29      $426,666.90
7569217  SAN JOSE                       CA     95129     SFD     7.375     6.500    $2,382.83    360     1-Mar-29      $345,000.00
7569257  FRANKLIN LAKES                 NJ     07417     SFD     7.000     6.500    $2,095.70    360     1-Mar-29      $315,000.00
7569534  CHAPEL HILL                    NC     27514     SFD     7.000     6.500    $2,276.67    360     1-Mar-29      $342,200.00
7569713  SAN DIEGO                      CA     92122     SFD     7.500     6.500    $1,966.54    360     1-Mar-29      $281,250.00
7569773  HILLSBOROUGH                   NC     27278     SFD     7.000     6.500    $1,796.32    360     1-Mar-29      $270,000.00
7570042  BARRINGTON                     IL     60010     SFD     7.000     6.500    $1,869.50    360     1-Mar-29      $281,000.00
7570699  REDONDO BEACH                  CA     90277     SFD     6.875     6.500    $2,614.58    360     1-Mar-29      $398,000.00
7571661  CHARLESTON                     SC     29401     SFD     7.125     6.500    $3,638.08    360     1-Mar-29      $540,000.00
7572101  SAN JOSE                       CA     95123     SFD     7.250     6.500    $1,875.98    360     1-Feb-29      $274,785.48
7572198  DENVER                         CO     80206     PUD     7.250     6.500    $2,046.53    360     1-Mar-29      $300,000.00
7572326  ORANGE                         CA     92867     SFD     7.125     6.500    $2,115.48    360     1-Mar-29      $314,000.00
7572380  SAVANNAH                       GA     31406     PUD     6.875     6.500    $2,627.72    360     1-Mar-29      $400,000.00
7572719  BRECKENRIDGE                   CO     80424     LCO     7.625     6.500    $2,335.19    360     1-Feb-29      $329,686.21
7572844  LOS ANGELES                    CA     91311     SFD     7.125     6.500    $1,906.62    360     1-Feb-29      $282,773.69
7573056  ST PETERSBURG                  FL     33704     SFD     6.875     6.500    $1,806.55    360     1-Mar-29      $275,000.00
7573165  CORNELIUS                      NC     28031     SFD     7.125     6.500    $1,938.62    360     1-Mar-29      $287,750.00
7573602  LOS ANGELES                    CA     90292     SFD     6.875     6.500    $2,315.67    360     1-Mar-29      $352,500.00
7573923  MAMMOTH LAKES                  CA     93546     SFD     7.000     6.500    $1,816.28    360     1-Mar-29      $273,000.00
7574735  LANDENBERG                     PA     19350     SFD     7.000     6.500    $3,858.75    360     1-Mar-29      $580,000.00
7574897  BARRINGTON                     IL     60010     SFD     7.125     6.500    $2,883.52    360     1-Feb-29      $427,657.73
7575274  BARRINGTON                     IL     60010     SFD     7.000     6.500    $1,663.26    360     1-Mar-29      $250,000.00
7575551  BOULDER                        CO     80301     SFD     6.625     6.358    $1,904.93    360     1-Feb-29      $297,237.52
7576288  FORT COLLINS                   CO     80526     SFD     6.750     6.483    $1,707.43    360     1-Mar-29      $263,250.00
7576330  SAN RAMON                      CA     94583     SFD     7.250     6.500    $2,046.53    360     1-Mar-29      $300,000.00
7576801  TENAFLY                        NJ     07670     SFD     7.000     6.500    $3,991.82    360     1-Mar-29      $600,000.00
7576890  MOBILE                         AL     36695     SFD     7.125     6.500    $1,664.08    360     1-Feb-29      $246,802.48
7577246  MCLEAN                         VA     22102     SFD     6.875     6.500    $2,882.65    300     1-Mar-24      $412,500.00
7578039  DANA POINT                     CA     92629     PUD     7.000     6.500    $2,428.35    360     1-Mar-29      $365,000.00
7578095  SOLVANG                        CA     93463     SFD     7.250     6.500    $6,207.80    360     1-Mar-29      $910,000.00
7578320  BERKELEY                       CA     94705     MF2     6.750     6.483    $2,456.57    360     1-Mar-29      $378,750.00
7578494  BARRINGTON                     IL     60010     SFD     7.125     6.500    $2,021.16    360     1-Mar-29      $300,000.00
7578679  SMYRNA                         GA     30126     PUD     6.750     6.483    $1,834.27    360     1-Mar-29      $282,806.00
7578916  RENO                           NV     89523     SFD     7.500     6.500    $1,826.70    360     1-Mar-29      $261,250.00
7579349  SEATTLE                        WA     98199     SFD     7.000     6.500    $3,659.16    360     1-Mar-29      $550,000.00
7580900  ATLANTA                        GA     30327     SFD     7.500     6.500    $2,796.86    360     1-Mar-29      $400,000.00
7580973  KENNESAW                       GA     30152     SFD     6.750     6.483    $2,897.37    240     1-Mar-19      $381,050.00
7581027  BRECKENRIDGE                   CO     80424     SFD     7.375     6.500    $2,417.36    360     1-Mar-29      $350,000.00
7581223  COROLLA                        NC     27927     SFD     7.250     6.500    $2,837.85    360     1-Mar-29      $416,000.00
7581810  FOSTER CITY                    CA     94404     SFD     7.250     6.500    $2,292.11    360     1-Mar-29      $336,000.00
7582124  NEWPORT COAST                  CA     92657     SFD     6.875     6.500    $3,515.88    360     1-Mar-29      $535,200.00
7582167  CHICAGO                        IL     60661     LCO     7.375     6.500    $3,570.79    360     1-Mar-29      $517,000.00
7582517  MOUNTAIN VIEW                  CA     94041     SFD     6.875     6.500    $2,200.71    360     1-Mar-29      $335,000.00
7583055  RIDGEWOOD VILLAGE              NJ     07450     SFD     7.375     6.500    $2,610.75    360     1-Mar-29      $378,000.00
7583725  CARMEL                         CA     93921     SFD     6.875     6.500    $2,430.64    360     1-Mar-29      $370,000.00
7585257  FRESNO                         CA     93720     SFD     6.875     6.500    $2,059.47    360     1-Mar-29      $313,500.00
7585791  NEW CANAAN                     CT     06840     SFD     6.875     6.500    $4,992.66    360     1-Mar-29      $760,000.00
7586567  ORANGE                         CA     92867     SFD     6.500     6.233    $2,540.91    360     1-Mar-29      $402,000.00
7586954  LINCOLN                        NE     68505     SFD     7.500     6.500    $1,835.44    360     1-Mar-29      $262,500.00
7587880  LAS CRUCES                     NM     88011     SFD     6.750     6.483    $1,686.36    360     1-Feb-29      $259,776.14
7589936  COEUR D'ALENE                  ID     83814     SFD     6.875     6.500    $1,921.52    360     1-Mar-29      $292,500.00
7590449  LAFAYETTE                      CA     94549     SFD     7.125     6.500    $1,879.67    360     1-Mar-29      $279,000.00
7590606  ISSAQUAH                       WA     98029     SFD     7.000     6.500    $2,182.19    360     1-Mar-29      $328,000.00
7590937  SNOWMASS VILLAGE               CO     81615     LCO     7.375     6.500    $2,817.95    360     1-Feb-29      $407,688.71
7592732  SNOWMASS                       CO     81654     SFD     6.875     6.500    $2,627.72    360     1-Mar-29      $400,000.00
7594939  PACIFICA                       CA     94044     SFD     7.000     6.500    $2,419.98    360     1-Mar-29      $363,742.00
7597405  SEATTLE                        WA     98112     SFD     7.250     6.500    $3,541.86    360     1-Mar-29      $519,200.00
7598428  APSEN                          CO     81611     SFD     7.000     6.500    $2,335.88    360     1-Mar-29      $351,100.00
7599294  COLORADO SPRINGS               CO     80906     SFD     7.375     6.500    $2,541.68    360     1-Mar-29      $368,000.00

                                                                                                                   $613,935,568.49


(i)                    (x)        (xi)         (xii)        (xiii)        (xIv)           (xv)           (xvI)
-----                 ------   ---------     ----------    --------    -----------    -----------     -----------
MORTGAGE                                      MORTGAGE                   T.O.P.          MASTER          FIXED
LOAN                                         INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER                 LTV      SUBSIDY         CODE         FEE          LOAN            FEE            YIELD
--------              ------   ---------     ----------    --------    -----------    -----------     -----------
4707361               73.59                                 0.250                        0.017           0.233
4764040               77.33                                 0.250                        0.017           0.483
4766924               78.26                                 0.250                        0.017           0.358
4786881               76.92                                 0.250                        0.017           0.358
4800560               88.10                      06         0.250                        0.017           0.858
4802462               74.71                                 0.250                        0.017           0.233
4809809               90.00                      06         0.250                        0.017           0.608
4826864               89.99                      33         0.250                        0.017           0.733
4828910               74.96                                 0.250                        0.017           0.983
4829344               78.40                      11         0.250                        0.017           0.733
4829736               72.86                                 0.250                        0.017           0.733
4843140               68.18                                 0.250                        0.017           0.733
4848521               80.00                                 0.250                        0.017           0.000
4855239               76.92                                 0.250                        0.017           0.608
4859535               57.68                                 0.250                        0.017           0.483
4863428               75.00                                 0.250                        0.017           0.358
4865231               53.00                                 0.250                        0.017           0.483
4875939               65.67                                 0.250                        0.017           0.358
4883780               23.44                                 0.250                        0.017           0.483
4886444               95.00                      06         0.250                        0.017           0.608
4888977               70.00                                 0.250                        0.017           0.608
4891126               77.16                                 0.250                        0.017           0.358
4891129               49.61                                 0.250                        0.017           0.358
4892493               56.82                                 0.250                        0.017           0.108
4893482               76.86                                 0.250                        0.017           0.358
4893907               56.05                                 0.250                        0.017           0.483
4894062               63.49                                 0.250                        0.017           0.000
4894992               53.70                                 0.250                        0.017           0.358
4896163               79.49                                 0.250                        0.017           0.233
4898577               72.00                                 0.250                        0.017           0.483
4901090               75.00                                 0.250                        0.017           0.000
4901679               63.40                                 0.250                        0.017           0.358
4903029               95.00                      11         0.250                        0.017           0.000
4903632               52.18                                 0.250                        0.017           0.483
4904306               52.84                                 0.250                        0.017           0.233
4904580               78.93                                 0.250                        0.017           0.358
4905334               65.83                                 0.250                        0.017           0.233
4906676               79.82                                 0.250                        0.017           0.608
4907826               38.76                                 0.250                        0.017           0.733
4908986               58.06                                 0.250                        0.017           0.233
4909086               61.43                                 0.250                        0.017           0.358
4909849               78.84                                 0.250                        0.017           0.358
4910449               70.00                                 0.250                        0.017           0.858
4911563               79.41                                 0.250                        0.017           0.608
4911619               40.26                                 0.250                        0.017           0.483
4912130               39.45                                 0.250                        0.017           0.608
4913325               77.55                                 0.250                        0.017           0.108
4913354               67.92                                 0.250                        0.017           0.608
4914146               80.00                                 0.250                        0.017           0.733
4914300               80.00                                 0.250                        0.017           0.233
4914421               72.64                                 0.250                        0.017           0.483
4915359               76.92                                 0.250                        0.017           0.108
4915413               70.00                                 0.250                        0.017           0.000
4915700               63.82                                 0.250                        0.017           0.108
4917176               50.43                                 0.250                        0.017           0.000
4919328               80.00                                 0.250                        0.017           0.983
4920335               77.20                                 0.250                        0.017           0.608
4920407               74.83                                 0.250                        0.017           0.358
4921134               35.70                                 0.250                        0.017           0.608
4922161               68.18                                 0.250                        0.017           0.733
4925109               67.86                                 0.250                        0.017           0.608
4925172               90.00                      06         0.250                        0.017           1.483
4926683               69.84                                 0.250                        0.017           0.733
4928147               72.44                                 0.250                        0.017           0.733
4928805               78.95                                 0.250                        0.017           0.000
4929558               57.90                                 0.250                        0.017           0.000
4930425               90.00                      01         0.250                        0.017           0.483
4930572               42.78                                 0.250                        0.017           0.608
4930685               86.50                      13         0.250                        0.017           0.358
4930803               80.00                                 0.250                        0.017           0.608
4931806               90.00                      17         0.250                        0.017           0.608
4932285               74.82                                 0.250                        0.017           0.483
4932477               50.85                                 0.250                        0.017           0.233
4933397               80.00                                 0.250                        0.017           0.608
4934649               77.75                                 0.250                        0.017           0.358
4935029               50.07                                 0.250                        0.017           0.733
4935125               77.41                                 0.250                        0.017           0.000
4936087               78.57                                 0.250                        0.017           0.358
4936280               68.97                                 0.250                        0.017           0.108
4936330               54.36                                 0.250                        0.017           0.483
4937134               80.00                                 0.250                        0.017           0.000
4937143               75.42                                 0.250                        0.017           0.233
4937254               59.65                                 0.250                        0.017           0.108
4937401               79.30                                 0.250                        0.017           0.608
4937800               80.00                                 0.250                        0.017           0.000
4937829               69.09                                 0.250                        0.017           0.733
4937924               80.00                                 0.250                        0.017           0.000
4938132               79.99                                 0.250                        0.017           0.233
4938433               70.00                                 0.250                        0.017           0.483
4938637               68.65                                 0.250                        0.017           0.608
4938743               75.00                                 0.250                        0.017           0.608
4938996               31.37                                 0.250                        0.017           0.108
4939156               76.20                                 0.250                        0.017           0.000
4940396               70.00                                 0.250                        0.017           0.733
4940400               80.00                                 0.250                        0.017           0.483
4940575               70.00                                 0.250                        0.017           0.000
4940630               80.00                                 0.250                        0.017           0.608
4940786               78.20                                 0.250                        0.017           0.358
4940800               70.84                                 0.250                        0.017           0.483
4941323               73.73                                 0.250                        0.017           0.358
4941920               79.99                                 0.250                        0.017           0.233
4941983               89.99                      11         0.250                        0.017           0.483
4942218               61.93                                 0.250                        0.017           0.483
4942426               78.79                                 0.250                        0.017           0.233
4942465               75.00                                 0.250                        0.017           0.358
4942476               80.00                                 0.250                        0.017           0.233
4942629               75.99                                 0.250                        0.017           0.483
4942742               62.71                                 0.250                        0.017           0.733
4942743               80.00                                 0.250                        0.017           0.608
4942826               70.00                                 0.250                        0.017           0.608
4943271               68.75                                 0.250                        0.017           0.358
4943278               54.12                                 0.250                        0.017           0.608
4943388               80.00                                 0.250                        0.017           0.483
4943403               80.00                                 0.250                        0.017           0.108
4943414               80.00                                 0.250                        0.017           0.358
4943618               73.34                                 0.250                        0.017           0.483
4943820               80.00                                 0.250                        0.017           0.358
4944600               77.31                                 0.250                        0.017           0.108
4944627               74.38                                 0.250                        0.017           0.733
4944831               77.01                                 0.250                        0.017           0.233
4944873               65.84                                 0.250                        0.017           0.108
4944881               68.13                                 0.250                        0.017           0.000
4944991               59.53                                 0.250                        0.017           0.483
4945329               62.25                                 0.250                        0.017           0.108
4945450               43.36                                 0.250                        0.017           0.483
4945464               43.50                                 0.250                        0.017           0.608
4945618               43.33                                 0.250                        0.017           0.608
4945637               76.00                                 0.250                        0.017           0.233
4945764               80.00                                 0.250                        0.017           0.483
4945819               70.59                                 0.250                        0.017           0.000
4945917               60.18                                 0.250                        0.017           0.358
4946243               55.17                                 0.250                        0.017           0.483
4946532               77.38                                 0.250                        0.017           0.000
4946600               29.00                                 0.250                        0.017           0.233
4946724               90.00                      01         0.250                        0.017           0.233
4947003               66.36                                 0.250                        0.017           0.233
4947097               68.18                                 0.250                        0.017           0.608
4947112               69.34                                 0.250                        0.017           0.608
4947292               66.50                                 0.250                        0.017           0.733
4947388               69.43                                 0.250                        0.017           0.233
4947451               66.02                                 0.250                        0.017           0.108
4947510               29.59                                 0.250                        0.017           0.608
4947580               70.48                                 0.250                        0.017           0.233
4947653               69.02                                 0.250                        0.017           0.733
4947851               60.59                                 0.250                        0.017           0.733
4947868               80.00                                 0.250                        0.017           0.000
4947870               58.32                                 0.250                        0.017           0.608
4947971               74.58                                 0.250                        0.017           0.733
4948012               79.11                                 0.250                        0.017           0.483
4948057               80.00                                 0.250                        0.017           0.000
4948090               79.68                                 0.250                        0.017           0.000
4948175               67.53                                 0.250                        0.017           0.358
4948211               79.73                                 0.250                        0.017           0.608
4948305               75.00                                 0.250                        0.017           0.858
4948346               38.10                                 0.250                        0.017           0.108
4948359               65.00                                 0.250                        0.017           0.983
4948557               67.71                                 0.250                        0.017           0.233
4948609               80.00                                 0.250                        0.017           0.608
4948664               58.12                                 0.250                        0.017           0.108
4948666               46.88                                 0.250                        0.017           0.733
4948676               50.97                                 0.250                        0.017           0.233
4948812               90.00                      17         0.250                        0.017           0.733
4948903               74.56                                 0.250                        0.017           0.733
4949069               62.47                                 0.250                        0.017           0.358
4949080               90.00                      11         0.250                        0.017           0.233
4949081               80.00                                 0.250                        0.017           0.358
4949110               84.99                      11         0.250                        0.017           0.483
4949176               70.00                                 0.250                        0.017           0.358
4949271               72.61                                 0.250                        0.017           0.358
4949313               84.59                      33         0.250                        0.017           0.233
4949344               79.99                                 0.250                        0.017           0.483
4949483               63.03                                 0.250                        0.017           0.358
4949672               79.59                                 0.250                        0.017           0.608
4949725               75.00                                 0.250                        0.017           0.733
4949884               78.48                                 0.250                        0.017           0.483
4949893               56.92                                 0.250                        0.017           0.358
4949921               80.00                                 0.250                        0.017           0.108
4950000               48.85                                 0.250                        0.017           0.858
4950011               80.00                                 0.250                        0.017           0.358
4950127               52.63                                 0.250                        0.017           0.733
4950142               61.54                                 0.250                        0.017           0.000
4950166               73.20                                 0.250                        0.017           0.483
4950174               87.14                      06         0.250                        0.017           0.358
4950183               89.99                      17         0.250                        0.017           0.733
4950195               60.47                                 0.250                        0.017           0.608
4950227               85.00                      33         0.250                        0.017           0.608
4950228               56.60                                 0.250                        0.017           0.108
4950232               54.81                                 0.250                        0.017           0.233
4950270               31.78                                 0.250                        0.017           0.108
4950286               70.00                                 0.250                        0.017           0.108
4950463               59.09                                 0.250                        0.017           0.483
4950511               66.59                                 0.250                        0.017           0.483
4950679               60.90                                 0.250                        0.017           0.233
4950709               78.26                                 0.250                        0.017           0.483
4950835               90.00                      11         0.250                        0.017           0.358
4950861               80.00                                 0.250                        0.017           0.000
4950995               66.89                                 0.250                        0.017           0.108
4951005               35.21                                 0.250                        0.017           0.733
4951008               52.84                                 0.250                        0.017           0.358
4951044               80.00                                 0.250                        0.017           0.608
4951201               76.44                                 0.250                        0.017           0.108
4951306               77.80                                 0.250                        0.017           0.983
4951368               87.22                      01         0.250                        0.017           0.483
4951568               76.80                                 0.250                        0.017           0.608
4951608               66.89                                 0.250                        0.017           0.358
4951611               75.00                                 0.250                        0.017           0.733
4951626               67.69                                 0.250                        0.017           0.983
4951639               74.55                                 0.250                        0.017           0.733
4951655               53.85                                 0.250                        0.017           0.483
4951731               80.00                                 0.250                        0.017           0.108
4951779               74.67                                 0.250                        0.017           0.108
4951801               67.42                                 0.250                        0.017           0.358
4951809               60.63                                 0.250                        0.017           0.483
4952259               52.73                                 0.250                        0.017           0.358
4952351               65.95                                 0.250                        0.017           0.608
4952457               80.00                                 0.250                        0.017           0.233
4952717               65.00                                 0.250                        0.017           0.358
4952820               68.10                                 0.250                        0.017           0.233
4952853               78.40                                 0.250                        0.017           0.358
4952922               42.79                                 0.250                        0.017           0.233
4953008               40.00                                 0.250                        0.017           0.000
4953034               73.59                                 0.250                        0.017           0.483
4953063               43.35                                 0.250                        0.017           0.000
4953372               72.90                                 0.250                        0.017           0.608
4953817               80.00                                 0.250                        0.017           0.000
4953822               80.00                                 0.250                        0.017           0.233
4953871               56.31                                 0.250                        0.017           0.000
4954090               90.00                      01         0.250                        0.017           0.358
4954167               78.69                                 0.250                        0.017           0.483
4954193               67.82                                 0.250                        0.017           0.233
4954377               75.00                                 0.250                        0.017           0.233
4954432               80.00                                 0.250                        0.017           0.733
4954459               72.60                                 0.250                        0.017           0.733
4954684               69.99                                 0.250                        0.017           0.483
4954775               78.91                                 0.250                        0.017           0.358
4954780               48.11                                 0.250                        0.017           0.608
4954950               78.72                                 0.250                        0.017           0.483
4954985               80.00                                 0.250                        0.017           0.608
4954994               65.22                                 0.250                        0.017           0.000
4955015               78.40                                 0.250                        0.017           0.000
4955016               45.45                                 0.250                        0.017           0.483
4955088               90.00                      33         0.250                        0.017           0.608
4955137               80.00                                 0.250                        0.017           0.608
4955211               45.83                                 0.250                        0.017           0.608
4955248               58.24                                 0.250                        0.017           0.483
4955300               80.00                                 0.250                        0.017           0.358
4955305               78.44                                 0.250                        0.017           0.733
4955364               29.43                                 0.250                        0.017           0.483
4955384               56.74                                 0.250                        0.017           0.000
4955387               69.26                                 0.250                        0.017           0.483
4955547               55.38                                 0.250                        0.017           0.608
4955599               45.87                                 0.250                        0.017           0.358
4955617               49.17                                 0.250                        0.017           0.483
4955691               72.21                                 0.250                        0.017           0.233
4955692               80.00                                 0.250                        0.017           0.000
4955698               90.00                      06         0.250                        0.017           0.358
4955780               66.33                                 0.250                        0.017           0.483
4955791               56.52                                 0.250                        0.017           0.608
4955803               74.73                                 0.250                        0.017           0.000
4955805               67.78                                 0.250                        0.017           0.000
4955818               68.45                                 0.250                        0.017           0.483
4955821               73.17                                 0.250                        0.017           0.233
4955857               80.00                                 0.250                        0.017           0.483
4955879               48.46                                 0.250                        0.017           0.000
4955901               80.00                                 0.250                        0.017           0.483
4955927               80.00                                 0.250                        0.017           0.233
4955940               64.90                                 0.250                        0.017           0.608
4955950               83.84                      24         0.250                        0.017           0.483
4955971               80.00                                 0.250                        0.017           0.358
4955975               77.85                                 0.250                        0.017           0.608
4955993               80.00                                 0.250                        0.017           0.233
4955997               88.78                      17         0.250                        0.017           0.983
4955998               67.47                                 0.250                        0.017           0.358
4956001               66.71                                 0.250                        0.017           0.733
4956003               74.00                                 0.250                        0.017           0.358
4956083               50.18                                 0.250                        0.017           0.483
4956091               68.23                                 0.250                        0.017           0.483
4956117               27.84                                 0.250                        0.017           0.358
4956152               74.96                                 0.250                        0.017           0.000
4956168               69.51                                 0.250                        0.017           0.000
4956204               68.18                                 0.250                        0.017           0.108
4956254               80.00                                 0.250                        0.017           0.483
4956311               45.34                                 0.250                        0.017           0.358
4956352               56.92                                 0.250                        0.017           0.000
4956405               63.03                                 0.250                        0.017           0.358
4956431               72.99                                 0.250                        0.017           0.483
4956449               57.81                                 0.250                        0.017           0.233
4956551               66.08                                 0.250                        0.017           0.608
4956560               58.84                                 0.250                        0.017           0.000
4956576               75.71                                 0.250                        0.017           0.858
4956577               69.89                                 0.250                        0.017           0.483
4956610               80.00                                 0.250                        0.017           0.233
4956617               79.53                                 0.250                        0.017           0.483
4956626               53.66                                 0.250                        0.017           0.000
4956627               80.00                                 0.250                        0.017           0.108
4956642               80.00                                 0.250                        0.017           0.358
4956650               78.95                                 0.250                        0.017           0.233
4956658               62.92                                 0.250                        0.017           0.608
4956707               35.83                                 0.250                        0.017           0.608
4956740               90.00                      33         0.250                        0.017           0.000
4956781               38.50                                 0.250                        0.017           0.233
4956844               70.00                                 0.250                        0.017           0.483
4956935               48.67                                 0.250                        0.017           0.483
4956969               66.46                                 0.250                        0.017           0.233
4957106               79.86                                 0.250                        0.017           0.483
4957189               79.00                                 0.250                        0.017           0.233
4957203               66.09                                 0.250                        0.017           0.608
4957222               63.83                                 0.250                        0.017           0.233
4957257               51.35                                 0.250                        0.017           0.358
4957268               70.00                                 0.250                        0.017           0.483
4957383               65.00                                 0.250                        0.017           0.000
4957409               43.18                                 0.250                        0.017           0.358
4957485               70.00                                 0.250                        0.017           0.233
4957515               54.02                                 0.250                        0.017           0.000
4957586               53.13                                 0.250                        0.017           0.483
4957652               65.97                                 0.250                        0.017           0.733
4957679               54.05                                 0.250                        0.017           0.358
4957747               57.26                                 0.250                        0.017           0.000
4957760               80.00                                 0.250                        0.017           0.608
4957801               90.00                      13         0.250                        0.017           0.000
4957816               75.71                                 0.250                        0.017           0.608
4957817               80.00                                 0.250                        0.017           0.000
4957833               80.00                                 0.250                        0.017           0.233
4957870               50.00                                 0.250                        0.017           0.233
4957888               75.00                                 0.250                        0.017           0.483
4957964               66.02                                 0.250                        0.017           0.608
4957971               36.98                                 0.250                        0.017           0.608
4958081               78.59                                 0.250                        0.017           0.608
4958118               40.63                                 0.250                        0.017           0.358
4958131               59.75                                 0.250                        0.017           0.358
4958135               68.35                                 0.250                        0.017           0.358
4958166               79.41                                 0.250                        0.017           0.608
4958219               79.69                                 0.250                        0.017           0.358
4958254               80.00                                 0.250                        0.017           0.358
4958288               80.00                                 0.250                        0.017           0.483
4958291               87.10                      01         0.250                        0.017           0.000
4958318               80.00                                 0.250                        0.017           0.983
4958364               57.14                                 0.250                        0.017           0.483
4958368               21.67                                 0.250                        0.017           0.608
4958422               80.00                                 0.250                        0.017           0.108
4958452               56.16                                 0.250                        0.017           0.858
4958462               74.89                                 0.250                        0.017           0.608
4958478               90.00                      06         0.250                        0.017           0.233
4958491               69.74                                 0.250                        0.017           0.108
4958547               78.83                                 0.250                        0.017           0.358
4958650               68.11                                 0.250                        0.017           0.483
4958685               80.00                                 0.250                        0.017           0.483
4958716               56.60                                 0.250                        0.017           0.358
4958717               54.25                                 0.250                        0.017           0.483
4958735               79.79                                 0.250                        0.017           0.608
4958797               69.25                                 0.250                        0.017           0.483
4958808               42.07                                 0.250                        0.017           0.358
4958889               87.50                      06         0.250                        0.017           0.233
4958906               39.68                                 0.250                        0.017           0.483
4958977               64.35                                 0.250                        0.017           0.483
4959005               75.00                                 0.250                        0.017           0.483
4959021               55.80                                 0.250                        0.017           0.358
4959099               67.92                                 0.250                        0.017           0.358
4959104               50.81                                 0.250                        0.017           0.483
4959123               79.21                                 0.250                        0.017           0.483
4959139               79.80                                 0.250                        0.017           0.233
4959221               50.07                                 0.250                        0.017           0.483
4959240               74.67                                 0.250                        0.017           0.233
4959251               75.00                                 0.250                        0.017           0.608
4959321               47.37                                 0.250                        0.017           0.483
4959343               40.58                                 0.250                        0.017           0.483
4959376               79.02                                 0.250                        0.017           0.000
4959572               68.03                                 0.250                        0.017           0.358
4959632               78.22                                 0.250                        0.017           0.983
4959682               66.90                                 0.250                        0.017           0.483
4959748               69.57                                 0.250                        0.017           0.483
4959753               75.00                                 0.250                        0.017           0.233
4959929               67.71                                 0.250                        0.017           0.608
4959957               47.32                                 0.250                        0.017           0.483
4959963               65.38                                 0.250                        0.017           0.483
4959975               54.55                                 0.250                        0.017           0.483
4960003               80.00                                 0.250                        0.017           0.233
4960031               61.37                                 0.250                        0.017           0.608
4960072               74.25                                 0.250                        0.017           0.233
4960094               63.43                                 0.250                        0.017           0.608
4960104               73.62                                 0.250                        0.017           0.608
4960115               68.74                                 0.250                        0.017           0.483
4960138               59.22                                 0.250                        0.017           0.483
4960150               64.67                                 0.250                        0.017           0.358
4960153               67.65                                 0.250                        0.017           0.108
4960164               62.38                                 0.250                        0.017           0.483
4960257               54.60                                 0.250                        0.017           0.233
4960295               48.00                                 0.250                        0.017           0.608
4960299               76.25                                 0.250                        0.017           0.483
4960309               78.62                                 0.250                        0.017           0.483
4960341               64.00                                 0.250                        0.017           0.483
4960342               56.03                                 0.250                        0.017           0.608
4960411               63.33                                 0.250                        0.017           0.233
4960424               79.11                                 0.250                        0.017           0.108
4960432               80.00                                 0.250                        0.017           0.108
4960488               80.00                                 0.250                        0.017           0.733
4960505               52.63                                 0.250                        0.017           0.233
4960523               69.52                                 0.250                        0.017           0.483
4960553               68.85                                 0.250                        0.017           0.608
4960601               80.00                                 0.250                        0.017           0.608
4960732               68.05                                 0.250                        0.017           0.608
4960750               79.75                                 0.250                        0.017           0.858
4960754               76.81                                 0.250                        0.017           0.000
4960788               69.33                                 0.250                        0.017           0.000
4960931               59.05                                 0.250                        0.017           0.108
4960959               68.79                                 0.250                        0.017           0.608
4961099               68.54                                 0.250                        0.017           0.858
4961164               80.00                                 0.250                        0.017           0.608
4961193               80.00                                 0.250                        0.017           0.483
4961241               64.65                                 0.250                        0.017           0.483
4961252               80.00                                 0.250                        0.017           0.233
4961355               49.05                                 0.250                        0.017           0.608
4961371               65.93                                 0.250                        0.017           0.983
4961433               67.45                                 0.250                        0.017           0.608
4961445               61.66                                 0.250                        0.017           0.358
4961457               86.96                      17         0.250                        0.017           0.358
4961474               69.62                                 0.250                        0.017           0.358
4961480               71.69                                 0.250                        0.017           0.358
4961507               63.54                                 0.250                        0.017           0.608
4961594               40.60                                 0.250                        0.017           0.358
4961674               53.23                                 0.250                        0.017           0.108
4961866               80.00                                 0.250                        0.017           0.108
4961952               80.00                                 0.250                        0.017           0.233
4961986               80.00                                 0.250                        0.017           0.858
4961995               80.00                                 0.250                        0.017           0.233
4962032               71.88                                 0.250                        0.017           0.108
4962058               79.99                                 0.250                        0.017           0.108
4962146               68.88                                 0.250                        0.017           0.358
4962199               70.00                                 0.250                        0.017           0.983
4962251               62.14                                 0.250                        0.017           0.608
4962301               79.92                                 0.250                        0.017           0.608
4962309               69.00                                 0.250                        0.017           0.608
4962335               33.45                                 0.250                        0.017           0.358
4962356               55.67                                 0.250                        0.017           0.608
4962364               61.02                                 0.250                        0.017           0.233
4962384               70.44                                 0.250                        0.017           0.000
4962401               90.00                      13         0.250                        0.017           0.358
4962503               80.00                                 0.250                        0.017           0.233
4962515               60.56                                 0.250                        0.017           0.358
4962528               31.94                                 0.250                        0.017           0.858
4962545               76.00                                 0.250                        0.017           0.358
4962549               69.05                                 0.250                        0.017           0.483
4962560               59.13                                 0.250                        0.017           0.483
4962665               76.96                                 0.250                        0.017           0.483
4962666               73.70                                 0.250                        0.017           0.483
4962671               79.61                                 0.250                        0.017           0.358
4962687               46.84                                 0.250                        0.017           0.000
4962725               67.54                                 0.250                        0.017           0.608
4962738               79.73                                 0.250                        0.017           0.483
4962741               78.25                                 0.250                        0.017           0.358
4962775               73.68                                 0.250                        0.017           0.483
4962777               78.08                                 0.250                        0.017           0.733
4962784               67.90                                 0.250                        0.017           0.483
4962810               62.88                                 0.250                        0.017           0.358
4962834               55.89                                 0.250                        0.017           0.483
4962849               61.22                                 0.250                        0.017           0.233
4962852               60.00                                 0.250                        0.017           0.483
4962865               79.05                                 0.250                        0.017           0.608
4962875               67.59                                 0.250                        0.017           0.483
4962901               60.88                                 0.250                        0.017           0.000
4962902               50.55                                 0.250                        0.017           0.233
4962922               56.14                                 0.250                        0.017           0.608
4962933               50.00                                 0.250                        0.017           0.233
4962941               69.47                                 0.250                        0.017           0.108
4962981               64.65                                 0.250                        0.017           0.483
4962987               77.84                                 0.250                        0.017           0.608
4962997               66.67                                 0.250                        0.017           0.483
4962998               61.10                                 0.250                        0.017           0.000
4963001               59.50                                 0.250                        0.017           0.608
4963002               53.22                                 0.250                        0.017           0.483
4963012               65.77                                 0.250                        0.017           0.358
4963013               72.50                                 0.250                        0.017           0.983
4963014               80.00                                 0.250                        0.017           0.608
4963017               59.38                                 0.250                        0.017           0.358
4963028               58.52                                 0.250                        0.017           0.358
4963048               65.55                                 0.250                        0.017           0.358
4963050               49.46                                 0.250                        0.017           0.483
4963059               57.25                                 0.250                        0.017           0.483
4963064               80.00                                 0.250                        0.017           0.000
4963086               68.78                                 0.250                        0.017           0.358
4963105               70.00                                 0.250                        0.017           0.358
4963107               70.00                                 0.250                        0.017           0.108
4963110               79.99                                 0.250                        0.017           0.608
4963113               79.65                                 0.250                        0.017           0.608
4963116               77.88                                 0.250                        0.017           0.608
4963123               65.28                                 0.250                        0.017           0.483
4963128               79.80                                 0.250                        0.017           0.483
4963132               47.39                                 0.250                        0.017           0.483
4963166               50.76                                 0.250                        0.017           0.233
4963197               63.78                                 0.250                        0.017           0.358
4963214               59.17                                 0.250                        0.017           0.358
4963232               65.66                                 0.250                        0.017           0.483
4963269               83.86                      17         0.250                        0.017           0.983
4963271               45.83                                 0.250                        0.017           0.358
4963279               55.56                                 0.250                        0.017           0.983
4963281               44.31                                 0.250                        0.017           0.358
4963283               65.10                                 0.250                        0.017           0.233
4963306               65.00                                 0.250                        0.017           0.608
4963319               46.91                                 0.250                        0.017           0.108
4963345               61.04                                 0.250                        0.017           0.483
4963384               74.51                                 0.250                        0.017           0.233
4963421               79.17                                 0.250                        0.017           0.483
4963440               48.74                                 0.250                        0.017           0.233
4963504               63.17                                 0.250                        0.017           0.483
4963506               89.87                      01         0.250                        0.017           0.858
4963520               45.76                                 0.250                        0.017           0.483
4963557               79.63                                 0.250                        0.017           0.233
4963558               66.53                                 0.250                        0.017           0.358
4963610               59.31                                 0.250                        0.017           0.358
4963620               73.44                                 0.250                        0.017           0.483
4963622               55.56                                 0.250                        0.017           0.233
4963629               60.78                                 0.250                        0.017           0.358
4963635               76.89                                 0.250                        0.017           0.000
4963636               51.18                                 0.250                        0.017           0.358
4963643               57.40                                 0.250                        0.017           0.108
4963656               56.07                                 0.250                        0.017           0.483
4963672               53.01                                 0.250                        0.017           0.608
4963680               63.07                                 0.250                        0.017           0.483
4963683               66.90                                 0.250                        0.017           0.358
4963723               74.91                                 0.250                        0.017           0.000
4963728               64.94                                 0.250                        0.017           0.608
4963748               79.81                                 0.250                        0.017           0.000
4963752               62.43                                 0.250                        0.017           0.108
4963772               80.00                                 0.250                        0.017           0.858
4963787               70.00                                 0.250                        0.017           0.358
4963802               56.27                                 0.250                        0.017           0.483
4963813               65.57                                 0.250                        0.017           0.483
4963817               69.02                                 0.250                        0.017           0.358
4963818               63.80                                 0.250                        0.017           0.483
4963824               50.00                                 0.250                        0.017           0.358
4963825               40.00                                 0.250                        0.017           0.108
4963831               59.06                                 0.250                        0.017           0.358
4963844               62.34                                 0.250                        0.017           0.483
4963846               53.92                                 0.250                        0.017           0.233
4963850               53.89                                 0.250                        0.017           0.608
4963862               52.97                                 0.250                        0.017           0.483
4963866               60.00                                 0.250                        0.017           0.000
4963874               60.19                                 0.250                        0.017           0.000
4963877               74.12                                 0.250                        0.017           0.483
4963885               59.76                                 0.250                        0.017           0.358
4963898               73.43                                 0.250                        0.017           0.608
4963907               40.63                                 0.250                        0.017           0.358
4963924               48.96                                 0.250                        0.017           0.608
4963954               61.06                                 0.250                        0.017           0.483
4963979               56.35                                 0.250                        0.017           0.358
4963988               33.73                                 0.250                        0.017           0.483
4963998               48.39                                 0.250                        0.017           0.483
4964002               36.73                                 0.250                        0.017           0.358
4964007               73.60                                 0.250                        0.017           0.358
4964012               80.00                                 0.250                        0.017           0.483
4964080               75.00                                 0.250                        0.017           0.358
4964085               74.55                                 0.250                        0.017           0.000
4964098               61.93                                 0.250                        0.017           0.358
4964109               65.91                                 0.250                        0.017           0.733
4964132               69.76                                 0.250                        0.017           0.608
4964143               69.78                                 0.250                        0.017           0.358
4964158               70.00                                 0.250                        0.017           0.608
4964176               43.61                                 0.250                        0.017           0.233
4964204               69.11                                 0.250                        0.017           0.483
4964210               80.00                                 0.250                        0.017           0.733
4964214               77.17                                 0.250                        0.017           0.000
4964215               68.63                                 0.250                        0.017           0.000
4964229               66.03                                 0.250                        0.017           0.733
4964236               80.00                                 0.250                        0.017           0.108
4964239               79.74                                 0.250                        0.017           0.358
4964252               80.00                                 0.250                        0.017           0.108
4964255               80.00                                 0.250                        0.017           0.108
4964256               73.66                                 0.250                        0.017           0.483
4964261               77.67                                 0.250                        0.017           0.358
4964264               58.16                                 0.250                        0.017           0.608
4964272               61.97                                 0.250                        0.017           0.608
4964289               64.94                                 0.250                        0.017           0.608
4964301               69.11                                 0.250                        0.017           0.358
4964343               72.93                                 0.250                        0.017           0.983
4964350               57.67                                 0.250                        0.017           0.608
4964353               29.78                                 0.250                        0.017           0.233
4964362               62.73                                 0.250                        0.017           0.358
4964396               44.33                                 0.250                        0.017           0.358
4964415               75.00                                 0.250                        0.017           0.358
4964422               78.14                                 0.250                        0.017           0.108
4964485               51.43                                 0.250                        0.017           0.233
4964505               75.00                                 0.250                        0.017           0.233
4964616               76.15                                 0.250                        0.017           0.483
4964665               31.46                                 0.250                        0.017           0.233
4964667               80.00                                 0.250                        0.017           0.358
4964708               62.37                                 0.250                        0.017           0.000
4964710               38.61                                 0.250                        0.017           0.358
4964793               65.30                                 0.250                        0.017           0.483
4964810               80.00                                 0.250                        0.017           0.608
4964820               67.87                                 0.250                        0.017           0.233
4964826               72.35                                 0.250                        0.017           0.108
4964832               89.97                      06         0.250                        0.017           0.483
4964840               65.48                                 0.250                        0.017           0.733
4964843               61.75                                 0.250                        0.017           0.483
4964864               67.73                                 0.250                        0.017           0.233
4964901               26.37                                 0.250                        0.017           0.483
4964957               69.57                                 0.250                        0.017           0.483
4964960               74.96                                 0.250                        0.017           0.858
4964969               79.93                                 0.250                        0.017           0.000
4964972               80.00                                 0.250                        0.017           0.108
4964976               79.23                                 0.250                        0.017           0.233
4964980               80.00                                 0.250                        0.017           0.483
4964984               48.28                                 0.250                        0.017           0.483
4964985               53.64                                 0.250                        0.017           0.358
4964997               74.49                                 0.250                        0.017           0.733
4965011               80.00                                 0.250                        0.017           0.733
4965016               80.00                                 0.250                        0.017           0.108
4965022               56.22                                 0.250                        0.017           0.733
4965027               73.76                                 0.250                        0.017           0.483
4965037               59.38                                 0.250                        0.017           0.233
4965047               68.35                                 0.250                        0.017           0.483
4965060               79.96                                 0.250                        0.017           0.233
4965064               69.23                                 0.250                        0.017           0.483
4965080               70.00                                 0.250                        0.017           0.108
4965082               68.74                                 0.250                        0.017           0.358
4965087               77.85                                 0.250                        0.017           0.483
4965103               80.00                                 0.250                        0.017           0.108
4965127               80.00                                 0.250                        0.017           1.108
4965130               90.00                      11         0.250                        0.017           0.358
4965152               69.44                                 0.250                        0.017           0.233
4965157               73.87                                 0.250                        0.017           0.608
4965168               55.51                                 0.250                        0.017           0.000
4965183               64.10                                 0.250                        0.017           0.000
4965193               75.26                                 0.250                        0.017           0.483
4965200               61.01                                 0.250                        0.017           0.483
4965234               78.97                                 0.250                        0.017           0.608
4965237               80.00                                 0.250                        0.017           0.000
4965250               55.68                                 0.250                        0.017           0.358
4965288               68.36                                 0.250                        0.017           0.108
4965341               60.00                                 0.250                        0.017           0.358
4965363               79.30                                 0.250                        0.017           0.000
4965387               56.35                                 0.250                        0.017           0.000
4965408               65.88                                 0.250                        0.017           0.000
4965426               64.72                                 0.250                        0.017           0.358
4965441               63.90                                 0.250                        0.017           0.483
4965446               80.00                                 0.250                        0.017           0.000
4965469               54.26                                 0.250                        0.017           0.483
4965479               75.00                                 0.250                        0.017           0.483
4965483               74.94                                 0.250                        0.017           0.483
4965488               71.13                                 0.250                        0.017           0.483
4965490               52.37                                 0.250                        0.017           0.358
4965507               61.09                                 0.250                        0.017           0.358
4965517               78.35                                 0.250                        0.017           0.483
4965518               65.43                                 0.250                        0.017           0.358
4965533               40.76                                 0.250                        0.017           0.483
4965540               70.00                                 0.250                        0.017           0.358
4965605               69.90                                 0.250                        0.017           0.358
4965611               66.53                                 0.250                        0.017           0.483
4965618               79.53                                 0.250                        0.017           0.233
4965625               67.02                                 0.250                        0.017           0.983
4965629               43.67                                 0.250                        0.017           0.608
4965633               66.23                                 0.250                        0.017           0.358
4965637               69.57                                 0.250                        0.017           0.358
4965641               52.31                                 0.250                        0.017           0.358
4965644               61.28                                 0.250                        0.017           0.108
4965681               50.13                                 0.250                        0.017           0.233
4965701               67.00                                 0.250                        0.017           0.483
4965714               53.52                                 0.250                        0.017           0.608
4965716               71.58                                 0.250                        0.017           0.108
4965723               65.79                                 0.250                        0.017           0.483
4965726               50.66                                 0.250                        0.017           0.608
4965733               70.00                                 0.250                        0.017           0.108
4965746               77.08                                 0.250                        0.017           0.358
4965747               40.98                                 0.250                        0.017           0.000
4965756               77.27                                 0.250                        0.017           0.483
4965757               64.33                                 0.250                        0.017           0.358
4965767               60.98                                 0.250                        0.017           0.483
4965789               48.69                                 0.250                        0.017           0.233
4965797               69.78                                 0.250                        0.017           0.233
4965819               41.47                                 0.250                        0.017           0.358
4965820               74.74                                 0.250                        0.017           0.483
4965832               62.50                                 0.250                        0.017           0.000
4965835               43.54                                 0.250                        0.017           0.608
4965841               63.93                                 0.250                        0.017           0.483
4965843               51.40                                 0.250                        0.017           0.000
4965877               69.89                                 0.250                        0.017           0.858
4965885               61.98                                 0.250                        0.017           0.233
4965895               76.02                                 0.250                        0.017           0.483
4965898               73.54                                 0.250                        0.017           0.358
4965900               56.36                                 0.250                        0.017           0.483
4965905               52.07                                 0.250                        0.017           0.483
4965928               80.00                                 0.250                        0.017           0.483
4965944               60.00                                 0.250                        0.017           0.233
4965956               51.09                                 0.250                        0.017           0.483
4965959               69.81                                 0.250                        0.017           0.483
4965967               57.82                                 0.250                        0.017           0.233
4965973               74.00                                 0.250                        0.017           0.608
4966007               78.73                                 0.250                        0.017           0.358
4966017               64.29                                 0.250                        0.017           0.483
4966020               58.64                                 0.250                        0.017           0.233
4966050               74.99                                 0.250                        0.017           0.108
4966051               67.53                                 0.250                        0.017           0.483
4966068               66.33                                 0.250                        0.017           0.483
4966069               80.00                                 0.250                        0.017           0.483
4966074               80.00                                 0.250                        0.017           0.858
4966075               78.56                                 0.250                        0.017           0.233
4966078               49.68                                 0.250                        0.017           0.608
4966093               79.07                                 0.250                        0.017           0.608
4966105               67.01                                 0.250                        0.017           0.000
4966120               75.96                                 0.250                        0.017           0.483
4966127               57.65                                 0.250                        0.017           0.108
4966131               59.27                                 0.250                        0.017           0.733
4966177               42.11                                 0.250                        0.017           0.358
4966202               44.29                                 0.250                        0.017           0.233
4966203               85.00                      06         0.250                        0.017           0.358
4966204               80.00                                 0.250                        0.017           0.000
4966224               90.00                      11         0.250                        0.017           0.108
4966227               65.78                                 0.250                        0.017           0.733
4966230               80.00                                 0.250                        0.017           0.108
4966240               60.85                                 0.250                        0.017           0.233
4966247               71.16                                 0.250                        0.017           0.108
4966265               64.49                                 0.250                        0.017           0.358
4966272               63.76                                 0.250                        0.017           0.000
4966284               61.82                                 0.250                        0.017           0.483
4966308               63.64                                 0.250                        0.017           0.108
4966359               70.00                                 0.250                        0.017           0.233
4966364               66.67                                 0.250                        0.017           0.358
4966444               50.18                                 0.250                        0.017           0.000
4966483               78.93                                 0.250                        0.017           0.233
4966526               78.99                                 0.250                        0.017           0.608
4966557               79.95                                 0.250                        0.017           0.608
4966578               78.16                                 0.250                        0.017           0.108
4966580               73.04                                 0.250                        0.017           0.483
4966595               86.98                      17         0.250                        0.017           0.858
4966600               57.98                                 0.250                        0.017           0.358
4966615               67.42                                 0.250                        0.017           0.358
4966617               80.00                                 0.250                        0.017           0.483
4966684               69.76                                 0.250                        0.017           0.483
4966694               63.53                                 0.250                        0.017           0.358
4966699               88.01                      12         0.250                        0.017           0.108
4966715               58.45                                 0.250                        0.017           0.233
4966721               71.75                                 0.250                        0.017           0.108
4966738               62.02                                 0.250                        0.017           0.483
4966759               67.58                                 0.250                        0.017           0.233
4966774               75.00                                 0.250                        0.017           0.108
4966781               69.49                                 0.250                        0.017           0.483
4966817               80.00                                 0.250                        0.017           0.108
4966819               62.71                                 0.250                        0.017           0.483
4966840               76.12                                 0.250                        0.017           0.483
4966844               56.20                                 0.250                        0.017           0.000
4966868               79.01                                 0.250                        0.017           0.483
4966871               54.55                                 0.250                        0.017           0.233
4966872               59.49                                 0.250                        0.017           0.358
4966919               71.25                                 0.250                        0.017           0.108
4966936               80.00                                 0.250                        0.017           0.483
4966988               54.15                                 0.250                        0.017           0.358
4966997               65.24                                 0.250                        0.017           0.483
4967001               67.69                                 0.250                        0.017           0.858
4967005               68.67                                 0.250                        0.017           0.733
4967006               49.84                                 0.250                        0.017           0.483
4967010               42.88                                 0.250                        0.017           0.358
4967013               69.83                                 0.250                        0.017           0.608
4967015               62.43                                 0.250                        0.017           0.358
4967017               59.44                                 0.250                        0.017           0.483
4967018               38.85                                 0.250                        0.017           0.608
4967020               67.54                                 0.250                        0.017           0.233
4967024               79.69                                 0.250                        0.017           0.733
4967047               79.81                                 0.250                        0.017           0.483
4967145               42.79                                 0.250                        0.017           0.483
4967172               47.93                                 0.250                        0.017           0.358
4967181               80.00                                 0.250                        0.017           0.233
4967203               90.00                      06         0.250                        0.017           0.000
4967223               80.00                                 0.250                        0.017           0.000
4967291               63.75                                 0.250                        0.017           0.233
4967322               72.21                                 0.250                        0.017           0.358
4967354               69.61                                 0.250                        0.017           0.483
4967401               65.81                                 0.250                        0.017           0.108
4967412               77.84                                 0.250                        0.017           0.483
4967445               73.00                                 0.250                        0.017           0.358
4967520               73.17                                 0.250                        0.017           0.608
4967539               64.66                                 0.250                        0.017           0.483
4967652               66.67                                 0.250                        0.017           0.608
4967680               55.42                                 0.250                        0.017           0.483
4967742               85.00                      33         0.250                        0.017           0.358
4967764               49.52                                 0.250                        0.017           0.483
4967769               58.25                                 0.250                        0.017           0.483
4967770               74.00                                 0.250                        0.017           0.858
4967818               70.00                                 0.250                        0.017           0.108
4967820               65.00                                 0.250                        0.017           0.233
4967844               59.18                                 0.250                        0.017           0.983
4967867               80.00                                 0.250                        0.017           0.000
4967884               67.50                                 0.250                        0.017           0.608
4967922               42.50                                 0.250                        0.017           0.233
4967933               68.18                                 0.250                        0.017           0.358
4967973               46.06                                 0.250                        0.017           0.608
4967978               79.99                                 0.250                        0.017           0.358
4968017               79.98                                 0.250                        0.017           0.108
4968077               69.41                                 0.250                        0.017           0.608
4968085               80.00                                 0.250                        0.017           0.000
4968090               80.00                                 0.250                        0.017           0.000
4968100               69.89                                 0.250                        0.017           0.000
4968132               77.86                                 0.250                        0.017           0.608
4968179               80.00                                 0.250                        0.017           0.483
4968267               64.91                                 0.250                        0.017           0.358
4968342               80.00                                 0.250                        0.017           0.233
4968372               51.46                                 0.250                        0.017           0.233
4968406               80.00                                 0.250                        0.017           0.483
4968407               37.86                                 0.250                        0.017           0.233
4968446               73.12                                 0.250                        0.017           0.608
4968518               79.89                                 0.250                        0.017           0.000
4968540               80.00                                 0.250                        0.017           0.233
4968583               54.42                                 0.250                        0.017           0.000
4968605               69.95                                 0.250                        0.017           0.000
4968606               68.97                                 0.250                        0.017           0.358
4968611               67.19                                 0.250                        0.017           0.483
4968619               50.22                                 0.250                        0.017           0.358
4968670               70.39                                 0.250                        0.017           0.108
4968674               63.28                                 0.250                        0.017           0.358
4968694               59.41                                 0.250                        0.017           0.483
4968708               78.82                                 0.250                        0.017           0.000
4968710               64.32                                 0.250                        0.017           1.233
4968761               56.55                                 0.250                        0.017           0.233
4968830               47.82                                 0.250                        0.017           0.000
4968846               72.18                                 0.250                        0.017           0.108
4968878               79.85                                 0.250                        0.017           0.858
4968887               55.00                                 0.250                        0.017           0.000
4968916               80.00                                 0.250                        0.017           0.000
4968920               89.55                      06         0.250                        0.017           0.483
4968935               79.81                                 0.250                        0.017           0.108
4968938               75.63                                 0.250                        0.017           0.483
4968963               76.46                                 0.250                        0.017           0.608
4969003               89.99                      12         0.250                        0.017           0.233
4969015               60.98                                 0.250                        0.017           0.983
4969022               69.79                                 0.250                        0.017           0.608
4969035               63.93                                 0.250                        0.017           0.608
4969050               37.55                                 0.250                        0.017           0.358
4969103               80.00                                 0.250                        0.017           0.000
4969118               54.80                                 0.250                        0.017           0.358
4969127               78.75                                 0.250                        0.017           0.358
4969140               26.26                                 0.250                        0.017           0.233
4969145               73.88                                 0.250                        0.017           0.358
4969163               66.75                                 0.250                        0.017           0.108
4969165               54.35                                 0.250                        0.017           0.108
4969180               41.08                                 0.250                        0.017           0.000
4969184               68.00                                 0.250                        0.017           0.608
4969204               44.53                                 0.250                        0.017           0.233
4969235               41.86                                 0.250                        0.017           0.358
4969238               65.22                                 0.250                        0.017           0.358
4969310               64.05                                 0.250                        0.017           0.358
4969327               76.67                                 0.250                        0.017           0.000
4969344               79.12                                 0.250                        0.017           0.483
4969363               63.33                                 0.250                        0.017           0.483
4969375               80.00                                 0.250                        0.017           0.108
4969398               69.00                                 0.250                        0.017           0.483
4969400               74.78                                 0.250                        0.017           0.108
4969423               68.68                                 0.250                        0.017           0.108
4969433               69.86                                 0.250                        0.017           0.483
4969435               68.38                                 0.250                        0.017           0.108
4969483               57.10                                 0.250                        0.017           0.233
4969488               77.63                                 0.250                        0.017           1.108
4969527               57.92                                 0.250                        0.017           0.000
4969547               74.79                                 0.250                        0.017           0.233
4969551               67.28                                 0.250                        0.017           0.358
4969561               80.00                                 0.250                        0.017           0.108
4969562               68.57                                 0.250                        0.017           0.233
4969569               37.36                                 0.250                        0.017           0.483
4969605               75.33                                 0.250                        0.017           0.733
4969614               44.64                                 0.250                        0.017           0.000
4969620               77.80                                 0.250                        0.017           0.733
4969627               42.80                                 0.250                        0.017           0.608
4969752               90.00                      06         0.250                        0.017           0.000
4969819               79.96                                 0.250                        0.017           0.358
4969842               75.00                                 0.250                        0.017           0.733
4969845               80.00                                 0.250                        0.017           0.000
4969850               74.73                                 0.250                        0.017           0.608
4969854               70.00                                 0.250                        0.017           0.233
4969872               38.37                                 0.250                        0.017           0.000
4969899               75.77                                 0.250                        0.017           0.483
4969910               80.00                                 0.250                        0.017           0.608
4969944               89.99                      01         0.250                        0.017           0.483
4969972               79.99                                 0.250                        0.017           0.358
4969979               78.26                                 0.250                        0.017           0.358
4970033               75.68                                 0.250                        0.017           0.108
4970053               60.99                                 0.250                        0.017           0.358
4970061               72.75                                 0.250                        0.017           0.608
4970072               68.00                                 0.250                        0.017           0.233
4970085               59.86                                 0.250                        0.017           0.358
4970095               57.75                                 0.250                        0.017           0.233
4970137               80.00                                 0.250                        0.017           0.233
4970144               79.95                                 0.250                        0.017           0.858
4970148               56.14                                 0.250                        0.017           0.000
4970173               75.64                                 0.250                        0.017           0.358
4970185               63.78                                 0.250                        0.017           0.358
4970192               70.68                                 0.250                        0.017           0.108
4970237               80.00                                 0.250                        0.017           0.358
4970245               69.72                                 0.250                        0.017           0.608
4970265               80.00                                 0.250                        0.017           0.608
4970310               80.00                                 0.250                        0.017           0.733
4970311               56.04                                 0.250                        0.017           0.358
4970314               47.23                                 0.250                        0.017           0.108
4970324               80.00                                 0.250                        0.017           0.000
4970358               75.00                                 0.250                        0.017           0.358
4970413               63.22                                 0.250                        0.017           0.233
4970424               78.38                                 0.250                        0.017           0.483
4970440               80.00                                 0.250                        0.017           0.483
4970462               63.26                                 0.250                        0.017           0.608
4970474               51.58                                 0.250                        0.017           0.000
4970495               61.82                                 0.250                        0.017           0.108
4970511               46.88                                 0.250                        0.017           0.358
4970537               70.41                                 0.250                        0.017           0.000
4970600               80.00                                 0.250                        0.017           0.108
4970657               69.84                                 0.250                        0.017           0.608
4970714               62.00                                 0.250                        0.017           0.233
4970734               62.75                                 0.250                        0.017           0.608
4970814               69.35                                 0.250                        0.017           0.483
4970902               62.22                                 0.250                        0.017           0.358
4970904               75.54                                 0.250                        0.017           0.608
4970918               80.00                                 0.250                        0.017           0.108
4970935               64.94                                 0.250                        0.017           0.608
4970936               67.83                                 0.250                        0.017           0.000
4970945               70.00                                 0.250                        0.017           0.233
4970946               57.59                                 0.250                        0.017           0.358
4970950               65.38                                 0.250                        0.017           0.483
4970963               76.90                                 0.250                        0.017           0.233
4970987               68.89                                 0.250                        0.017           0.233
4971004               75.00                                 0.250                        0.017           0.733
4971041               80.00                                 0.250                        0.017           0.483
4971057               58.08                                 0.250                        0.017           0.000
4971095               70.00                                 0.250                        0.017           0.000
4971112               68.25                                 0.250                        0.017           0.233
4971150               46.55                                 0.250                        0.017           0.233
4971156               60.80                                 0.250                        0.017           0.000
4971167               73.56                                 0.250                        0.017           0.000
4971171               75.85                                 0.250                        0.017           0.233
4971198               69.93                                 0.250                        0.017           0.233
4971205               62.54                                 0.250                        0.017           0.358
4971209               61.96                                 0.250                        0.017           0.608
4971250               56.84                                 0.250                        0.017           0.483
4971300               63.06                                 0.250                        0.017           0.608
4971355               63.96                                 0.250                        0.017           0.608
4971371               75.00                                 0.250                        0.017           0.233
4971375               78.79                                 0.250                        0.017           0.108
4971390               79.75                                 0.250                        0.017           0.233
4971410               72.08                                 0.250                        0.017           0.000
4971432               68.89                                 0.250                        0.017           0.608
4971454               79.84                                 0.250                        0.017           0.608
4971478               60.96                                 0.250                        0.017           0.608
4971510               80.00                                 0.250                        0.017           0.358
4971528               80.00                                 0.250                        0.017           0.608
4971542               80.00                                 0.250                        0.017           0.358
4971543               53.14                                 0.250                        0.017           0.108
4971564               74.35                                 0.250                        0.017           0.483
4971580               80.00                                 0.250                        0.017           0.358
4971587               75.00                                 0.250                        0.017           0.608
4971595               80.00                                 0.250                        0.017           0.733
4971597               70.32                                 0.250                        0.017           0.608
4971602               70.00                                 0.250                        0.017           0.983
4971603               62.30                                 0.250                        0.017           0.233
4971609               70.26                                 0.250                        0.017           0.483
4971619               32.14                                 0.250                        0.017           0.608
4971631               80.00                                 0.250                        0.017           0.608
4971642               80.00                                 0.250                        0.017           0.233
4971650               72.22                                 0.250                        0.017           0.608
4971663               51.08                                 0.250                        0.017           0.483
4971676               70.00                                 0.250                        0.017           0.608
4971697               80.00                                 0.250                        0.017           0.233
4971698               80.00                                 0.250                        0.017           0.233
4971702               78.81                                 0.250                        0.017           0.983
4971704               80.00                                 0.250                        0.017           0.358
4971712               80.00                                 0.250                        0.017           0.358
4971717               80.00                                 0.250                        0.017           0.108
4971738               70.00                                 0.250                        0.017           0.983
4971743               80.00                                 0.250                        0.017           0.483
4971774               70.59                                 0.250                        0.017           0.733
4971800               39.74                                 0.250                        0.017           0.358
4971812               35.78                                 0.250                        0.017           0.358
4971816               42.82                                 0.250                        0.017           0.358
4971822               80.00                                 0.250                        0.017           0.608
4971829               53.13                                 0.250                        0.017           0.483
4971901               77.90                                 0.250                        0.017           0.608
4971904               69.46                                 0.250                        0.017           0.483
4971980               67.50                                 0.250                        0.017           0.483
4972156               62.83                                 0.250                        0.017           0.358
4972168               64.70                                 0.250                        0.017           0.358
4972176               62.82                                 0.250                        0.017           0.000
4972210               64.98                                 0.250                        0.017           0.000
4972279               79.98                                 0.250                        0.017           0.108
4972356               69.86                                 0.250                        0.017           0.233
4972365               46.13                                 0.250                        0.017           0.608
4972428               69.35                                 0.250                        0.017           0.358
4972433               66.67                                 0.250                        0.017           0.608
4972452               90.00                      01         0.250                        0.017           0.608
4972461               71.01                                 0.250                        0.017           0.233
4972470               88.20                      06         0.250                        0.017           0.233
4972476               62.24                                 0.250                        0.017           0.000
4972480               79.99                                 0.250                        0.017           0.000
4972486               67.54                                 0.250                        0.017           0.358
4972487               60.20                                 0.250                        0.017           0.108
4972493               58.82                                 0.250                        0.017           0.233
4972497               39.89                                 0.250                        0.017           0.233
4972513               80.00                                 0.250                        0.017           0.483
4972516               80.00                                 0.250                        0.017           0.000
4972521               76.40                                 0.250                        0.017           0.358
4972532               33.00                                 0.250                        0.017           0.233
4972534               80.00                                 0.250                        0.017           0.483
4972541               76.17                                 0.250                        0.017           0.733
4972545               80.00                                 0.250                        0.017           0.483
4972556               80.00                                 0.250                        0.017           0.000
4972559               60.11                                 0.250                        0.017           0.000
4972561               79.34                                 0.250                        0.017           0.233
4972817               35.06                                 0.250                        0.017           0.483
4972819               67.25                                 0.250                        0.017           0.233
4972911               72.96                                 0.250                        0.017           0.483
4972966               65.45                                 0.250                        0.017           0.233
4972976               73.45                                 0.250                        0.017           0.233
4972999               84.14                      33         0.250                        0.017           0.358
4973011               56.34                                 0.250                        0.017           0.000
4973049               70.00                                 0.250                        0.017           0.108
4973060               65.82                                 0.250                        0.017           0.358
4973177               67.69                                 0.250                        0.017           0.108
4973193               75.00                                 0.250                        0.017           0.483
4973273               77.63                                 0.250                        0.017           0.233
4973307               90.00                      01         0.250                        0.017           0.108
4973309               43.60                                 0.250                        0.017           0.358
4973345               80.00                                 0.250                        0.017           0.358
4973358               55.63                                 0.250                        0.017           0.358
4973384               77.99                                 0.250                        0.017           0.233
4973411               80.00                                 0.250                        0.017           0.608
4973437               60.00                                 0.250                        0.017           0.233
4973439               80.00                                 0.250                        0.017           0.000
4973499               79.97                                 0.250                        0.017           0.108
4973550               68.81                                 0.250                        0.017           0.608
4973551               62.92                                 0.250                        0.017           0.233
4973668               74.12                                 0.250                        0.017           0.233
4973741               41.46                                 0.250                        0.017           0.483
4973760               74.98                                 0.250                        0.017           0.608
4973762               90.00                      33         0.250                        0.017           0.608
4973776               42.96                                 0.250                        0.017           0.608
4973792               63.02                                 0.250                        0.017           0.483
4973815               69.19                                 0.250                        0.017           0.608
4973818               90.00                      06         0.250                        0.017           0.483
4973870               78.25                                 0.250                        0.017           0.733
4973981               80.00                                 0.250                        0.017           0.733
4973997               79.85                                 0.250                        0.017           0.358
4974023               80.00                                 0.250                        0.017           0.000
4974033               78.63                                 0.250                        0.017           0.108
4974035               80.00                                 0.250                        0.017           0.358
4974046               78.82                                 0.250                        0.017           0.233
4974060               75.77                                 0.250                        0.017           0.358
4974082               70.27                                 0.250                        0.017           0.608
4974094               71.06                                 0.250                        0.017           0.358
4974096               80.00                                 0.250                        0.017           0.233
4974099               69.69                                 0.250                        0.017           0.358
4974114               67.33                                 0.250                        0.017           0.608
4974122               58.13                                 0.250                        0.017           0.983
4974137               73.86                                 0.250                        0.017           0.233
4974141               79.99                                 0.250                        0.017           0.358
4974165               80.00                                 0.250                        0.017           0.608
4974167               80.00                                 0.250                        0.017           1.233
4974178               79.96                                 0.250                        0.017           0.358
4974191               78.57                                 0.250                        0.017           0.000
4974230               75.00                                 0.250                        0.017           0.108
4974245               69.52                                 0.250                        0.017           0.358
4974249               76.04                                 0.250                        0.017           0.483
4974270               80.00                                 0.250                        0.017           0.733
4974284               73.62                                 0.250                        0.017           0.108
4974295               75.54                                 0.250                        0.017           0.358
4974301               80.00                                 0.250                        0.017           0.233
4974315               68.15                                 0.250                        0.017           0.108
4974326               70.83                                 0.250                        0.017           0.608
4974327               90.00                      11         0.250                        0.017           0.358
4974358               95.00                      06         0.250                        0.017           0.608
4974359               67.20                                 0.250                        0.017           0.358
4974369               30.50                                 0.250                        0.017           0.000
4974370               74.89                                 0.250                        0.017           0.233
4974380               68.22                                 0.250                        0.017           0.483
4974392               90.00                      06         0.250                        0.017           0.108
4974536               68.09                                 0.250                        0.017           0.608
4974558               77.57                                 0.250                        0.017           0.000
4974607               64.81                                 0.250                        0.017           0.483
4974641               66.86                                 0.250                        0.017           0.000
4974656               78.05                                 0.250                        0.017           0.483
4974679               61.86                                 0.250                        0.017           0.733
4974701               79.02                                 0.250                        0.017           0.483
4974757               80.00                                 0.250                        0.017           0.233
4974829               63.66                                 0.250                        0.017           0.233
4974942               29.85                                 0.250                        0.017           0.483
4975005               60.71                                 0.250                        0.017           0.608
4975271               66.46                                 0.250                        0.017           0.733
4975289               80.00                                 0.250                        0.017           0.233
4975324               80.00                                 0.250                        0.017           0.483
4975372               86.63                      01         0.250                        0.017           0.483
4975406               79.94                                 0.250                        0.017           0.483
4975620               57.99                                 0.250                        0.017           0.358
4975735               70.00                                 0.250                        0.017           1.108
4975953               74.65                                 0.250                        0.017           0.608
4975999               69.46                                 0.250                        0.017           0.358
4976073               76.72                                 0.250                        0.017           0.233
4976118               75.78                                 0.250                        0.017           0.233
4976146               80.00                                 0.250                        0.017           0.358
4976187               69.61                                 0.250                        0.017           0.483
4976285               71.96                                 0.250                        0.017           0.233
4976316               39.50                                 0.250                        0.017           0.608
4976349               76.67                                 0.250                        0.017           0.358
4976488               80.00                                 0.250                        0.017           0.000
4976566               70.00                                 0.250                        0.017           0.233
4976580               73.66                                 0.250                        0.017           0.108
4976676               90.00                      13         0.250                        0.017           0.608
4976692               51.09                                 0.250                        0.017           0.483
4976721               61.57                                 0.250                        0.017           0.608
4976745               77.02                                 0.250                        0.017           0.608
4976752               70.41                                 0.250                        0.017           0.000
4976803               62.96                                 0.250                        0.017           0.233
4976830               77.35                                 0.250                        0.017           0.108
4976844               50.63                                 0.250                        0.017           0.483
4976845               61.00                                 0.250                        0.017           0.608
4976856               66.10                                 0.250                        0.017           0.733
4976880               74.68                                 0.250                        0.017           0.233
4976900               68.14                                 0.250                        0.017           0.483
4976918               65.01                                 0.250                        0.017           0.233
4976922               75.00                                 0.250                        0.017           0.108
4976938               49.62                                 0.250                        0.017           0.233
4976951               75.00                                 0.250                        0.017           0.483
4976962               75.00                                 0.250                        0.017           0.233
4976966               82.24                      01         0.250                        0.017           0.233
4976977               63.06                                 0.250                        0.017           0.108
4976994               87.57                      17         0.250                        0.017           0.358
4977042               61.53                                 0.250                        0.017           0.608
4977124               55.00                                 0.250                        0.017           0.108
4977160               80.00                                 0.250                        0.017           0.233
4977179               80.00                                 0.250                        0.017           0.108
4977181               67.11                                 0.250                        0.017           0.483
4977201               57.40                                 0.250                        0.017           0.358
4977304               47.91                                 0.250                        0.017           0.000
4977332               34.08                                 0.250                        0.017           0.233
4977335               69.96                                 0.250                        0.017           0.233
4977351               80.00                                 0.250                        0.017           0.000
4977619               69.00                                 0.250                        0.017           0.608
4977627               80.00                                 0.250                        0.017           0.108
4977651               75.00                                 0.250                        0.017           0.233
4977667               66.67                                 0.250                        0.017           0.608
4977672               70.97                                 0.250                        0.017           0.233
4977674               95.00                      13         0.250                        0.017           0.483
4977679               60.00                                 0.250                        0.017           0.233
4977685               64.80                                 0.250                        0.017           0.000
4977686               72.40                                 0.250                        0.017           0.608
4977705               55.30                                 0.250                        0.017           0.108
4977708               60.00                                 0.250                        0.017           0.483
4977713               70.00                                 0.250                        0.017           0.858
4977732               63.76                                 0.250                        0.017           0.000
4977746               63.81                                 0.250                        0.017           0.233
4977761               75.00                                 0.250                        0.017           0.608
4977762               70.00                                 0.250                        0.017           0.108
4977771               56.29                                 0.250                        0.017           0.608
4977804               80.00                                 0.250                        0.017           0.483
4977808               72.11                                 0.250                        0.017           0.733
4977817               63.15                                 0.250                        0.017           0.233
4977820               56.20                                 0.250                        0.017           0.608
4977829               51.59                                 0.250                        0.017           0.233
4977836               70.05                                 0.250                        0.017           0.608
4977852               84.02                      11         0.250                        0.017           0.608
4978027               80.00                                 0.250                        0.017           0.733
4978221               80.00                                 0.250                        0.017           0.108
4978280               66.67                                 0.250                        0.017           0.608
4978295               87.80                      01         0.250                        0.017           0.608
4978474               80.00                                 0.250                        0.017           0.233
4978673               70.00                                 0.250                        0.017           0.358
4978702               80.00                                 0.250                        0.017           0.108
4978864               34.45                                 0.250                        0.017           0.608
4978921               80.00                                 0.250                        0.017           0.608
4979091               47.83                                 0.250                        0.017           0.000
4979226               70.00                                 0.250                        0.017           0.108
4979245               85.22                      12         0.250                        0.017           0.233
4979266               75.41                                 0.250                        0.017           0.483
4979707               68.24                                 0.250                        0.017           0.233
4979995               79.92                                 0.250                        0.017           0.233
4980006               71.79                                 0.250                        0.017           0.233
4980127               80.00                                 0.250                        0.017           0.108
4980177               74.81                                 0.250                        0.017           0.358
4980248               74.94                                 0.250                        0.017           0.108
4980567               69.34                                 0.250                        0.017           0.233
4980737               80.00                                 0.250                        0.017           0.000
4980949               80.00                                 0.250                        0.017           0.108
4981038               55.29                                 0.250                        0.017           0.233
4981077               75.22                                 0.250                        0.017           0.108
4981208               68.51                                 0.250                        0.017           0.483
4982842               67.26                                 0.250                        0.017           0.608
4982870               60.20                                 0.250                        0.017           0.608
4982880               62.58                                 0.250                        0.017           0.233
4982945               48.00                                 0.250                        0.017           0.108
4982987               80.00                                 0.250                        0.017           0.000
4983004               25.00                                 0.250                        0.017           0.608
4983029               75.00                                 0.250                        0.017           0.233
4983036               48.95                                 0.250                        0.017           0.358
4983183               89.15                      17         0.250                        0.017           0.108
4983593               76.44                                 0.250                        0.017           0.483
4983629               80.00                                 0.250                        0.017           0.000
4984378               90.00                      11         0.250                        0.017           0.000
4984398               61.82                                 0.250                        0.017           0.608
4984467               58.13                                 0.250                        0.017           0.608
4984584               68.57                                 0.250                        0.017           0.358
4984937               66.36                                 0.250                        0.017           0.483
4985010               80.00                                 0.250                        0.017           0.608
 498502               68.24                                 0.250                        0.017           0.358
 498503               79.98                                 0.250                        0.017           0.108
 498604               89.58                      01         0.250                        0.017           0.233
 653079               80.00                                 0.250                        0.017           0.483
6543138               57.20                                 0.250                        0.017           0.483
6562306               90.00                      17         0.250                        0.017           0.358
6567591               75.00                                 0.250                        0.017           0.108
6584362               39.09                                 0.250                        0.017           0.608
6607496               76.58                                 0.250                        0.017           0.233
6615513               80.00                                 0.250                        0.017           0.000
6631664               50.00                                 0.250                        0.017           0.233
6710671               80.00                                 0.250                        0.017           0.233
6753592               68.75                                 0.250                        0.017           0.000
6778323               78.31                                 0.250                        0.017           0.608
6788290               80.00                                 0.250                        0.017           0.233
6792670               80.00                                 0.250                        0.017           0.108
6806399               80.00                                 0.250                        0.017           0.000
6814093               80.00                                 0.250                        0.017           0.358
6821720               80.00                                 0.250                        0.017           0.358
6824983               94.99                      01         0.250                        0.017           0.733
6840316               75.00                                 0.250                        0.017           0.233
6868272               66.89                                 0.250                        0.017           0.483
6877069               69.90                                 0.250                        0.017           1.108
6882694               60.47                                 0.250                        0.017           0.000
6884668               80.00                                 0.250                        0.017           0.108
6885022               80.00                                 0.250                        0.017           0.483
6902739               74.19                                 0.250                        0.017           0.483
6934256               89.49                      06         0.250                        0.017           1.233
6935232               79.95                                 0.250                        0.017           0.608
6937272               80.00                                 0.250                        0.017           0.733
6947083               68.77                                 0.250                        0.017           0.358
6948088               80.00                                 0.250                        0.017           0.000
6949878               94.99                      17         0.250                        0.017           0.858
6954702               70.00                                 0.250                        0.017           0.233
6955526               70.00                                 0.250                        0.017           0.000
6961840               76.79                                 0.250                        0.017           0.358
6962568               80.00                                 0.250                        0.017           0.483
6970261               70.00                                 0.250                        0.017           0.000
6980327               95.00                      12         0.250                        0.017           1.108
6985058               90.00                      01         0.250                        0.017           0.608
7012124               80.00                                 0.250                        0.017           0.233
7029751               70.95                                 0.250                        0.017           0.233
7037532               77.27                                 0.250                        0.017           0.483
7046572               80.00                                 0.250                        0.017           0.233
7046577               79.99                                 0.250                        0.017           0.233
7047049               80.00                                 0.250                        0.017           0.108
7048274               78.93                                 0.250                        0.017           0.000
7048571               76.90                                 0.250                        0.017           0.483
7058253               70.00                                 0.250                        0.017           0.358
7062327               80.00                                 0.250                        0.017           0.108
7063731               80.00                                 0.250                        0.017           0.358
7065234               90.00                      33         0.250                        0.017           0.733
7070757               80.00                                 0.250                        0.017           0.858
7076795               80.00                                 0.250                        0.017           0.108
7080858               80.00                                 0.250                        0.017           0.358
7084303               79.99                                 0.250                        0.017           0.483
7100500               90.00                      11         0.250                        0.017           0.358
7102790               80.00                                 0.250                        0.017           0.233
7102800               95.00                      11         0.250                        0.017           0.358
7110224               84.75                      33         0.250                        0.017           0.733
7110233               80.00                                 0.250                        0.017           0.608
7123055               66.67                                 0.250                        0.017           0.733
7123131               95.00                      06         0.250                        0.017           0.983
7127350               80.00                                 0.250                        0.017           0.358
7132013               79.99                                 0.250                        0.017           0.358
7135331               45.56                                 0.250                        0.017           0.608
7138188               80.00                                 0.250                        0.017           0.000
7140001               80.00                                 0.250                        0.017           0.483
7146487               80.00                                 0.250                        0.017           0.000
7147323               80.00                                 0.250                        0.017           0.000
7162005               80.00                                 0.250                        0.017           0.733
7165646               79.98                                 0.250                        0.017           0.733
7168064               90.00                      33         0.250                        0.017           1.108
7175800               79.23                                 0.250                        0.017           0.608
7182406               95.00                      24         0.250                        0.017           1.608
7184390               64.72                                 0.250                        0.017           0.358
7192162               75.00                                 0.250                        0.017           0.358
7194770               76.05                                 0.250                        0.017           0.000
7203948               59.36                                 0.250                        0.017           0.483
7207053               70.00                                 0.250                        0.017           0.358
7212892               64.29                                 0.250                        0.017           0.108
7224884               72.85                                 0.250                        0.017           0.483
7230637               65.36                                 0.250                        0.017           0.233
7276336               53.03                                 0.250                        0.017           0.233
7276592               61.47                                 0.250                        0.017           0.608
7284280               79.99                                 0.250                        0.017           0.233
7296565               43.48                                 0.250                        0.017           0.233
7296956               52.63                                 0.250                        0.017           0.358
7296993               79.95                                 0.250                        0.017           0.233
7299107               76.33                                 0.250                        0.017           0.233
7300701               80.00                                 0.250                        0.017           0.233
7301633               80.00                                 0.250                        0.017           0.608
7308921               53.57                                 0.250                        0.017           0.358
7313058               26.59                                 0.250                        0.017           0.483
7319719               78.68                                 0.250                        0.017           0.233
7320643               42.86                                 0.250                        0.017           0.358
7324355               80.00                                 0.250                        0.017           0.000
7327391               80.00                                 0.250                        0.017           0.483
7327916               25.95                                 0.250                        0.017           0.233
7328742               78.74                                 0.250                        0.017           0.483
7329102               62.20                                 0.250                        0.017           0.358
7330466               71.11                                 0.250                        0.017           0.483
7336088               69.18                                 0.250                        0.017           0.733
7336511               75.37                                 0.250                        0.017           0.608
7336967               61.88                                 0.250                        0.017           0.358
7338933               79.96                                 0.250                        0.017           0.000
7340514               64.06                                 0.250                        0.017           0.233
7341382               65.66                                 0.250                        0.017           0.233
7343843               54.64                                 0.250                        0.017           0.608
7344406               65.78                                 0.250                        0.017           0.358
7349439               57.87                                 0.250                        0.017           0.358
7349944               77.73                                 0.250                        0.017           0.483
7350652               47.59                                 0.250                        0.017           0.358
7353106               56.73                                 0.250                        0.017           0.108
7355056               79.99                                 0.250                        0.017           0.358
7355486               80.00                                 0.250                        0.017           0.108
7355901               79.97                                 0.250                        0.017           0.358
7356068               62.33                                 0.250                        0.017           0.108
7357545               74.44                                 0.250                        0.017           0.358
7359560               69.88                                 0.250                        0.017           0.608
7360956               65.60                                 0.250                        0.017           0.483
7362899               80.00                                 0.250                        0.017           0.733
7363532               74.13                                 0.250                        0.017           0.608
7364191               79.50                                 0.250                        0.017           0.483
7368024               52.28                                 0.250                        0.017           0.233
7370929               69.92                                 0.250                        0.017           0.233
7373805               80.00                                 0.250                        0.017           0.733
7374763               62.91                                 0.250                        0.017           0.358
7377700               68.11                                 0.250                        0.017           0.000
7380084               74.62                                 0.250                        0.017           0.608
7380380               80.00                                 0.250                        0.017           0.000
7381071               79.96                                 0.250                        0.017           0.483
7381591               63.22                                 0.250                        0.017           0.358
7386876               70.00                                 0.250                        0.017           0.233
7388243               80.00                                 0.250                        0.017           0.608
7388549               80.00                                 0.250                        0.017           0.108
7390711               69.89                                 0.250                        0.017           0.000
7391495               80.00                                 0.250                        0.017           0.358
7391499               69.48                                 0.250                        0.017           0.608
7392043               76.67                                 0.250                        0.017           0.483
7393310               76.90                                 0.250                        0.017           0.358
7393571               49.61                                 0.250                        0.017           0.483
7393896               65.15                                 0.250                        0.017           0.233
7394050               70.00                                 0.250                        0.017           0.483
7399900               80.00                                 0.250                        0.017           0.000
7400518               80.00                                 0.250                        0.017           0.483
7402331               61.07                                 0.250                        0.017           0.483
7403324               69.05                                 0.250                        0.017           0.483
7406624               80.00                                 0.250                        0.017           0.983
7410958               80.00                                 0.250                        0.017           0.733
7412566               80.00                                 0.250                        0.017           0.000
7416132               69.63                                 0.250                        0.017           0.483
7416547               79.17                                 0.250                        0.017           0.483
7418377               79.57                                 0.250                        0.017           0.483
7424992               29.39                                 0.250                        0.017           0.108
7425044               80.00                                 0.250                        0.017           0.108
7428248               57.68                                 0.250                        0.017           0.608
7429212               86.35                      06         0.250                        0.017           0.483
7430062               78.47                                 0.250                        0.017           0.483
7432711               88.54                      17         0.250                        0.017           0.608
7437912               43.98                                 0.250                        0.017           0.358
7439467               54.45                                 0.250                        0.017           0.483
7439611               43.33                                 0.250                        0.017           0.483
7441259               67.80                                 0.250                        0.017           0.000
7451151               80.00                                 0.250                        0.017           0.733
7451319               53.85                                 0.250                        0.017           0.983
7452562               59.02                                 0.250                        0.017           0.483
7453771               80.00                                 0.250                        0.017           0.608
7457372               38.10                                 0.250                        0.017           0.483
7457855               74.36                                 0.250                        0.017           0.358
7460383               80.00                                 0.250                        0.017           0.608
7462281               67.35                                 0.250                        0.017           0.483
7462326               80.00                                 0.250                        0.017           0.483
7465496               52.14                                 0.250                        0.017           0.483
7467329               90.00                      06         0.250                        0.017           0.233
7467435               73.93                                 0.250                        0.017           0.000
7467550               76.47                                 0.250                        0.017           0.608
7471775               65.00                                 0.250                        0.017           0.608
7472581               79.99                                 0.250                        0.017           0.000
7473262               80.00                                 0.250                        0.017           0.483
7473351               63.55                                 0.250                        0.017           0.000
7473556               69.89                                 0.250                        0.017           0.000
7473612               80.00                                 0.250                        0.017           0.483
7474630               74.20                                 0.250                        0.017           0.733
7475403               74.89                                 0.250                        0.017           0.483
7476642               59.41                                 0.250                        0.017           0.483
7477903               80.00                                 0.250                        0.017           0.233
7478248               78.95                                 0.250                        0.017           0.233
7479246               69.88                                 0.250                        0.017           0.358
7479642               80.00                                 0.250                        0.017           0.000
7480257               80.00                                 0.250                        0.017           0.358
7480349               80.00                                 0.250                        0.017           0.733
7480453               70.00                                 0.250                        0.017           0.483
7480504               80.00                                 0.250                        0.017           0.358
7482592               80.00                                 0.250                        0.017           0.358
7482873               48.00                                 0.250                        0.017           0.000
7482878               80.00                                 0.250                        0.017           0.608
7484795               66.89                                 0.250                        0.017           0.733
7484958               75.00                                 0.250                        0.017           0.483
7485854               75.31                                 0.250                        0.017           0.358
7486272               80.00                                 0.250                        0.017           0.233
7486344               80.00                                 0.250                        0.017           0.733
7487305               66.54                                 0.250                        0.017           0.733
7487367               80.00                                 0.250                        0.017           0.000
7489080               70.00                                 0.250                        0.017           0.233
7489737               75.41                                 0.250                        0.017           0.483
7491629               73.08                                 0.250                        0.017           0.733
7491871               61.81                                 0.250                        0.017           0.108
7491920               57.42                                 0.250                        0.017           0.358
7491970               79.69                                 0.250                        0.017           0.608
7492659               75.27                                 0.250                        0.017           0.608
7493031               77.52                                 0.250                        0.017           0.608
7495002               80.00                                 0.250                        0.017           0.233
7495747               59.09                                 0.250                        0.017           0.233
7495953               65.91                                 0.250                        0.017           0.233
7496110               78.70                                 0.250                        0.017           0.733
7496207               76.97                                 0.250                        0.017           0.483
7497149               95.00                      06         0.250                        0.017           0.608
7498195               75.00                                 0.250                        0.017           0.608
7498580               77.45                                 0.250                        0.017           0.483
7498882               80.00                                 0.250                        0.017           0.358
7499470               80.00                                 0.250                        0.017           0.483
7502455               85.00                      01         0.250                        0.017           0.483
7502848               78.02                                 0.250                        0.017           0.483
7505317               80.00                                 0.250                        0.017           0.233
7505597               80.00                                 0.250                        0.017           0.108
7506165               45.98                                 0.250                        0.017           0.483
7506692               94.96                      06         0.250                        0.017           0.858
7506990               70.00                                 0.250                        0.017           0.483
7507025               76.94                                 0.250                        0.017           0.358
7507437               80.00                                 0.250                        0.017           0.233
7507664               60.08                                 0.250                        0.017           0.108
7507775               50.00                                 0.250                        0.017           0.000
7508723               72.22                                 0.250                        0.017           0.483
7509846               69.93                                 0.250                        0.017           0.108
7509988               90.00                      33         0.250                        0.017           0.358
7510552               72.11                                 0.250                        0.017           0.108
7510753               80.00                                 0.250                        0.017           0.000
7511302               75.00                                 0.250                        0.017           0.483
7511365               84.63                      01         0.250                        0.017           0.733
7511491               44.44                                 0.250                        0.017           0.233
7511783               71.94                                 0.250                        0.017           0.608
7512327               40.00                                 0.250                        0.017           0.733
7512523               64.71                                 0.250                        0.017           0.233
7513221               63.16                                 0.250                        0.017           0.233
7513380               49.70                                 0.250                        0.017           0.733
7515033               69.65                                 0.250                        0.017           0.358
7515361               70.00                                 0.250                        0.017           0.358
7515946               72.37                                 0.250                        0.017           0.358
7516383               80.00                                 0.250                        0.017           0.358
7517513               68.69                                 0.250                        0.017           0.858
7519476               69.72                                 0.250                        0.017           0.233
7519625               73.68                                 0.250                        0.017           0.108
7519661               80.00                                 0.250                        0.017           0.108
7520516               90.00                      06         0.250                        0.017           0.483
7520666               90.00                      17         0.250                        0.017           1.233
7521594               78.92                                 0.250                        0.017           0.108
7521751               62.96                                 0.250                        0.017           0.233
7522480               94.99                      12         0.250                        0.017           0.608
7522519               71.53                                 0.250                        0.017           0.608
7522520               80.00                                 0.250                        0.017           0.358
7522768               80.00                                 0.250                        0.017           0.233
7522852               74.88                                 0.250                        0.017           0.108
7523623               67.39                                 0.250                        0.017           0.483
7524158               63.41                                 0.250                        0.017           0.000
7525150               75.00                                 0.250                        0.017           0.358
7525374               60.00                                 0.250                        0.017           0.000
7525849               77.92                                 0.250                        0.017           0.233
7526316               78.22                                 0.250                        0.017           0.608
7527294               80.00                                 0.250                        0.017           0.233
7527534               75.00                                 0.250                        0.017           0.108
7527678               90.00                      11         0.250                        0.017           0.733
7528344               70.00                                 0.250                        0.017           0.000
7528498               94.49                      11         0.250                        0.017           0.358
7529451               80.00                                 0.250                        0.017           0.108
7529829               40.95                                 0.250                        0.017           0.233
7529850               79.99                                 0.250                        0.017           0.483
7530359               67.86                                 0.250                        0.017           0.483
7530801               50.36                                 0.250                        0.017           0.483
7530975               80.00                                 0.250                        0.017           0.108
7531038               90.00                      17         0.250                        0.017           0.358
7531305               70.00                                 0.250                        0.017           0.733
7531441               75.00                                 0.250                        0.017           0.358
7531508               80.00                                 0.250                        0.017           0.858
7531554               73.01                                 0.250                        0.017           0.608
7533974               70.00                                 0.250                        0.017           0.108
7534031               70.00                                 0.250                        0.017           0.000
7534106               49.68                                 0.250                        0.017           0.358
7534129               79.99                                 0.250                        0.017           0.358
7534425               68.87                                 0.250                        0.017           0.233
7535398               69.07                                 0.250                        0.017           0.108
7535672               68.57                                 0.250                        0.017           0.358
7535688               80.00                                 0.250                        0.017           0.233
7535974               80.00                                 0.250                        0.017           0.733
7536085               69.70                                 0.250                        0.017           0.233
7536187               51.16                                 0.250                        0.017           0.483
7536816               63.06                                 0.250                        0.017           0.483
7536978               79.92                                 0.250                        0.017           0.233
7537137               70.00                                 0.250                        0.017           0.733
7537284               87.80                      24         0.250                        0.017           0.608
7537412               94.19                      11         0.250                        0.017           0.483
7537660               80.00                                 0.250                        0.017           0.358
7538053               80.00                                 0.250                        0.017           0.733
7538217               73.58                                 0.250                        0.017           0.483
7538325               57.68                                 0.250                        0.017           0.233
7538396               79.31                                 0.250                        0.017           0.108
7538422               49.90                                 0.250                        0.017           0.108
7538519               80.00                                 0.250                        0.017           0.358
7538907               80.00                                 0.250                        0.017           0.483
7540177               76.29                                 0.250                        0.017           0.733
7540419               73.78                                 0.250                        0.017           0.608
7540529               90.00                      01         0.250                        0.017           0.358
7541196               77.38                                 0.250                        0.017           0.233
7541213               80.00                                 0.250                        0.017           0.233
7541347               71.97                                 0.250                        0.017           0.108
7541712               50.64                                 0.250                        0.017           0.358
7541808               60.00                                 0.250                        0.017           0.733
7541832               80.00                                 0.250                        0.017           0.108
7542054               40.00                                 0.250                        0.017           0.000
7543219               90.00                      11         0.250                        0.017           0.358
7543295               90.00                      17         0.250                        0.017           0.483
7544035               69.87                                 0.250                        0.017           0.358
7544296               80.00                                 0.250                        0.017           0.358
7544334               80.00                                 0.250                        0.017           0.483
7544690               80.00                                 0.250                        0.017           0.108
7545556               80.00                                 0.250                        0.017           0.733
7545686               74.34                                 0.250                        0.017           0.858
7545773               75.50                                 0.250                        0.017           0.358
7547537               45.90                                 0.250                        0.017           0.608
7547719               72.68                                 0.250                        0.017           0.108
7547752               75.96                                 0.250                        0.017           0.608
7548024               66.67                                 0.250                        0.017           0.608
7548146               80.00                                 0.250                        0.017           0.358
7549417               63.08                                 0.250                        0.017           0.483
7549573               87.82                      13         0.250                        0.017           0.233
7549639               79.43                                 0.250                        0.017           0.000
7549668               71.05                                 0.250                        0.017           0.108
7551162               80.00                                 0.250                        0.017           0.483
7551236               72.50                                 0.250                        0.017           0.733
7551813               80.00                                 0.250                        0.017           0.608
7552508               70.00                                 0.250                        0.017           0.000
7553323               67.50                                 0.250                        0.017           0.608
7553479               80.00                                 0.250                        0.017           0.608
7554535               85.00                      33         0.250                        0.017           0.608
7554574               77.06                                 0.250                        0.017           0.108
7555030               80.00                                 0.250                        0.017           0.358
7555085               38.99                                 0.250                        0.017           0.358
7555141               52.24                                 0.250                        0.017           0.358
7555345               90.00                      01         0.250                        0.017           0.608
7555380               66.67                                 0.250                        0.017           0.000
7555477               44.44                                 0.250                        0.017           0.608
7555760               59.86                                 0.250                        0.017           0.233
7555942               61.79                                 0.250                        0.017           0.108
7555955               61.90                                 0.250                        0.017           0.608
7556161               95.00                      06         0.250                        0.017           0.608
7556545               80.00                                 0.250                        0.017           0.233
7556965               61.83                                 0.250                        0.017           0.733
7557019               79.89                                 0.250                        0.017           0.108
7557843               75.00                                 0.250                        0.017           0.358
7558508               80.00                                 0.250                        0.017           0.358
7558545               80.00                                 0.250                        0.017           0.358
7558637               80.00                                 0.250                        0.017           0.483
7558715               73.38                                 0.250                        0.017           0.733
7558873               51.77                                 0.250                        0.017           0.483
7558879               69.87                                 0.250                        0.017           0.108
7558931               74.60                                 0.250                        0.017           0.483
7559210               80.00                                 0.250                        0.017           0.733
7560440               80.00                                 0.250                        0.017           0.233
7560452               77.99                                 0.250                        0.017           0.358
7560812               28.17                                 0.250                        0.017           0.483
7561033               50.81                                 0.250                        0.017           0.108
7561090               50.00                                 0.250                        0.017           0.108
7561099               95.00                      11         0.250                        0.017           0.858
7561219               80.00                                 0.250                        0.017           0.233
7561315               80.00                                 0.250                        0.017           0.358
7561317               76.80                                 0.250                        0.017           0.108
7561525               70.00                                 0.250                        0.017           0.233
7561527               69.43                                 0.250                        0.017           0.358
7562186               77.24                                 0.250                        0.017           0.108
7562303               80.00                                 0.250                        0.017           0.108
7563139               71.64                                 0.250                        0.017           0.233
7563337               74.42                                 0.250                        0.017           0.358
7564351               79.99                                 0.250                        0.017           0.233
7565464               79.64                                 0.250                        0.017           0.108
7565482               79.37                                 0.250                        0.017           0.483
7566267               50.00                                 0.250                        0.017           0.000
7567435               50.00                                 0.250                        0.017           0.983
7567670               78.55                                 0.250                        0.017           0.483
7568334               79.99                                 0.250                        0.017           0.608
7568680               57.82                                 0.250                        0.017           0.000
7569151               79.14                                 0.250                        0.017           0.108
7569217               72.99                                 0.250                        0.017           0.483
7569257               72.78                                 0.250                        0.017           0.608
7569534               69.23                                 0.250                        0.017           0.233
7569713               78.67                                 0.250                        0.017           0.233
7569773               74.01                                 0.250                        0.017           0.733
7570042               67.50                                 0.250                        0.017           0.233
7570699               59.16                                 0.250                        0.017           0.233
7571661               69.22                                 0.250                        0.017           0.108
7572101               80.00                                 0.250                        0.017           0.358
7572198               52.24                                 0.250                        0.017           0.483
7572326               68.18                                 0.250                        0.017           0.483
7572380               69.01                                 0.250                        0.017           0.358
7572719               58.65                                 0.250                        0.017           0.108
7572844               75.00                                 0.250                        0.017           0.858
7573056               84.48                      11         0.250                        0.017           0.358
7573165               69.89                                 0.250                        0.017           0.108
7573602               52.80                                 0.250                        0.017           0.358
7573923               69.12                                 0.250                        0.017           0.108
7574735               78.90                                 0.250                        0.017           0.233
7574897               77.33                                 0.250                        0.017           0.233
7575274               80.00                                 0.250                        0.017           0.358
7575551               54.95                                 0.250                        0.017           0.233
7576288               70.00                                 0.250                        0.017           0.000
7576330               75.00                                 0.250                        0.017           0.000
7576801               80.00                                 0.250                        0.017           0.483
7576890               63.16                                 0.250                        0.017           0.233
7577246               76.00                                 0.250                        0.017           0.358
7578039               64.96                                 0.250                        0.017           0.108
7578095               76.84                                 0.250                        0.017           0.233
7578320               64.88                                 0.250                        0.017           0.483
7578494               75.00                                 0.250                        0.017           0.000
7578679               66.67                                 0.250                        0.017           0.358
7578916               80.00                                 0.250                        0.017           0.000
7579349               95.00                      24         0.250                        0.017           0.733
7580900               68.75                                 0.250                        0.017           0.233
7580973               48.48                                 0.250                        0.017           0.733
7581027               74.72                                 0.250                        0.017           0.000
7581223               64.22                                 0.250                        0.017           0.608
7581810               78.79                                 0.250                        0.017           0.483
7582124               70.00                                 0.250                        0.017           0.483
7582167               80.00                                 0.250                        0.017           0.108
7582517               64.63                                 0.250                        0.017           0.608
7583055               64.55                                 0.250                        0.017           0.108
7583725               70.00                                 0.250                        0.017           0.608
7585257               61.67                                 0.250                        0.017           0.108
7585791               83.60                      17         0.250                        0.017           0.108
7586567               48.10                                 0.250                        0.017           0.108
7586954               66.45                                 0.250                        0.017           0.000
7587880               78.36                                 0.250                        0.017           0.733
7589936               65.00                                 0.250                        0.017           0.000
7590449               52.33                                 0.250                        0.017           0.108
7590606               58.74                                 0.250                        0.017           0.358
7590937               65.60                                 0.250                        0.017           0.233
7592732               80.00                                 0.250                        0.017           0.608
7594939               42.11                                 0.250                        0.017           0.108
7597405               75.00                                 0.250                        0.017           0.233
7598428               80.00                                 0.250                        0.017           0.483
7599294               54.02                                 0.250                        0.017           0.233
7607766               80.00                                 0.250                        0.017           0.608


COUNT:   1643
WAC:     7.132947856
WAM:     358.2278008
WALTV:   68.30469444


                                   EXHIBIT F-3

NASCOR
NMI / 1999-09  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)      (ii)                                         (iii)      (iv)       (v)     (vi)          (vii)      (viii)        (ix)
-----    ------------------------    -----   -----  --------   --------  --------   ----------  --------   ---------    ----------
                                                                            NET                                           CUT-OFF
MORTGAGE                                                       MORTGAGE  MORTGAGE   CURRENT     ORIGINAL   SCHEDULED       DATE
LOAN                                         ZIP    PROPERTY   INTEREST  INTEREST   MONTHLY      TERM TO    MATURITY     PRINCIPAL
NUMBER   CITY                        STATE   CODE    TYPE       RATE      RATE      PAYMENT     MATURITY      DATE        BALANCE
-------- ------------------------    -----   -----  --------   --------  --------   --------    ---------   --------    -----------

4819274  WALNUT CREEK                  CA    94596    SFD        7.375     6.500    $2,320.67      360      1-Jun-28    $332,703.98
4851164  TAMPA                         FL    33609    SFD        7.500     6.500    $2,097.13      349      1-Jun-27    $294,948.03
4855111  WILLIAMSBURG                  VA    23185    PUD        7.750     6.500    $4,871.61      360      1-Jan-28    $672,991.32
4856868  LONG VALLEY                   NJ    07853    SFD        7.500     6.500    $2,202.53      360      1-Oct-28    $313,816.40
4867295  SAN RAMON                     CA    94583    SFD        7.500     6.500    $2,010.88      358      1-Jul-27    $281,740.10
4870311  CONCORD                       CA    94521    SFD        7.250     6.500    $1,592.89      360      1-Dec-28    $232,950.21
4873887  NORGOLK                       VA    23504    SFD        6.875     6.500    $1,697.51      360      1-Aug-28    $256,167.21
4876765  SHERMAN OAKS                  CA    91423    SFD        7.500     6.500    $1,803.97      360      1-Aug-28    $255,626.00
4881134  MODESTO                       CA    95356    SFD        7.500     6.500    $2,080.16      360      1-Sep-28    $296,049.11
4910662  BOCA RATON                    FL    33428    SFD        7.750     6.500    $1,727.63      360      1-Oct-28    $240,287.93
4912035  JACKSONVILLE                  FL    32257    SFD        7.375     6.500    $2,037.50      360      1-Sep-28    $293,632.26
4920277  SAN DIEGO                     CA    92128    SFD        7.600     6.500    $1,900.76      360      1-Sep-28    $268,006.26
4920409  IRVINE                        CA    92606    SFD        7.125     6.500    $2,027.90      360      1-Sep-28    $299,534.12
4920461  SANTA BARBARA                 CA    93111    SFD        7.100     6.500    $1,713.69      360      1-Oct-28    $251,739.82
4920489  LOS ALAMITOS                  CA    90720    SFD        7.400     6.500    $1,696.34      360      1-Oct-28    $244,060.96
4920822  SARATOGA                      CA    95070    SFD        7.000     6.500    $2,860.81      360      1-Oct-28    $427,651.72
4921058  SAN DIEGO                     CA    92109    SFD        7.150     6.500    $1,762.82      360      1-Sep-28    $259,644.86
4922599  LOS ANGELES                   CA    91604    SFD        7.500     6.500    $3,082.14      360      1-Nov-28    $439,166.06
4922720  CARTERSVILLE                  GA    30120    SFD        7.500     6.500    $1,738.60      360      1-Dec-28    $248,092.92
4922823  SHELBY TOWNSHIP               MI    48316    SFD        7.875     6.500    $2,545.00      360      1-Aug-28    $349,274.41
4928204  KINGSWOOD                     TX    77345    SFD        7.000     6.500    $1,855.20      360      1-Mar-29    $278,850.00
4929610  TOPANGA                       CA    90290    SFD        7.250     6.500    $2,009.01      360      1-Oct-28    $293,337.34
4930180  WEST ORANGE                   NJ    07052    SFD        7.875     6.500    $2,183.55      360      1-Oct-28    $300,100.05
4930259  DOYLESTOWN                    PA    18901    SFD        7.250     6.500    $1,189.04      360      1-Nov-28    $173,751.13
4930403  RENTON                        WA    98058    SFD        7.375     6.500    $1,664.53      360      1-Jan-29    $240,632.11
4941406  SAN JOSE                      CA    95138    LCO        7.250     6.500    $1,678.49      360      1-Sep-28    $244,880.83
4941528  FISHERS                       IN    46038    PUD        7.000     6.500    $1,709.83      360      1-Nov-28    $256,149.95
4942128  ATLANTA                       GA    30327    SFD        7.125     6.500    $1,886.42      360      1-Nov-28    $279,096.31
4942970  SEATTLE                       WA    98117    SFD        7.125     6.500    $1,871.93      360      1-Oct-28    $276,725.75
4942986  SEASIDE                       CA    93955    SFD        7.625     6.500    $1,443.90      360      1-Nov-28    $203,403.75
4943252  WESTLAKE VILLAGE              CA    91361    SFD        8.500     6.500    $2,368.25      360      1-Dec-28    $307,436.27
4943257  SATELLITE BEACH               FL    32937    PUD        7.875     6.500    $1,943.19      360      1-Dec-28    $267,443.04
4943565  CUMMING                       GA    30040    SFD        6.750     6.483    $2,094.97      360      1-Nov-28    $321,878.21
4945008  SAN DIEGO                     CA    92037    SFD        7.500     6.500    $9,640.42      360      1-Oct-28  $1,372,948.95
4945856  BOISE                         ID    83709    SFD        7.000     6.500    $767.76        360      1-Feb-28    $114,126.31
4945925  NESCONSET                     NY    11767    SFD        8.375     6.500    $2,120.61      360      1-Sep-22    $215,922.17
4945968  FREMONT                       CA    94536    SFD        7.500     6.500    $2,408.79      360      1-Oct-28    $343,205.59
4947293  MENDON                        MA    01756    SFD        7.625     6.500    $2,477.28      360      1-Dec-28    $349,235.20
4954106  NEWTON                        MA    02459    SFD        7.000     6.500    $2,448.31      360      1-Feb-29    $367,698.36
4956399  REHOBOTH                      MA    02769    SFD        6.875     6.500    $1,881.87      354      1-Feb-28    $283,226.36
4956550  PHOENIX                       AZ    85044    SFD        7.250     6.500    $2,851.50      360      1-Jan-29    $417,345.87
4956697  CHEVY CHASE                   MD    20815    SFD        6.625     6.358    $1,908.13      360      1-Oct-28    $296,670.80
4956940  ATLANTA                       GA    30324    SFD        7.125     6.500    $2,222.26      360      1-Dec-28    $329,053.96
4956987  OMAHA                         NE    68118    SFD        7.000     6.500    $2,461.62      360      1-Feb-29    $369,696.71
4957282  GENEVA                        FL    32732    PUD        7.250     6.500    $1,684.98      360      1-Dec-28    $246,418.44
4959135  ROSWELL                       GA    30075    SFD        6.875     6.500    $1,570.06      360      1-Sep-28    $237,777.87
4959370  WASHINGTON                    DC    20008    SFD        7.250     6.500    $4,434.15      360      1-Jan-29    $648,982.80
4959444  NORMAN                        OK    73071    SFD        7.250     6.500    $2,455.83      360      1-Feb-29    $359,719.17
4960349  ALPINE                        CA    91901    SFD        7.125     6.500    $2,479.28      360      1-Dec-28    $366,812.36
4960361  HOUSTON                       TX    77007    SFD        6.875     6.500    $656.93        360      1-Nov-28    $99,661.05
4960701  BELLEVUE                      NE    68005    SFD        7.000     6.500    $1,673.24      360      1-Feb-29    $251,293.84
4960902  FREMONT                       CA    94539    SFD        7.000     6.500    $4,324.47      360      1-Dec-28    $648,392.25
4961031  MIAMI                         FL    33129    SFD        7.375     6.500    $1,851.01      360      1-Aug-28    $266,545.92
4961063  SNOHOMISH                     WA    98290    PUD        6.875     6.500    $1,491.23      360      1-Dec-28    $226,424.59
4961103  RANCHO CUCAMONGA              CA    91701    SFD        7.375     6.500    $1,740.50      360      1-Oct-28    $251,029.39
4961121  LONGWOOD                      FL    32779    SFD        7.000     6.500    $1,929.38      360      1-Oct-28    $288,797.48
4961157  KISSIMMEE                     FL    34744    SFD        7.625     6.500    $2,320.60      360      1-Oct-28    $323,088.20
4961481  FREMONT                       CA    94555    SFD        7.000     6.500    $1,769.70      360      1-Nov-28    $265,120.21
4962358  HILLSDALE                     MI    49242    SFD        7.750     6.500    $536.59        360      1-Dec-28    $74,740.39
4962418  HUNTSVILLE                    AL    35803    SFD        7.250     6.500    $2,475.35      360      1-Nov-28    $361,718.26
4962675  BEDMINSTER                    NJ    07921    LCO        7.375     6.500    $904.09        360      1-Sep-28    $130,293.14
4962683  SULLIVAN'S ISLAND             SC    29482    SFD        7.500     6.500    $4,453.99      360      1-Dec-28    $635,572.90
4962707  MANSFIELD                     TX    76063    PUD        7.500     6.500    $419.53        360      1-Nov-28    $59,820.20
4962884  LOS ANGELES                   CA    90035    SFD        7.250     6.500    $3,151.65      360      1-Dec-28    $460,912.25
4962893  BOULDER                       CO    80304    SFD        6.750     6.483    $1,764.19      360      1-Dec-28    $270,689.53
4962896  NANUET                        NY    10954    SFD        7.625     6.500    $1,769.48      360      1-Nov-28    $249,269.31
4962900  PORT ARANSAS                  TX    78373    LCO        7.250     6.500    $641.25        360      1-Nov-28    $93,704.00
4963061  IRVINE                        CA    92612    SFD        7.500     6.500    $2,852.80      360      1-Jan-29    $407,392.51
4963183  STOUGHTON                     WI    53589    SFD        7.750     6.500    $967.16        360      1-Dec-28    $134,712.29
4963195  MUNDELEIN                     IL    60060    SFD        8.500     6.500    $415.21        360      1-Oct-27    $53,411.26
4963220  RUTLAND                       VT    05701    SFD        8.250     6.500    $510.86        360      1-Apr-27    $66,923.55
4963268  DANBURY                       CT    06811    SFD        7.375     6.500    $884.07        360      1-Sep-28    $127,380.74
4963291  RESTON                        VA    22090    SFD        8.250     6.500    $525.89        360      1-Jan-27    $68,607.92
4963298  INDIANAPOLIS                  IN    46224    SFD        7.500     6.500    $706.21        360      1-Dec-28    $100,773.71
4963304  NEW YORK                      NY    10018    COP        8.000     6.500    $733.77        360      1-Dec-28    $99,797.35
4963338  GRAPEVINE                     TX    76051    SFD        7.125     6.500    $1,758.41      360      1-Jan-29    $260,581.32
4963448  LIBERTYVILLE                  IL    60048    SFD        7.000     6.500    $2,195.50      360      1-Dec-28    $329,183.75
4963461  CHARLOTTE                     NC    28277    SFD        6.625     6.358    $2,561.25      360      1-Dec-28    $398,935.42
4963546  DURHAM                        NC    27707    SFD        7.000     6.500    $1,636.64      360      1-Jan-29    $245,595.54
4963650  POINT PLEASANT                NJ    08742    SFD        7.750     6.500    $2,435.81      360      1-Jan-29    $339,518.49
4964031  MARLTON                       NJ    08053    SFD        6.750     6.483    $1,634.47      360      1-Dec-28    $251,345.42
4964055  FAIRFAX                       VA    22030    SFD        7.375     6.500    $3,117.61      356      1-Jul-28    $448,579.03
4964113  FAIRFIELD                     CT    06430    SFD        6.500     6.233    $1,875.98      360      1-Dec-28    $295,990.69
4964120  CELEBRATION                   FL    34747    SFD        7.000     6.500    $3,778.92      360      1-Dec-28    $566,595.08
4964254  VIENNA                        VA    22181    SFD        7.000     6.500    $3,193.45      360      1-Dec-28    $478,812.75
4964550  DENVER                        CO    80209    SFD        7.000     6.500    $3,024.69      351      1-Mar-28    $450,015.05
4964657  MENDHAM                       NJ    07945    SFD        6.750     6.483    $2,704.65      360      1-Dec-28    $415,916.86
4966101  LISLE                         IL    60532    SFD        7.375     6.500    $2,099.66      360      1-Dec-28    $303,301.74
4966147  NAPA                          CA    94558    SFD        7.250     6.500    $2,111.34      360      1-Jan-29    $309,015.66
4967788  FREMONT                       CA    94539    SFD        7.375     6.500    $3,333.20      360      1-Oct-28    $480,741.19
4967810  GREENLAND                     NH    03840    SFD        7.500     6.500    $3,496.07      360      1-Feb-29    $499,454.13
4967888  MOUNTAIN VIEW                 CA    94040    SFD        7.250     6.500    $1,807.77      360      1-Nov-28    $263,369.01
4967905  UNION CITY                    CA    94587    SFD        7.375     6.500    $2,154.91      360      1-Oct-28    $310,451.06
4968220  TOWNSHIP OF COMMERCE          MI    48382    SFD        7.500     6.500    $2,307.41      360      1-Feb-29    $329,755.09
4968227  BLOOMFIELD TWP                MI    48302    SFD        7.375     6.500    $4,144.05      360      1-Feb-29    $599,543.45
4968245  SAN FRANCISCO                 CA    94118    LCO        7.250     6.500    $2,265.51      360      1-Nov-28    $331,054.28
4968273  WOODMERE                      NY    11598    SFD        7.500     6.500    $2,253.19      360      1-Jan-29    $321,765.21
4968779  BYRON                         CA    94514    PUD        7.375     6.500    $1,781.94      360      1-Jan-29    $257,386.77
4969695  BATON ROUGE                   LA    70808    SFD        7.000     6.500    $1,665.92      360      1-Feb-29    $250,194.75
4969849  JAMAICA PLAIN                 MA    02130    SFD        7.500     6.500    $1,817.96      360      1-Oct-28    $258,618.03
4970009  PLANO                         TX    75093    SFD        7.500     6.500    $3,188.42      360      1-Jan-29    $455,321.04
4970014  SAN DIEGO                     CA    92115    SFD        7.375     6.500    $1,823.38      360      1-Feb-29    $263,799.12
4970164  BRENTWOOD                     TN    37027    SFD        6.875     6.500    $2,606.69      360      1-Jan-29    $396,131.37
4970179  UPPER MARLBORO                MD    20772    SFD        7.125     6.500    $1,869.13      300      1-Jan-24    $260,865.18
4970436  ALEXANDRIA                    VA    22314    PUD        7.125     6.500    $2,014.08      360      1-Jan-29    $298,470.46
4970788  MOUNT PLEASANT                SC    29466    PUD        7.000     6.500    $1,729.79      360      1-Jan-29    $259,572.51
4971070  CHEVY CHASE                   MD    20815    SFD        7.250     6.500    $2,469.48      360      1-Jan-29    $361,433.50
4971797  HAWTHORN WOODS                IL    60047    PUD        6.875     6.500    $2,785.38      360      1-Jan-29    $423,285.54
4971815  SWAMPSCOTT                    MA    01907    SFD        6.750     6.483    $4,151.03      360      1-Jan-29    $638,894.84
4971831  VIENNA                        VA    22181    PUD        7.500     6.500    $2,027.72      360      1-Jan-29    $289,568.21
4971836  BETHESDA                      MD    20816    SFD        6.750     6.483    $2,004.17      360      1-Jan-29    $308,466.42
4971843  RIVERDALE                     NY    10463    SFD        7.125     6.500    $2,014.42      360      1-Feb-29    $298,760.89
4971844  ATLANTA                       GA    30306    SFD        7.375     6.500    $2,094.82      360      1-Jan-29    $302,837.00
4971932  FRANKLIN                      TN    37069    SFD        7.375     6.500    $4,424.73      240      1-Dec-18    $551,430.61
4972194  CORAL SPRINGS                 FL    33076    SFD        7.000     6.500    $1,847.04      240      1-Sep-18    $235,451.38
4972213  ALPHARETTA                    GA    30005    SFD        6.875     6.500    $2,345.24      360      1-Oct-28    $355,468.58
4972220  FAIRFIELD                     CT    06430    SFD        6.750     6.483    $2,918.69      360      1-Jan-29    $449,222.94
4972234  WASHINGTON                    DC    20009    MF2        7.125     6.500    $2,207.10      360      1-Jan-29    $327,074.50
4972239  WASHINGTON                    DC    20012    SFD        7.000     6.500    $2,325.23      360      1-Jan-29    $348,925.37
4972500  LAKELAND                      FL    33813    SFD        7.250     6.500    $1,956.91      354      1-Apr-28    $284,325.83
4972592  AUBURN                        WA    98092    SFD        7.125     6.500    $1,933.57      360      1-Dec-28    $286,307.38
4972904  NORTH HAMPTON                 NH    03862    SFD        7.000     6.500    $2,554.76      360      1-Jan-29    $383,368.64
4972963  RIVER VALE                    NJ    07675    SFD        7.000     6.500    $1,763.05      360      1-Jan-29    $264,564.30
4972972  OYSTER BAY COVE               NY    11771    SFD        6.750     6.483    $2,594.39      360      1-Jan-29    $399,309.28
4972974  STONY POINT                   NY    10980    SFD        7.000     6.500    $1,942.68      360      1-Feb-29    $291,760.65
4972978  SARATOGA SPRINGS              NY    12866    SFD        7.125     6.500    $1,684.30      360      1-Dec-28    $249,396.66
4972997  STAMFORD                      CT    06903    SFD        7.000     6.500    $3,246.68      360      1-Dec-28    $486,792.95
4973029  OAK PARK                      IL    60302    SFD        7.000     6.500    $1,809.63      360      1-Jan-29    $271,552.78
4973045  TRABUCO CANYON                CA    92679    SFD        7.000     6.500    $1,621.68      360      1-Nov-28    $242,943.72
4973057  INDIANAPOLIS                  IN    46278    SFD        7.500     6.500    $2,004.07      353      1-May-28    $284,429.25
4973068  SANTA FE                      NM    87505    SFD        7.250     6.500    $2,558.17      360      1-Jan-29    $374,413.15
4973146  WOODBRIDGE                    CT    06525    SFD        7.000     6.500    $1,671.58      360      1-Jan-29    $250,836.88
4973186  WYCKOFF                       NJ    07481    SFD        6.500     6.233    $2,484.03      360      1-Dec-28    $391,726.74
4973196  SAN JOSE                      CA    95119    SFD        7.250     6.500    $2,179.56      360      1-Jan-29    $319,000.00
4973215  MANCHESTER                    VT    05254    SFD        7.125     6.500    $1,872.94      360      1-Jan-29    $277,554.06
4973240  CHESTERFIELD                  MO    63017    SFD        7.250     6.500    $3,279.90      360      1-Jan-29    $480,047.60
4973252  GLENVIEW                      IL    60025    SFD        7.125     6.500    $2,960.32      360      1-Jan-29    $438,695.15
4973263  MEMPHIS                       TN    38104    SFD        7.000     6.500    $2,594.68      360      1-Nov-28    $388,710.05
4973268  MILL VALLEY                   CA    94941    SFD        7.375     6.500    $3,042.42      360      1-Jan-29    $439,827.58
4973288  NEW CITY                      NY    10956    SFD        7.125     6.500    $2,138.38      360      1-Jan-29    $316,890.86
4973302  MAHOPAC                       NY    10541    SFD        6.750     6.483    $1,848.50      360      1-Feb-29    $284,754.63
4973305  FUQUAY VARINA                 NC    27526    SFD        7.250     6.500    $791.33        360      1-Dec-28    $115,726.89
4973308  CHAPIN                        SC    29036    SFD        6.500     6.233    $2,167.99      360      1-Jan-29    $337,346.93
4973312  BOULDER                       CO    80303    SFD        7.625     6.500    $2,824.10      360      1-Jan-29    $398,099.90
4973429  NAPLES                        FL    34110    SFD        7.000     6.500    $4,041.57      360      1-Dec-28    $605,976.21
4973549  WASHINGTON                    DC    20009    SFD        6.875     6.500    $1,865.68      360      1-Jan-29    $283,521.44
4973557  GUILFORD                      CT    06437    SFD        7.250     6.500    $2,326.23      360      1-Jan-29    $340,466.35
4973569  YORBA LINDA                   CA    92888    SFD        7.250     6.500    $2,430.26      360      1-Jan-29    $355,692.48
4973581  BONITA                        CA    91902    SFD        7.250     6.500    $2,667.31      360      1-Jan-29    $390,388.12
4973586  WELLESLEY                     MA    02481    SFD        6.500     6.233    $1,959.42      360      1-Dec-28    $309,154.68
4973648  MOORESVILLE                   NC    28117    SFD        7.000     6.500    $2,528.15      360      1-Feb-29    $379,688.52
4973659  WHITEFISH                     MT    59937    SFD        7.125     6.500    $1,812.30      360      1-Jan-29    $268,568.50
4973695  WINDERMERE                    FL    34786    SFD        7.000     6.500    $1,718.48      360      1-Jan-29    $257,875.30
4973705  DARIEN                        CT    06820    SFD        6.375     6.108    $2,807.42      360      1-Jan-29    $449,164.20
4973721  CORNELIUS                     OR    97113    SFD        7.500     6.500    $3,401.22      348      1-Dec-27    $480,775.60
4973734  SO. BURLINGTON                VT    05403    SFD        7.500     6.500    $2,104.64      360      1-Jan-29    $300,551.82
4973797  CYPRESS                       CA    90630    SFD        7.250     6.500    $2,507.00      360      1-Jan-29    $366,924.89
4973827  NEW CANAAN                    CT    06840    SFD        7.125     6.500    $1,845.99      360      1-Jan-29    $273,560.47
4973933  TUCSON                        AZ    85750    SFD        7.750     6.500    $2,779.68      360      1-Jan-29    $387,450.53
4973941  WALL TOWNSHIP                 NJ    08736    SFD        7.500     6.500    $3,496.07      360      1-Jan-29    $499,255.54
4973955  CROSS RIVER                   NY    10518    SFD        6.750     6.483    $2,756.54      360      1-Jan-29    $424,150.49
4974676  SEABROOK ISLAND               SC    29455    SFD        7.250     6.500    $2,387.62      360      1-Jan-29    $349,276.22
4974690  JAMESTOWN                     NC    27282    SFD        7.375     6.500    $1,916.62      360      1-Jan-29    $277,039.72
4974724  FAIRFAX                       VA    22033    SFD        7.125     6.500    $1,731.46      360      1-Jan-29    $256,587.74
4974726  CHESAPEAKE CITY               MD    21915    SFD        7.500     6.500    $2,097.64      360      1-Jan-29    $299,553.33
4974751  DATAW ISLAND                  SC    29920    SFD        6.875     6.500    $2,791.95      360      1-Jan-29    $424,283.85
4974765  WILLIAMSBURG                  VA    23188    PUD        7.250     6.500    $3,410.88      360      1-Jan-29    $499,217.55
4974781  LOS ANGELES                   CA    90046    SFD        7.125     6.500    $1,785.36      360      1-Jan-29    $264,560.17
4974822  SAN FRANCISCO                 CA    94131    LCO        6.875     6.500    $1,878.82      360      1-Jan-29    $285,518.07
4974827  CHESTER TOWNSHIP              NJ    07930    SFD        7.625     6.500    $2,542.75      360      1-Jan-29    $358,728.31
4974957  SILVER SPRING                 MD    20906    SFD        6.750     6.483    $1,938.02      360      1-Sep-28    $297,234.50
4974985  TEMPERANCE                    MI    48182    SFD        6.250     5.983    $1,594.71      360      1-Nov-28    $258,009.29
4975020  ALLEGAN                       MI    49010    SFD        6.750     6.483    $420.30        360      1-Jan-29    $64,686.07
4975047  CHEVY CHASE                   MD    20815    SFD        6.250     5.983    $2,758.42      360      1-Jan-29    $447,147.61
4975224  ORANGE                        CA    92867    SFD        7.250     6.500    $1,879.40      360      1-Jan-29    $275,068.86
4975234  MAHOPAC                       NY    10541    SFD        7.625     6.500    $2,901.96      360      1-Feb-29    $409,703.25
4975245  NEW HOPE                      PA    18938    SFD        7.250     6.500    $4,263.61      360      1-Jan-29    $624,021.92
4975262  CHICAGO                       IL    60622    SFD        7.000     6.500    $1,929.38      360      1-Nov-28    $289,040.80
4975273  CINCINATTI                    OH    45230    SFD        7.375     6.500    $1,795.76      360      1-Jan-29    $259,603.10
4975284  CROZET                        VA    22932    SFD        6.750     6.483    $1,848.50      360      1-Jan-29    $284,507.87
4975286  ITASCA                        IL    60143    SFD        7.125     6.500    $1,908.65      360      1-Jan-29    $282,753.65
4975310  PHOENIX                       AZ    85012    SFD        7.500     6.500    $2,321.40      360      1-Jan-29    $331,275.01
4975316  DAYTON                        OH    45459    SFD        7.250     6.500    $1,910.10      360      1-Jan-29    $278,663.80
4975320  PHOENIX                       AZ    85016    SFD        7.125     6.500    $1,811.63      360      1-Jan-29    $268,468.65
4975334  BELLE MEAD                    NJ    08052    SFD        7.750     6.500    $1,850.14      360      1-Feb-29    $258,067.72
4975336  LEWISVILLE                    NC    27023    SFD        7.375     6.500    $2,900.84      360      1-Jan-29    $419,358.86
4975337  SALT LAKE CITY                UT    84103    SFD        7.250     6.500    $3,349.49      360      1-Jan-29    $490,063.14
4975341  FELTON                        CA    95018    SFD        6.750     6.483    $1,816.08      360      1-Jan-29    $279,516.48
4975349  CALIFON                       NJ    08730    SFD        7.000     6.500    $2,528.15      360      1-Jan-29    $379,375.22
4975354  DANVILLE                      CA    94506    SFD        7.250     6.500    $3,138.02      360      1-Jan-29    $459,123.23
4975359  OAKLAND                       CA    94611    SFD        7.250     6.500    $2,046.53      360      1-Jan-29    $299,523.57
4975361  CHARLOTTE                     NC    28209    SFD        7.250     6.500    $2,706.88      360      1-Feb-29    $396,490.45
4975364  PRINCETON JUNCTION            NJ    08550    SFD        7.250     6.500    $1,910.09      360      1-Jan-29    $279,561.84
4975376  ALEXANDRIA                    NJ    08825    SFD        7.250     6.500    $1,732.73      360      1-Feb-29    $253,801.85
4975384  OAKLAND                       NJ    07436    SFD        7.125     6.500    $2,552.05      360      1-Jan-29    $378,192.36
4975391  WEST ORANGE                   NJ    07052    SFD        7.250     6.500    $2,387.62      360      1-Jan-29    $349,452.27
4975415  GREENSBORO                    GA    30642    SFD        7.125     6.500    $1,744.93      360      1-Jan-29    $258,584.53
4975422  BETHESDA                      MD    20814    SFD        7.250     6.500    $2,614.10      360      1-Jan-29    $382,600.33
4975429  YORBA LINDA                   CA    92686    SFD        7.875     6.500    $2,494.24      360      1-Jan-29    $343,524.97
4975437  EL CENTRO                     CA    92243    SFD        6.875     6.500    $2,282.18      360      1-Jan-29    $346,814.59
4975444  OLD LYME                      CT    06371    SFD        6.500     6.233    $1,877.24      360      1-Jan-29    $296,248.86
4975458  TORRANCE                      CA    90505    SFD        7.000     6.500    $2,429.69      360      1-Jan-29    $364,599.54
4975472  CHATHAM                       NJ    07928    SFD        7.125     6.500    $1,987.47      360      1-Feb-29    $294,764.09
4975480  SANTA CLARITA                 CA    91350    SFD        7.750     6.500    $2,031.03      360      1-Jan-29    $283,098.53
4975724  DOLORES                       CO    81323    SFD        7.250     6.500    $2,443.56      360      1-Feb-29    $357,920.57
4975734  SPARTA                        NJ    07871    SFD        7.000     6.500    $2,581.37      360      1-Jan-29    $387,362.07
4975747  NORTH CALDWELL                NJ    07006    SFD        7.000     6.500    $2,554.76      360      1-Dec-28    $383,050.20
4975750  GLENDALE                      AZ    85308    SFD        7.250     6.500    $2,014.47      360      1-Jan-29    $294,837.87
4975772  HIGHLAND PARK                 TX    75209    SFD        6.500     6.233    $1,740.72      360      1-Jan-29    $274,900.71
4975774  DOYLESTOWN                    PA    18901    SFD        6.875     6.500    $1,675.17      360      1-Jan-29    $254,570.31
4975783  CHARLOTTE                     NC    28277    SFD        6.750     6.483    $2,373.87      360      1-Jan-29    $365,367.99
4975784  SEDALIA                       CO    80135    SFD        6.750     6.483    $2,004.17      360      1-Feb-29    $308,733.96
4975813  RALEIGH                       NC    27608    SFD        7.250     6.500    $3,811.66      360      1-Jan-29    $557,875.44
4976139  CORNELIUS                     NC    28031    PUD        7.000     6.500    $2,395.09      360      1-May-28    $356,970.42
4976213  GREAT NECK                    NY    11023    SFD        7.250     6.500    $2,114.75      360      1-Nov-28    $309,023.88
4976220  LYNWOOD                       IL    60411    SFD        7.000     6.500    $1,706.24      360      1-Feb-29    $256,250.78
4976236  NORTH MARLBORO                NJ    07751    SFD        7.375     6.500    $3,287.61      360      1-Feb-29    $475,637.81
4976240  SOUTHAMPTON                   NJ    08088    SFD        6.625     6.358    $2,202.67      360      1-Nov-28    $342,775.90
4976247  PELHAM                        NY    10803    SFD        7.125     6.500    $2,516.34      360      1-Mar-28    $369,728.26
4977018  CORAL GABLES                  FL    33146    SFD        7.375     6.500    $4,002.71      360      1-Sep-22    $528,258.30
4977024  DELUTH                        GA    30097    PUD        6.875     6.500    $3,775.70      360      1-Nov-28    $572,801.89
4977034  ATLANTA                       GA    30342    LCO        7.375     6.500    $2,431.18      360      1-Nov-28    $350,918.69
4977170  WAKE FOREST                   NC    27587    SFD        6.750     6.483    $1,686.36      360      1-Nov-28    $259,096.97
4977194  BRADENTON                     FL    34202    SFD        7.250     6.500    $2,233.61      350      1-Mar-28    $324,255.80
4977198  IRVINGTON                     NY    10533    SFD        7.125     6.500    $2,152.53      360      1-Feb-29    $319,244.50
4977204  WHITES CREEK                  TN    37189    SFD        7.000     6.500    $1,642.93      346      1-Nov-27    $243,458.94
4978261  CAPE ELIZABETH                ME    04107    SFD        7.375     6.500    $2,072.03      360      1-Feb-29    $299,771.72
4978325  CHESTERFIELD                  VA    23838    SFD        7.000     6.500    $1,548.49      360      1-Dec-28    $232,174.32
4978335  LUTHERVILLE                   MD    21093    SFD        6.750     6.483    $3,787.82      360      1-Jan-29    $582,616.24
4978351  REDDING                       CT    06896    SFD        7.375     6.500    $1,816.48      360      1-Feb-29    $262,799.87
4978376  MARIETTA                      GA    30068    SFD        6.750     6.483    $3,891.59      360      1-Feb-29    $599,483.41
4978436  CORNELIUS                     NC    28031    SFD        6.875     6.500    $3,928.43      360      1-Jan-29    $596,814.22
4978450  PARK CITY                     UT    84098    SFD        6.875     6.500    $2,036.48      360      1-Feb-29    $309,739.56
4978636  UNION CITY                    CA    94587    SFD        6.875     6.500    $1,997.07      360      1-Feb-29    $303,744.60
4978823  FORT LAUDERDALE               FL    33306    SFD        7.500     6.500    $2,171.06      360      1-Feb-29    $310,269.57
4978909  NORTH SALEM                   NY    10560    SFD        6.875     6.500    $1,733.64      360      1-Feb-29    $263,427.85
4978917  WINDERMERE                    FL    34786    SFD        7.500     6.500    $4,384.07      360      1-Jan-29    $626,066.45
4979244  RALEIGH                       NC    27608    SFD        7.125     6.500    $2,324.33      360      1-Apr-28    $341,873.46
4979267  TOWN OF CHESHIRE              CT    06410    SFD        7.125     6.500    $1,771.88      360      1-Feb-29    $262,789.68
4979293  RANDOLPH                      NJ    07869    SFD        7.375     6.500    $2,430.62      360      1-Dec-28    $351,111.72
4979632  CLARKSVILLE                   MD    21029    SFD        6.875     6.500    $2,100.21      360      1-Nov-28    $318,616.34
4979855  DENVER                        CO    80209    SFD        6.875     6.500    $3,494.86      360      1-Dec-28    $530,651.48
4980244  TRABUCO CANYON AREA           CA    92679    SFD        7.875     6.500    $2,479.74      360      1-Feb-29    $341,764.64
4980253  DULUTH                        GA    30024    SFD        6.625     6.358    $3,521.71      360      1-Feb-29    $549,514.75
4980263  SCOTTSDALE                    AZ    85259    SFD        8.125     6.500    $3,786.74      360      1-Feb-29    $509,666.38
4980275  SCHNECKSVILLE                 PA    18078    SFD        7.250     6.500    $1,944.20      360      1-Jan-29    $283,998.21
4980290  ISSAQUAH                      WA    98029    SFD        7.375     6.500    $2,170.45      360      1-Jan-29    $313,770.29
4980367  CHESAPEAKE                    VA    23322    SFD        7.500     6.500    $2,573.11      360      1-Jan-29    $367,322.61
4980376  SOUTHLAKE                     TX    76092    SFD        7.250     6.500    $2,118.16      360      1-Jan-29    $310,014.09
4980388  NORTHRIDGE                    CA    91326    SFD        7.125     6.500    $2,306.14      360      1-Jan-29    $341,750.91
4980404  MADISON                       MS    39110    SFD        7.250     6.500    $4,434.15      360      1-Jan-29    $648,819.95
4980412  NORTH READING                 MA    01864    SFD        7.250     6.500    $2,891.23      300      1-Dec-23    $398,567.70
4980417  BRIGHTON                      CO    80601    SFD        7.000     6.500    $1,892.79      360      1-Feb-29    $284,266.79
4980431  BROOKEVILLE                   MD    20833    SFD        7.250     6.500    $2,189.79      360      1-Feb-29    $320,749.59
4980440  CHICAGO                       IL    60610    SFD        7.625     6.500    $4,246.77      360      1-Feb-29    $599,565.73
4980464  WILLISTOWN TOWNSHIP           PA    19073    SFD        6.875     6.500    $1,970.79      360      1-Dec-28    $299,239.54
4980476  EVERETT                       WA    98203    SFD        7.125     6.500    $2,341.18      360      1-Feb-29    $347,222.10
4980483  CHARLOTTE                     NC    28211    SFD        7.125     6.500    $2,695.21      360      1-Feb-29    $399,730.09
4980502  THOUSAND OAKS                 CA    91362    SFD        7.250     6.500    $2,365.79      360      1-Jan-29    $346,257.29
4980523  ORINDA                        CA    94563    SFD        6.875     6.500    $2,864.21      360      1-Feb-29    $435,633.71
4980535  MARIETTA                      GA    30067    SFD        7.000     6.500    $2,993.86      360      1-Feb-29    $449,631.14
4980555  MOORPARK                      CA    93021    SFD        6.625     6.358    $2,061.81      360      1-Jan-29    $321,430.23
4980563  PACIFIC PALISADES AREA        CA    90272    SFD        6.375     6.108    $2,838.61      360      1-Oct-28    $452,727.71
4980597  FOSTER CITY                   CA    94404    SFD        8.125     6.500    $2,004.75      360      1-Feb-29    $269,823.37
4980610  WESTLAKE VILLAGE              CA    91361    SFD        7.000     6.500    $1,929.38      360      1-Jan-29    $289,523.19
4980613  WOODLAND HILLS AREA           CA    91367    SFD        7.250     6.500    $2,148.86      360      1-Feb-29    $314,754.27
4980618  HOOD RIVER                    OR    97031    SFD        7.250     6.500    $1,971.49      360      1-Feb-29    $288,774.55
4980621  SPARTA                        NJ    07871    SFD        7.875     6.500    $2,001.19      360      1-Feb-29    $275,810.06
4980623  THOUSAND OAKS                 CA    91362    SFD        7.125     6.500    $1,734.83      360      1-Jan-29    $257,086.93
4980633  ORANGE                        CA    92867    SFD        7.000     6.500    $3,193.46      360      1-Feb-29    $479,606.54
4980636  MIAMI BEACH                   FL    33140    SFD        7.875     6.500    $2,157.09      360      1-Sep-28    $296,251.20
4980644  BELVIDERE                     IL    61008    SFD        7.500     6.500    $1,985.77      360      1-Dec-28    $283,363.73
4980646  SAN CLEMENTE                  CA    92672    SFD        6.875     6.500    $1,857.14      360      1-Jan-29    $282,223.63
4980650  YELM                          WA    98597    SFD        7.250     6.500    $1,667.93      360      1-Feb-29    $244,309.26
4980663  VIRGINIA BEACH                VA    23451    SFD        6.625     6.358    $1,895.32      360      1-Feb-29    $289,424.44
4980667  TARZANA                       CA    91356    SFD        6.875     6.500    $2,463.49      360      1-Jan-29    $374,368.09
4980668  FULLERTON                     CA    92832    SFD        7.750     6.500    $1,977.30      360      1-Jan-29    $275,609.14
4980673  DUXBURY                       MA    02332    SFD        7.250     6.500    $2,933.36      360      1-Feb-29    $429,664.56
4980676  TUSTIN                        CA    92780    SFD        7.250     6.500    $1,739.55      360      1-Feb-29    $254,790.51
4980692  LAKE MARY                     FL    32746    SFD        6.875     6.500    $2,795.89      360      1-Feb-29    $425,242.44
4980701  CHARLOTTE                     NC    28277    SFD        7.000     6.500    $3,699.08      360      1-Feb-29    $555,544.25
4980709  BALDWYN                       MS    38824    SFD        7.125     6.500    $1,768.52      360      1-Feb-29    $262,290.07
4980714  WATCHUNG BOROUGH              NJ    07060    SFD        7.875     6.500    $2,030.19      360      1-Sep-28    $278,823.49
4980718  NORCO                         CA    91760    SFD        6.625     6.358    $2,189.23      360      1-Jan-29    $341,126.93
4980721  IRVINE                        CA    92720    SFD        7.250     6.500    $1,725.91      360      1-Jan-29    $252,302.26
4980726  SUMMIT                        NJ    07901    SFD        6.875     6.500    $2,397.80      360      1-Jan-29    $364,384.96
4980739  FRANKLIN                      NJ    08823    SFD        7.375     6.500    $2,072.03      360      1-Jan-29    $299,421.30
4980997  PIEDMONT                      CA    94611    SFD        7.125     6.500    $2,546.66      360      1-Feb-29    $377,697.72
4981028  BENNINGTON                    NE    68142    SFD        7.250     6.500    $1,705.44      360      1-Feb-29    $249,804.98
4981043  ORLANDO                       FL    32789    SFD        6.875     6.500    $2,335.38      360      1-Jan-29    $354,900.97
4981050  TORRANCE                      CA    90503    SFD        7.625     6.500    $1,849.12      360      1-Feb-29    $261,060.91
4981057  GREENWICH                     CT    06831    SFD        7.250     6.500    $3,683.76      360      1-Feb-29    $539,578.74
4981067  DULUTH                        GA    30097    SFD        6.750     6.483    $3,495.94      360      1-Feb-29    $538,535.94
4981074  SAN PEDRO AREA                CA    90732    SFD        7.125     6.500    $1,728.09      360      1-Feb-29    $256,294.88
4981081  TRABUCO CANYON AREA           CA    92679    SFD        7.375     6.500    $2,106.56      360      1-Jan-29    $304,534.41
4981127  WOODLAND HILLS                CA    91367    SFD        7.000     6.500    $2,022.52      360      1-Jan-29    $303,500.17
4981130  HOUSTON                       TX    77079    SFD        7.125     6.500    $922.99        360      1-Jun-28    $135,990.28
4981137  SAN MARINO                    CA    91108    SFD        7.250     6.500    $3,308.55      360      1-Jan-29    $484,241.03
4981154  PHOENIX                       AZ    85048    SFD        7.375     6.500    $1,775.04      360      1-Dec-28    $256,359.32
4981164  CARY                          NC    27560    SFD        7.125     6.500    $2,225.63      360      1-Jan-29    $329,820.07
4981169  PORTLAND                      OR    97215    SFD        7.250     6.500    $1,577.87      360      1-Dec-28    $230,647.85
4981173  PORTLAND                      OR    97201    SFD        7.000     6.500    $1,663.26      360      1-Jan-29    $249,588.95
4981179  DANVILLE                      CA    94526    SFD        6.875     6.500    $2,056.19      360      1-Dec-28    $312,206.59
4981180  LONG BEACH                    CA    90814    SFD        7.000     6.500    $2,155.59      360      1-Feb-29    $323,734.41
4981184  VANCOUVER                     WA    98685    SFD        7.250     6.500    $566.21        360      1-Dec-28    $81,651.20
4981195  PROVO                         UT    84604    SFD        7.250     6.500    $1,466.68      360      1-Jan-29    $214,663.55
4981199  BROOKVILLE                    NY    11545    SFD        7.125     6.500    $4,379.17      360      1-Sep-28    $646,834.56
4981206  IRVINE                        CA    92612    SFD        7.375     6.500    $2,279.23      360      1-Jan-29    $329,496.24
4981212  LAGUNA NIGUEL                 CA    92677    SFD        7.125     6.500    $3,045.21      360      1-Dec-28    $450,652.86
4981217  FREMONT                       CA    94536    SFD        7.250     6.500    $2,626.38      360      1-Jan-29    $384,397.51
4981223  MERCER ISLAND                 WA    98040    SFD        7.375     6.500    $1,961.52      360      1-Jan-29    $283,439.28
4981243  FORT WORTH                    TX    76107    SFD        6.875     6.500    $3,429.17      360      1-Jan-29    $520,114.67
4981251  LONG BEACH                    CA    90803    LCO        7.250     6.500    $3,520.03      360      1-Jan-29    $515,192.51
4981258  EDMONDS                       WA    98026    SFD        7.125     6.500    $1,768.51      360      1-Dec-28    $261,866.50
4981267  BOUNTIFUL                     UT    84010    SFD        6.875     6.500    $3,044.87      360      1-Jan-29    $462,718.97
4981274  LAKE OSWEGO                   OR    97034    SFD        7.125     6.500    $1,953.78      360      1-Jan-29    $289,534.82
4981292  LOS ANGELES                   CA    90064    SFD        7.250     6.500    $1,889.63      360      1-Jan-29    $276,566.52
4981293  GARLAND                       TX    75043    SFD        7.500     6.500    $363.59        360      1-May-28    $51,603.07
4981300  SNOHOMISH                     WA    98296    PUD        7.625     6.500    $1,762.41      360      1-Jan-29    $248,638.41
4981321  LOS ANGELES                   CA    90004    SFD        7.500     6.500    $3,929.59      360      1-May-28    $557,709.80
4981325  BOULDER                       CO    80303    SFD        7.375     6.500    $1,038.78      360      1-Feb-29    $150,285.55
4981330  HIGHLANDS RANCH               CO    80126    SFD        7.875     6.500    $1,110.08      360      1-May-28    $148,844.96
4981343  BAKERSFIELD                   CA    93312    SFD        7.250     6.500    $1,750.38      360      1-Oct-28    $255,575.03
4981351  CARLSBAD                      CA    92009    SFD        7.125     6.500    $1,387.86      360      1-Feb-29    $205,835.27
4981355  CORONADO                      CA    92118    SFD        7.250     6.500    $3,069.79      360      1-Jan-29    $449,295.80
4981378  MILLBRAE                      CA    94030    SFD        7.750     6.500    $2,328.34      360      1-Feb-29    $324,770.62
4981385  PHOENIX                       AZ    85003    SFD        7.000     6.500    $688.59        360      1-Feb-29    $103,415.16
4981393  MESA                          AZ    85205    SFD        7.375     6.500    $2,382.83      360      1-Feb-29    $344,737.48
4981396  ESTACADA                      OR    97023    SFD        6.875     6.500    $1,609.48      360      1-Dec-28    $244,377.38
4981398  HOUSTON                       TX    77056    SFD        7.000     6.500    $2,162.23      360      1-Jan-29    $324,465.65
4981401  MOUNTAINVIEW                  CA    94040    SFD        7.000     6.500    $2,794.27      360      1-Jan-29    $419,309.45
4981404  HOUSTON                       TX    77056    HCO        6.875     6.500    $2,803.44      360      1-Jan-29    $426,030.91
4981409  PACIFIC PALISADES             CA    90272    SFD        7.375     6.500    $3,096.99      360      1-Dec-28    $447,370.09
4981412  HOUSTON                       TX    77006    SFD        7.000     6.500    $3,140.23      360      1-Jan-29    $471,223.95
4981414  LA JOLLA                      CA    92037    MF2        7.375     6.500    $2,527.87      360      1-Oct-28    $364,590.30
4981418  ALAMO                         CA    94507    SFD        6.625     6.358    $2,510.02      360      1-Jan-29    $391,306.39
4981419  ROSLYN                        NY    11576    SFD        7.125     6.500    $2,425.39      360      1-Feb-29    $359,712.11
4981425  HOUSTON                       TX    77005    SFD        7.750     6.500    $2,865.65      360      1-Jan-29    $399,433.54
4981438  HERMOSA BEACH                 CA    90254    LCO        7.625     6.500    $2,760.40      360      1-Jan-29    $389,433.66
4981439  JAMUL                         CA    91935    SFD        6.750     6.483    $1,965.25      360      1-Jan-29    $302,476.79
4981442  CARMICHAEL                    CA    95608    SFD        6.875     6.500    $1,872.25      360      1-Dec-28    $284,277.56
4981462  CARLSBAD                      CA    92008    SFD        7.250     6.500    $1,493.97      360      1-Jan-29    $218,657.28
4981469  FRIENDSWOOD                   TX    77546    SFD        7.000     6.500    $963.36        360      1-Mar-28    $143,283.38
4981478  BATTLE GROUND                 WA    98604    SFD        7.000     6.500    $1,123.03      360      1-Dec-28    $168,382.49
4981479  HOUSTON                       TX    77056    SFD        7.000     6.500    $3,892.02      360      1-Jan-29    $584,038.16
4981484  HOUSTON                       TX    77057    SFD        6.750     6.483    $1,679.87      360      1-Dec-28    $258,327.25
4981488  TEMPE                         AZ    85284    SFD        7.250     6.500    $2,182.97      360      1-Jan-29    $319,499.24
4981493  FRANKTOWN                     CO    80116    SFD        6.750     6.483    $3,178.13      360      1-Dec-28    $487,718.77
4981498  SAN JOSE                      CA    95124    SFD        7.000     6.500    $2,095.70      360      1-Jan-29    $314,482.09
4981501  DANA POINT                    CA    92629    SFD        7.250     6.500    $2,148.86      360      1-Jan-29    $314,507.05
4981505  SCOTTSDALE                    AZ    85255    SFD        7.250     6.500    $2,067.00      360      1-Jan-29    $302,525.85
4981513  KIRKLAND                      WA    98034    SFD        7.125     6.500    $2,034.63      360      1-Dec-28    $300,768.21
4981520  PHOENIX                       AZ    85018    SFD        7.250     6.500    $2,387.62      360      1-Dec-28    $349,152.70
4981529  MARSHFIELD                    MA    02050    SFD        7.750     6.500    $2,013.12      360      1-Jan-29    $280,145.03
4981531  LAPINE                        OR    97739    SFD        7.375     6.500    $444.79        360      1-Jan-29    $64,301.70
4981536  SAN MATEO                     CA    94401    SFD        7.000     6.500    $1,483.62      360      1-Jan-29    $222,633.36
4981537  SUNNYVALE                     CA    94087    SFD        7.000     6.500    $2,328.56      360      1-Jan-29    $349,424.54
4981540  BIRMINGHAM                    MI    48009    SFD        7.250     6.500    $3,943.98      240      1-Sep-18    $493,339.98
4981552  LAGUNA NIGUEL                 CA    92677    SFD        7.250     6.500    $2,430.25      360      1-Oct-28    $354,843.58
4981553  PARK CITY                     UT    84098    SFD        7.000     6.500    $4,201.39      360      1-Jan-29    $630,461.70
4981558  SAN ANTONIO                   TX    78257    SFD        6.875     6.500    $3,613.11      360      1-Nov-28    $548,135.77
4981561  MILLBRAE                      CA    94030    SFD        7.375     6.500    $2,824.86      360      1-Jan-29    $408,375.66
4981562  FLUSHING                      NY    11358    MF2        7.750     6.500    $2,385.65      360      1-Jan-29    $332,528.43
4981582  SAN FRANCISCO                 CA    94122    SFD        7.625     6.500    $2,017.21      360      1-Dec-28    $284,377.25
4981586  FOUNTAIN HILLS                AZ    85268    SFD        7.375     6.500    $2,072.03      360      1-Jan-29    $299,542.04
4981589  SAN JUAN CAPISTRANO           CA    92675    SFD        6.750     6.483    $3,012.41      360      1-Jan-29    $463,647.99
4981605  BOULDER                       CO    80301    SFD        7.250     6.500    $2,232.08      360      1-Jan-29    $326,687.96
4981620  THE WOODLANDS                 TX    77381    SFD        6.875     6.500    $1,602.91      360      1-Apr-28    $241,363.52
4981621  SAN JOSE                      CA    95148    SFD        7.500     6.500    $2,062.68      360      1-Nov-28    $293,106.64
4981624  SCOTTSDALE                    AZ    85255    SFD        7.125     6.500    $1,899.89      360      1-Jan-29    $281,547.64
4981630  DRAIN                         OR    97435    SFD        7.250     6.500    $685.59        360      1-Jan-29    $100,342.72
4981637  MENLO PARK                    CA    94025    SFD        7.000     6.500    $1,896.11      360      1-Jan-29    $284,531.42
4981645  AVON                          CO    81620    SFD        7.625     6.500    $1,041.87      360      1-Mar-28    $145,412.40
4981647  CORONADO                      CA    92118    SFD        7.375     6.500    $3,038.97      360      1-Nov-28    $438,647.87
4981649  PRESCOTT                      AZ    86305    SFD        7.125     6.500    $1,879.67      360      1-Jan-29    $278,552.46
4981655  PITTSBURG                     NH    03592    SFD        7.375     6.500    $555.99        360      1-Feb-29    $80,438.75
4981661  OREM                          UT    84057    SFD        7.000     6.500    $1,663.26      360      1-Jan-29    $249,588.95
4981681  FOSTER CITY                   CA    94404    SFD        7.750     6.500    $2,929.77      360      1-Nov-28    $407,776.57
4981685  CORONADO                      CA    92118    MF2        7.500     6.500    $2,587.09      360      1-Sep-28    $367,441.80
4981691  GOLDEN                        CO    80401    SFD        7.000     6.500    $748.16        240      1-Oct-18    $95,562.93
4981697  NOVATO                        CA    94949    SFD        7.000     6.500    $2,448.31      360      1-Aug-28    $365,851.20
4981699  SAN FRANCISCO                 CA    94110    MF2        7.250     6.500    $3,533.67      360      1-Aug-28    $515,119.61
4981706  LA JOLLA                      CA    92037    SFD        7.250     6.500    $2,363.22      240      1-Sep-18    $295,608.57
4981709  SAN FRANCISCO                 CA    94127    SFD        7.375     6.500    $1,933.89      360      1-Dec-28    $279,290.37
4981711  HOUSTON                       TX    77056    SFD        6.875     6.500    $3,043.88      360      1-Jan-29    $462,569.23
4981713  SALT LAKE CITY                UT    84121    SFD        7.000     6.500    $1,822.93      360      1-Feb-29    $273,775.40
4981714  EL CAJON                      CA    92019    SFD        7.250     6.500    $2,701.42      360      1-Feb-29    $395,691.08
4981717  SCOTTSDALE                    AZ    85262    SFD        7.375     6.500    $2,679.82      360      1-Jan-29    $387,407.71
4981718  PHOENIX                       OR    97535    SFD        7.125     6.500    $629.25        360      1-Feb-29    $93,325.31
4981722  TEMPE                         AZ    85283    SFD        6.500     6.233    $1,795.08      360      1-Jan-29    $283,485.13
4981725  HOUSTON                       TX    77030    SFD        7.000     6.500    $1,372.19      360      1-Dec-28    $205,739.84
4981757  TIGARD                        OR    97224    PUD        6.875     6.500    $1,924.80      360      1-Dec-28    $292,232.49
4981760  PALM DESERT                   CA    92211    LCO        7.375     6.500    $2,037.49      360      1-Jan-29    $294,549.68
4981761  DAYTON                        OR    97114    SFD        7.250     6.500    $1,978.31      360      1-Jan-29    $289,524.36
4981762  PORTLAND                      OR    97229    SFD        6.875     6.500    $2,128.45      360      1-Dec-28    $323,178.71
4981763  TAHOE CITY                    CA    96145    PUD        7.125     6.500    $1,893.15      360      1-Dec-28    $280,321.85
4981765  SAN RAMON                     CA    94583    PUD        7.125     6.500    $1,840.26      360      1-Dec-28    $272,490.81
4981766  DEL MAR                       CA    92014    SFD        7.375     6.500    $4,489.39      360      1-Feb-29    $649,505.40
4981767  SANTA CLARA                   CA    95051    SFD        7.125     6.500    $1,758.41      360      1-Jan-29    $260,581.32
4981768  SALT LAKE CITY                UT    84108    SFD        7.250     6.500    $2,026.06      360      1-Jan-29    $296,459.78
4981771  HOUSTON                       TX    77024    SFD        7.375     6.500    $4,285.64      360      1-Jan-29    $619,552.80
4981772  PALO ALTO                     CA    94301    SFD        7.125     6.500    $1,994.21      360      1-Dec-28    $294,265.04
4981774  TAHOE CITY                    CA    96145    SFD        7.250     6.500    $1,807.77      360      1-Jan-29    $264,585.29
4981778  OAKLAND                       CA    94610    SFD        6.875     6.500    $1,891.95      360      1-Jan-29    $287,514.71
4981779  DANVILLE                      CA    94506    SFD        7.125     6.500    $4,379.17      360      1-Dec-28    $648,431.34
4981780  BYRON                         CA    94514    PUD        7.500     6.500    $1,713.08      360      1-Dec-28    $244,451.09
4981782  DISCOVERY BAY                 CA    94514    SFD        6.875     6.500    $2,989.03      360      1-Dec-28    $453,846.64
4981784  SAN ANSELMO                   CA    94960    SFD        7.125     6.500    $3,476.39      360      1-Dec-28    $514,754.72
4981786  HOUSTON                       TX    77069    SFD        7.125     6.500    $2,209.80      360      1-Dec-28    $327,208.42
4981788  LYNNWOOD                      WA    98036    SFD        7.250     6.500    $2,174.44      360      1-Jan-29    $318,251.18
4981790  DURANGO                       CO    81301    SFD        7.000     6.500    $732.50        360      1-Jan-29    $109,918.97
4981791  SCOTTSDALE                    AZ    85260    SFD        7.125     6.500    $2,021.16      360      1-Jan-29    $299,518.76
4981792  DALLAS                        TX    75230    SFD        6.750     6.483    $1,868.94      360      1-Nov-28    $287,149.20
4981794  PHOENIX                       AZ    85021    SFD        7.250     6.500    $1,773.66      360      1-Jan-29    $259,593.12
4981796  ORANGE                        CA    92869    SFD        7.125     6.500    $1,882.37      360      1-Dec-28    $277,886.15
4981805  SCOTTSDALE                    AZ    85259    PUD        7.375     6.500    $1,994.32      360      1-Dec-28    $288,086.81
4981807  SCOTTSDALE                    AZ    85255    SFD        7.000     6.500    $2,361.82      360      1-Nov-28    $353,825.83
4981812  CUPERTINO                     CA    95014    SFD        7.000     6.500    $2,993.86      360      1-Jan-29    $448,936.22
4981814  PARK CITY                     UT    84060    LCO        6.875     6.500    $2,079.18      360      1-Jan-29    $315,966.68
4981816  HILLSBORO                     OR    97124    SFD        7.500     6.500    $978.90        360      1-Jan-29    $139,791.55
4981819  DENVER                        CO    80246    SFD        7.875     6.500    $1,370.38      360      1-Dec-28    $188,607.23
4981822  RANCHO PALOS VERDES           CA    90275    SFD        7.375     6.500    $2,279.23      360      1-Dec-28    $328,594.57
4981823  PINE                          CO    80470    SFD        7.250     6.500    $955.05        360      1-Jan-29    $139,780.90
4981830  DENVER                        CO    80221    SFD        7.625     6.500    $1,663.32      360      1-Jan-29    $234,658.74
4981831  PARADISE VALLEY               AZ    85253    SFD        7.000     6.500    $2,120.66      360      1-Jan-29    $318,225.92
4981832  SANDY                         UT    84093    SFD        7.500     6.500    $2,510.18      360      1-Aug-28    $357,099.65
4981833  GRESHAM                       OR    97080    SFD        7.125     6.500    $1,760.09      360      1-Dec-28    $260,503.29
4981839  ROSEMEAD                      CA    91770    MF2        7.250     6.500    $2,353.51      360      1-Jan-29    $344,460.11
4981840  NEWPORT BEACH                 CA    92660    PUD        7.250     6.500    $3,567.78      360      1-Dec-28    $521,768.63
4981843  SCOTTSDALE                    AZ    85260    SFD        7.250     6.500    $2,114.75      360      1-Dec-28    $309,270.12
4981844  SNOHOMISH                     WA    98290    SFD        7.500     6.500    $1,622.18      360      1-Nov-28    $231,304.79
4981846  KINGWOOD                      TX    77345    PUD        6.875     6.500    $2,161.30      360      1-Dec-28    $328,166.03
4981848  TEMPE                         AZ    85284    SFD        7.000     6.500    $1,596.73      360      1-Dec-28    $239,406.36
4981852  SCOTTSDALE                    AZ    85259    SFD        7.250     6.500    $2,117.48      360      1-Dec-28    $309,669.16
4981854  ENCINITAS                     CA    92024    SFD        7.250     6.500    $2,592.27      360      1-Dec-28    $378,685.28
4981855  BELLEVUE                      WA    98006    PUD        6.875     6.500    $3,012.02      360      1-Jan-29    $457,727.40
4981857  LITTLETON                     CO    80120    SFD        7.000     6.500    $1,170.93      360      1-Jan-29    $175,610.64
4981861  ARCADIA                       CA    91006    SFD        7.000     6.500    $2,528.15      360      1-Jan-29    $379,375.22
4981862  VAIL                          CO    81657    LCO        7.250     6.500    $545.74        360      1-Feb-29    $78,776.98
4981864  LOS ANGELES                   CA    90027    SFD        7.250     6.500    $2,837.85      360      1-Dec-28    $415,020.55
4981866  SILVERTON                     OR    97381    SFD        7.250     6.500    $682.18        360      1-Dec-28    $99,764.55
4981871  LA QUINTA                     CA    92253    PUD        7.250     6.500    $3,189.17      360      1-Dec-28    $466,399.31
4981872  BOULDER                       CO    80304    MF2        7.250     6.500    $2,564.98      360      1-Feb-29    $375,706.69
4981875  BELLAIRE                      TX    77401    SFD        6.875     6.500    $2,674.36      360      1-Dec-28    $406,068.05
4981877  SANTA CLARITA                 CA    91350    SFD        6.875     6.500    $886.85        360      1-Feb-29    $134,886.59
4981880  ORANGE                        CA    92867    PUD        7.000     6.500    $1,671.57      360      1-Dec-28    $250,628.55
4981888  GILBERT                       AZ    85234    SFD        7.500     6.500    $2,517.18      360      1-Feb-29    $359,732.83
4981889  HOUSTON                       TX    77008    SFD        7.375     6.500    $2,520.96      360      1-Dec-28    $363,961.67
4981891  AURORA                        CO    80016    SFD        7.250     6.500    $2,346.69      360      1-Jan-29    $343,461.66
4981898  MENLO PARK                    CA    94025    SFD        6.875     6.500    $2,391.22      360      1-Jan-29    $363,386.64
4981901  ISSAQUAH                      WA    98029    SFD        7.125     6.500    $2,526.44      360      1-Jan-29    $374,398.46
4981905  SAN ANTONIO                   TX    78231    SFD        7.375     6.500    $435.13        360      1-Jan-29    $62,903.82
4981911  SEATTLE                       WA    98136    SFD        6.875     6.500    $1,708.01      360      1-Jan-29    $259,561.89
4981913  SANTA FE                      NM    87501    MF2        7.500     6.500    $1,590.71      360      1-Jan-29    $227,161.28
4981914  BOERNE                        TX    78006    SFD        6.875     6.500    $1,926.12      360      1-Jan-29    $292,705.93
4981917  MESA                          AZ    85202    SFD        7.375     6.500    $1,128.56      360      1-Jan-29    $163,150.58
4981920  LITTLETON                     CO    80127    SFD        7.000     6.500    $1,596.73      360      1-Dec-28    $239,007.86
4981922  DEL MAR                       CA    92014    LCO        7.500     6.500    $3,517.05      360      1-Jan-29    $502,251.07
4981925  SAN FRANCISCO                 CA    94117    LCO        7.125     6.500    $1,953.78      360      1-Jan-29    $289,534.82
4981928  ENCINITAS                     CA    92007    MF2        7.500     6.500    $2,772.39      360      1-Nov-28    $395,311.87
4981933  PARK CITY                     UT    84060    SFD        7.375     6.500    $2,541.68      360      1-Dec-28    $367,154.79
4981935  AURORA                        OR    97002    SFD        7.375     6.500    $3,280.71      360      1-Jan-29    $474,274.90
4981941  REDWOOD CITY                  CA    94061    SFD        7.375     6.500    $1,657.62      360      1-Nov-28    $239,262.76
4981947  SCOTTSDALE                    AZ    85260    SFD        7.375     6.500    $2,072.03      360      1-Jan-29    $299,542.04
4981950  STEAMBOAT SPRINGS             CO    80477    SFD        7.500     6.500    $1,184.22      240      1-Nov-18    $145,928.12
4981956  BELLAIRE                      TX    77401    SFD        6.750     6.483    $1,815.56      360      1-Dec-28    $279,192.89
4981966  SAN CLEMENTE                  CA    92672    SFD        7.250     6.500    $4,174.92      360      1-Dec-28    $610,560.86
4981967  SANTA FE                      NM    87501    SFD        7.125     6.500    $3,200.16      360      1-Jan-29    $474,238.05
4981972  SOUTH LAKE TAHOE              CA    96150    SFD        7.375     6.500    $2,900.84      360      1-Jan-29    $419,358.86
4981975  SAN DIEGO                     CA    92037    LCO        7.000     6.500    $997.95        360      1-Dec-28    $149,629.45
4981984  VISTA                         CA    92084    SFD        7.375     6.500    $2,175.63      360      1-Jan-29    $314,519.14
4981985  GLENWOOD SPRINGS              CO    81601    SFD        7.125     6.500    $2,762.25      360      1-Jan-29    $409,342.31
4982002  PASADENA                      CA    91105    SFD        7.250     6.500    $2,831.03      360      1-Dec-28    $414,022.91
4982003  LITTLETON                     CO    80124    SFD        7.125     6.500    $3,137.51      360      1-Jan-29    $464,952.95
4982004  SAN FRANCISCO                 CA    94116    SFD        7.625     6.500    $2,123.38      360      1-Jan-29    $299,564.36
4982012  PHOENIX                       AZ    85045    SFD        7.375     6.500    $1,740.50      360      1-Jan-29    $251,615.32
4982017  SHERMAN OAKS                  CA    91423    SFD        7.250     6.500    $3,956.62      360      1-Dec-28    $578,634.42
4982019  SAN DIEGO                     CA    92130    SFD        7.375     6.500    $2,030.58      360      1-Jan-29    $293,551.21
4982029  FOUNTAIN VALLEY               CA    92708    SFD        7.625     6.500    $1,868.58      360      1-Jan-29    $262,618.13
4982031  CAMARILLO                     CA    93010    PUD        7.250     6.500    $794.74        360      1-Jan-29    $116,317.68
4982035  PORTOLA VALLEY                CA    94028    PUD        7.000     6.500    $2,641.25      360      1-Jan-29    $396,347.26
4982042  SCOTTSDALE                    AZ    85255    SFD        7.250     6.500    $2,217.07      360      1-Dec-28    $324,234.81
4982061  CHICAGO                       IL    60657    PUD        7.125     6.500    $1,805.57      360      1-Jan-29    $267,479.27
4982063  SARATOGA                      CA    95070    SFD        7.250     6.500    $3,365.18      360      1-Dec-28    $491,626.46
4982078  LA CANADA FLINTRIDGE          CA    91011    SFD        7.250     6.500    $1,910.09      360      1-Jan-29    $279,561.84
4982080  LOS GATOS                     CA    95030    SFD        7.000     6.500    $4,091.61      360      1-Jan-29    $613,988.84
4982083  OREGON CITY                   OR    97045    SFD        7.125     6.500    $1,945.36      360      1-Jan-29    $288,286.81
4982086  LAFAYETTE                     CO    80026    SFD        7.250     6.500    $695.82        360      1-Dec-28    $101,759.85
4982091  PORTLAND                      OR    97225    SFD        7.125     6.500    $1,689.69      360      1-Dec-28    $250,194.73
4982099  TAPPAN                        NY    10983    SFD        7.750     6.500    $1,477.60      360      1-Jan-29    $205,957.92
4982102  HOUSTON                       TX    77006    SFD        7.125     6.500    $1,651.28      360      1-Nov-28    $244,309.00
4982114  CERRITOS                      CA    90703    SFD        7.250     6.500    $1,951.02      360      1-Jan-29    $285,552.45
4982120  SANTA ROSA                    CA    95401    SFD        7.500     6.500    $853.04        360      1-Jan-29    $121,818.35
4982125  UNION POINT                   GA    30669    SFD        7.750     6.500    $250.75        360      1-Jan-29    $34,950.42
4982126  MOUNTAIN VILLAGE              CO    81435    SFD        7.000     6.500    $3,007.17      360      1-Nov-28    $450,504.97
4982129  HOUSTON                       TX    77056    SFD        7.000     6.500    $4,324.47      360      1-Jan-29    $648,931.29
4982130  SCOTTSDALE                    AZ    85258    SFD        7.250     6.500    $2,660.49      360      1-Jan-29    $389,389.68
4982131  LYNWOOD                       WA    98036    SFD        7.375     6.500    $857.13        360      1-Jan-29    $123,910.56
4982136  BOULDER                       CO    80303    SFD        7.500     6.500    $3,157.76      360      1-Dec-28    $450,604.23
4982141  BAYFIELD                      CO    81122    SFD        7.500     6.500    $1,027.85      360      1-Jan-29    $146,781.12
4982142  NEWTOWN SQUARE                PA    19073    SFD        7.500     6.500    $2,157.08      360      1-Jan-29    $308,040.66
4982143  ISSAQUAH                      WA    98027    SFD        7.125     6.500    $1,731.46      360      1-Jan-29    $256,587.74
4982144  SAUSALITO                     CA    94965    MF2        7.250     6.500    $2,217.07      360      1-Feb-29    $324,746.47
4982147  SAN RAMON                     CA    94583    SFD        7.125     6.500    $1,923.47      360      1-Jan-29    $285,042.02
4982148  CHINO HILLS                   CA    91709    SFD        7.250     6.500    $1,841.88      360      1-Jan-29    $269,577.47
4982155  SCOTTSDALE                    AZ    85250    SFD        7.250     6.500    $2,114.75      360      1-Jan-29    $309,514.88
4982157  AMERICAN FORK                 UT    84003    SFD        7.000     6.500    $811.67        360      1-Jan-29    $121,799.41
4982163  EAGLE                         CO    81632    SFD        7.125     6.500    $2,358.01      360      1-Jan-29    $349,438.57
4982165  TRAPPE                        PA    19426    PUD        7.500     6.500    $604.13        360      1-Dec-28    $86,036.34
4982168  YACOLT                        WA    98675    SFD        7.750     6.500    $644.77        360      1-Jan-29    $89,872.55
4982174  SOUTH JORDAN                  UT    84095    SFD        7.000     6.500    $1,763.05      360      1-Dec-28    $264,344.54
4982177  FEDERAL WAY                   WA    98023    SFD        6.875     6.500    $1,837.76      360      1-Jan-29    $279,266.29
4982186  EAGLE                         CO    81631    SFD        7.625     6.500    $1,054.61      360      1-Jan-29    $148,783.64
4982197  CHANDLER                      AZ    85248    SFD        7.000     6.500    $1,584.75      360      1-Nov-28    $237,377.80
4982198  CAMANO ISLAND                 WA    98292    SFD        6.875     6.500    $1,671.88      360      1-Dec-28    $252,955.96
4982204  HOLLISTON                     MA    01746    SFD        7.750     6.500    $1,776.70      360      1-Feb-29    $247,824.97
4982207  TAMPA                         FL    32629    SFD        7.250     6.500    $2,019.24      360      1-Feb-29    $295,769.09
4982212  ALGONQUIN                     IL    60102    SFD        7.250     6.500    $1,212.91      360      1-Jan-29    $177,519.66
4982216  CARLSBAD                      CA    92009    SFD        6.875     6.500    $2,351.81      360      1-Dec-28    $357,092.52
4982217  PARK CITY                     UT    84060    SFD        6.750     6.483    $2,107.94      360      1-Dec-28    $324,155.83
4982222  CARMICHAEL                    CA    95408    SFD        7.000     6.500    $1,676.56      360      1-Jan-29    $251,485.09
4982225  FOREST GROVE                  OR    97116    SFD        7.250     6.500    $2,337.82      360      1-Jan-29    $342,163.70
4982238  SAUSALITO                     CA    94965    SFD        7.250     6.500    $4,939.85      240      1-Dec-18    $621,487.44
4982242  ORLANDO                       FL    32806    SFD        6.875     6.500    $2,006.26      360      1-Jan-29    $304,885.39
4982247  NEWBERG                       OR    97132    SFD        6.875     6.500    $1,997.06      360      1-Jan-29    $303,487.75
4982248  CAMAS                         WA    98607    SFD        7.250     6.500    $1,549.56      360      1-Dec-28    $226,615.19
4982249  RUMSON                        NJ    07760    SFD        7.375     6.500    $3,902.31      360      1-Oct-28    $562,823.85
4982256  CAMARILLO                     CA    93010    SFD        7.000     6.500    $3,683.78      360      1-Jan-29    $546,885.59
4982262  MANHATTAN BEACH               CA    90266    SFD        7.375     6.500    $2,362.11      360      1-Jan-29    $341,477.93
4982266  MERCER ISLAND                 WA    98040    SFD        6.875     6.500    $2,115.31      360      1-Jan-29    $321,457.41
4982270  LOS ANGELES                   CA    90049    SFD        7.250     6.500    $1,787.31      360      1-Feb-29    $261,795.61
4982274  CAMBELL                       CA    95008    PUD        7.375     6.500    $2,002.96      360      1-Dec-28    $289,213.00
4982276  REDMOND                       WA    98053    SFD        7.000     6.500    $2,401.74      360      1-Jan-29    $360,406.46
4982284  ARCADIA                       CA    91006    SFD        7.250     6.500    $3,734.24      360      1-Feb-29    $546,972.97
4982287  SIERRA MADRE                  CA    91024    SFD        6.500     6.233    $1,896.21      360      1-Feb-29    $299,728.79
4982289  FALMOUTH                      MA    02556    SFD        7.125     6.500    $1,819.04      360      1-Jan-29    $269,566.89
4982295  BOZEMAN                       MT    59715    SFD        6.875     6.500    $1,642.32      360      1-Jan-29    $249,578.74
4982300  BEL AIR                       MD    21015    SFD        7.375     6.500    $2,942.10      354      1-Jun-28    $422,984.99
4982311  SARATOGA                      CA    95070    SFD        7.250     6.500    $2,728.71      360      1-Jan-29    $398,874.03
4982314  HAMILTON TOWNSHIP             NJ    08620    SFD        7.625     6.500    $1,717.88      356      1-Apr-28    $240,714.50
4982320  WEST SALEM                    OH    44287    SFD        7.500     6.500    $2,097.64      360      1-Dec-28    $299,327.90
4982322  REHOBOTH                      DE    19971    SFD        7.375     6.500    $1,922.08      354      1-Jul-28    $276,559.29
4982325  DANVILLE                      CA    94506    PUD        7.250     6.500    $2,715.06      360      1-Feb-29    $397,689.52
4982331  NORTH ANDOVER                 MA    01845    SFD        7.000     6.500    $1,995.91      360      1-Jan-29    $299,506.75
4982335  MISSION                       TX    78572    SFD        7.250     6.500    $2,223.89      360      1-Jan-29    $325,312.67
4982337  LITHONIA                      GA    30038    SFD        6.750     6.483    $2,438.40      360      1-Feb-29    $375,626.32
4982372  SAN JUAN CAPISTRANO           CA    92675    SFD        7.250     6.500    $2,568.40      360      1-Feb-29    $376,206.29
4982375  ALEXANDRIA                    VA    22312    SFD        6.750     6.483    $1,697.38      360      1-Feb-29    $261,474.68
4982378  DEL MAR                       CA    92014    SFD        6.375     6.108    $4,055.16      360      1-Feb-29    $649,397.97
4982395  TUSTIN                        CA    92782    SFD        7.250     6.500    $2,421.73      360      1-Jan-29    $354,444.45
4982396  SCOTTSDALE                    AZ    85255    SFD        7.625     6.500    $2,985.83      360      1-Feb-29    $421,544.68
4982404  LONG BEACH                    CA    90815    SFD        7.625     6.500    $2,845.34      360      1-Jan-29    $401,416.22
4982412  WAYNE                         NJ    07470    SFD        7.125     6.500    $2,021.16      360      1-Jan-29    $299,518.76
4982415  CHICAGO                       IL    60613    PUD        7.750     6.500    $1,920.71      360      1-Jan-29    $267,720.32
4982416  PROSPECT                      CT    06712    SFD        6.750     6.483    $1,631.23      360      1-Feb-29    $251,283.46
4982425  REDONDO BEACH AREA            CA    90277    SFD        7.125     6.500    $2,779.09      360      1-Jan-29    $411,838.30
4982430  MOORPARK                      CA    93021    SFD        8.125     6.500    $2,585.75      360      1-Jan-29    $347,792.84
4982432  CANTON                        MS    39046    SFD        6.875     6.500    $2,318.96      360      1-Nov-28    $351,803.52
4982434  INDIANAPOLIS                  IN    46236    SFD        7.125     6.500    $1,697.78      360      1-Nov-28    $251,186.67
4982438  MIDDLETOWN                    PA    19063    SFD        7.250     6.500    $2,728.71      360      1-Sep-28    $398,099.24
4982440  WAXHAW                        NC    28173    SFD        7.125     6.500    $3,078.89      360      1-Jan-29    $456,247.19
4982454  NAPERVILLE                    IL    60564    SFD        6.875     6.500    $1,733.64      360      1-Dec-28    $263,143.37
4982456  NEW ORLEANS                   LA    70115    SFD        7.250     6.500    $2,244.36      360      1-Jan-29    $328,485.15
4982463  EAGAN                         MN    55122    SFD        7.750     6.500    $2,128.19      355      1-Jan-28    $294,000.18
4983498  CHERRY HILL                   NJ    08003    SFD        6.750     6.483    $2,270.10      360      1-Jan-29    $344,367.48
4985181  PARK CITY                     UT    84098    SFD        7.000     6.500    $1,946.01      360      1-Jan-29    $292,019.08

                                                                                                                    $186,114,013.52



(i)                  (x)       (xi)         (xii)        (xiii)        (xIv)           (xv)           (xvI)
-----               ------   ---------    ----------    --------    -----------     -----------    -----------
MORTGAGE                                   MORTGAGE                   T.O.P.          MASTER          FIXED
LOAN                                      INSURANCE     SERVICE      MORTGAGE         SERVICE        RETAINED
NUMBER               LTV      SUBSIDY        CODE         FEE          LOAN             FEE           YIELD
--------            ------   ---------    ----------    --------    -----------     -----------    -----------
4819274              80.00                                0.250                         0.017          0.608
4851164              72.28                                0.250                         0.017          0.733
4855111             100.00                                0.250                         0.017          0.983
4856868              70.25                                0.250                         0.017          0.733
4867295              80.66                                0.250                         0.017          0.733
4870311              74.13                                0.250                         0.017          0.483
4873887              80.00                                0.250                         0.017          0.108
4876765              67.89                                0.250                         0.017          0.733
4881134              76.28                                0.250                         0.017          0.733
4910662              85.28                     13         0.250                         0.017          0.983
4912035              77.63                                0.250                         0.017          0.608
4920277              74.16                                0.250                         0.017          0.833
4920409              79.96                                0.250                         0.017          0.358
4920461              62.20                                0.250                         0.017          0.333
4920489              63.64                                0.250                         0.017          0.633
4920822              45.50                                0.250                         0.017          0.233
4921058              72.50                                0.250                         0.017          0.383
4922599              80.00                                0.250                         0.017          0.733
4922720              89.98                     12         0.250                         0.017          0.733
4922823              90.00                     11         0.250                         0.017          1.108
4928204              69.19                                0.250                         0.017          0.233
4929610              74.65                                0.250                         0.017          0.483
4930180              95.00                     33         0.250                         0.017          1.108
4930259              79.23                                0.250                         0.017          0.483
4930403              61.79                                0.250                         0.017          0.608
4941406              79.99                                0.250                         0.017          0.483
4941528              73.85                                0.250                         0.017          0.233
4942128              68.29                                0.250                         0.017          0.358
4942970              94.99                     01         0.250                         0.017          0.358
4942986              80.00                                0.250                         0.017          0.858
4943252              80.00                                0.250                         0.017          1.733
4943257              79.79                                0.250                         0.017          1.108
4943565              79.17                                0.250                         0.017          0.000
4945008              53.03                                0.250                         0.017          0.733
4945856              78.50                                0.250                         0.017          0.233
4945925              90.00                     01         0.250                         0.017          1.608
4945968              68.90                                0.250                         0.017          0.733
4947293              77.78                                0.250                         0.017          0.858
4954106              80.00                                0.250                         0.017          0.233
4956399              61.69                                0.250                         0.017          0.108
4956550              77.41                                0.250                         0.017          0.483
4956697              80.00                                0.250                         0.017          0.000
4956940              90.00                     12         0.250                         0.017          0.358
4956987              70.48                                0.250                         0.017          0.233
4957282              95.00                     12         0.250                         0.017          0.483
4959135              75.87                                0.250                         0.017          0.108
4959370              75.58                                0.250                         0.017          0.483
4959444              90.00                     24         0.250                         0.017          0.483
4960349              78.30                                0.250                         0.017          0.358
4960361              49.47                                0.250                         0.017          0.108
4960701              71.86                                0.250                         0.017          0.233
4960902              68.42                                0.250                         0.017          0.233
4961031              69.61                                0.250                         0.017          0.608
4961063              87.31                     12         0.250                         0.017          0.108
4961103              77.54                                0.250                         0.017          0.608
4961121              74.24                                0.250                         0.017          0.233
4961157              80.00                                0.250                         0.017          0.858
4961481              74.30                                0.250                         0.017          0.233
4962358              100.00                               0.250                         0.017          0.983
4962418              65.97                                0.250                         0.017          0.483
4962675              70.00                                0.250                         0.017          0.608
4962683              67.05                                0.250                         0.017          0.733
4962707              80.00                                0.250                         0.017          0.733
4962884              69.47                                0.250                         0.017          0.483
4962893              66.34                                0.250                         0.017          0.000
4962896              100.00                               0.250                         0.017          0.858
4962900              58.75                                0.250                         0.017          0.483
4963061              54.40                                0.250                         0.017          0.733
4963183              90.00                                0.250                         0.017          0.983
4963195              43.20                                0.250                         0.017          1.733
4963220              74.73                                0.250                         0.017          1.483
4963268              71.11                                0.250                         0.017          0.608
4963291              27.34                                0.250                         0.017          1.483
4963298              100.00                               0.250                         0.017          0.733
4963304              66.67                                0.250                         0.017          1.233
4963338              90.00                     11         0.250                         0.017          0.358
4963448              53.23                                0.250                         0.017          0.233
4963461              80.00                                0.250                         0.017          0.000
4963546              68.33                                0.250                         0.017          0.233
4963650              80.00                                0.250                         0.017          0.983
4964031              92.31                     12         0.250                         0.017          0.000
4964055              75.00                                0.250                         0.017          0.608
4964113              94.98                     11         0.250                         0.017          0.000
4964120              80.00                                0.250                         0.017          0.233
4964254              80.00                                0.250                         0.017          0.233
4964550              80.00                                0.250                         0.017          0.233
4964657              79.73                                0.250                         0.017          0.000
4966101              80.00                                0.250                         0.017          0.608
4966147              60.69                                0.250                         0.017          0.483
4967788              77.22                                0.250                         0.017          0.608
4967810              76.92                                0.250                         0.017          0.733
4967888              45.69                                0.250                         0.017          0.483
4967905              69.33                                0.250                         0.017          0.608
4968220              68.61                                0.250                         0.017          0.733
4968227              79.89                                0.250                         0.017          0.608
4968245              74.99                                0.250                         0.017          0.483
4968273              78.60                                0.250                         0.017          0.733
4968779              75.88                                0.250                         0.017          0.608
4969695              76.23                                0.250                         0.017          0.233
4969849              85.25                     06         0.250                         0.017          0.733
4970009              80.00                                0.250                         0.017          0.733
4970014              80.00                                0.250                         0.017          0.608
4970164              80.00                                0.250                         0.017          0.108
4970179              79.97                                0.250                         0.017          0.358
4970436              76.26                                0.250                         0.017          0.358
4970788              76.92                                0.250                         0.017          0.233
4971070              55.69                                0.250                         0.017          0.483
4971797              76.26                                0.250                         0.017          0.108
4971815              54.24                                0.250                         0.017          0.000
4971831              72.50                                0.250                         0.017          0.733
4971836              45.44                                0.250                         0.017          0.000
4971843              68.74                                0.250                         0.017          0.358
4971844              72.21                                0.250                         0.017          0.608
4971932              73.93                                0.250                         0.017          0.608
4972194              78.63                                0.250                         0.017          0.233
4972213              75.16                                0.250                         0.017          0.108
4972220              72.00                                0.250                         0.017          0.000
4972234              53.27                                0.250                         0.017          0.358
4972239              75.00                                0.250                         0.017          0.233
4972500              78.01                                0.250                         0.017          0.483
4972592              58.57                                0.250                         0.017          0.358
4972904              75.00                                0.250                         0.017          0.233
4972963              78.17                                0.250                         0.017          0.233
4972972              34.04                                0.250                         0.017          0.000
4972974              80.00                                0.250                         0.017          0.233
4972978              86.21                     01         0.250                         0.017          0.358
4972997              80.00                                0.250                         0.017          0.233
4973029              80.00                                0.250                         0.017          0.233
4973045              75.00                                0.250                         0.017          0.233
4973057              79.19                                0.250                         0.017          0.733
4973068              75.00                                0.250                         0.017          0.483
4973146              75.00                                0.250                         0.017          0.233
4973186              62.38                                0.250                         0.017          0.000
4973196              90.00                     06         0.250                         0.017          0.483
4973215              79.43                                0.250                         0.017          0.358
4973240              80.00                                0.250                         0.017          0.483
4973252              57.82                                0.250                         0.017          0.358
4973263              80.00                                0.250                         0.017          0.233
4973268              51.22                                0.250                         0.017          0.608
4973288              79.99                                0.250                         0.017          0.358
4973302              83.82                     01         0.250                         0.017          0.000
4973305              78.91                                0.250                         0.017          0.483
4973308              58.14                                0.250                         0.017          0.000
4973312              63.13                                0.250                         0.017          0.858
4973429              67.50                                0.250                         0.017          0.233
4973549              80.00                                0.250                         0.017          0.108
4973557              74.95                                0.250                         0.017          0.483
4973569              77.45                                0.250                         0.017          0.483
4973581              78.20                                0.250                         0.017          0.483
4973586              62.00                                0.250                         0.017          0.000
4973648              80.00                                0.250                         0.017          0.233
4973659              61.84                                0.250                         0.017          0.358
4973695              89.87                     12         0.250                         0.017          0.233
4973705              62.07                                0.250                         0.017          0.000
4973721              89.99                     11         0.250                         0.017          0.733
4973734              75.25                                0.250                         0.017          0.733
4973797              75.00                                0.250                         0.017          0.483
4973827              45.07                                0.250                         0.017          0.358
4973933              80.00                                0.250                         0.017          0.983
4973941              83.33                     11         0.250                         0.017          0.733
4973955              64.89                                0.250                         0.017          0.000
4974676              56.00                                0.250                         0.017          0.483
4974690              75.00                                0.250                         0.017          0.608
4974724              73.43                                0.250                         0.017          0.358
4974726              75.95                                0.250                         0.017          0.733
4974751              75.22                                0.250                         0.017          0.108
4974765              77.28                                0.250                         0.017          0.483
4974781              77.26                                0.250                         0.017          0.358
4974822              79.89                                0.250                         0.017          0.108
4974827              75.00                                0.250                         0.017          0.858
4974957              90.00                     33         0.250                         0.017          0.000
4974985              84.92                     33         0.250                         0.017          0.000
4975020              90.00                     33         0.250                         0.017          0.000
4975047              80.00                                0.250                         0.017          0.000
4975224              95.00                     11         0.250                         0.017          0.483
4975234              88.17                     11         0.250                         0.017          0.858
4975245              71.43                                0.250                         0.017          0.483
4975262              58.00                                0.250                         0.017          0.233
4975273              80.00                                0.250                         0.017          0.608
4975284              67.06                                0.250                         0.017          0.000
4975286              56.66                                0.250                         0.017          0.358
4975310              80.00                                0.250                         0.017          0.733
4975316              69.14                                0.250                         0.017          0.483
4975320              69.84                                0.250                         0.017          0.358
4975334              94.99                     12         0.250                         0.017          0.983
4975336              60.00                                0.250                         0.017          0.608
4975337              60.25                                0.250                         0.017          0.483
4975341              78.87                                0.250                         0.017          0.000
4975349              80.00                                0.250                         0.017          0.233
4975354              76.92                                0.250                         0.017          0.483
4975359              61.86                                0.250                         0.017          0.483
4975361              80.00                                0.250                         0.017          0.483
4975364              72.73                                0.250                         0.017          0.483
4975376              89.12                     11         0.250                         0.017          0.483
4975384              79.75                                0.250                         0.017          0.358
4975391              69.97                                0.250                         0.017          0.483
4975415              70.00                                0.250                         0.017          0.358
4975422              80.00                                0.250                         0.017          0.483
4975429              80.00                                0.250                         0.017          1.108
4975437              89.88                     11         0.250                         0.017          0.108
4975444              56.57                                0.250                         0.017          0.000
4975458              80.00                                0.250                         0.017          0.233
4975472              74.68                                0.250                         0.017          0.358
4975480              90.00                     11         0.250                         0.017          0.983
4975724              63.40                                0.250                         0.017          0.483
4975734              80.00                                0.250                         0.017          0.233
4975747              80.00                                0.250                         0.017          0.233
4975750              82.03                     13         0.250                         0.017          0.483
4975772              74.43                                0.250                         0.017          0.000
4975774              66.23                                0.250                         0.017          0.108
4975783              62.46                                0.250                         0.017          0.000
4975784              38.63                                0.250                         0.017          0.000
4975813              75.00                                0.250                         0.017          0.483
4976139              73.47                                0.250                         0.017          0.233
4976213              72.60                                0.250                         0.017          0.483
4976220              95.00                     11         0.250                         0.017          0.233
4976236              81.37                                0.250                         0.017          0.608
4976240              80.00                                0.250                         0.017          0.000
4976247              90.00                     12         0.250                         0.017          0.358
4977018              52.51                                0.250                         0.017          0.608
4977024              41.05                                0.250                         0.017          0.108
4977034              74.89                                0.250                         0.017          0.608
4977170              80.00                                0.250                         0.017          0.000
4977194              79.98                                0.250                         0.017          0.483
4977198              90.00                     06         0.250                         0.017          0.358
4977204              80.00                                0.250                         0.017          0.233
4978261              67.42                                0.250                         0.017          0.608
4978325              95.00                     11         0.250                         0.017          0.233
4978335              59.90                                0.250                         0.017          0.000
4978351              89.15                     11         0.250                         0.017          0.608
4978376              67.83                                0.250                         0.017          0.000
4978436              56.68                                0.250                         0.017          0.108
4978450              63.27                                0.250                         0.017          0.108
4978636              80.00                                0.250                         0.017          0.108
4978823              90.00                                0.250                         0.017          0.733
4978909              79.97                                0.250                         0.017          0.108
4978917              73.76                                0.250                         0.017          0.733
4979244              75.00                                0.250                         0.017          0.358
4979267              79.94                                0.250                         0.017          0.358
4979293              80.00                                0.250                         0.017          0.608
4979632              74.35                                0.250                         0.017          0.108
4979855              57.51                                0.250                         0.017          0.108
4980244              90.00                     11         0.250                         0.017          1.108
4980253              74.42                                0.250                         0.017          0.000
4980263              77.63                                0.250                         0.017          1.358
4980275              79.17                                0.250                         0.017          0.483
4980290              75.00                                0.250                         0.017          0.608
4980367              80.00                                0.250                         0.017          0.733
4980376              77.63                                0.250                         0.017          0.483
4980388              80.00                                0.250                         0.017          0.358
4980404              74.29                                0.250                         0.017          0.483
4980412              72.07                                0.250                         0.017          0.483
4980417              84.93                     12         0.250                         0.017          0.233
4980431              79.99                                0.250                         0.017          0.483
4980440              80.00                                0.250                         0.017          0.858
4980464              58.82                                0.250                         0.017          0.108
4980476              73.16                                0.250                         0.017          0.358
4980483              55.95                                0.250                         0.017          0.358
4980502              79.72                                0.250                         0.017          0.483
4980523              66.56                                0.250                         0.017          0.108
4980535              74.38                                0.250                         0.017          0.233
4980555              63.45                                0.250                         0.017          0.000
4980563              52.91                                0.250                         0.017          0.000
4980597              62.79                                0.250                         0.017          1.358
4980610              46.40                                0.250                         0.017          0.233
4980613              90.00                     12         0.250                         0.017          0.483
4980618              76.05                                0.250                         0.017          0.483
4980621              80.00                                0.250                         0.017          1.108
4980623              73.57                                0.250                         0.017          0.358
4980633              62.26                                0.250                         0.017          0.233
4980636              70.00                                0.250                         0.017          1.108
4980644              80.00                                0.250                         0.017          0.733
4980646              74.01                                0.250                         0.017          0.108
4980650              88.91                     06         0.250                         0.017          0.483
4980663              78.93                                0.250                         0.017          0.000
4980667              41.67                                0.250                         0.017          0.108
4980668              80.00                                0.250                         0.017          0.983
4980673              75.31                                0.250                         0.017          0.483
4980676              89.79                     12         0.250                         0.017          0.483
4980692              80.00                                0.250                         0.017          0.108
4980701              80.00                                0.250                         0.017          0.233
4980709              75.00                                0.250                         0.017          0.358
4980714              38.62                                0.250                         0.017          1.108
4980718              90.00                     12         0.250                         0.017          0.000
4980721              63.25                                0.250                         0.017          0.483
4980726              64.60                                0.250                         0.017          0.108
4980739              56.60                                0.250                         0.017          0.608
4980997              74.85                                0.250                         0.017          0.358
4981028              69.44                                0.250                         0.017          0.483
4981043              90.00                     13         0.250                         0.017          0.108
4981050              95.00                     11         0.250                         0.017          0.858
4981057              57.45                                0.250                         0.017          0.483
4981067              58.91                                0.250                         0.017          0.000
4981074              90.00                     11         0.250                         0.017          0.358
4981081              71.76                                0.250                         0.017          0.608
4981127              80.00                                0.250                         0.017          0.233
4981130              70.26                                0.250                         0.017          0.358
4981137              71.85                                0.250                         0.017          0.483
4981154              79.08                                0.250                         0.017          0.608
4981164              89.99                     06         0.250                         0.017          0.358
4981169              90.00                     11         0.250                         0.017          0.483
4981173              31.65                                0.250                         0.017          0.233
4981179              78.25                                0.250                         0.017          0.108
4981180              90.00                     11         0.250                         0.017          0.233
4981184              50.00                                0.250                         0.017          0.483
4981195              40.95                                0.250                         0.017          0.483
4981199              61.32                                0.250                         0.017          0.358
4981206              74.16                                0.250                         0.017          0.608
4981212              61.92                                0.250                         0.017          0.358
4981217              72.16                                0.250                         0.017          0.483
4981223              71.00                                0.250                         0.017          0.608
4981243              80.00                                0.250                         0.017          0.108
4981251              79.14                                0.250                         0.017          0.483
4981258              84.00                     11         0.250                         0.017          0.358
4981267              38.63                                0.250                         0.017          0.108
4981274              77.13                                0.250                         0.017          0.358
4981292              58.94                                0.250                         0.017          0.483
4981293              76.47                                0.250                         0.017          0.733
4981300              69.17                                0.250                         0.017          0.858
4981321              74.93                                0.250                         0.017          0.733
4981325              80.00                                0.250                         0.017          0.608
4981330              68.96                                0.250                         0.017          1.108
4981343              94.68                     12         0.250                         0.017          0.483
4981351              66.47                                0.250                         0.017          0.358
4981355              60.00                                0.250                         0.017          0.483
4981378              41.67                                0.250                         0.017          0.983
4981385              75.00                                0.250                         0.017          0.233
4981393              69.70                                0.250                         0.017          0.608
4981396              66.22                                0.250                         0.017          0.108
4981398              55.56                                0.250                         0.017          0.233
4981401              75.00                                0.250                         0.017          0.233
4981404              55.06                                0.250                         0.017          0.108
4981409              64.52                                0.250                         0.017          0.608
4981412              80.00                                0.250                         0.017          0.233
4981414              63.65                                0.250                         0.017          0.608
4981418              46.12                                0.250                         0.017          0.000
4981419              75.00                                0.250                         0.017          0.358
4981425              80.00                                0.250                         0.017          0.983
4981438              79.75                                0.250                         0.017          0.858
4981439              73.01                                0.250                         0.017          0.000
4981442              75.00                                0.250                         0.017          0.108
4981462              75.00                                0.250                         0.017          0.483
4981469              80.00                                0.250                         0.017          0.233
4981478              49.36                                0.250                         0.017          0.233
4981479              75.56                                0.250                         0.017          0.233
4981484              77.31                                0.250                         0.017          0.000
4981488              60.95                                0.250                         0.017          0.483
4981493              60.42                                0.250                         0.017          0.000
4981498              69.23                                0.250                         0.017          0.233
4981501              66.32                                0.250                         0.017          0.483
4981505              78.09                                0.250                         0.017          0.483
4981513              71.90                                0.250                         0.017          0.358
4981520              79.73                                0.250                         0.017          0.483
4981529              74.93                                0.250                         0.017          0.983
4981531              65.05                                0.250                         0.017          0.608
4981536              66.57                                0.250                         0.017          0.233
4981537              66.04                                0.250                         0.017          0.233
4981540              79.84                                0.250                         0.017          0.483
4981552              75.00                                0.250                         0.017          0.483
4981553              68.27                                0.250                         0.017          0.233
4981558              75.73                                0.250                         0.017          0.108
4981561              58.43                                0.250                         0.017          0.608
4981562              90.00                     11         0.250                         0.017          0.983
4981582              74.03                                0.250                         0.017          0.858
4981586              63.56                                0.250                         0.017          0.608
4981589              77.02                                0.250                         0.017          0.000
4981605              79.80                                0.250                         0.017          0.483
4981620              80.00                                0.250                         0.017          0.108
4981621              71.95                                0.250                         0.017          0.733
4981624              79.89                                0.250                         0.017          0.358
4981630              69.31                                0.250                         0.017          0.483
4981637              48.31                                0.250                         0.017          0.233
4981645              81.33                                0.250                         0.017          0.858
4981647              69.84                                0.250                         0.017          0.608
4981649              69.75                                0.250                         0.017          0.358
4981655              70.00                                0.250                         0.017          0.608
4981661              62.50                                0.250                         0.017          0.233
4981681              74.22                                0.250                         0.017          0.983
4981685              61.67                                0.250                         0.017          0.733
4981691              40.21                                0.250                         0.017          0.233
4981697              80.00                                0.250                         0.017          0.233
4981699              79.33                                0.250                         0.017          0.483
4981706              63.89                                0.250                         0.017          0.483
4981709              80.00                                0.250                         0.017          0.608
4981711              71.28                                0.250                         0.017          0.108
4981713              74.05                                0.250                         0.017          0.233
4981714              60.00                                0.250                         0.017          0.483
4981717              80.00                                0.250                         0.017          0.608
4981718              74.99                                0.250                         0.017          0.358
4981722              80.00                                0.250                         0.017          0.000
4981725              75.00                                0.250                         0.017          0.233
4981757              79.19                                0.250                         0.017          0.108
4981760              56.19                                0.250                         0.017          0.608
4981761              56.86                                0.250                         0.017          0.483
4981762              79.02                                0.250                         0.017          0.108
4981763              70.25                                0.250                         0.017          0.358
4981765              66.62                                0.250                         0.017          0.358
4981766              52.00                                0.250                         0.017          0.608
4981767              58.00                                0.250                         0.017          0.358
4981768              74.25                                0.250                         0.017          0.483
4981771              75.67                                0.250                         0.017          0.608
4981772              30.36                                0.250                         0.017          0.358
4981774              71.62                                0.250                         0.017          0.483
4981778              70.94                                0.250                         0.017          0.108
4981779              74.29                                0.250                         0.017          0.358
4981780              75.38                                0.250                         0.017          0.733
4981782              72.80                                0.250                         0.017          0.108
4981784              55.48                                0.250                         0.017          0.358
4981786              80.00                                0.250                         0.017          0.358
4981788              75.00                                0.250                         0.017          0.483
4981790              68.39                                0.250                         0.017          0.233
4981791              75.00                                0.250                         0.017          0.358
4981792              54.37                                0.250                         0.017          0.000
4981794              67.10                                0.250                         0.017          0.483
4981796              73.53                                0.250                         0.017          0.358
4981805              75.00                                0.250                         0.017          0.608
4981807              74.74                                0.250                         0.017          0.233
4981812              45.00                                0.250                         0.017          0.233
4981814              75.00                                0.250                         0.017          0.108
4981816              45.90                                0.250                         0.017          0.733
4981819              52.94                                0.250                         0.017          1.108
4981822              76.74                                0.250                         0.017          0.608
4981823              50.00                                0.250                         0.017          0.483
4981830              65.28                                0.250                         0.017          0.858
4981831              75.00                                0.250                         0.017          0.233
4981832              75.58                                0.250                         0.017          0.733
4981833              95.00                     11         0.250                         0.017          0.358
4981839              78.41                                0.250                         0.017          0.483
4981840              68.82                                0.250                         0.017          0.483
4981843              81.58                     13         0.250                         0.017          0.483
4981844              62.70                                0.250                         0.017          0.733
4981846              78.33                                0.250                         0.017          0.108
4981848              69.57                                0.250                         0.017          0.233
4981852              75.34                                0.250                         0.017          0.483
4981854              59.38                                0.250                         0.017          0.483
4981855              63.68                                0.250                         0.017          0.108
4981857              63.77                                0.250                         0.017          0.233
4981861              54.29                                0.250                         0.017          0.233
4981862              36.36                                0.250                         0.017          0.483
4981864              72.35                                0.250                         0.017          0.483
4981866              40.00                                0.250                         0.017          0.483
4981871              69.88                                0.250                         0.017          0.483
4981872              80.00                                0.250                         0.017          0.483
4981875              75.39                                0.250                         0.017          0.108
4981877              54.00                                0.250                         0.017          0.108
4981880              75.00                                0.250                         0.017          0.233
4981888              80.00                                0.250                         0.017          0.733
4981889              78.49                                0.250                         0.017          0.608
4981891              62.55                                0.250                         0.017          0.483
4981898              72.80                                0.250                         0.017          0.108
4981901              75.00                                0.250                         0.017          0.358
4981905              37.06                                0.250                         0.017          0.608
4981911              74.29                                0.250                         0.017          0.108
4981913              73.39                                0.250                         0.017          0.733
4981914              79.24                                0.250                         0.017          0.108
4981917              95.00                     11         0.250                         0.017          0.608
4981920              67.99                                0.250                         0.017          0.233
4981922              56.52                                0.250                         0.017          0.733
4981925              55.24                                0.250                         0.017          0.358
4981928              70.80                                0.250                         0.017          0.733
4981933              73.60                                0.250                         0.017          0.608
4981935              63.93                                0.250                         0.017          0.608
4981941              80.00                                0.250                         0.017          0.608
4981947              71.43                                0.250                         0.017          0.608
4981950              60.00                                0.250                         0.017          0.733
4981956              78.85                                0.250                         0.017          0.000
4981966              73.73                                0.250                         0.017          0.483
4981967              59.38                                0.250                         0.017          0.358
4981972              80.00                                0.250                         0.017          0.608
4981975              26.32                                0.250                         0.017          0.233
4981984              42.57                                0.250                         0.017          0.608
4981985              64.57                                0.250                         0.017          0.358
4982002              55.33                                0.250                         0.017          0.483
4982003              66.53                                0.250                         0.017          0.358
4982004              65.22                                0.250                         0.017          0.858
4982012              80.00                                0.250                         0.017          0.608
4982017              74.55                                0.250                         0.017          0.483
4982019              56.00                                0.250                         0.017          0.608
4982029              80.00                                0.250                         0.017          0.858
4982031              64.72                                0.250                         0.017          0.483
4982035              38.36                                0.250                         0.017          0.233
4982042              53.28                                0.250                         0.017          0.483
4982061              80.00                                0.250                         0.017          0.358
4982063              50.34                                0.250                         0.017          0.483
4982078              75.68                                0.250                         0.017          0.483
4982080              52.79                                0.250                         0.017          0.233
4982083              75.00                                0.250                         0.017          0.358
4982086              60.00                                0.250                         0.017          0.483
4982091              80.00                                0.250                         0.017          0.358
4982099              75.00                                0.250                         0.017          0.983
4982102              95.00                     06         0.250                         0.017          0.358
4982114              77.30                                0.250                         0.017          0.483
4982120              44.36                                0.250                         0.017          0.733
4982125              63.64                                0.250                         0.017          0.983
4982126              80.00                                0.250                         0.017          0.233
4982129              78.41                                0.250                         0.017          0.233
4982130              78.00                                0.250                         0.017          0.483
4982131              51.71                                0.250                         0.017          0.608
4982136              54.94                                0.250                         0.017          0.733
4982141              79.89                                0.250                         0.017          0.733
4982142              77.13                                0.250                         0.017          0.733
4982143              64.25                                0.250                         0.017          0.358
4982144              62.50                                0.250                         0.017          0.483
4982147              72.28                                0.250                         0.017          0.358
4982148              78.95                                0.250                         0.017          0.483
4982155              74.52                                0.250                         0.017          0.483
4982157              62.56                                0.250                         0.017          0.233
4982163              69.31                                0.250                         0.017          0.358
4982165              79.63                                0.250                         0.017          0.733
4982168              58.06                                0.250                         0.017          0.983
4982174              74.02                                0.250                         0.017          0.233
4982177              69.94                                0.250                         0.017          0.108
4982186              69.85                                0.250                         0.017          0.858
4982197              94.15                     11         0.250                         0.017          0.233
4982198              62.84                                0.250                         0.017          0.108
4982204              74.70                                0.250                         0.017          0.983
4982207              80.00                                0.250                         0.017          0.483
4982212              80.00                                0.250                         0.017          0.483
4982216              75.37                                0.250                         0.017          0.108
4982217              24.07                                0.250                         0.017          0.000
4982222              76.36                                0.250                         0.017          0.233
4982225              74.83                                0.250                         0.017          0.483
4982238              52.08                                0.250                         0.017          0.483
4982242              79.99                                0.250                         0.017          0.108
4982247              72.73                                0.250                         0.017          0.108
4982248              50.48                                0.250                         0.017          0.483
4982249              79.02                                0.250                         0.017          0.608
4982256              50.34                                0.250                         0.017          0.233
4982262              51.43                                0.250                         0.017          0.608
4982266              68.51                                0.250                         0.017          0.108
4982270              40.31                                0.250                         0.017          0.483
4982274              59.18                                0.250                         0.017          0.608
4982276              68.11                                0.250                         0.017          0.233
4982284              70.00                                0.250                         0.017          0.483
4982287              75.95                                0.250                         0.017          0.000
4982289              72.00                                0.250                         0.017          0.358
4982295              64.94                                0.250                         0.017          0.108
4982300              78.52                                0.250                         0.017          0.608
4982311              46.95                                0.250                         0.017          0.483
4982314              79.83                                0.250                         0.017          0.858
4982320              67.42                                0.250                         0.017          0.733
4982322              74.36                                0.250                         0.017          0.608
4982325              54.90                                0.250                         0.017          0.483
4982331              47.85                                0.250                         0.017          0.233
4982335              46.91                                0.250                         0.017          0.483
4982337              79.99                                0.250                         0.017          0.000
4982372              62.75                                0.250                         0.017          0.483
4982375              78.41                                0.250                         0.017          0.000
4982378              73.86                                0.250                         0.017          0.000
4982395              78.89                                0.250                         0.017          0.483
4982396              80.00                                0.250                         0.017          0.858
4982404              69.91                                0.250                         0.017          0.858
4982412              60.98                                0.250                         0.017          0.358
4982415              94.97                     06         0.250                         0.017          0.983
4982416              72.90                                0.250                         0.017          0.000
4982425              75.00                                0.250                         0.017          0.358
4982430              79.87                                0.250                         0.017          1.358
4982432              71.60                                0.250                         0.017          0.108
4982434              90.00                     13         0.250                         0.017          0.358
4982438              62.02                                0.250                         0.017          0.483
4982440              79.48                                0.250                         0.017          0.358
4982454              79.99                                0.250                         0.017          0.108
4982456              70.00                                0.250                         0.017          0.483
4982463              89.97                     12         0.250                         0.017          0.983
4983498              78.79                                0.250                         0.017          0.000
4985181              58.50                                0.250                         0.017          0.233


COUNT:   566
WAC:     7.180091811
WAM:     354.9789428
WALTV:   71.50420968


NASCOR
NMI / 1999-09 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)      (xvii)                                                 (xviii)
-----    -----------                                            -----------
MORTGAGE                                                        NMI
LOAN                                                            LOAN
NUMBER   SERVICER                                               SELLER
-------- --------------------------------------------           -------------------------------------------------
4819274  FT MORTGAGE COMPANIES                                  FT MORTGAGE COMPANIES
4851164  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4855111  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4856868  HUNTINGTON MORTGAGE COMPAN                             HUNTINGTON MORTGAGE COMPAN
4867295  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4870311  STAR BANK                                              STAR BANK
4873887  NATIONAL CITY MORTGAGE C                               NATIONAL CITY MORTGAGE C
4876765  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4881134  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4910662  HOMESIDE LENDING                                       HOMESIDE LENDING
4912035  HOMESIDE LENDING                                       HOMESIDE LENDING
4920277  HOME SAVINGS OF AMERICA                                HOME SAVINGS OF AMERICA
4920409  GMAC MORTGAGE CORP.                                    GMAC MORTGAGE CORP.
4920461  HOME SAVINGS OF AMERICA                                HOME SAVINGS OF AMERICA
4920489  HOME SAVINGS OF AMERICA                                HOME SAVINGS OF AMERICA
4920822  HOME SAVINGS OF AMERICA                                HOME SAVINGS OF AMERICA
4921058  HOME SAVINGS OF AMERICA                                HOME SAVINGS OF AMERICA
4922599  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4922720  HUNTINGTON MORTGAGE COMPAN                             HUNTINGTON MORTGAGE COMPAN
4922823  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4928204  HIBERNIA NATIONAL BANK                                 HIBERNIA NATIONAL BANK
4929610  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4930180  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4930259  COLUMBIA NATIONAL, INC.                                COLUMBIA NATIONAL, INC.
4930403  CASCADE SAVINGS BANK                                   CASCADE SAVINGS BANK
4941406  FT MORTGAGE COMPANIES                                  FT MORTGAGE COMPANIES
4941528  FT MORTGAGE COMPANIES                                  FT MORTGAGE COMPANIES
4942128  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4942970  FT MORTGAGE COMPANIES                                  FT MORTGAGE COMPANIES
4942986  FT MORTGAGE COMPANIES                                  FT MORTGAGE COMPANIES
4943252  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4943257  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4943565  FT MORTGAGE COMPANIES                                  FT MORTGAGE COMPANIES
4945008  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4945856  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4945925  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4945968  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4947293  NATIONAL CITY MORTGAGE C                               NATIONAL CITY MORTGAGE C
4954106  HIBERNIA NATIONAL BANK                                 HIBERNIA NATIONAL BANK
4956399  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4956550  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4956697  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4956940  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4956987  FARMERS STATE BANK & TRUST                             FARMERS STATE BANK & TRUST
4957282  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4959135  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4959370  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4959444  BANK OF OKLAHOMA, N.A.                                 BANK OF OKLAHOMA, N.A.
4960349  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4960361  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4960701  FARMERS STATE BANK & TRUST                             FARMERS STATE BANK & TRUST
4960902  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4961031  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4961063  CASCADE SAVINGS BANK                                   CASCADE SAVINGS BANK
4961103  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4961121  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4961157  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4961481  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4962358  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4962418  NOVUS FINANCIAL CORPORATIO                             NOVUS FINANCIAL CORPORATIO
4962675  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4962683  NOVUS FINANCIAL CORPORATIO                             NOVUS FINANCIAL CORPORATIO
4962707  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4962884  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4962893  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4962896  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4962900  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963061  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4963183  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963195  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963220  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963268  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963291  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963298  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963304  MERRILL LYNCH CREDIT CORP.                             MERRILL LYNCH CREDIT CORP.
4963338  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4963448  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4963461  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4963546  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4963650  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4964031  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4964055  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4964113  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4964120  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4964254  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4964550  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4964657  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4966101  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4966147  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4967788  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4967810  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4967888  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4967905  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4968220  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4968227  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4968245  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4968273  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4968779  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4969695  HIBERNIA NATIONAL BANK                                 HIBERNIA NATIONAL BANK
4969849  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4970009  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4970014  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4970164  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4970179  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4970436  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4970788  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4971070  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4971797  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4971815  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4971831  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4971836  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4971843  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4971844  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4971932  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4972194  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4972213  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4972220  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972234  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972239  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972500  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4972592  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972904  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972963  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972972  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972974  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972978  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4972997  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973029  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973045  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973057  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973068  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973146  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973186  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973196  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973215  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973240  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973252  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973263  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973268  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973288  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973302  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973305  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4973308  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973312  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4973429  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4973549  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973557  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973569  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973581  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4973586  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973648  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973659  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973695  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973705  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973721  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973734  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973797  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973827  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973933  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973941  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4973955  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974676  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974690  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974724  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4974726  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974751  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974765  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974781  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974822  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974827  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4974957  NATIONAL CITY MORTGAGE C                               NATIONAL CITY MORTGAGE C
4974985  NATIONAL CITY MORTGAGE C                               NATIONAL CITY MORTGAGE C
4975020  NATIONAL CITY MORTGAGE C                               NATIONAL CITY MORTGAGE C
4975047  NATIONAL CITY MORTGAGE C                               NATIONAL CITY MORTGAGE C
4975224  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975234  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975245  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975262  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975273  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975284  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975286  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975310  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975316  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975320  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975334  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975336  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975337  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975341  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975349  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975354  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975359  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975361  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975364  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975376  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975384  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975391  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975415  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975422  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975429  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975437  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975444  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975458  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975472  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975480  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975724  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975734  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975747  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975750  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975772  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975774  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975783  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975784  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4975813  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4976139  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4976213  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4976220  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4976236  COUNTRYWIDE FUNDING CORP.                              COUNTRYWIDE FUNDING CORP.
4976240  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4976247  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4977018  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4977024  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4977034  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4977170  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4977194  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4977198  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4977204  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4978261  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978325  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978335  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978351  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978376  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978436  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978450  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978636  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978823  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4978909  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4978917  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4979244  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4979267  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4979293  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4979632  SUNTRUST MORTGAGE, INC.                                SUNTRUST MORTGAGE, INC.
4979855  MARINE MIDLAND MORTGAGE CO                             MARINE MIDLAND MORTGAGE CO
4980244  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980253  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980263  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980275  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980290  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980367  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980376  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980388  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980404  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980412  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980417  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980431  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980440  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980464  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980476  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980483  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980502  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980523  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980535  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980555  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980563  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980597  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980610  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980613  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980618  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980621  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980623  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980633  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980636  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980644  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980646  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980650  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980663  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980667  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980668  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980673  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980676  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980692  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980701  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980709  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980714  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980718  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980721  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980726  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980739  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4980997  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981028  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981043  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981050  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981057  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981067  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981074  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981081  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981127  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981130  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981137  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981154  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981164  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981169  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981173  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981179  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981180  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981184  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981195  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981199  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4981206  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981212  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981217  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981223  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981243  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981251  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981258  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981267  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981274  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981292  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981293  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981300  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981321  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981325  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981330  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981343  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981351  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981355  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981378  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981385  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981393  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981396  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981398  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981401  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981404  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981409  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981412  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981414  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981418  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981419  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981425  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981438  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981439  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981442  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981462  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981469  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981478  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981479  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981484  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981488  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981493  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981498  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981501  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981505  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981513  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981520  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981529  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981531  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981536  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981537  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981540  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981552  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981553  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981558  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981561  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981562  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981582  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981586  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981589  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981605  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981620  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981621  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981624  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981630  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981637  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981645  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981647  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981649  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981655  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981661  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981681  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981685  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981691  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981697  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981699  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981706  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981709  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981711  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981713  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981714  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981717  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981718  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981722  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981725  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981757  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981760  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981761  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981762  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981763  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981765  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981766  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981767  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981768  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981771  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981772  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981774  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981778  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981779  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981780  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981782  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981784  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981786  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981788  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981790  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981791  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981792  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981794  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981796  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981805  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981807  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981812  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981814  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981816  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981819  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981822  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981823  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981830  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981831  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981832  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981833  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981839  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981840  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981843  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981844  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981846  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981848  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981852  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981854  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981855  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981857  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981861  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981862  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981864  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981866  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981871  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981872  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981875  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981877  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981880  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981888  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981889  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981891  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981898  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981901  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981905  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981911  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981913  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981914  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981917  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981920  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981922  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981925  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981928  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981933  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981935  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981941  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981947  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981950  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981956  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981966  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981967  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981972  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981975  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981984  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4981985  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982002  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982003  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982004  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982012  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982017  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982019  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982029  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982031  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982035  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982042  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982061  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982063  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982078  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982080  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982083  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982086  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982091  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982099  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982102  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982114  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982120  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982125  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4982126  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982129  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982130  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982131  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982136  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982141  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982142  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4982143  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982144  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982147  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982148  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982155  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982157  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982163  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982165  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4982168  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982174  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982177  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982186  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982197  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982198  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982204  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982207  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982212  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4982216  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982217  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982222  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982225  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982238  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982242  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982247  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982248  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982249  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982256  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982262  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982266  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982270  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982274  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982276  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982284  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982287  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982289  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982295  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982300  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982311  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982314  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982320  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4982322  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982325  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982331  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982335  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS
4982337  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982372  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982375  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982378  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982395  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982396  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982404  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982412  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982415  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982416  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982425  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982430  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982432  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982434  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4982438  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982440  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982454  NATIONAL CITY MORTGAGE CO.                             NATIONAL CITY MORTGAGE CO.
4982456  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4982463  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4983498  FIRST UNION MORTGAGE CORP                              FIRST UNION MORTGAGE CORP
4985181  BANK UNITED OF TEXAS                                   BANK UNITED OF TEXAS


COUNT:   566
WAC:     7.180091811
WAM:     354.9789428
WALTV:   71.50420968



                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

LOAN INFORMATION

      Name of Mortgagor:                   _____________________________________

      Servicer
      Loan No.:                            _____________________________________

CUSTODIAN/TRUST ADMINISTRATOR

      Name:                                _____________________________________

      Address:                             _____________________________________


      Custodian/Trustee
      Mortgage File No.:                   _____________________________________

SELLER

      Name:                                _____________________________________

      Address:                             _____________________________________

                                           _____________________________________


      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 1999-9

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-9, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _______________________   as   instrument   no.
      ______________   in  the  County   Recorder's  Office  of  the  County  of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image __________.

( )   Deed  of  Trust  recorded  on  ______________________  as  instrument  no.
      _________________  in  the  County  Recorder's  Office  of the  County  of
      ___________________,   State  of   _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or  Deed  of Trust to the  Trustee,  recorded on
      ______________________________  as instrument  no.  ______________  in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other   documents,   including   any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( ) ______________________________________________

      ( ) ______________________________________________

      ( ) ______________________________________________

      ( ) ______________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the

            Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST   BANK   MINNESOTA,    NATIONAL
                                       ASSOCIATION

                                       By: __________________________

                                       Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS

STATE OF                 )
                         ) ss:
COUNTY OF                )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of _______] [United States], on behalf of which he makes this affidavit.

2. That the Purchaser's Taxpayer Identification Number is [______].

3. That the Purchaser is not a "disqualified organization" within the meaning of
Section  860E(e)(5),of  the  Internal  Revenue  Code of 1986,  as  amended  (the
"Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-9, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier Remic] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                       [Name of Purchaser]


                                       By:__________________________
                                          [Name of Officer]
                                          [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of           , 19 __.
                                              ----------



-----------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I



            [Letter from Transferor of Class [A-R][A-LR] Certificate]



                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

      Re:   Norwest Asset Securities Corporation,
            SERIES 1999-9, CLASS [A-R][A-LR]
            -------------------------------------

Ladies and Gentlemen:
[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.
                                       Very truly yours,
                                       [Transferor]

                                       ----------------------

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-9
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                       _________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-9, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-9.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

[(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

[(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

[(d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

(e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

(f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal
Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

Section 3.  TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

(a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

(c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By: ______________________________

                                       Its: ______________________________

                                    EXHIBIT K


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-9
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER


                                       _________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-9, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-9.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class
      [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By: _____________________________

                                       Its: _____________________________

                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                   Norwest Mortgage, Inc. Servicing Agreement

                         Bank United Servicing Agreement

                    First Union Mortgage Servicing Agreement

                       Marine Midland Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

               National City Mortgage Company Servicing Agreement

                         FT Mortgage Servicing Agreement

                Home Savings of America, FSB Servicing Agreement

                       NOVUS Financial Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                     Farmers State Bank Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                      HomeSide Lending Servicing Agreement

                        Cascade Bank Servicing Agreement

                  GMAC Mortgage Corporation Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                          Star Bank Servicing Agreement

                      Columbia Equities Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

___________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-9, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

_____________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 DEFINED TERMS.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

Section 1.02 DEFINITIONS INCORPORATED BY REFERENCE

All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

Section 2.01 REPORTS AND NOTICES.

(a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                        (i) Within five  Business  Days after each  Distribution
            Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                        (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

(b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

(c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

Section 2.02 PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS.

(a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

(b) In  connection  with any Mortgage  Loan with respect to which a notice under
Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

(c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

(d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

(e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

(f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

(g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

Section 2.03 PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS.

(a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

(b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

(c) With  respect to any  Mortgage  Loan as to which the  Purchaser  has made an
Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

(d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

Section 2.04 TERMINATION.

(a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

(b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

Section 3.01 COLLATERAL FUND.

Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-9. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

Section 3.02 COLLATERAL FUND PERMITTED INVESTMENTS.

The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

Section 3.03 GRANT OF SECURITY INTEREST.

The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

Section 3.04 COLLATERAL SHORTFALLS.

In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

Section 4.01 AMENDMENT.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 4.02 COUNTERPARTS.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.03 GOVERNING LAW.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.04 NOTICES.

All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

(a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone: 301-696-7800
                  Fax:   301-815-6365

(b)   in the case of the Purchaser,

                  _________________________________

                  _________________________________

                  _________________________________

                  _________________________________

                  Attention: ______________________

Section 4.05 SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 4.06 SUCCESSORS AND ASSIGNS.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

Section 4.07 ARTICLE AND SECTION HEADINGS.

The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.08 CONFIDENTIALITY.

The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

Section 4.09 INDEMNIFICATION.

The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the
"Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Norwest Bank Minnesota, National
                                          Association


                                       By: ___________________________________
                                       Name: _________________________________
                                       Title: ________________________________






                                       By: ___________________________________
                                       Name: _________________________________
                                       Title: ________________________________

                                    EXHIBIT N

                                     POLICY